UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act Of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement

☐ Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under Rule 14a-12

KITARA MEDIA CORP.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐ No fee required.

☑ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.0001 per share, of Kitara Media Corp. (“Common Stock”)

(2)	Aggregate number of securities to which transaction applies:

105,265,065 shares of Common Stock

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Estimated solely for the purpose of calculation of the filing fee in accordance with Rule 0-11, based upon the product of (x) $0.5205 (the average of the high and low prices of Common Stock on October 30, 2014) and (y) 105,265,065 shares of Common Stock, the maximum number of shares of Common Stock estimated to be issued and outstanding immediately prior to the merger described herein, including the estimated maximum number of shares of Common Stock that may be issuable pursuant to options and warrants prior to the date the merger is expected to be completed. The fee equals the value from the preceding sentence multiplied by $116.20 per million dollars.

(4)	Proposed maximum aggregate value of transaction:

$54,790,466.33

(5)	Total fee paid:

$0 ($6,366.65 less the $6,366.65 offset described below)

☐ Fee paid previously with preliminary materials.

☑ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

$6,366.65

(2) Form, Schedule or Registration Statement No:

Registration Statement on Form S-4 (File No. 333-199892)

(3) Filing party:

Kitara Holdco Corp.

(4) Date Filed:

November 5, 2014

KITARA MEDIA CORP.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER [●], 2014

To Kitara Media Corp. Stockholders:

A Special Meeting of the Stockholders (“Special Meeting”) of Kitara Media Corp. (“Kitara”) will be held on December [●], 2014 at 10:00 a.m., local time, at the offices of our general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. The purposes of the Special Meeting are to:

1.	Consider and vote on a proposal to adopt the Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara, Kitara Holdco Corp. (“New Holdco”) and Kitara Merger Sub, Inc. (“Merger Sub”), as it may be amended (the “merger agreement”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, and approve the merger contemplated thereby—this proposal is referred to herein as the “Merger Proposal.”
2.	Consider and vote on proposals to approve the following six material provisions in the New Holdco certificate of incorporation that will be in effect after the completion of the merger and that are not in, or that are different from comparable provisions in, the current Kitara amended and restated certificate of incorporation—these proposals are collectively referred to herein as the “Charter Amendment Proposals”:
a.	New Holdco is authorized to issue 500,000,000 shares of common stock.
b.	Any director or the entire board of directors generally may be removed, with or without cause, by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.
c.	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required to amend any provision of the New Holdco certificate of incorporation.
d.	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required for the stockholders of New Holdco to amend any provision of the bylaws of New Holdco.
e.	New Holdco shall not be bound or governed by, or otherwise subject to, Section 203 of the Delaware General Corporation Law.
f.	Certain actions and proceedings with respect to New Holdco may be brought only in a court in the State of Delaware.
3.	Consider and vote on a proposal to approve the New Holdco 2014 Long-Term Incentive Plan, which is an incentive equity compensation plan for directors, officers, employees, consultants and other service providers of New Holdco and its subsidiaries — this proposal is referred to herein as the “Equity Plan Proposal.”
4.	Consider and vote on a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to adopt the merger agreement and approve the merger—this proposal is referred to herein as the “Adjournment Proposal.”

The board of directors of Kitara unanimously recommends a vote “FOR” the Merger Proposal, the Charter Amendment Proposals, the Equity Plan Proposal and, if necessary, the Adjournment Proposal.

The board of directors of Kitara has fixed November [●], 2014 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Only holders of record of shares of Kitara common stock at the close of business on the record date are entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof.

For more information about the proposals and the Special Meeting, please review carefully the accompanying proxy statement/prospectus.

Whether or not you expect to attend the Special Meeting in person, please submit a proxy by telephone or over the internet as instructed in these materials, or complete, date, sign and return the enclosed proxy card, as promptly as possible in order to ensure that we receive your proxy with respect to your shares of Kitara common stock. Instructions are shown on the enclosed proxy card and a return envelope (postage pre-paid if mailed in the United States) is enclosed for your convenience.

Please do not send documents or certificates representing your ownership of Kitara common stock at this time. If the transactions contemplated by the merger agreement are consummated, we will notify you of the procedures for exchanging your shares of Kitara common stock.

By Order of the Board of Directors,

/s/ Jonathan J. Ledecky
Chairman of the Board

Jersey City, New Jersey
[●], 2014

The information in this proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2014

PROXY STATEMENT FOR SPECIAL MEETINGS OF STOCKHOLDERS OF
KITARA MEDIA CORP.

PROSPECTUS FOR SHARES OF COMMON STOCK OF
KITARA HOLDCO CORP.

Kitara Media Corp., or “Kitara,” has entered into (i) an Agreement and Plan of Reorganization, dated as of October 10, 2014, or the “merger agreement,” with Kitara Holdco Corp., or “New Holdco,” a wholly-owned subsidiary of Kitara, and Kitara Merger Sub, Inc., or “Merger Sub,” a wholly-owned subsidiary of New Holdco, and (ii) a Unit Exchange Agreement, dated as of October 10, 2014, or the “exchange agreement,” with New Holdco, Future Ads LLC, or “Future Ads,” and the holders of the outstanding limited liability company interests of Future Ads, or the “members.” If the transactions contemplated by the merger agreement and the exchange agreement are consummated, New Holdco will become the new publicly traded company and Kitara and Future Ads will become wholly-owned subsidiaries of New Holdco.

Pursuant to the merger agreement, Merger Sub will merge with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco. We refer to this merger throughout this proxy statement/prospectus as the “merger.” In the merger, the outstanding shares of Kitara common stock will be converted into shares of New Holdco common stock. Immediately following the merger and as part of a single integrated transaction, pursuant to the exchange agreement, the members will exchange all of the outstanding limited liability company interests of Future Ads for cash, shares of New Holdco common stock and the right to receive certain additional payments, all as described in more detail in this proxy statement/prospectus. We refer to this exchange throughout this proxy statement/prospectus as the “exchange.” The merger and the exchange are conditioned on each other and neither will be consummated if the other cannot be consummated.

The transactions will be financed by funds managed or advised by Highbridge Principal Strategies LLC, or “Highbridge,” which we expect will be providing up to $96,000,000 in senior term loan and revolving loan credit to New Holdco and certain of its subsidiaries (including Kitara and Future Ads).

In the merger, you will receive one share of New Holdco common stock for each share of Kitara common stock you own. Immediately following completion of the merger and the exchange, we expect that New Holdco will have 250,097,333 shares outstanding. Immediately following the completion of the merger and the exchange, of the shares of New Holdco common stock to be outstanding, we expect that the former Kitara stockholders and certain of the former members of Future Ads will own 95,884,241 shares (or 38.3%) and 154,213,092 shares (or 61.7%), respectively. Additionally, we expect there to be an aggregate of 40,870,765 shares of New Holdco common stock reserved for issuance under stock options and warrants assumed by New Holdco and awards that may be granted under New Holdco’s new equity compensation plan.

Kitara will hold a special meeting of its stockholders, or the “Special Meeting,” to consider and vote on a proposal to adopt the merger agreement and approve the merger. The Special Meeting will be held on December [●], 2014 at 10:00 a.m., local time, at the offices of our general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174. Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of a majority of the outstanding shares of Kitara common stock entitled to vote. In connection with the exchange agreement, Kitara entered into a voting agreement, or the “voting agreement,” with certain of the existing Kitara stockholders, including Kitara’s officers and directors, or the “supporting parties.” Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock in favor of the adoption of the merger agreement and approval of the merger and any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement. The supporting parties hold a majority of the currently outstanding Kitara common stock. Accordingly, the supporting parties may adopt the merger agreement and approve the merger without the affirmative vote of any other Kitara stockholder.

On October 10, 2014, the last full trading day before the merger agreement and exchange agreement were announced, the closing sales price of Kitara’s common stock, which trades on the Over-the-Counter Bulletin Board, or “OTCBB,” under the symbol “KITM,” was $0.305 per share. We expect that immediately following completion of the transactions contemplated by the merger agreement and exchange agreement, the shares of New Holdco common stock will trade on the OTCBB under the symbol “[●].”

Important information about the Special Meeting, the proposed transactions and related matters is contained in this proxy statement/prospectus, which we urge you to read in its entirety, including the annexes and exhibits.

Please carefully review this document, including the section entitled “Risk Factors” beginning on page 23, for a discussion of the risks relating to the transactions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

The proxy statement/prospectus is dated [●], 2014, and is first being mailed to stockholders of Kitara on or about [●], 2014.

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Kitara that is not included in or delivered with this proxy statement/prospectus. Please refer to the section entitled “Where You Can Find More Information” beginning on page 184. In addition, this information is available without charge to security holders upon written or oral request to:

Kitara Holdco Corp.
525 Washington Blvd., Suite 2620
Jersey City, New Jersey 07310

Attn: Corporate Secretary
(201) 539-2200

To obtain timely delivery, security holders must request the information no later than December [●], 2014, which is five business days before the date of the Special Meeting.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING	1
SUMMARY	8
Parties to the Transactions	8
The Merger and Exchange	9
Kitara Board Reasons & Recommendations	10
Key Terms of Transaction Agreements	10
Exchange Agreement	10
Merger Agreement	11
Financing the Proposed Transaction	12
Ancillary Agreements	12
Voting Agreement	12
Lockup Agreements	13
Registration Rights Agreement	13
Stockholders’ Agreement	13
Regulatory Approvals	13
Tax Consequences to Kitara Stockholders	13
Differences with Respect to Rights of Kitara Stockholders and New Holdco Stockholders	14
Officers and Directors of New Holdco	14
Employment Agreements	14
Interests of Kitara Executive Officers and Directors in the Transactions	15
Interests of the Current Members, Managers and Executive Officers of Future Ads in the Transactions	15
Voting by Kitara’s Executive Officers and Directors	16
Appraisal Rights	16
SELECTED HISTORICAL FINANCIAL DATA	17
Selected Historical Financial Data of Kitara	17
Selected Historical Financial Data of Future Ads	18
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	19
COMPARATIVE PER SHARE DATA	21
MARKET PRICE AND DIVIDEND INFORMATION	22
RISK FACTORS	23
Risks Related to the Transactions	23
Risks Related to the Business of Both Kitara and Future Ads	29
Risks Related to the Business of Kitara	35
Risks Related to the Business of Future Ads	40
Risks Related to New Holdco and New Holdco Securities	50
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	54
THE SPECIAL MEETING	56
Date, Time and Place of the Special Meeting	56
Purpose of the Special Meeting	56
Record Date; Outstanding Shares Entitled to Vote	56
Ownership of Kitara Common Stock	57
Quorum	57
Vote Required	57
Recommendation of Kitara’s Board of Directors	58
Voting by Kitara’s Directors and Executive Officers	58

i

How to Vote	58
Attending the Special Meeting	59
Voting of Proxies	59
Voting of Kitara Shares Held in Street Name	59
Revoking your Proxy	60
Proxy Solicitations	60
Other Business	60
Adjournments and Postponements	60
PROPOSAL NO. 1 — THE MERGER PROPOSAL	61
Vote Required for Approval	61
Recommendation of the Kitara Board of Directors	61
PROPOSAL NOS. 2A TO 2F — THE CHARTER AMENDMENT PROPOSALS	62
Proposal 2A — Increase in Authorized Shares	62
Proposal 2B — Super-Majority Requirement for Removal of Directors	63
Proposal 2C — Super-Majority Requirement for Amendments to Certificate of Incorporation	64
Proposal 2D — Super-Majority Requirement for Amendments to Bylaws by the Stockholders of New Holdco	64
Proposal 2E — Opt Out of Section 203	64
Proposal 2F — Exclusive Forum Provision	65
Vote Required for Approval of Each Charter Amendment Proposal	66
Recommendation of the Kitara Board of Directors	66
PROPOSAL NO. 3 — THE EQUITY PLAN PROPOSAL	67
Background	67
Summary of the 2014 Plan	68
Purpose	68
Administration	68
Stock Subject to the Plan	68
Eligibility	68
Types of Awards	69
Withholding Taxes	71
Term and Amendments	71
Federal Income Tax Consequences	72
New Plan Benefits	74
Vote Required for Approval	74
Recommendation of the Kitara Board of Directors	74
PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL	75
Vote Required for Approval	75
Recommendation of the Kitara Board of Directors	75
THE TRANSACTIONS	76
General Description of the Transactions	76
Background of the Transactions	77
Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors	78
Interests of the Current Members, Managers and Executive Officers of Future Ads in the Transactions	81
Accounting Treatment of the Transactions	82
Trading of New Holdco Common Stock	82
Deregistration of Kitara Common Stock	82

ii

MATERIAL U.S. FEDERAL TAX CONSEQUENCES	83
U.S. Federal Income Tax Consequences of the Merger for U.S. Holders of Kitara Common Stock	83
Reporting Requirements	84
THE AGREEMENTS	85
Description of the Merger Agreement	85
The Merger; Consideration	85
Effective Time	85
Treatment of Kitara Stock Options and Warrants	85
Exchange Procedures in the Merger	86
Conditions to the Merger Agreement	86
Termination	86
Description of the Exchange Agreement	86
The Exchange; Consideration	86
Closing	88
Directors and Officers of New Holdco	89
Certain Representations and Warranties	89
No Solicitation	90
Reimbursement of Expenses	90
Financing	91
2014 Plan	91
Director and Officer Indemnification and Insurance	91
Conduct of Businesses Prior to the Closing	91
Conditions to the Transactions	94
Termination	95
Amendment and Waiver	95
Debt Financing	96
Ancillary Agreements	96
Voting Agreement	96
Lockup Agreements	97
Registration Rights Agreement	97
Stockholders’ Agreement	98
PRO FORMA FINANCIAL INFORMATION	100
SECURITY OWNERSHIP	112
Beneficial Ownership of Kitara Common Stock	112
Beneficial Ownership of Future Ads Limited Liability Company Interests	113
Post-Transaction Pro Forma Beneficial Ownership of New Holdco Common Stock	114
Equity Compensation Plans	116
KITARA’S BUSINESS	117
Overview	117
Our Solutions, Services and Technology	117
Advertising Solution	117
Audience Performance Optimization	118
Brand Safety	118
Publisher Solution	118
Video Content Solution	119
PROPEL+ Technology Platform	119
Video Portfolio	119
Proprietary Site Portfolio	120
Our Clients	120
Digital Advertisers	120
Digital Publishers	120
Video Content Providers	120

iii

Our Opportunity	121
Our Strategy	122
Competition	122
Technology and Development	122
Intellectual Property	123
Government Regulation	123
Privacy	123
Advertising	124
Employees	124
History of the Company	124
Facilities	125
Legal Proceedings	125
KITARA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	126
Introduction	126
General	126
Results of Operations	127
Comparison of Three and Six Months Ended June 30, 2014 and 2013	127
Comparison of Years Ended December 31, 2013 and 2012	130
Liquidity and Capital Resources	132
Sources of Liquidity	132
Cash Flows	133
Contractual Obligations and Commitments	135
Off-Balance Sheet Arrangements	136
Critical Accounting Policies and Estimates	136
Capitalization of internally developed software	136
Revenue recognition	137
Business Combinations	137
KITARA’S RELATED PARTY TRANSACTIONS	138
Related Party Transactions	138
Related Party Policy	140
KITARA’S EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	142
Summary Compensation Table	142
Employment Agreements	142
Outstanding Equity Awards at Fiscal Year End	145
Retirement Plans	145
Termination and Change in Control Payments	145
Director Compensation	146
FUTURE ADS’ BUSINESS	147
Overview	147
Industry Overview	147
Business	149
Advertiser Sales and Account Management	149
Audience Development	151
Solutions, Technology & Services	151
Opportunity	152
Strategy	153
Competition	153
Technology and Development	153
Intellectual Property	154

iv

Government Regulation	154
Privacy	154
Advertising Content	155
Employees	155
FUTURE ADS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	156
General	156
Results of Operations	156
Comparison of Six Month Periods Ended June 30, 2014 and 2013	156
Comparison of Three Month Periods Ended June 30, 2014 and 2013	158
Comparison of Years Ended December 31, 2013 and 2012	159
Comparison of Years Ended December 31, 2012 and 2011	161
Liquidity and Capital Resources	162
Sources of Liquidity	162
Cash Flows	162
Contractual Obligations and Commitments	164
Off-Balance Sheet Arrangements	164
Critical Account Policies and Estimates	164
Third party application developer partners	164
Download based partners	164
Variable Interest Entity	164
Other critical accounting policies and estimates	164
FUTURE ADS RELATED PARTY TRANSACTIONS	165
NEW HOLDCO’S EXECUTIVE OFFICERS AND DIRECTORS	166
Directors of New Holdco	166
Kitara Designees	166
Future Ads Designees	167
Executive Officers of New Holdco	168
Director Independence	168
New Holdco Executive Officer and Director Compensation	169
Compensation Discussion and Analysis	170
Severance Benefit	171
Other Compensation	171
New Employment Agreements	171
Director and Consultant Compensation	171
DESCRIPTION OF NEW HOLDCO CAPITAL STOCK	172
Authorized Shares of New Holdco Capital Stock	172
New Holdco Common Stock	172
Stockholder Voting	172
Dividends and Other Distributions	172
Stock Incentive Plan	173
New Holdco Preferred Stock	173
Other Matters	173
Corporate Opportunities	174
Limitation on Director’s Liability; Indemnification	174
Transfer Agent and Registrar	174
COMPARISON OF STOCKHOLDER RIGHTS	175
Capitalization	175
Dividends and Other Distributions	176
Number and Election of Directors	176
Removal of Directors	177

v

Vacancies on the Board of Directors	177
Nominations of Directors and Stockholder Proposals	178
Voting by Stockholders	178
Amendment of Certificate of Incorporation	179
Amendment of Bylaws; New Bylaws	179
Business Combinations; Corporate Opportunities	179
APPRAISAL RIGHTS	180
LEGAL MATTERS	184
EXPERTS	184
DEADLINE FOR 2015 KITARA STOCKHOLDER PROPOSALS	184
WHERE YOU CAN FIND MORE INFORMATION	184
INDEX TO FINANCIAL STATEMENTS	FS-1

Annex A	Merger Agreement

Annex B	Exchange Agreement

Annex C	2014 Long-Term Incentive Equity Plan

Annex D	Voting Agreement

Annex E	Lock Up Agreements

Annex F	Registration Rights Agreement

Annex G	Stockholders’ Agreement

Annex H	Certificate of Incorporation of Kitara Holdco Corp.

Annex I	Bylaws of Kitara Holdco Corp.

Annex J	Section 262 of the DGCL

vi

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

The following are brief answers to common questions that you may have regarding the Special Meeting. We urge you to carefully read this entire proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional information is also contained in the annexes to this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 184.

Unless otherwise stated in this proxy statement/prospectus:

●	references herein to the “exchange” are to the exchange of Future Ads limited liability company interests for shares of New Holdco common stock, cash and the right to receive certain additional payments as contemplated by the exchange agreement;

●	references herein to the “exchange agreement” are to the Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara, New Holdco, Future Ads and the members, as the same may be amended or supplemented from time to time;

●	references herein to the “merger” are to the merger of Merger Sub with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco, as contemplated by the merger agreement;

●	references herein to the “merger agreement” are to the Agreement and Plan of Reorganization, dated as of October 10, 2014, by and among Kitara, New Holdco and Merger Sub, as the same may be amended or supplemented from time to time;

●	references herein to the “transactions” are collectively to the merger and the exchange; and

●	references herein to “we,” “us” or “our” or to “our company,” unless otherwise indicated, are to both Kitara and Future Ads, before completion of the transactions, and to New Holdco and its subsidiaries, after the completion of the transactions.

Q:	On what matters am I being asked to vote?

A:	You are being asked to consider and vote on the following proposals:

●	A proposal to adopt the merger agreement, a copy of which is attached hereto as Annex A, and approve the merger contemplated thereby—this proposal is referred to herein as the “Merger Proposal.”

●	Proposals to approve the following six provisions in the New Holdco certificate of incorporation that will be in effect after the completion of the merger and that are not in, or that are different from comparable provisions in, the current Kitara amended and restated certificate of incorporation—these proposals are collectively referred to herein as the “Charter Amendment Proposals”:

●	New Holdco is authorized to issue 500,000,000 shares of common stock.

●	Any director or the entire board of directors generally may be removed, with or without cause, by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon.

1

●	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required to amend any provision of the New Holdco certificate of incorporation.

●	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required for the stockholders of New Holdco to amend any provision of the bylaws of New Holdco.

●	New Holdco shall not be bound or governed by, or otherwise subject to, Section 203 of the Delaware General Corporation Law, or the “DGCL.”

●	Certain actions and proceedings with respect to New Holdco may be brought only in a court in the State of Delaware.

●	A proposal to approve the New Holdco 2014 Long-Term Incentive Equity Plan, or the “2014 Plan,” a copy of which is attached hereto as Annex C—this proposal is referred to herein as the “Equity Plan Proposal.”

●	A proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the Special Meeting to adopt the merger agreement and approve the merger—this proposal is referred to herein as the “Adjournment Proposal.”

If the Merger Proposal is approved, pursuant to the merger agreement, Merger Sub will merge with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco. In connection with the merger, the outstanding shares of Kitara common stock will be converted into shares of New Holdco common stock and all outstanding stock options and warrants of Kitara will be assumed by New Holdco. Immediately following the merger, pursuant to the exchange agreement, the members will exchange all of the outstanding limited liability company interests of Future Ads for cash, shares of New Holdco common stock and the right to receive certain additional payments. As a result of the transactions, New Holdco will become the new publicly traded company and Kitara and Future Ads will become wholly-owned subsidiaries of New Holdco.

If the Charter Amendment Proposals are approved, among other things, New Holdco will be authorized to issue more shares of New Holdco common stock than Kitara was authorized to issue of Kitara common stock and super-majority voting requirements will be imposed for the removal of directors of New Holdco, for the amendment of the certificate of incorporation of New Holdco and for the amendment of the bylaws of New Holdco by the stockholders of New Holdco. In addition, New Holdco will be permitted to engage in certain business combinations with an interested stockholder (as defined in Section 203 of the DGCL) that otherwise would be subject to restrictions under Section 203 of the DGCL. If the Merger Proposal is not approved, the Charter Amendment Proposals will not be presented at the Special Meeting.

If the Equity Plan Proposal is approved, the 2014 Plan will provide for nine percent of the fully diluted shares of New Holdco common stock as of the closing to be reserved for issuance to directors, officers, employees, consultants and other service providers of New Holdco and its subsidiaries pursuant to the 2014 Plan. If the Merger Proposal is not approved, the Equity Plan Proposal will not be presented at the Special Meeting.

If the Merger Proposal is approved, the Adjournment Proposal will not be presented at the Special Meeting. If the Merger Proposal is not approved and the Adjournment Proposal is approved, the Kitara board of directors may adjourn the Special Meeting to a later date to permit further solicitation of proxies in favor of adoption of the merger agreement and approval of the merger.

2

Kitara is holding the Special Meeting to obtain approval of the Merger Proposal and the other proposals. The enclosed proxy card or voting instruction card allows you to vote your Kitara common stock without attending the Special Meeting.

Q:	When and where is the Special Meeting?

A:	The Special Meeting is scheduled to be held on December [●], 2014 at 10:00 a.m., local time, at the offices of our general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Q:	Who is entitled to vote at the Special Meeting?

A:	The board of directors of Kitara has fixed November [●], 2014, as the record date for the Special Meeting. If you were a Kitara stockholder at the close of business on the record date, you are entitled to vote your Kitara shares at the Special Meeting.

Q:	What constitutes a quorum for the Special Meeting?

A:	A majority of the outstanding shares of Kitara common stock entitled to vote, present at the Special Meeting in person or by proxy, will constitute a quorum for the Special Meeting.

Q:	Who can attend the Special Meeting?

A:	All Kitara stockholders as of the record date may attend the Special Meeting. If you are a beneficial owner of Kitara shares held in street name and you wish to attend the Special Meeting, you must provide evidence of your ownership of Kitara shares, which you can obtain from your broker, banker or nominee.

Q:	How many votes do I have?

A:	You are entitled to one vote at the Special Meeting for each share of Kitara common stock that you owned as of the record date. As of the close of business on the record date, there were approximately [●] shares of Kitara common stock outstanding.

Q:	What vote is required to approve the proposals being presented at the Special Meeting?

A:	Merger Proposal: The affirmative vote of the holders of at least a majority of the outstanding shares of Kitara common stock is required to adopt the merger agreement and approve the merger. In connection with the exchange agreement, Kitara entered into a voting agreement with the supporting parties. Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock in favor of the adoption of the merger agreement and approval of the merger. The supporting parties, who hold a majority of the shares of currently outstanding Kitara common stock, may adopt the merger agreement and approve the merger without the affirmative vote of any other Kitara stockholder.

Charter Amendment Proposals: Approval of each of the Charter Amendment Proposals will require the affirmative vote of the holders of a majority of the shares of Kitara common stock present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Under the voting agreement, the supporting parties have agreed, among other things, to approve any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, which would include the Charter Amendment Proposals. The supporting parties, who hold a majority of the shares of currently outstanding Kitara common stock, may adopt the Charter Amendment Proposals without the affirmative vote of any other Kitara stockholder.

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Equity Plan Proposal: Approval of the Equity Plan Proposal will require the affirmative vote of the holders of a majority of the shares of Kitara common stock present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock in favor of the adoption of the Equity Plan Proposal. The supporting parties, who hold a majority of the shares of currently outstanding Kitara common stock, may adopt the Equity Plan Proposal without the affirmative vote of any other Kitara stockholder.

Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Kitara common stock present in person or represented by proxy at the Special Meeting and entitled to vote on that proposal. Under the voting agreement, the supporting parties have agreed, among other things, to approve any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, which would include the Adjournment Proposal. The supporting parties, who hold a majority of the shares of currently outstanding Kitara common stock, may adopt the Adjournment Proposal without the affirmative vote of any other Kitara stockholder.

Q:	What if my bank, broker or other nominee holds my shares of Kitara in “street name”?

A:	If a bank, broker or other nominee holds your Kitara shares for your benefit but not in your own name, your Kitara shares are in “street name.” In that case, your bank, broker or other nominee will send you a voting instruction form to use for your Kitara shares. The availability of telephone and Internet voting depends on the voting procedures of your bank, broker or other nominee. Please follow the instructions on the voting instruction form they send you. If your Kitara shares are held in the name of your bank, broker or other nominee and you wish to vote in person at the Special Meeting, you must contact your bank, broker or other nominee and request a document called a “legal proxy.” You must bring this legal proxy to the Special Meeting in order to vote in person.

Q:	How do I vote?

A:	After reading and carefully considering the information contained in this proxy statement/prospectus, please vote promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as set forth below as soon as possible even if you plan to attend the Special Meeting.

Internet. You can vote over the Internet by following the instructions included with your proxy card. If you vote over the Internet, do not return your proxy card. The availability of Internet voting for beneficial owners holding Kitara shares in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

Telephone. You can vote by telephone by following the instructions included with your proxy card. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card. The availability of telephone voting for beneficial owners holding Kitara shares in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

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Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid envelope included with this proxy statement/prospectus.

In addition, all stockholders may vote in person at the Special Meeting. You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person. If you are a beneficial owner of Kitara shares held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the Special Meeting.

For additional information on voting procedures, see “The Special Meeting – How to Vote,” beginning on page 58.

Q:	What do I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Kitara shares in more than one brokerage account, you will receive a separate instruction card for each brokerage account in which you hold shares. If you are a holder of record and your Kitara shares are held in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card you receive, or you may cast your vote by telephone or Internet by following the instructions on your proxy card.

Q:	How will my proxy be voted?

A:	If you vote by Internet, by telephone or by completing, signing, dating and mailing your proxy card or voting instruction card, your Kitara shares will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date, and return your proxy card but do not indicate how you want to vote with respect to a proposal and do not indicate that you wish to abstain with respect to that proposal, your Kitara shares will be voted in favor of that proposal.

Q:	What if I mark “abstain” when voting or do not instruct my bank, broker or other nominee how to vote on the proposals?

A:	If you mark “abstain” when voting, your Kitara shares will still be counted in determining whether a quorum is present at the Special Meeting. However, if you fail to instruct your bank, broker or other nominee on how to vote the Kitara shares you hold in street name, your Kitara shares will not be counted in determining whether a quorum is present at the Special Meeting.

Merger Proposal: Because adoption of the merger agreement and approval of the merger requires the affirmative vote of the majority of the outstanding shares of common stock of Kitara as of the record date, if you mark “abstain” or if you fail to instruct your bank, broker or other nominee on how to vote the Kitara shares you hold in street name, it will have the same effect as a vote “AGAINST” the merger.

Charter Amendment Proposals: If you mark “abstain” with respect to any of the Charter Amendment Proposals, it will have the same effect as a vote “AGAINST” the proposal. If you fail to instruct your broker or other nominee on how to vote the Kitara shares you hold in street name, your Kitara shares will not be treated as present at the Special Meeting and entitled to vote on any such proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to such proposal.

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Equity Plan Proposal: If you mark “abstain” with respect to the Equity Plan Proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to instruct your broker or other nominee on how to vote the Kitara shares you hold in street name, your Kitara shares will not be treated as present at the Special Meeting and entitled to vote on that proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to that proposal.

Adjournment Proposal: If you mark “abstain” with respect to the Adjournment Proposal, it will have the same effect as a vote “AGAINST” that proposal. If you fail to instruct your broker or other nominee on how to vote the Kitara shares you hold in street name with respect to the Adjournment Proposal, your Kitara shares will not be treated as present at the Special Meeting and entitled to vote on that proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to that proposal.

Q:	Can I change my vote after I have submitted a proxy or voting instruction card?

A:	Yes. If you are a stockholder of record, you can change your vote at any time before your proxy is voted at the Special Meeting. If you are a beneficial owner of Kitara shares held in street name, you should follow the instructions of your broker, bank or nominee to change your vote. For additional information on changing your vote, see “The Special Meeting – Revoking your Proxy” beginning on page 60.

Q:	Are Kitara stockholders entitled to exercise dissenters’ or appraisal rights in connection with the merger?

A:	Yes. Holders of Kitara common stock who object to the merger may elect to pursue appraisal rights to receive the judicially determined “fair value” of their shares, but only if they comply with the procedures required under Delaware law. For additional information on the appraisal rights of Kitara stockholders, see “Appraisal Rights” beginning on page 180.

Q:	Should I send in my Kitara stock certificates now?

A:	No. If you hold Kitara stock certificates, after we have completed the merger, you will receive written instructions informing you how to exchange your Kitara stock certificates.

Q:	How does the board of directors of Kitara recommend that I vote with respect to the proposed merger and the other proposals being presented at the Special Meeting?

A:	Kitara’s board of directors recommends that the stockholders of Kitara vote “FOR” the Merger Proposal and the other proposals being presented at the Special Meeting. Additional information on the recommendation of Kitara’s board of directors is set forth in “The Transactions – Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors” beginning on page 78.

Q:	When do you expect the merger and exchange to be completed?

A:	The transactions are expected to close by December 31, 2014. However, the consummation of the transaction is subject to conditions other than Kitara stockholder approval, and it is possible that factors outside the control of Kitara and Future Ads could result in the merger being completed at a later time, or not at all.

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Q:	Are there any risks that I should consider?

A:	Yes. There are risks associated with all business combinations, including the proposed merger. There are also risks associated with New Holdco’s business and the ownership of New Holdco shares. We have described certain of these risks and other risks in more detail under “Risk Factors” beginning on page 23.

Q:	Where can I find more information about Kitara?

A:	Kitara files periodic reports and other information with the Securities and Exchange Commission, or the “SEC.” You may read and copy this information at the SEC’s public reference facility. Please call the SEC at 1-800-SEC-0330 for information about this facility. Kitara’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Additionally, certain of Kitara’s reports are available under the heading “Company – Investors” on Kitara’s corporate website at http://www.kitaramedia.com. The information contained or accessible on Kitara’s website is not part of this proxy statement/prospectus.

Q:	Who can answer my questions I may have about the Special Meeting or the transactions?

A:	If you have more questions about the transactions, please call Robert Regular of Kitara at (201) 539-2200.

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SUMMARY

The following summary highlights only selected information contained elsewhere in this proxy statement/prospectus and may not contain all the information that may be important to you. Accordingly, you are encouraged to read this proxy statement/prospectus carefully and in its entirety, including its annexes and the documents incorporated by reference into this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” on page 184.

Parties to the Transactions

Kitara Media Corp.

Kitara is a digital media and technology company providing complete video solutions to advertisers, digital publishers, and video content providers. With nearly 500 million monthly video advertising views, Kitara delivers precise targeting and engagement for advertisers, accretive monetization and engaging video content for publishers, and expanded distribution for video content providers. Kitara’s internally developed proprietary technology platform PROPEL+ enables the automation and optimization of video advertising, video content and digital publishing spaces, while enhancing the video experience for consumers. Kitara’s common stock is traded on the OTCBB under the symbol “KITM.”

Kitara is a Delaware corporation originally formed under the name “Ascend Acquisition Corp.” on December 5, 2005. Kitara’s executive offices are located at 525 Washington Blvd., Suite 2620 Jersey City, New Jersey 07310, and its telephone number at that location is (201) 539-2200.

Kitara Holdco Corp.

New Holdco was formed solely for the purpose of being a holding company of both Kitara and Future Ads from and after completion of the transactions contemplated by the merger agreement and the exchange agreement. New Holdco is currently a wholly-owned subsidiary of Kitara. New Holdco has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement and exchange agreement.

New Holdco is a Delaware corporation formed on October 7, 2014. New Holdco’s executive offices are located at c/o Kitara Media Corp., 525 Washington Blvd., Suite 2620 Jersey City, New Jersey 07310, and its telephone number at that location is (201) 539-2200.

Kitara Merger Sub, Inc.

Merger Sub was formed solely for the purpose of consummating the merger with Kitara. Merger Sub is currently a wholly-owned subsidiary of New Holdco. Merger Sub has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement.

Merger Sub is a Delaware corporation formed on October 7, 2014. Merger Sub’s executive offices are located at c/o Kitara Media Corp., 525 Washington Blvd., Suite 2620 Jersey City, New Jersey 07310, and its telephone number at that location is (201) 539-2200.

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Future Ads LLC

Future Ads is a diversified online advertising company. Future Ads generates revenues through the sale of advertising to advertisers who want to reach consumers in the United States and internationally to promote their products and services. Future Ads delivers advertising through its real-time, bid-based, online advertising platform called Trafficvance. This technology platform allows advertisers to target audiences and deliver text, display and video based advertising. The Future Ads business and its Trafficvance platform provide advertisers with an effective way to serve, manage and maximize the performance of their online advertising purchasing. Future Ads offers both a self-serve platform and a managed services option that give advertisers diverse solutions to reach online audiences and acquire customers. Future Ads has over 1,400 advertiser customers and its platform has the capacity to serve approximately 26 million ads per day.

Future Ads is a California limited liability company originally formed on September 9, 2008. Future Ads’ executive offices are located at 2010 Main St., Suite #900, Irvine, California 92614, and its telephone number at that location is (949) 251-0640.

The Merger and Exchange

On October 10, 2014, Kitara simultaneously entered into the merger agreement with New Holdco and Merger Sub and the exchange agreement with New Holdco, Future Ads and the members of Future Ads.

Pursuant to the merger agreement, Merger Sub will merge with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco. In the merger, each outstanding share of Kitara common stock will be converted into one share of New Holdco common stock.

Immediately following the merger and as part of a single integrated transaction, pursuant to the exchange agreement, the members of Future Ads will exchange all of the outstanding Future Ads limited liability company interests for (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing of the transactions, or the “closing,” (iii) the right to receive performance-based “earn out” payments that would enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 in cash and/or shares of New Holdco common stock, which we refer to in this proxy statement/prospectus as the “deferred consideration,” and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to a post-closing adjustment based on the working capital and indebtedness of Future Ads and the working capital of Kitara.

Furthermore, after the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million.

The merger and the exchange are conditioned on each other and neither will be consummated if the other cannot be consummated. Immediately following the closing, New Holdco will be the new publicly traded company and Kitara and Future Ads will be wholly-owned subsidiaries of New Holdco. Immediately following the closing, of the shares of New Holdco common stock to be outstanding, we expect that the former Kitara stockholders and certain of the former members of Future Ads will own 95,884,241 shares (or 38.3%) and 154,213,092 shares (or 61.7%), respectively. Additionally, we expect there to be an aggregate of 40,870,765 shares of New Holdco common stock reserved for issuance under stock options and warrants assumed by New Holdco and awards that may be granted under the 2014 Plan.

For additional information on the transactions, see “The Transactions” beginning on page 76.

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Kitara Board Reasons & Recommendations

After careful consideration, the members of Kitara’s board of directors unanimously approved the merger agreement, the exchange agreement and the related agreements and transactions. For factors considered by the Kitara board of directors in reaching its decision to approve the merger agreement, the exchange agreement and the related agreements and transactions, see “The Transactions – Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors” beginning on page 78. The board of directors of Kitara unanimously recommends that Kitara stockholders vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the other proposals being presented at the Special Meeting.

Key Terms of Transaction Agreements

The following sets forth certain additional key terms of the transaction agreements:

Exchange Agreement

Representations and Warranties

The exchange agreement contains certain representations and warranties of Kitara and New Holdco, on the one hand, and the members and Future Ads, on the other hand. The representations and warranties of the parties will not survive the closing, and thereafter no party will be under any liability whatsoever with respect to the representations and warranties other than in the case of fraud. For additional information relating to the representations and warranties, see “The Agreements – Description of the Exchange Agreement – Certain Representations and Warranties” beginning on page 89.

No Solicitation

Under the exchange agreement, Kitara and the members of Future Ads may not take, and will cause their respective affiliates, representatives and other agents and their respective subsidiaries to refrain from taking, any action to, directly or indirectly, among other things, approve, authorize, encourage, initiate, solicit or engage in discussion or negotiations with, or provide any information to, any person other than the parties to the exchange agreement, or their respective affiliates and representatives, concerning any alternate transaction (as defined in the exchange agreement and described in “The Agreements – Description of the Exchange Agreement – No Solicitation” beginning on page 90).

New Stock Plan

Pursuant to the exchange agreement, New Holdco and Kitara have created the 2014 Plan, which will provide for nine percent of the fully diluted outstanding shares of New Holdco common stock as of the closing to be reserved for issuance to directors, officers, employees, consultants and other service providers of New Holdco and its subsidiaries pursuant to the plan.

Subsequent Equity Financings

During the period commencing with the closing and ending on June 30, 2016 (or earlier if paid in shares as elected by the members), New Holdco and its affiliates shall use their reasonable best efforts to complete equity financings that will raise sufficient net proceeds to pay the $10,000,000 of deferred consideration to the members of Future Ads. For additional information relating to the deferred consideration, see “The Agreements – Description of the Exchange Agreement – The Exchange; Consideration” beginning on page 86.

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Conditions

As more fully described in this proxy statement/prospectus and as set forth in the exchange agreement, the consummation of the exchange depends on a number of conditions being satisfied or waived. These conditions include, but are not limited to:

●	no governmental authority having enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the exchange;

●	the waiting period under the Hart-Scott Rodino Act Antitrust Improvements Act of 1976, as amended, or the “HSR Act,” having expired or been terminated;

●	the merger having been completed or all of the conditions necessary for such completion having been satisfied and the merger being consummated contemporaneously with the exchange; and

●	the debt financing having been consummated.

Kitara’s and New Holdco’s obligation and the obligation of the members of Future Ads to consummate the exchange are subject to certain additional customary conditions. For additional information relating to the conditions to the consummation of the transactions, see “The Agreements – Description of the Exchange Agreement – Conditions to the Transactions” beginning on page 94.

Termination of the Exchange Agreement

The exchange agreement provides for certain customary termination rights for Kitara and the members, including by Kitara or by the members acting jointly, if the conditions to such party’s obligation to close the exchange cannot be fulfilled prior to January 31, 2015, if the exchange has not closed by such date, or if the debt financing has not been consummated by such date, in each case subject to certain conditions. The exchange agreement also may be terminated by mutual written consent of Kitara and the members acting jointly. For additional information on termination of the exchange agreement, see “The Agreements – Description of the Exchange Agreement – Termination” beginning on page 95.

Merger Agreement

Existing Stock Options and Warrants

At the effective time of the merger, New Holdco will assume and continue Kitara’s existing 2012 Long-Term Incentive Equity Plan, or the “2012 Plan,” and its 2013 Long-Term Incentive Equity Plan, or the “2013 Plan,” and all outstanding stock options thereunder. The plans and options will apply to New Holdco and the shares of New Holdco common stock in the same manner as they previously applied to Kitara and the shares of Kitara common stock. In addition, New Holdco will assume the other outstanding options and warrants of Kitara, in each case in accordance with the terms of the respective securities. For additional information on the assumption of the plans, options and warrants, see “The Agreements – Description of the Merger Agreement – Treatment of Kitara Stock Options and Warrants” beginning on page 85.

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Conditions

As more fully described in this proxy statement/prospectus and as set forth in the merger agreement, the consummation of the merger depends on a number of customary conditions being satisfied or waived. In addition, the merger will only be consummated if the transactions contemplated by the exchange agreement are also consummated. For additional information on conditions to the merger, see “The Agreements – Description of the Merger Agreement – Conditions to the Merger Agreement” beginning on page 86.

Termination

As more fully described in this proxy statement/prospectus and as set forth in the merger agreement, the merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger if (a) the exchange agreement has been terminated in accordance with its terms or (b) with the consent of Future Ads, the Kitara board of directors determines that the consummation of the merger would not, for any reason, be advisable and in the best interests of Kitara and its stockholders. For additional information on termination of the merger agreement, see “The Agreements – Description of the Merger Agreement – Termination” beginning on page 86.

Financing the Proposed Transaction

Kitara and Future Ads have obtained a debt commitment letter for $96,000,000 in debt financing from Highbridge. The financing will consist of a new revolving credit facility in the amount of $15,000,000 (not more than $7,500,000 of which will be funded at the closing) and term loan credit facility in the amount of $81,000,000. Proceeds from the financing will be used to facilitate the merger and the exchange and specifically to: (i) pay the cash consideration to the members of Future Ads, (ii) refinance certain existing indebtedness of Kitara and its subsidiaries, (iii) pay fees and expenses related to the transactions (including the financing for the transactions) and (iv) fund the ongoing working capital requirements of New Holdco and its subsidiaries. On or about the fourth anniversary of the closing, New Holdco will pay a fee of $12,500,000 to Highbridge in cash or, if sufficient funds are not available, New Holdco common stock. For additional information relating to the financing, see “The Agreements – Debt Financing” beginning on page 96.

Pursuant to the exchange agreement, in the event that any portion of the debt financing contemplated by the debt commitment letter becomes unavailable on substantially the terms and conditions contemplated in the debt commitment letter, Kitara will notify Future Ads and use its commercially reasonable efforts to arrange alternative financing from alternative sources on financial terms no less favorable than those in the debt commitment letter. For additional information relating to the financing covenant, see “The Agreements – Description of the Exchange Agreement – Financing” beginning on page 91.

Ancillary Agreements

Voting Agreement

In connection with the exchange agreement, Kitara entered into a voting agreement with the supporting parties who hold a majority of the currently outstanding shares of Kitara common stock. Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock (including any shares acquired after the date of the agreement) in favor of (i) the adoption of the merger agreement and approval of the merger and any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, including the Charter Amendment Proposals and the Adjournment Proposal, and (ii) the approval of the 2014 Plan. Since the supporting parties own more than 50% of the outstanding common stock of Kitara, the supporting parties may approve the Merger Proposal, the Charter Amendment Proposals, the Equity Plan Proposal and the Adjournment Proposal without the affirmative vote of any other Kitara stockholder. For additional information relating to the voting agreement, see “The Agreements – Ancillary Agreements – Voting Agreement” beginning on page 96.

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Lockup Agreements

Pursuant to the exchange agreement, New Holdco has entered into lockup agreements with certain of the members of Future Ads, or the “Future Ads lockup agreements,” and with certain of Kitara’s existing stockholders, including its officers and directors, or the “Kitara lockup agreements,” restricting the transfer of shares of New Holdco common stock by such persons for 12 months after the closing, subject to certain exceptions, including upon registration of their shares under certain circumstances. Because the members are entering into the registration rights agreement and certain of the Kitara stockholders subject to the lockup agreements have existing registration rights, the effective lockup period may be substantially shorter than 12 months. The Future Ads lockup agreements and Kitara lockup agreements are sometimes collectively referred to in this proxy statement/prospectus as the “lockup agreements.” For additional information relating to the Future Ads lockup agreements and the Kitara lockup agreements, see “The Agreements – Ancillary Agreements – Lockup Agreements” beginning on page 97.

Registration Rights Agreement

At the closing, New Holdco will enter into a registration rights agreement with respect to the shares of New Holdco common stock issued in the exchange, or the “exchange shares,” providing the holders of the exchange shares with certain “demand” and “piggyback” registration rights. For additional information relating to the registration rights agreement, see “The Agreements – Ancillary Agreements – Registration Rights Agreement” beginning on page 97.

Stockholders’ Agreement

At the closing, New Holdco will enter into a stockholders’ agreement with the members of Future Ads who are receiving shares of New Holdco common stock in the exchange. Pursuant to the stockholders’ agreement, among other things, these members of Future Ads initially will have the right to designate for appointment or nomination, as applicable, a majority of the directors comprising the New Holdco board of directors, and such directors will have consent rights with respect to specified actions proposed to be taken by New Holdco. For additional information relating to the stockholders’ agreement, see “The Agreements – Ancillary Agreements – Stockholders’ Agreement” beginning on page 98.

Regulatory Approvals

Consummation of the transactions is subject to prior receipt of those approvals and consents required under the HSR Act. Kitara and Future Ads have agreed to use all commercially reasonable efforts to obtain, as promptly as practicable, all governmental and third party consents, approvals, authorizations, qualifications and orders necessary for the consummation of the transactions and to promptly make all necessary filings, if any, and thereafter make any other required submissions, with respect the exchange agreement required under the HSR Act or other applicable law.

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Tax Consequences to Kitara Stockholders

The exchange and the merger are intended to qualify as a transaction described in Section 351(a) of the Internal Revenue Code of 1986, as amended, or the “Code.” If the exchange and merger so qualify, holders of Kitara common stock receiving shares of New Holdco common stock in the merger generally will not recognize any gain or loss as a result of the merger.

All holders of shares of Kitara common stock should read the section entitled “Material U.S. Federal Tax Consequences” beginning on page 83 for a more complete discussion of the U.S. federal income tax consequences of the merger. In addition, all holders of shares of Kitara common stock are urged to consult with their tax advisors regarding the tax consequences of the merger to them, including the effects of U.S. federal, state and local, non-U.S. and other tax laws.

Differences with Respect to Rights of Kitara Stockholders and New Holdco Stockholders

The rights of Kitara’s stockholders are governed by Kitara’s amended and restated certificate of incorporation, its amended and restated bylaws and the laws of the State of Delaware. Upon consummation of the transactions contemplated by the merger agreement, the Kitara stockholders will become stockholders of New Holdco and, accordingly, their rights will be governed by the certificate of incorporation and bylaws of New Holdco, and the laws of the State of Delaware. Although the rights and privileges of Kitara stockholders are, in many instances, comparable to those of New Holdco stockholders, there are some important differences. For a summary of the material differences between the rights of Kitara stockholders and the rights of New Holdco stockholders, see “Comparison of Stockholder Rights” beginning on page 175.

Officers and Directors of New Holdco

Upon the closing, New Holdco’s initial board of directors will consist of seven directors, with four to be designated by Future Ads and three to be designated by Kitara, in accordance with the stockholders’ agreement. It is expected that Future Ads will designate Jared Pobre, Marv Tseu, and two additional individuals who have not yet been determined. It is expected that Kitara will designate Robert Regular, Jonathan Ledecky and Sam Humphreys. After the closing, the management nominees for the board of directors will be determined as set forth in the stockholders’ agreement described above.

It is expected that, upon consummation of the transactions, Jared Pobre, Future Ads’ founder and Chief Executive Officer, will become the Chairman of the Board of New Holdco; Robert Regular, Kitara’s Chief Executive Officer, will become the Chief Executive Officer of New Holdco; Marv Tseu, Future Ads’ Chief Operating Officer, will become the President of New Holdco; and David Shapiro, Future Ads’ General Counsel and Executive Vice President, Business and Legal Affairs, will become the General Counsel and Executive Vice President, Business and Legal Affairs of New Holdco.

For more information on the new directors and officers of New Holdco, see “New Holdco’s Executive Officers and Directors” beginning on page 166.

Employment Agreements

Under the exchange agreement, New Holdco will use its reasonable best efforts to enter into employment agreements, or the “employment agreements,” with certain employees of Kitara and Future Ads, including Jared Pobre, Robert Regular, Marv Tseu and David Shapiro, on terms as may be mutually agreed to by New Holdco and the members.

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Interests of Kitara Executive Officers and Directors in the Transactions

Certain of Kitara’s executive officers and directors may be deemed to have interests in the transactions contemplated by the merger agreement and exchange agreement that are different from or in addition to their interests as Kitara stockholders generally, including the following:

●	It is expected that Kitara will designate Robert Regular, the Chief Executive Officer of Kitara and a member of the Kitara board of directors, Jonathan Ledecky and Sam Humphreys, each a member of the Kitara board of directors, for appointment as directors of New Holdco after the transactions. Neither of Messrs. Ledecky or Humphreys will serve as an officer or employee of New Holdco. As such, in the future, each will receive any cash fees, stock options or stock awards that the New Holdco board of directors determines to pay to its non-executive directors.

●	It is expected that Mr. Regular will serve as the chief executive officer of New Holdco after the transactions. Mr. Regular will enter into an employment agreement with New Holdco on terms satisfactory to New Holdco and the members on or prior to the closing of the transactions.

●	An option to purchase shares of Kitara common stock held by Joshua Silberstein, Kitara’s President, will vest with respect to 250,000 shares only upon consummation of the transactions. Furthermore, in the event Mr. Silberstein obtains employment with a third party during the nine months after the effective date of his resignation, his monthly retainer as a consultant of approximately $30,000 will be reduced to approximately $15,000 during the remainder of such nine month period, except that no such reduction will apply if the transactions are consummated.

For additional information on interests of Kitara’s executive officers and directors in the transactions, see “The Transactions – Interests of Kitara Directors and Officers in the Transactions” beginning on page 80.

Interests of the Current Members, Managers and Executive Officers of Future Ads in the Transactions

The current members of Future Ads and certain members of Future Ads management have financial and other interests in the transactions contemplated by the merger agreement and the exchange agreement.

●	Pursuant to the exchange agreement, the current members of Future Ads will exchange all of the outstanding limited liability company interests of Future Ads to New Holdco for (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing, (iii) the right to receive performance-based “earn out” payments that would enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 of deferred consideration in cash and/or shares of New Holdco common stock and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to adjustment as described elsewhere in this proxy statement/prospectus.

●	After the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million.

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●	It is expected that Future Ads will designate Jared Pobre, the founder and Chief Executive Officer of Future Ads, Marv Tseu, the Chief Operating Officer of Future Ads, and two additional individuals who have not yet been determined for appointment as directors of New Holdco after the transactions.

●	It is expected that, after the transactions, Mr. Pobre will serve as the Chairman of the Board of New Holdco, Mr. Tseu will serve as President of New Holdco and David Shapiro, the General Counsel and Executive Vice President, Business and Legal Affairs of Future Ads, will serve as General Counsel and Executive Vice President, Business and Legal Affairs of New Holdco. Messrs. Pobre, Tseu and Shapiro and certain other executives of Future Ads will enter into employment agreements with New Holdco on terms satisfactory to New Holdco and the members on or prior to the closing of the transactions.

For additional information on the interests of the current members and management of Future Ads in the transaction, see “The Transactions – Interests of the Current Members, Managers and Executive Officers of Future Ads in the Transactions” beginning on page 81.

Voting by Kitara’s Executive Officers and Directors

As indicated above, the supporting parties, including Kitara’s executive officers and directors, have agreed to vote in favor of each of the Merger Proposal, the Charter Amendment Proposals, the Equity Plan Proposal and the Adjournment Proposal. For information on the percentage of outstanding shares entitled to vote at the Special Meeting that are held by Kitara’s executive officers and directors as of the record date, see “The Special Meeting — Voting by Kitara’s Directors and Executive Officers” beginning on page 58.

Appraisal Rights

Holders of Kitara common stock who object to the merger may elect to pursue appraisal rights to receive the judicially determined “fair value” of their shares, but only if they comply with the procedures required under Delaware law. In order to qualify for these rights, Kitara stockholders must (1) not vote in favor of adoption of the merger agreement, (2) make a written demand for appraisal prior to the taking of the vote on the adoption of the merger agreement at the special meeting and (3) otherwise comply with the Delaware law procedures for exercising appraisal rights. A properly executed proxy that is not marked “AGAINST” or “ABSTAIN” will be voted for adoption of the merger agreement and will disqualify the stockholder submitting that proxy from demanding appraisal rights.

A copy of Section 262 of the DGCL, is included as Annex J to this proxy statement/prospectus. Failure to follow the procedures set forth in Section 262 of the DGCL will result in the loss of appraisal rights.

For additional information on the appraisal rights of Kitara stockholders, see “Appraisal Rights” beginning on page 180.

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SELECTED HISTORICAL FINANCIAL DATA

Kitara and Future Ads are providing the following financial information to aid you in your analysis of the financial aspects of the transaction. This information is only a summary, and you should read it in conjunction with the historical financial statements of Kitara and Futures Ads and the related notes thereto included elsewhere in this proxy statement/prospectus.

Selected Historical Financial Data of Kitara

The following selected financial data have been derived from Kitara’s audited financial statements as of and for the years ended December 31, 2013 and 2012 and from Kitara’s unaudited financial statements as of and for the six months ended June 30, 2014 and 2013 that are included in this proxy statement/prospectus. Selected financial data as of and for the year ended December 31, 2011 below is derived from audited financial statements of Kitara for the specified periods that are not included in this proxy statement/prospectus. The financial statements have been prepared and presented in accordance with generally accepted accounting principles in the United States, or “GAAP.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. In the opinion of Kitara’s management, the unaudited consolidated financial statements for interim periods include all adjustments consisting of normal recurring adjustments necessary for a fair statement of the results for such interim periods.

	For the Six Months Ended June 30, 2014	For the Six Months Ended June 30, 2013

Statement of Operations Data
Revenue	$12,175,000	$10,428,000
Income (loss) from operations	$(5,804,000)	$120,000
Net income (loss)	$(5,976,000)	$120,000
Income (loss) from operations per share	$(0.07)	$0.01
Weighted average shares outstanding	87,586,903	20,000,000

Balance Sheet Data
Working capital	$4,279,000	$3,453,000
Total assets	$24,647,000	$5,488,000
Total liabilities	$5,823,000	$1,395,000
Total stockholders’ equity	$18,824,000	$4,093,000

	For the Year Ended
	2013	2012	2011
Statement of Operations Data
Revenue	$25,377,000	$23,557,000		$34,024,000
Income (loss) from operations	$(76,000)	$(2,825,000)		$3,131,000
Net income (loss)	$(186,000)	$(2,830,000)		$3,130,000
Loss from operations per share	$0.00	$(0.14)	$
Weighted average shares outstanding	41,897,560	20,000,000

Balance Sheet Data
Working capital (deficiency)	$3,694,000	$4,053,000		$3,009,000
Total assets	$27,916,000	$8,354,000		$6,990,000
Total liabilities	$9,920,000	$3,682,000		$2,567,000
Total stockholders’ equity	$17,996,000	$4,672,000		$4,423,000

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Selected Historical Financial Data of Future Ads

Following the transactions, Future Ads will be considered New Holdco’s predecessor for accounting purposes, as further described in this proxy statement/prospectus. The following selected financial data, have been derived from Future Ads’ audited financial statements as of and for the years ended December 31, 2013, 2012 and 2011 and from Future Ads’ unaudited financial statements as of and for the six months ended June 30, 2014 and 2013 that are included elsewhere in this proxy statement/prospectus (other than balance sheet data as of December 31, 2011). Selected financial data as of and for the years ended December 31, 2010 and 2009 below is derived from unaudited financial statements of Future Ads for the specified periods that are not included in this proxy statement/prospectus. The financial statements have been prepared and presented in accordance with GAAP. Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods. In the opinion of Future Ads’ management, the unaudited consolidated financial statements for interim periods include all adjustments consisting of normal recurring adjustments necessary for a fair statement of the results for such interim periods.

	For the Six Months Ended June 30,
	2014	2013

Statement of Income Data
Revenue	$45,650,341	$59,432,171
Operating income	$15,561,031	$28,203,666
Net income	$15,560,447	$28,201,375

Balance Sheet Data
Working capital (deficiency)	$157,305	$559,387
Total assets	$10,297,815	$12,981,412
Total liabilities	$8,450,912	$10,302,699
Total members’ equity	$1,846,903	$2,678,713

	For the Years Ended December 31,
	2013	2012	2011	2010	2009
Statement of Income Data
Revenue	$110,862,355	$89,353,265	$69,891,073	$79,922,463	$52,024,759
Operating income	$45,412,642	$35,210,147	$25,283,298	$35,893,112	$11,189,728
Net income	$45,408,780	$35,195,628	$25,262,052	$35,878,720	$11,193,120

Balance Sheet Data
Working capital	$1,751,041	$3,445,712	$1,371,681	$2,672,403	$3,014,616
Total assets	$12,779,280	$15,258,060	$10,449,780	$7,926,070	$7,141,006
Total liabilities	$9,442,320	$10,252,854	$7,289,763	$4,219,653	$3,430,708
Total members’ equity	$3,336,960	$5,005,206	$3,160,017	$3,706,417	$3,710,297

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SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information presented below has been derived from Kitara’s and Future Ads’ historical financial statements included elsewhere in this proxy statement/prospectus. The pro forma adjustments give effect to the merger of Merger Sub with and into Kitara and the contribution by the members of Future Ads of all of the outstanding limited liability company interests of Future Ads to New Holdco in exchange for the consideration described herein. The unaudited pro forma condensed combined financial information should be read in conjunction with (1) “Kitara’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 126 and the historical financial statements of Kitara and the notes thereto beginning on page FS-2, (2) “Future Ads’ Management’s Discussion and Analysis of Financial Condition and Result of Operations” beginning on page 156 and the historical financial statements of Future Ads and notes thereto beginning on page FS-42 and (3) the detailed unaudited pro forma combined financial statements and footnotes included in “Pro Forma Financial Information” beginning on page 184.

The unaudited pro forma condensed combined statement of income for the six months ended June 30, 2014 has been prepared as though the merger occurred as of January 1, 2014 and the unaudited pro forma condensed combined statement of income for the year ended December 31, 2013 has been prepared as though the merger occurred as of January 1, 2013. The unaudited pro forma condensed combined balance sheet information at June 30, 2014 has been prepared as though the merger occurred on June 30, 2014. The pro forma adjustments are based on available information and assumptions that Kitara and Future Ads believe are reasonable. Such adjustments are estimates and are subject to change.

The unaudited pro forma condensed combined financial information is provided for informational purposes only and does not purport to represent what the actual combined results of operations or the combined financial position of New Holdco would have been had the transactions occurred on the dates assumed, nor are they necessarily indicative of future combined results of operations or combined financial position.

The transactions will be treated by New Holdco as a reverse merger under the acquisition method of accounting in accordance with generally accepted accounting principles in the United States, or “GAAP.” For accounting purposes, Future Ads will be considered to be acquiring Kitara in this transaction. Under the acquisition method of accounting, the assets and liabilities of Kitara will be recorded at their respective fair values and added to those of Future Ads.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the acquisition method to account for the transactions. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the assigned fair values of Kitara’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to merger-related charges are subject to final decisions related to combining Kitara and Future Ads. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments, which could have a material effect on the pro forma results of operations.

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The actual amounts recorded as of the completion of the transactions may differ materially from the information presented in its unaudited pro forma condensed combined financial information as a result of several factors, including the following:

●	changes in Kitara’s and Future Ads’ net assets between the pro forma balance sheet date of June 30, 2014 and the closing of the transactions;
●	the value of New Holdco as of the effective date of the transactions;
●	the timing of the completion of the transactions; and
●	other changes that may occur prior to completion of the transactions, which could cause material differences in the information presented.

The unaudited pro forma condensed combined financial information does not reflect any cost savings or other synergies that the management of Kitara and Future Ads believe could have been achieved had the transactions been completed on the dates indicated and are not necessarily indicative of the financial position or results of operations presented as of the dates or for the periods indicated, or the results of operations or financial position that may be achieved in the future.

The unaudited pro forma condensed combined statements of income information do not include adjustments for all of the costs of operating as a combined company, including possible higher information technology, tax, accounting, treasury, investor relations, insurance and other expenses related to being a larger company versus amounts historically reflected. Such possible increased costs are not included in the unaudited pro forma condensed combined financial information as such increases are subject to change.

The unaudited pro forma condensed consolidated financial information constitutes forward-looking information and is subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in this proxy statement/prospectus.

The following table represents New Holdco’s selected financial and operating data for the periods indicated:

	For the Six Months Ended June 30, 2014	For the Year Ended December 31, 2013

Statement of Operations Data
Total revenues	$57,825,341	$146,647,031
Total operating expenses	$48,068,310	$108,399,723
Operating Income	$9,757,031	$38,247,308
Net income	$2,268,478	$15,666,085
Net income per common share	$0.01	$0.09

Balance Sheet Data
Total current assets	$21,845,301
Total assets	$52,371,976
Total current liabilities	$100,219,838
Total stockholders’ equity	$(65,076,718)

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COMPARATIVE PER SHARE DATA

The following table summarizes unaudited per share information for Kitara, unaudited equivalent per share information for Future Ads calculated by dividing the applicable historical financial results of Future Ads by the applicable number of new shares of New Holdco expected to be issued in the transaction to the current members of Future Ads, unaudited per share information for New Holdco on an unaudited pro forma combined basis. This information is only a summary, and you should read it in conjunction with the historical financial statements of Kitara and Future Ads and the notes thereto beginning on page FS-1. The pro forma information is presented for informational purposes only and is not intended to represent or to be indicative of the actual operating results or financial position that would have resulted if the transaction had occurred at the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of New Holdco.

	Kitara Historical	Future Ads Historical	Pro Forma New Holdco

Six months ended June 30, 2014:
Net (loss) income	$(5,976,000)	$15,560,447	$2,268,478
Stockholders’/members’ equity (deficit) at June 30, 2014	$18,824,000	$1,846,903	$(65,076,718)
Weighted average shares outstanding:
Basic and diluted	87,586,903	154,213,092	191,959,006
Basic and diluted net (loss) income per share	$(0.07)	$0.10	$0.01
Stockholders’/members’ equity per share at June 30, 2014	$0.21	$0.01	$(0.34)

Year ended December 31, 2013:
Net (loss) income	$(76,000)	$45,408,780	$15,666,085
Weighted average shares outstanding basic	41,897,560	154,213,092	177,098,870
Weighted average shares outstanding diluted	41,897,560	154,213,092	179,380,188
Basic earnings per share	$(0.00)	$0.29	$0.09
Diluted earnings per share	$(0.00)	$0.29	$0.09

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MARKET PRICE AND DIVIDEND INFORMATION

There is no established trading market for New Holdco’s common stock. Kitara’s common stock is traded on the OTCBB under the trading symbol “KITM.” It is anticipated that New Holdco’s common stock will trade on the OTCBB under the symbol “[●]” following consummation of the transactions. The following table sets forth the high and low sales prices of shares of Kitara common stock.

	Common Stock
	High	Low
Fiscal 2014:
Fourth Quarter*	$0.70	$0.305
Third Quarter	$0.88	$0.20
Second Quarter	$1.00	$0.58
First Quarter	$1.40	$0.25

Fiscal 2013:
Fourth Quarter	$1.49	$0.26
Third Quarter	$0.75	$0.20
Second Quarter	$0.35	$0.20
First Quarter	$0.75	$0.30

Fiscal 2012:
Fourth Quarter	$0.79	$0.55
Third Quarter	$0.85	$0.79
Second Quarter	$0.85	$0.25
First Quarter	$0.55	$0.05

                      __________________

                     * Through November 4, 2014.

On October 10, 2014, the last trading day before the merger agreement and exchange agreement were announced, the closing price was $0.305. On November 4, 2014, the last full trading day before the date of this proxy statement/prospectus, the high and low sale prices of shares of Kitara common stock were $0.65 and $0.64, respectively, and closing sale price was $0.64.

As of the record date, there were [●] stockholders of record of Kitara’s common stock. We believe we have significantly more beneficial holders of common stock.

Kitara stockholders are advised to obtain current market quotations for Kitara common stock. The market price of Kitara’s common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger and exchange. No assurance can be given concerning the market price of Kitara’s common stock before or after the effective time of the merger and exchange.

Kitara has not paid any cash dividends on its common stock to date. The payment of any dividends is within the discretion of Kitara’s board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in the business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future. New Holdco is a newly formed corporation and has not paid dividends on its common stock. New Holdco intends to retain earnings to finance the growth of its business. As a result, New Holdco does not anticipate paying cash dividends on its common stock for the foreseeable future. The determination to pay dividends in the future, if any, will be based upon New Holdco’s revenues and earnings, if any, capital requirements and its general financial condition, as well as the limitations on dividends and distributions that will exist under the terms of the debt financing from Highbridge (or another lender).

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RISK FACTORS

In addition to the other information included in and found in the annexes attached to this proxy statement/prospectus, including the matters addressed in the “Cautionary Statement Regarding Forward — Looking Statements” on page 54, you should carefully consider the following risk factors in deciding whether to vote for the Merger Proposal. You should also read and consider the other information in this proxy statement/prospectus.

An investment in New Holdco’s common stock involves a high degree of risk. If any of the following risks or uncertainties occurs, New Holdco’s business, financial condition and operating results could be materially and adversely affected. As a result, the trading price of its common stock could decline and you may lose all or a part of your investment in New Holdco’s common stock. You should carefully consider all of the risks described below regarding the transactions, the business of Kitara, the business of Future Ads and New Holdco and its securities. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations.

Risks Related to the Transactions

The exchange and merger are subject to conditions, including certain conditions that may not be satisfied on a timely basis, if at all. Failure to complete the exchange and merger, or significant delays in completing the exchange and merger, could negatively affect Kitara’s share price and its future business and financial results.

The completion of the exchange and merger are subject to a number of conditions, including the adoption of the merger agreement and approval of the merger by Kitara common stockholders and the availability of $96,000,000 in debt financing in part for payment of the cash consideration to the members of Future Ads, which are not entirely within the control of Kitara and make the completion and timing of the merger uncertain. Either Kitara or Future Ads may terminate the exchange agreement if the exchange has not been completed on or before January 31, 2015.

Kitara and New Holdco have obtained a debt commitment letter for $96,000,000 in financing from Highbridge to be provided through a new revolving credit facility and a new term loan facility. The closing of the financing contemplated by the debt commitment letter, however, is subject to certain conditions, some of which are beyond the control of Kitara and New Holdco.

The debt financing contemplated by the debt commitment letter is subject to certain conditions, including, among others, Kitara and Future Ads having combined Consolidated Adjusted EBITDA (as defined in the debt commitment letter and described in “The Agreements – Debt Financing” on page 96) of at least $26,000,000 for the trailing 12 months prior to the closing and Future Ads having Consolidated Adjusted EBITDA of at least $31,500,000 for the trailing 12 months prior to the closing.

If the debt financing cannot be obtained or is significantly delayed, and the exchange agreement or merger agreement is terminated, or if there are significant delays in completing the transactions, there may be various consequences, including:

●	Kitara’s business may have been adversely affected by the failure to pursue other beneficial opportunities due to the focus of management on the transactions and certain restrictions under the exchange agreement, without realizing any of the anticipated benefits of completing the exchange and merger;

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●	Kitara will have paid certain costs relating to the exchange, merger and debt financing, such as legal, accounting, financial advisor and printing fees, without realizing any of the anticipated benefits of completing the exchange and merger;

●	the market price of Kitara’s common stock might decline to the extent that the current market price reflects a market assumption that the exchange and merger will be completed;

●	Kitara may experience negative reactions from the financial markets and from its customers and employees and/or could be subject to litigation related to a failure to complete the exchange and merger or to enforce its obligations under the exchange agreement; and

●	if the Kitara board seeks out another business combination following termination of the exchange agreement, Kitara’s stockholders cannot be certain that Kitara will be able to find a party willing to enter into a more or equally favorable arrangement than the terms provided for in the exchange agreement.

If the transactions are consummated, New Holdco will have significant leverage at closing.

Kitara and New Holdco must obtain at least $96,000,000 of debt financing in order to consummate the exchange. After the closing, New Holdco may seek to raise additional capital, if and when necessary. Accordingly, New Holdco is expected to have a high degree of leverage after the transactions that could have important consequences, including:

●	increasing New Holdco’s vulnerability to adverse economic, industry or competitive developments;

●	requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on the indebtedness, therefore reducing New Holdco’s ability to use cash flow to fund operations, capital expenditures and future business opportunities;

●	restricting New Holdco from making strategic acquisitions or causing New Holdco to make non-strategic divestitures;

●	limiting New Holdco’s ability to obtain additional financing for working capital, capital expenditures, debt service requirements, acquisitions and general corporate or other purposes; and

●	limiting New Holdco’s flexibility in planning for, or reacting to, changes in its business or market conditions and placing New Holdco at a competitive disadvantage compared to competitors who are less highly leveraged and who therefore may be able to take advantage of opportunities that New Holdco’s leverage prevents it from exploiting.

In addition, the terms of the financing that will be obtained by New Holdco from Highbridge (or another lender) will likely subject New Holdco to a number of financial or operational covenants as well as compliance with certain financial ratios. For example, the covenants may impose restrictions on it, including the ability to incur additional indebtedness and liens, make loans and investments, make capital expenditures, sell assets, engage in mergers, acquisitions and consolidations, enter into transactions with affiliates, enter into sale and leaseback transactions and pay dividends on New Holdco’s common stock. A breach of any of the covenants imposed on New Holdco by the terms of any indebtedness, including any financial or operational covenants, could result in a default under such indebtedness. In the event of a default, the lenders could terminate their commitments to New Holdco, and could accelerate the repayment of all of New Holdco’s indebtedness. In such case, New Holdco (and Kitara and Future Ads) may not have sufficient funds to pay the total amount of accelerated obligations, and the lenders could proceed against the collateral securing the facilities, which is expected to consist of substantially all of the assets of New Holdco, Kitara and Future Ads. Any acceleration in the repayment of indebtedness or related foreclosure could have a material adverse effect on New Holdco’s business.

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New Holdco’s results of operations and financial condition following the transactions may materially differ from the pro forma information presented in this proxy statement/prospectus.

The pro forma financial information included in this proxy statement/prospectus is derived from Kitara’s and Future Ads’ separate historical audited and unaudited consolidated financial statements, as well as from certain internal, unaudited financial statements. The preparation of this pro forma information is based upon available information and certain assumptions and estimates that Kitara and Future Ads believe are reasonable. This pro forma information may be materially different from what New Holdco’s actual results of operations and financial condition would have been had the transactions occurred during the periods presented or what New Holdco’s results of operations and financial position will be after the consummation of the proposed transactions.

The consideration to be received by Kitara’s stockholders in the merger and by the members in the exchange is fixed (subject to certain limited exceptions) and will not be adjusted for changes affecting Kitara or Future Ads.

Under the merger agreement, each share of Kitara common stock will be converted into the right to receive one share of New Holdco common stock. Under the exchange agreement, the members will receive (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing, (iii) performance-based “earn out” payments of up to an additional $40,000,000 in cash or stock based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 of deferred consideration in cash and/or shares of New Holdco common stock and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to a limited post-closing adjustment as described elsewhere in this proxy statement/prospectus based on Kitara’s working capital and Future Ads’ working capital and indebtedness at the closing. Accordingly, except for the post-closing adjustment and the earnout payments, the consideration payable at the closing under the merger agreement and the exchange agreement is fixed and will not be adjusted prior to completion of the transactions, including for changes in the businesses, operations, results and prospects of Kitara or Future Ads, which changes could in turn affect the value of the business of Future Ads without a commensurate change in the consideration payable to the members of Future Ads. As a result, such changes may affect the value of the New Holdco’s common stock that Kitara stockholders will receive upon completion of the merger or the market value of shares of Kitara’s common stock prior to completion of the merger. Market assessments of the benefits of the merger and general and industry-specific market and economic conditions also may have an effect on the market prices of New Holdco’s common stock and Kitara’s common stock. Neither Kitara nor Future Ads nor the members are permitted to terminate the merger agreement or exchange agreement solely because of changes in the market price of Kitara’s common stock and may only terminate the exchange agreement for changes in the business of Kitara or Future Ads under certain limited circumstances.

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The exchange and merger will result in a significant dilution of the interests of Kitara’s stockholders and any further issuance by New Holdco of equity securities will further dilute the interests of Kitara’s stockholders.

The consummation of the exchange and merger will result in a significant dilution of the interests of the holders of the outstanding shares of Kitara common stock. Since Kitara’s stockholders in the aggregate will own only 38.3% of New Holdco common stock outstanding immediately after the closing, each such stockholder will have a significantly smaller percentage ownership of New Holdco than such stockholder had of Kitara. In addition, New Holdco will in the future issue equity securities to raise funds for or to pay the $10,000,000 of deferred consideration, and may in the future issue equity securities to raise additional capital, as necessary, including upon the exercise of the stock options and warrants to be assumed by New Holdco or pursuant to awards under the 2014 Plan. The issuance of these equity securities will further dilute the ownership interests of Kitara’s stockholders. Consequently, Kitara stockholders will not be able to exercise as much influence over the management and policies of New Holdco as they currently exercise over Kitara.

There is a potential market overhang that could depress the value of New Holdco’s common stock, and future sales of its common stock could put a downward pressure on the price of New Holdco shares and could have a material adverse effect on the price of New Holdco shares.

Immediately after the consummation of the transaction, we estimate that the former members of Future Ads will own approximately 61.7% of the outstanding New Holdco common stock. Under the lockup agreements, the former members may dispose of a substantial percentage of their stock, including in open-market transactions and underwritten offerings, from time to time after the twelve month anniversary of closing or earlier in certain circumstances if the sale of the shares is registered under the Securities Act of 1933, as amended, or the “Securities Act.” In that regard, the registration rights agreement provides that the holders of the exchange shares will have the right to demand that New Holdco file a registration statement covering 15% or greater of the then-outstanding exchange shares (or, if New Holdco is eligible to use a “short form” registration statement, a “short form” registration statement covering 5% or greater of the then-outstanding exchange shares). New Holdco will not be obligated to effect more than two such “demand” registrations on a “long form” registration statement, but there is no limit on the number of “short form” registration statements it might be required to file. Once registered and released from the restrictions under the lockup agreements, shares of New Holdco common stock generally can be freely sold in the public market. Accordingly, the possibility that substantial amounts of our outstanding common stock may be sold by the members, or the perception that such sales could occur, could materially adversely affect the market price of the New Holdco common stock and impair the ability of New Holdco to raise additional capital through the sale of equity securities in the future. In addition, this selling activity could decrease the level of public interest in New Holdco’s common stock, inhibit buying activity that might otherwise help support the market price of New Holdco’s common stock, and prevent possible upward price movements in New Holdco’s common stock.

New Holdco may never realize the anticipated benefits from the transactions.

The transactions involve the integration of two companies that have previously operated independently and are geographically remote from each other. Although the parties believe that the combination of Kitara and Future Ads has the potential to result in substantial financial and operating benefits, including increased revenues, cost savings and other benefits, New Holdco does not assure you regarding when, whether or the extent to which the combined company will be able to realize increased revenues, cost savings or other benefits, if at all.

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Antitrust authorities may attempt to delay or prevent the consummation of the transactions.

Consummation of the transactions is subject to prior receipt of those approvals and consents required under the Hart-Scott Rodino Act Antitrust Improvements Act of 1976, as amended, or the “HSR Act.” Kitara and Future Ads have agreed to use all commercially reasonable efforts to obtain, as promptly as practicable, all governmental and third party consents, approvals, authorizations, qualifications and orders necessary for the consummation of the transactions and to promptly make all necessary filings, if any, and thereafter make any other required submissions, with respect the exchange agreement required under the HSR Act or other applicable law. No assurance can be given that the required approvals will be obtained and, even if all such approvals are obtained, no assurance can be given as to the terms, conditions and timing of the approvals or that they will satisfy the terms of the exchange agreement.

Lawsuits may be filed against Kitara, the members of its board of directors, New Holdco and Merger Sub challenging the proposed transactions. An adverse ruling in any such lawsuit may delay or prevent the transactions from being consummated and may result in costs to Kitara and Future Ads.

Kitara stockholders, as plaintiffs, may initiate stockholder class action lawsuits seeking, among other things, to enjoin the transactions. One of the conditions to the consummation of the exchange agreement is no United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body has enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) that is then in effect (and has not been vacated, withdrawn or overturned) and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by the exchange agreement.

Kitara has obligations under certain circumstances to hold harmless and indemnify each of the defendant directors against judgments, fines, settlements and expenses related to claims against such directors and otherwise to the fullest extent permitted under Delaware law and Kitara’s certificate of incorporation and bylaws. Such obligations may apply to any such stockholder class action lawsuits, if initiated. There can be no assurance that Kitara and the other defendants in these lawsuits will be successful in their defenses. An unfavorable outcome in any of the lawsuits could prevent or delay the consummation of the transactions and result in substantial costs to Kitara or Future Ads or both.

The integration of Kitara and Future Ads following the transactions will present significant challenges that may reduce the anticipated potential benefits of the transactions.

Kitara and Future Ads will face significant challenges in consolidating functions and integrating their organizations, procedures and operations in a timely and efficient manner, as well as retaining key personnel. The principal challenges will include the following:

●	integrating accounting systems and internal controls over accounting and financial reporting;

●	integrating Kitara’s and Future Ads’ existing businesses; and

●	preserving customer, supplier and other important business relationships.

The respective managements of Kitara and Future Ads will have to dedicate substantial effort to integrating the businesses. These efforts could divert management’s focus and resources from the company’s other business, corporate initiatives or strategic opportunities during the integration process.

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Kitara and Future Ads will incur significant transaction and merger-related integration costs in connection with the transactions.

Kitara and Future Ads expect to pay transaction costs of approximately $2.7 million in the aggregate. These transaction fees include legal and accounting fees and expenses, expenses associated with the financing of the transactions, SEC filing fees, printing expenses, mailing expenses and other related charges. These amounts are preliminary estimates that are subject to change. Approximately $1.625 million of the transaction costs already have been incurred as of the date of this proxy statement/prospectus and additional transaction costs will be incurred regardless of whether the transactions are consummated. If the transactions are not consummated, Kitara and Future Ads will each pay its own transaction costs, except that Kitara and Future Ads will each pay one half of the filing fees for the filing in connection with the HSR Act and Kitara and Future Ads will each pay one half of Highbridge’s reimbursable expenses. If the transactions are consummated, after the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million. Kitara and Future Ads also expect to incur costs associated with integrating the operations of the two companies and these costs could be significant and could have a material adverse effect on New Holdco’s future operating results.

While the transactions are pending, Kitara and Future Ads will be subject to business uncertainties and contractual restrictions that could have a material adverse effect on their respective businesses.

Uncertainty about the effect of the transactions on customers and suppliers may have a material adverse effect on Kitara and Future Ads and, consequently, on New Holdco. These uncertainties could cause customers, suppliers and others who deal with Kitara and Future Ads to seek to change existing business relationships with Kitara and Future Ads. In addition, the exchange agreement restricts Kitara and Future Ads, without the other party’s consent and subject to certain exceptions, from making certain acquisitions and taking other specified actions until the transactions occur or the exchange agreement terminates. These restrictions may prevent Kitara and Future Ads from pursuing otherwise attractive business opportunities that may arise prior to completion of the transactions or termination of the exchange agreement and from making other changes to their businesses.

Failure to complete the transactions could negatively impact the stock price and the future business and financial results of Kitara.

The parties may not satisfy the conditions necessary to the completion of the transactions. If the transactions are not completed for any reason, Kitara could be subject to several risks, including the following:

●	having Kitara’s management’s focus directed toward the transactions and integration planning instead of on Kitara’s core business and other opportunities that could have been beneficial to Kitara; and

●	incurring substantial transaction costs related to the transactions.

Further, Kitara would not realize any of the expected benefits of having completed the transactions.

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If the transactions are not completed, the price of Kitara common stock may decline to the extent that the current market price of that stock reflects a market assumption that the transactions will be completed and that the related benefits will be realized, or a market perception that the transactions were not consummated due to an adverse change in Kitara’s business. In addition, Kitara’s business may be harmed, and the price of its stock may decline as a result, to the extent that customers, suppliers and others believe that Kitara cannot compete in the marketplace as effectively without the transactions or otherwise remain uncertain about Kitara’s future prospects in the absence of the transactions. Similarly, current and prospective employees of Kitara may experience uncertainty about their future roles with the resulting company and choose to pursue other opportunities, which could have a material adverse effect on Kitara if the transactions are not completed. The realization of any of these risks may materially adversely affect the business, financial results, financial condition and stock price of Kitara.

Some of the executive officers and directors of Kitara have interests in the transactions that are different from the interests of Kitara’s stockholders.

When considering the recommendation of their board of directors with respect to the transactions, stockholders should be aware that some executive officers and directors of Kitara have interests in the transactions that are different from, or in addition to, the interests of the Kitara stockholders. For additional information on interests of Kitara’s executive officers and directors in the transactions, see “The Transactions – Interests of Kitara Directors and Officers in the Transactions.” The Kitara stockholders should consider these interests in conjunction with the recommendation of the board of directors of Kitara that the stockholders approve the transactions.

Risks Related to the Business of Both Kitara and Future Ads

The risk factors listed herein will apply to the businesses of both Kitara and Future Ads after the transactions. References in this section to “we,” “us” and “our” refer to both entities as appropriate.

We may be unable to retain key advertisers, attract new advertisers or replace departing advertisers.

Our success requires us to maintain and expand our relationships with our existing advertisers (including the ad agencies that represent them), and to develop new relationships with other advertisers and ad agencies. We sell advertising through insertion orders with ad agencies and through advertising networks and exchanges. These advertising sources generally do not include long-term obligations requiring them to purchase from us and are cancelable upon short notice and without penalty in accordance with standard terms and conditions for the purchase of internet advertising published by the Interactive Advertising Bureau. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers. Our advertisers’ usage may decline or fluctuate as a result of a number of factors, including, but not limited to:

●	efficiency of their advertising campaign utilizing our solutions;

●	changes in the economic prospects of advertisers or the economy generally;

●	our access to relevant inventory;

●	our ability to deliver video ad campaigns in full;

●	their satisfaction with our solutions and our client support;

●	the ability of our optimization algorithms underlying our solutions to deliver better rates of return on video ad spend dollars than competing solutions;

●	seasonal patterns in advertisers’ spending, which tend to be discretionary;

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●	the pricing of our or competing solutions; and

●	reductions in spending levels or changes in advertisers’ strategies regarding video advertising spending.

If a major advertiser decides to materially reduce its use of our services, it could do so on short or no notice. We cannot assure that our advertisers will continue to use our services or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

Seasonal fluctuations in digital video advertising activity could adversely affect our cash flows.

Many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing. Accordingly, our revenue tends to be seasonal in nature with the fourth quarter of each calendar year historically representing the largest percentage of our total revenue for the year. Our operating cash flows could also fluctuate materially from period to period as a result of these seasonal fluctuations.

Our business depends on our ability to collect and use data to deliver ads, and to disclose data relating to the performance of our ads, and any limitation on these practices could significantly diminish the value of our solutions and cause us to lose customers and revenue.

Our ability to optimize the placement and scheduling of video advertisements for our advertisers and to grow our revenue depends on our ability to successfully leverage data that we collect from our advertisers, publishers, and third parties such as data providers. Our ability to successfully leverage such data, in turn, depends on our ability to collect and obtain rights to utilize such data. When we deliver an ad to an Internet-connected device, we are able to collect information about the placement of the ad and the interaction of the device user with the ad, such as whether the user visited a landing page or watched a video. We are also able to collect information about the user’s IP address, device, mobile location and some demographic characteristics. We may also contract with one or more third parties to obtain additional anonymous information about the device user who is viewing a particular ad, including information about the user’s interests. As we collect and aggregate this data provided by billions of ad impressions, we analyze it in order to optimize the placement and scheduling of ads across the advertising inventory provided to us by digital media properties. Any interruptions, failures, or defects in our data collection, mining, analysis, and storage systems could limit our ability to aggregate and analyze user data from our clients’ advertising campaigns. If that happens, we may not be able to optimize the placement of advertising for the benefit of our advertisers, which could make our solutions less valuable, and, as a result, we may lose clients and our revenue may decline.

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Our business practices with respect to data could give rise to liabilities, restrictions on our business or reputational harm as a result of evolving governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection.

In the course of providing our solutions, we transmit and store information related to Internet-connected devices, user activity and the ads and other content we place. Federal, state and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that we collect across our solutions. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has also announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. The Federal Trade Commission has also adopted revisions to the Children’s Online Privacy Protection Act that expand liability for the collection of information by operators of websites and other electronic solutions that are directed to children. We strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Complying with any new regulatory requirements could also force us to incur substantial costs or require us to change our business practices in a manner that could reduce our revenue or compromise our ability to effectively pursue our growth strategy. Any actual or perceived failure by us to comply with U.S. federal, state or international laws, including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions against us by governmental entities, private parties or others. Any such proceedings or actions could hurt our reputation, result in significant expense to defend, distract our management, increase our costs of doing business, adversely affect the demand for our solutions and ultimately result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of litigation resulting from using our solutions or from the disclosure of confidential information, which could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

If we fail to detect fraud or other actions that impact video ad campaign performance, we could lose the confidence of advertisers or agencies, which would cause our business to suffer.

Our business relies on effectively and efficiently delivering video ad campaigns for advertisers. We may in the future be subject to fraudulent and malicious activities such as the use of bots, non-human traffic delivered by machines that are designed to simulate human users and artificially inflate user traffic on websites. These activities could overstate the performance of any given video ad campaign and could harm our reputation. It may be difficult to detect fraudulent or malicious activity because we do not rely solely on our own content and rely in part on publisher partners for controls with respect to such activity. While we routinely assess the campaign performance on our digital media properties’ websites and our partner publishers’ websites, such assessments may not detect or prevent fraudulent or malicious activity. If fraudulent or other malicious activity is perpetrated by others, and we fail to detect or prevent it, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund demands or withdrawal of future business. If we fail to detect fraud or other actions that impact the performance of our video ad campaigns, we could lose the confidence of our advertisers or agencies, which could cause our business to suffer.

Technological errors and system failures could significantly disrupt our operations and cause us to lose clients.

Our success depends on the continuing and uninterrupted performance of our solutions, which we utilize to place video ads and other content, monitor the performance of advertising campaigns, manage our content inventory and respond to publisher needs. Our revenue depends on our ability to categorize video content and deliver ads and other content, as well as measure ad campaigns on a real-time basis. Factors that may adversely affect the performance of our solutions include:

●	Inability to accurately process data and extract meaningful insights and trends;

●	Faulty or out-of-date algorithms that fail to properly process data or result in inability to capture brand-receptive audiences at scale;

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●	Technical or infrastructure problems causing digital video not to function, display properly or be placed next to inappropriate context;

●	Inability to control video completion rates, maintain user attention or prevent end users from skipping advertisements; and

●	Unavailability of standard digital video audience ratings and brand receptivity measurements for brand advertisers to effectively measure the success of their campaigns.

Sustained or repeated technological errors or system failures that interrupt our ability to deliver content and provide access to our licensed solutions, including technological failures affecting our ability to deliver video content quickly and accurately and to process viewers’ responses to video content or fill publisher content requests, could significantly reduce the attractiveness of our solutions and reduce our revenue. Any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing technological errors and system failures. Any such technological errors or system failures could harm our ability to attract potential clients and retain and expand business with existing clients and our business, financial condition and operating results could be adversely affected.

Defects or errors in our solutions could harm our reputation, result in significant costs to us, impair our ability to deliver advertising campaigns and other content and impair our ability to meet our obligations to publishers and content providers.

The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Although we test technologies before incorporating them into our solutions, we cannot guarantee that all of the technologies that we incorporate will not contain errors, bugs or other defects. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign or other content, including serving an ad campaign in an incomplete or inaccurate manner, in an incorrect geographical location or in an environment that is detrimental to the advertiser’s brand health. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our clients withholding payment to us, advertisers, publishers or content providers making claims or initiating litigation against us, and our giving credits to our clients toward future services.

Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

We collect, store and transmit information of, or on behalf of, our advertisers, publishers and content providers. We take steps to protect the security, integrity and confidentiality of such information, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry and may occur on our systems or those of our information technology vendors in the future. Security breaches computer viruses or other harmful software code and computer hacking attacks could result in the unauthorized disclosure, misuse, or loss of information, legal claims and litigation, indemnity obligations, regulatory fines and penalties, contractual obligations and liabilities, and other liabilities. In addition, if our security measures or those of our vendors are breached or unauthorized access to consumer data otherwise occurs, our solutions may be perceived as not being secure, and advertisers, publishers and content providers may reduce the use of or stop using our solutions. Any of the foregoing could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

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Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position and reduce our revenue.

We regard the protection of our intellectual property as critical to our success. We strive to protect our intellectual property rights by relying on contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties with whom we conduct business in order to limit access to, and disclosure and use of, our intellectual property and proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. We may, in the future, seek to protect our intellectual property in new ways, such as by registering our trademarks and copyrights or applying for patents for technology we develop. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. Protecting our intellectual property through federal and state filings in the future may prove expensive and time-consuming.

We have licensed in the past, and may license in the future, some of our proprietary rights to third parties. These licensees may take unauthorized actions that diminish the value of our proprietary rights or harm our reputation.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property rights. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our solutions. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights.

Our business may suffer if it is alleged or determined that our solutions or another aspect of our business infringes the intellectual property rights of others.

Companies in the online advertising industry are often required to defend against litigation claims that are based on allegations of infringement or other violations of intellectual property rights. Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement or misappropriation without major financial expenditures or adverse consequences. In the future, we may face claims by third parties that we infringe upon or misappropriate their intellectual property rights, and we may be found to be infringing upon or to have misappropriated such rights. Such claims may be made by competitors or other parties. Regardless of whether claims that we are infringing patents or infringing or misappropriating other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend, and can impose a significant burden on management and employees. The outcome of any litigation is inherently uncertain, and we may receive unfavorable interim or preliminary rulings in the course of litigation. There can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle lawsuits and disputes on terms that are unfavorable to us. Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. Claims that we are infringing patents or other intellectual property rights could:

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●	subject us to significant liabilities for monetary damages, which may be tripled in certain instances, and the attorneys’ fees of others;

●	prohibit us from developing, commercializing or continuing to provide some or all of our solutions unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all;

●	subject us to indemnification obligations or obligations to refund fees to, and adversely affect our relationships with, our current or future advertisers, agencies, publishers and content providers;

●	result in injunctive relief against us, or otherwise result in delays or stoppages in providing all or certain aspects of our solutions;

●	cause advertisers, agencies, publishers or content providers to avoid working with us;

●	divert the attention and resources of management and technical personnel; and

●	require technology or branding changes to our solutions that would cause us to incur substantial cost and that we may be unable to execute effectively or at all.

Our business will suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

Part of our overall growth strategy is to acquire businesses, personnel and technologies that are complementary to our existing business and expand our employee base and the breadth of our offerings. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. Future acquisitions or investments could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits.

Integration of a new company’s operations, assets and personnel into ours will require significant attention from our management. The diversion of our management’s attention away from our business and any difficulties encountered in the integration process could harm our ability to manage our business. Future acquisitions will also expose us to potential risks, including risks associated with any acquired liabilities, the integration of new operations, technologies and personnel, unforeseen or hidden liabilities and unanticipated, information security vulnerabilities, the diversion of resources from our existing businesses, sites and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees, players, and other suppliers as a result of integration of new businesses.

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We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

We may need additional capital in the future to expand our marketing and sales and technology development efforts or to make acquisitions. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund the expansion of our marketing and sales and technology development efforts or take advantage of acquisition or other opportunities, which could harm our business and results of operations.

Financing, if any, may be in the form of debt or additional sales of equity securities, including common or preferred stock. The incurrence of debt or the sale of preferred stock may result in the imposition of operational limitations and other covenants and payment obligations, any of which may be burdensome to us. The sale of equity securities, including common or preferred stock, may result in dilution to the current shareholders’ ownership.

Risks Related to the Business of Kitara

The risk factors listed herein will apply to New Holdco after the transactions based on New Holdco’s continuation of the business of Kitara. References in this section to “we,” “us” and “our” refer to Kitara and its operating subsidiaries, Kitara Media, LLC, or “Kitara Media,” New York Publishing Group, Inc., or “NYPG,” and Heath Guru Media, Inc., or “Health Guru.”

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and client needs, our solutions may become less competitive or obsolete.

The market for digital video advertising solutions is characterized by rapid technological change, evolving industry standards and frequent new product and service introductions. Our future success will depend on our ability to adapt and innovate. To attract new digital advertisers, digital publishers and video content providers and increase spending by our existing clients, we will need to expand and enhance our solutions to meet client needs, add functionality and address technological advancements. If we fail to develop new solutions that address our clients’ needs, or enhance and improve our solutions in a timely manner or conform to industry standards, we may not be able to achieve or maintain adequate market acceptance of our solutions, and our solutions may become less competitive or obsolete.

Our ability to grow is also subject to the risk of future technologies. If new technologies emerge that are able to deliver video advertising solutions at lower prices or more efficiently or effectively than our solutions, such technologies could adversely impact our ability to compete. Keeping pace with new and changing technology and evolving industry standards may require significant expenditures of financial and other resources. We cannot guarantee that such efforts will be successful.

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We operate in a highly competitive industry, and we may not be able to compete successfully.

The digital video advertising market is highly competitive, with many companies providing competing solutions. We compete with Hulu and Google (YouTube and DoubleClick) as well as advertising networks and exchanges (such as BrightRoll, Inc. and YuMe, Inc.), demand side advertiser platforms and ad networks. Many of our competitors are significantly larger than we are and have more capital to invest in their businesses. We also face competition from direct response advertisers who also seek to target brands. They, or other companies that offer competing solutions, may establish or strengthen cooperative relationships with their digital media property partners, advertisers or other parties, thereby limiting our ability to promote our solutions and generate revenue. Competitive pressures could require us to lower our prices or increase the prices we pay to publishers and content providers. Additionally, some large advertising agencies that represent our current advertising customers have their own relationships with digital media properties and can directly connect advertisers with digital media properties. Our business will suffer to the extent that our advertisers, publishers and content providers purchase and sell inventory directly from one another or through other companies that act as intermediaries between them. Other companies that offer analytics, mediation, exchange or other third party solutions have or may become intermediaries between our clients and thereby compete with us. Any of these developments would make it more difficult for us to sell our solutions and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share. Accordingly, we may not be able to compete successfully against our current and future competitors.

Our sales efforts with advertisers, publishers and video content providers require significant time and expense.

Attracting new advertisers, publishers and video content providers requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. For example, it may be difficult to identify, engage and market to potential advertisers who do not currently spend on digital video advertising or are unfamiliar with our current solutions. Furthermore, many of our advertising customers’ purchasing and design decisions typically require input from multiple internal constituencies, including those units historically responsible for TV and digital ad campaigns. As a result, we must identify those persons involved in the purchasing decision and devote a sufficient amount of time to presenting our solutions to each of those persons. With respect to our publishers and content providers, we seek to establish long-term relationships to ensure access to publisher sites and content for our advertisers. As a result, we invest significant time in cultivating relationships with our publishers and content providers to ensure they understand the potential benefits of monetization of their inventory with us rather than other parties. The relationship building process can take many months and may not result in us winning an opportunity with any given advertiser, agency, publisher or content provider. Moreover, even when opportunities are won, the contractual obligation may be short-term and terminable by the client upon short or no notice. For example, many of our advertising sources are ad exchanges that programmatically bid and buy inventory without obligation or commitment and can terminate or stop buying immediately. Therefore, we may invest significant resources into winning an opportunity only to result in a short-term commitment from our clients.

Our solutions and business model are relatively new and often require us to spend substantial time and effort educating potential advertisers, publishers and content providers about our solutions, including providing demonstrations. This process can be costly and time-consuming. If we are not successful in targeting, supporting and streamlining our sales processes, our ability to grow our business may be adversely affected.

The data we collect from consumers may decrease.

We participate in industry self-regulatory programs under which, in addition to other compliance obligations, we provide consumers with notice about our use of cookies and our collection and use of data in connection with the delivery of targeted advertising. In addition, consumers can currently opt out of the placement or use of our cookies for online targeted advertising purposes by either deleting or disabling cookies on their browsers, visiting websites that allow consumers to place an opt-out cookie on their browsers, which instructs advertisers and their service providers not to use certain data about the consumer’s online activity for the delivery of targeted advertising, or by downloading browser plug-ins and other tools that can be set to: (1) identify cookies and other tracking technologies used on websites; (2) prevent websites from placing third-party cookies and other tracking technologies on the consumer’s browser; or (3) block the delivery of online advertisements on websites and applications. If there is a material increase in the number of consumers who choose to opt out or are otherwise using browsers where they need to, and fail to, configure the browser to accept cookies (or similar tracking technologies), our ability to collect valuable and actionable data may be impaired, which may make our solutions less valuable and adversely affect our business.

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The data we collect from publishers and advertisers may decrease.

In order to effectively operate our video advertising campaigns, we collect data from advertisers, publishers, and other third parties. If we are not able to obtain sufficient rights to data from these third parties, we may not be able to utilize data in our solutions. Although our arrangements with advertisers and publishers generally permit us to collect non-personally identifiable and aggregate data from advertising campaigns, sometimes an advertiser or publisher declines to permit the use of this data. For example, publishers may not agree to permit us to place our data collection tags on their sites or agree to provide us with the data generated by interactions with the content on their sites. The inability to collect or use data from advertisers and publishers may limit the usefulness of the data that we do collect and use. Furthermore, advertisers may request that we discontinue using data obtained from their campaigns that have already been aggregated with other advertisers’ campaign data. It would be difficult, if not impossible, to comply with these requests, and complying with these kinds of requests could cause us to spend significant amounts of resources. Interruptions, failures or defects in our data collection, mining, analysis and storage systems, as well as privacy concerns and regulatory restrictions regarding the collection, use and processing of data, could also limit our ability to aggregate and analyze the data from our customers’ advertising campaigns. If that happens, we may not be able to optimize the placement of advertising for the benefit of our advertising customers, which could make our solutions less valuable, and, as a result, we may lose customers and our revenue may decline.

We rely on data, other technology, and intellectual property licensed from other parties, the failure or loss of which could increase our costs and delay or prevent the delivery of our solutions.

We utilize various types of data, other technology, and intellectual property licensed from unaffiliated third parties in order to provide certain elements of our solutions. Licensed technology, data, and intellectual property may not continue to be available on commercially reasonable terms, or at all. Any loss of the right to use any of these on commercially reasonable terms, or at all, could result in delays in producing or delivering our solutions until equivalent data, other technology, or intellectual property is identified and integrated, which delays could harm our business. In this situation we would be required to either redesign our solutions to function with technology, data or intellectual property available from other parties or to develop these components ourselves, which would result in increased costs. Furthermore, we might be forced to limit the features available in our current or future solutions. If we fail to maintain or renegotiate any of these technology or intellectual property licenses, we could face significant delays and diversion of resources in attempting to develop similar or replacement technology, or to license and integrate a functional equivalent of the technology or intellectual property. The occurrence of any of these events may have an adverse effect on our business, financial condition and operating results.

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We currently generate the majority of our revenue from a concentrated base of customers.

We generate the majority of our revenue from a concentrated base of customers. Our largest customers accounted for approximately 43.4% (3 customers accounted for 18.0%, 14.7%, and 10.7% of this amount) and 47.4% (3 customers accounted for 25.8%, 11.4%, and 10.2% of this amount) of our revenues for the six months ended June 30, 2014 and 2013, respectively, and approximately 15.9% and 63.8% (3 customers accounted for 36.2%, 15.9%, and 11.6% of this amount) of the related accounts receivable as of June 30, 2014 and 2013, respectively. For the years ended December 31, 2013 and 2012, our largest three customers accounted for approximately 52.9% and 36.5%, respectively, of our revenues, and for approximately 49.4% and 15.3%, respectively, of the related accounts receivable. Such concentration exposes us to increased risk in the event of nonpayment or reduced use of our services from any one of these customers. Customer demand depends on a variety of factors including, but not limited to, our customers’ financial condition and general economic conditions. If any one of our largest customers is unable to pay for services provided, significantly reduces their use of our services or discontinues their relationship with us, our revenues and results of operations would be materially and adversely affected.

We have a few key vendors from whom we obtain necessary services to continue our business.

We have a few key vendors from whom we obtain necessary services to continue to efficiently and effectively operate our business. For example, our largest vendors accounted for approximately 63.5% (3 vendors accounted for 23.4%, 21% and 19.1% of this amount) and 35.8% (2 vendors accounted for 20.7% and 15.1% of this amount) of our cost of revenues for the six months ended June 30, 2014 and 2013, respectively, and approximately 29.5% (2 vendors accounted for 16.3% and 13.2%) and 25.9% (from one vendor) of the related accounts payable as of June 30, 2014 and 2013, respectively. Such concentration exposes us to increased risk in the event any one of these vendors becomes unable or unwilling to provide us with the services we need or significantly increases the cost of such services. In such event, we cannot guarantee that we will be able to find a replacement vendor to provide services on terms comparable to our current arrangements. If our vendor costs increase, we may be required pass the increased cost on to our clients, which may harm our competitive position. The inability to replace our key vendors or significant increases in cost for the services provided by our key vendors would adversely and materially affect our revenues and results of operations.

Kitara Media’s existing credit facility contains restrictive covenants that may limit our ability to respond to changes in market conditions or pursue business opportunities.

Kitara Media’s existing credit facility with Wells Fargo, National Association contains certain affirmative and negative covenants and financial covenants incumbent upon Kitara Media that are typical in such agreements. If the transactions are consummated, this credit facility will be repaid and replaced by the debt financing from Highbridge. If the transactions are not consummated, this credit facility will remain in place. Among the negative covenants are covenants restricting, without the consent of the lender, the incurrence of indebtedness and liens, restrictions on fundamental changes by Kitara Media such as mergers, acquisitions, consolidations, reorganizations and reclassifications, and restrictions on the disposal of assets, the making of Restricted Junior Payments, Changes of Control, Investments, transactions with Affiliates and the issuance of Stock (as such terms are defined in the credit agreement). Complying with these covenants may have a material adverse effect on our operations and financial condition.

If we are unable to comply with the restrictions and covenants in our existing credit facility, there could be a default under the terms of such agreements, which could result in an acceleration of repayment. Failure to maintain existing financing or to secure new financing could have a material adverse effect on our liquidity and financial position.

If the transactions are not consummated and our credit facility with Wells Fargo, National Association is not repaid and replaced, or we are unable to comply with the restrictions and covenants in our existing credit facility and other debt agreements, there could be a default under the terms of those agreements. In the event of a default under those agreements, lenders could terminate their commitments to lend or accelerate the loans and declare all amounts borrowed due and payable. If any of those events occur, our assets might not be sufficient to repay the indebtedness and we may be unable to find alternative financing. Even if we could obtain alternative financing, it might not be on terms that are favorable or acceptable to us. Additionally, we may not be able to amend our debt agreements or obtain needed waivers on satisfactory terms or without incurring substantial costs. Failure to maintain existing or secure new financing could have a material adverse effect on our liquidity and financial position.

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We have identified material weaknesses in our internal control over financial reporting and may identify additional material weaknesses in the future that may cause us to fail to meet our reporting obligations or result in material misstatements of our financial statements

Our management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Exchange Act Rule 13a-15(f). Management conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 1992. Based on this evaluation, management concluded that our internal control over financial reporting was not effective as of December 31, 2013 due to control deficiencies in several areas that are considered to be material weaknesses. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management identified the following material weaknesses in internal control over financial reporting as of June 30, 2014:

1.	Our board of directors has not established adequate financial reporting monitoring activities to mitigate the risk of management override, specifically:

●	a majority of our board of directors is not independent;

●	we have not established a formal Audit Committee whose function would be to provide oversight specifically as it relates to scope of activities, monitoring of results, and sufficiency of accounting principle implementation.

2.	We did not maintain sufficient segregation of duties to ensure the review process related to significant and non-routine transactions in the financial reporting process.

We have made efforts to improve our internal control and accounting policies and procedures. These efforts included hiring new accounting personnel. However, we may identify additional deficiencies including material weaknesses or fail to remediate the identified deficiencies in our internal controls. If material weaknesses or deficiencies in our internal controls exist and go undetected, our financial statements could contain material misstatements that, when discovered in the future, could cause us to fail to meet our future reporting obligations and cause the price of our common stock to decline.

We cannot assure you that we will not continue to have material weaknesses or significant deficiencies in our internal control over financial reporting. If we are unable to successfully remediate any material weakness or significant deficiency in our internal control over financial reporting, or identify any material weaknesses or significant deficiencies that may exist, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, and our stock price may decline materially as a result.

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Risks Related to the Business of Future Ads

The risk factors listed herein will apply to New Holdco after the transactions based on New Holdco’s continuation of the business of Future Ads. References in this section to “we,” “us” and “our” refer to Future Ads and its subsidiaries.

If we fail to adapt and respond effectively to rapidly changing technology, evolving industry standards and advertiser needs, our solutions may become less competitive or obsolete.

The market for display, video, desktop application, mobile application and online advertising solutions is characterized by rapid technological change, evolving industry standards and frequent new product and service introductions. Our future success will depend on our ability to adapt and innovate. To attract new digital advertisers, application developers and other partners, and increase spending by our existing advertisers, we will need to expand and enhance our solutions to meet advertiser needs, add functionality and address technological advancements. If we fail to develop new solutions that address our advertisers’ needs, or enhance and improve our solutions in a timely manner or conform to industry standards, we may not be able to achieve or maintain adequate market acceptance of our solutions, and our solutions may become less competitive or obsolete.

Our ability to grow is also subject to the risk of future technologies. If new technologies emerge that are able to deliver advertising solutions at lower prices or more efficiently or effectively than our solutions, such technologies could adversely impact our ability to compete. Keeping pace with new and changing technology and evolving industry standards may require significant expenditures of financial and other resources. We cannot guarantee that such efforts will be successful.

We and our distribution partners rely on the ability to offer our audience downloadable applications which allows us and our partners to offer services and serve advertising to them. Should we or our distribution partners be unable in the future to profitably acquire new audiences due to an inability to offer downloadable applications via the Internet, our ability to generate revenues could be significantly negatively impacted.

Our ability to serve our advertisers and to generate revenues is dependent on our ability to provide the appropriate audiences for our advertisers’ campaigns. We acquire audiences in a variety of ways including offering free downloadable applications ourselves or via our distribution partners that audiences agree to install and which allows us to serve advertising to them. If our ability to acquire audiences through this value exchange is disrupted, our advertising business model could be impaired. Possible reasons for such disruption could include audiences not valuing the offered application, costs of marketing the software could be too high, the lifetime value of the acquired audiences does not cover the cost of acquiring the audiences, or ad blockers, anti-virus protection blockers or other applications might prevent our applications from being installed.

Should the dominant players in our industry (such as Microsoft and Google) modify their guidelines and policies to prevent or limit our ability to offer downloadable applications or to serve advertising to our audience, our ability to generate revenues would be severely negatively impacted and this would cause a material adverse effect on our financial results.

In an effort to protect their audiences from unwanted applications or unwanted behaviors while using their software and to control the computing experience, the dominant industry players who control access to audiences via their browsers and operating systems are regularly updating their policies and procedures to regulate the applications that may be installed on a computer. We cannot predict the changes that these players, such as Google or Microsoft, might implement. If they implement changes to their policies and procedures that limit our ability or application developers’ or other partners’ ability to distribute their applications online, we will have difficulties acquiring audiences at scale which are required to meet the demands of our advertisers. This could materially affect our financial results.

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We operate in a highly competitive industry, and we may not be able to compete successfully.

The display, video, desktop application and online advertising solutions market is highly competitive, with many companies providing competing solutions. We compete with Google, RocketFuel, Tremor, IAC, Facebook and many other demand side advertiser platforms, supply side advertising platforms, ad networks, and desktop and mobile application networks. Many of our competitors are significantly larger than we are and have more capital to invest in their businesses. They, or other companies that offer competing solutions, may establish or strengthen cooperative relationships with their advertisers, thereby limiting our ability to promote our solutions and generate revenue. Competitive pressures could require us to lower our prices for our advertisers. Competition also exists in the acquisition of audiences from many of these same large scale competitors. As competition for audiences increases, the cost of acquiring audiences could rise. Any of these developments would make it more difficult for us to sell our solutions and could result in increased pricing pressure, reduced profit margins, increased sales and marketing expenses or the loss of market share. Accordingly, we may not be able to compete successfully against our current and future competitors.

Our sales efforts and relationships with advertisers, application developers and other partners require significant time and expense.

Attracting new advertisers, application developers and other partners requires substantial time and expense, and we may not be successful in establishing new relationships or in maintaining or advancing our current relationships. For example, it may be difficult to identify, engage and market to potential advertisers who do not currently spend on contextual, display or digital video advertising or are unfamiliar with our current solutions. Furthermore, many of our advertising customers’ purchasing and buying decisions typically require input from multiple internal constituencies. As a result, we must identify those persons involved in the purchasing decision and devote a sufficient amount of time to presenting our solutions to each of those persons. With respect to our application developers, we seek to establish long-term relationships to ensure access to ad inventory and audience reach for our advertisers. As a result, we invest significant time in cultivating relationships with our application developer to ensure they understand the potential benefits of monetization of their inventory with us rather than other parties. The relationship building process can take many months and may not result in us winning an opportunity with any given advertiser, application developer or other potential partner. Moreover, even when opportunities are won, the contractual obligation may be short-term and terminable by the other party upon short or no notice. For example, many of our advertising sources are direct advertisers and ad exchanges that programmatically bid and buy inventory without obligation or commitment and can terminate or stop buying immediately. Therefore, we may invest significant resources into winning an opportunity only to result in a short-term commitment from our clients.

Our solutions and business model are relatively new and often require us to spend substantial time and effort educating potential advertisers, application developers and other partners about our solutions, including providing demonstrations. This process can be costly and time-consuming. If we are not successful in targeting, supporting and streamlining our sales processes, our ability to grow our business may be adversely affected.

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Any material reduction in spending by our key advertisers and/or our inability to retain such key advertisers could adversely impact our business and results of operations.

Our success requires us to sell advertising through our Trafficvance online advertising platform, to maintain and expand our relationships with our existing advertisers and to develop new relationships with other advertisers and ad agencies. These advertising sources generally do not include long-term obligations requiring them to purchase from us and are cancelable at any time or upon short notice and without a termination penalty. As a result, we have limited visibility as to our future advertising revenue streams from our advertisers, even if they have been long-standing advertisers. Our advertisers’ usage may decline, fluctuate or cease all together as a result of a number of factors, including, but not limited to:

●	the performance of their ad campaigns and their perception of the efficacy and efficiency of their advertising campaign utilizing our solutions;

●	changes in the economic conditions of advertisers, whether it is economic conditions specific to the advertiser or the advertiser’s particular industry or the economy in general;

●	Changes in the advertisers’ business models and marketing strategies that do not include us in their forward marketing plans;

●	our access to relevant inventory;

●	our ability to deliver ad campaigns in full;

●	their satisfaction with our solutions and our campaign support;

●	the ability of our optimization algorithms underlying our solutions to deliver better rates of return on ad spend dollars than competing solutions;

●	seasonal patterns in advertisers’ spending, which tend to be discretionary;

●	the pricing of our or competing solutions; and

●	reductions in spending levels or changes in advertisers’ strategies and budgets regarding spending levels for online advertising.

If a major advertiser decides to materially reduce its use of our services, it could do so on short or no notice. We cannot ensure that our advertisers will continue to use our services or that we will be able to replace in a timely or effective manner departing advertisers with new advertisers from whom we generate comparable revenue.

Seasonal fluctuations in digital advertising activity could adversely affect our cash flows.

Many advertisers devote a disproportionate amount of their advertising budgets to the fourth quarter of the calendar year to coincide with increased holiday purchasing. Accordingly, our revenue tends to be seasonal in nature with the fourth quarter of each calendar year historically representing the largest percentage of our total revenue for the year. Our operating cash flows could also fluctuate materially from period to period as a result of these seasonal fluctuations.

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Our business depends on our ability to target and use data to deliver ads and to disclose data relating to the performance of our ads, and any limitation on these practices could significantly diminish the value of our solutions and cause us to lose customers and revenue.

Our ability to optimize the placement and targeting of advertisements for our advertisers and to grow our revenue depends on our ability to successfully deliver relevant ads and use data. Our ability to successfully target and leverage such data, in turn, depends on our ability to collect and utilize such data. When we deliver an ad to a computer connected to the Internet, we are able to collect information about the placement of the ad and the interaction of the user’s device with the ad, such as whether the user clicked on an ad. We are also able to collect certain information about our audience, such as their IP addresses. As we collect and aggregate this data provided by billions of ad impressions, we analyze it in order to optimize the placement and scheduling of ads across the advertising inventory available to us. Any interruptions, failures, or defects in our data collection, analysis, and storage systems could limit our ability to aggregate and analyze user data from our advertisers’ campaigns. If that happens, we may deliver irrelevant ads and may not be able to optimize the placement of advertising for the benefit of our advertisers, which could make our solutions less valuable, and, as a result, we may lose clients and our revenue may decline.

Our business practices with respect to data could give rise to liabilities, restrictions on our business or reputational harm as a result of evolving governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection.

In the course of providing our solutions, we transmit information related to computers connected to the Internet, user activity and the ads and other content we place. Federal, state and international laws and regulations govern the collection, use, processing, retention, sharing and security of data that we collect across our solutions. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has also announced that it is reviewing the need for greater regulation of the collection of consumer information, including regulation aimed at restricting some targeted advertising practices. The Federal Trade Commission has also adopted revisions to the Children’s Online Privacy Protection Act that expand liability for the collection of information by operators of websites and other electronic solutions that are directed to children.

We strive to comply with all applicable laws, regulations, policies and legal obligations relating to privacy and data collection, processing use and disclosure. However, the applicability of specific laws may be unclear in some cases and domestic and foreign government regulation and enforcement of data practices and data tracking technologies is expansive, not clearly defined and rapidly evolving. In addition, it is possible that these requirements may be interpreted and applied in a manner that is new or inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Complying with any new regulatory requirements could also force us to incur substantial costs or require us to change our business practices in a manner that could reduce our revenue or compromise our ability to effectively pursue our growth strategy. Any actual or perceived failure by us to comply with U.S. federal, state or international laws, including laws and regulations regulating privacy, data, security or consumer protection, or disclosure or unauthorized access by third parties to this information, could result in proceedings or actions (including class actions) against us by governmental entities, private parties or others. Any such proceedings or actions could hurt our reputation, result in significant expense to defend, distract our management, increase our costs of doing business, adversely affect the demand for our solutions and ultimately result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless our clients from the costs or consequences of litigation resulting from using our solutions or from the disclosure of confidential information, which could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

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If we fail to detect fraud or other actions that impact ad campaign performance, we could lose the confidence of advertisers or agencies, which would cause our business to suffer.

Our business relies on effectively and efficiently delivering advertising campaigns for advertisers. We may in the future be subject to fraudulent and malicious activities such as the use of bots, non-human traffic delivered by machines that are designed to simulate human users and artificially inflate user traffic. These activities could overstate the performance of any given ad campaign and could harm our reputation. If fraudulent or other malicious activity is perpetrated by others, and we fail to detect or prevent it, the affected advertisers may experience or perceive a reduced return on their investment and our reputation may be harmed. High levels of fraudulent or malicious activity could lead to dissatisfaction with our solutions, refusals to pay, refund demands or withdrawal of future business. If we fail to detect fraud or other actions that impact the performance of our ad campaigns, we could lose the confidence of our advertisers or agencies, which could cause our business to suffer.

Technological errors and system failures could significantly disrupt our operations and cause us to lose clients.

Our success depends on the continuing and uninterrupted performance of our solutions, which we utilize to place advertisements, monitor the performance of advertising campaigns, manage our inventory and respond to advertiser, application developer and other partner needs. Our revenue depends on our ability to target, as well as measure ad campaigns on a real-time basis. Factors that may adversely affect the performance of our solutions include:

●	Inability to accurately process data and extract meaningful insights and trends;

●	Faulty or out-of-date algorithms that fail to properly process; and

●	Technical or infrastructure problems causing advertisements not to function, display properly or be placed next to inappropriate context.

Sustained or repeated technological errors or system failures that interrupt our ability to deliver advertisements and provide access to our solutions, including technological failures affecting our ability to deliver advertising quickly could significantly reduce the attractiveness of our solutions and reduce our revenue. Any steps we take to increase the reliability and redundancy of our systems may be expensive and may not be successful in preventing technological errors and system failures. Any such technological errors or system failures could harm our ability to attract potential clients and retain and expand business with existing clients and our business, financial condition and operating results could be adversely affected.

Defects or errors in our solutions could harm our reputation, result in significant costs to us, impair our ability to deliver advertising campaigns and impair our ability to meet our obligations to our partners.

The technology underlying our solutions, including our proprietary technology and technology provided by third-parties, may contain material defects or errors that can adversely affect our ability to operate our business and cause significant harm to our reputation. This risk is compounded by the complexity of the technology underlying our solutions and the large amounts of data we utilize. Although we test technologies before incorporating them into our solutions, we cannot guarantee that all of the technologies that we incorporate will not contain errors, bugs or other defects. Errors, defects, disruptions in service or other performance problems in our solutions could result in the incomplete or inaccurate delivery of an ad campaign or other content, including serving an ad campaign in an incomplete or inaccurate manner. Any such failure, malfunction, or disruption in service could result in damage to our reputation, our clients withholding payment to us, advertisers, application developers or other partners making claims or initiating litigation against us, and our giving credits to our clients toward future services.

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Security breaches, computer viruses and computer hacking attacks could harm our business and results of operations.

We collect, store and transmit advertising information relating to our audience, advertisers, application developers and other partners and we store information about our employees and the company (such as contracts and company confidential information). We take steps to protect the security, integrity and confidentiality of such information, but there is no guarantee that inadvertent or unauthorized use or disclosure will not occur or that third parties will not gain unauthorized access to this information despite our efforts. Security breaches, computer malware and computer hacking attacks have become more prevalent in our industry and may occur on our systems or those of our information technology vendors in the future. Security breaches, computer viruses or other harmful software code and computer hacking attacks could result in the unauthorized disclosure, misuse, or loss of information, legal claims and litigation, indemnity obligations, regulatory fines and penalties, contractual obligations and liabilities, and other liabilities. In addition, if our security measures or those of our vendors are breached or unauthorized access to data otherwise occurs, our solutions may be perceived as not being secure and advertisers, application developers and other partners may reduce the use of or stop using our solutions, a government entity may bring a claim for inadequate data protection and our own employees may bring claims against our company for breaches of confidentiality. Any of the foregoing could damage our reputation among our current and potential clients, require significant expenditures of capital and other resources and cause us to lose business and revenue.

In order to maintain our revenue and grow our business, we need to continuously acquire and reach new audiences and maintain audience engagement with our application products through advertising campaigns.

Our business depends on reaching audiences through relationships with third party application developers and distribution partners as well as through direct media buying. In all cases, our growth is dependent on our ability to reach and expand audiences. The market to generate audiences for applications is highly competitive, and we experience significant competition for audience engagement with our applications from other vendors who use application advertising business models. We generate the substantial majority of revenues associated with our audiences during the first year after an application is installed. In order to maintain our current revenues and grow our business, we need to continuously engage in marketing campaigns aimed at maintaining audience engagement with our applications and acquiring new audiences. If we fail to conduct such marketing campaigns or any of our marketing campaigns prove less successful than anticipated, either because we are not able to accurately project the number of completed installations of the applications or otherwise, we expect that our audience engagement would decline materially, which would have a material adverse effect on our operating results.

Our business and prospects would be harmed if new versions or upgrades of operating systems and Internet browsers adversely impact the process or platform by which audiences install our applications and audiences view our advertisements. The application installation process for our solutions is currently straightforward and includes detailed information about our products and services. In the future, operating systems, internet browsers, ad blockers, and security programs could introduce new features or limitations that would make it more difficult to install applications and may negatively impact the growth of our audience base, and adversely impact our business and prospects.

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Our failure to protect our intellectual property rights could diminish the value of our services, weaken our competitive position and reduce our revenue.

We regard the protection of our intellectual property as critical to our success. We strive to protect our intellectual property rights by relying on contractual restrictions. We enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with third parties with whom we conduct business in order to limit access to, and disclosure and use of, our intellectual property and proprietary information. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others. We may, in the future, seek to protect our intellectual property in new ways, such as by registering our trademarks and copyrights or applying for patents for technology we develop. Effective trade secret, copyright, trademark, domain name and patent protection is expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. Protecting our intellectual property through federal and state filings in the future may prove expensive and time-consuming.

We have licensed in the past, and may license in the future, some of our proprietary rights to third parties. These licensees may take unauthorized actions that diminish the value of our proprietary rights or harm our reputation.

Monitoring unauthorized use of our intellectual property is difficult and costly. Our efforts to protect our proprietary rights may not be adequate to prevent misappropriation of our intellectual property. Further, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Our competitors may also independently develop similar technology. The laws in the United States and elsewhere change rapidly, and any future changes could adversely affect us and our intellectual property rights. Our failure to meaningfully protect our intellectual property could result in competitors offering services that incorporate our most technologically advanced features, which could seriously reduce demand for our solutions. In addition, we may in the future need to initiate infringement claims or litigation. Litigation, whether we are a plaintiff or a defendant, can be expensive, time-consuming and may divert the efforts of our technical staff and managerial personnel, which could harm our business, whether or not such litigation results in a determination that is unfavorable to us. In addition, litigation is inherently uncertain, and thus we may not be able to stop our competitors from infringing upon our intellectual property rights.

Our business may suffer if it is alleged or determined that our solutions or another aspect of our business infringes the intellectual property rights of others.

Companies in the online advertising industry are often required to defend against litigation claims that are based on allegations of infringement or other violations of intellectual property rights. Our success depends, in part, upon non-infringement of intellectual property rights owned by others and being able to resolve claims of intellectual property infringement or misappropriation without major financial expenditures or adverse consequences. In the future, we may face claims by third parties that we infringe upon or misappropriate their intellectual property rights, and we may be found to be infringing upon or to have misappropriated such rights. Such claims may be made by competitors or other parties. Regardless of whether claims that we are infringing patents or infringing or misappropriating other intellectual property rights have any merit, these claims are time-consuming and costly to evaluate and defend, and can impose a significant burden on management and employees. The outcome of any litigation is inherently uncertain, and we may receive unfavorable interim or preliminary rulings in the course of litigation. There can be no assurances that favorable final outcomes will be obtained in all cases. We may decide to settle lawsuits and disputes on terms that are unfavorable to us. Some of our competitors have substantially greater resources than we do and are able to sustain the costs of complex intellectual property litigation to a greater degree and for longer periods of time than we could. Claims that we are infringing patents or other intellectual property rights could:

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●	subject us to significant liabilities for monetary damages, which may be tripled in certain instances, and the attorneys’ fees of others;

●	prohibit us from developing, commercializing or continuing to provide some or all of our solutions unless we obtain licenses from, and pay royalties to, the holders of the patents or other intellectual property rights, which may not be available on commercially favorable terms, or at all;

●	subject us to indemnification obligations or obligations to refund fees to, and adversely affect our relationships with, our current or future advertisers, application developers and other partners;

●	result in injunctive relief against us, or otherwise result in delays or stoppages in providing all or certain aspects of our solutions;

●	cause advertisers, application developers and other partners to avoid working with us;

●	divert the attention and resources of management and technical personnel; and

●	require technology or branding changes to our solutions that would cause us to incur substantial cost and that we may be unable to execute effectively or at all.

Our business will suffer if we are unable to successfully integrate acquired companies into our business or otherwise manage the growth associated with multiple acquisitions.

Part of our overall growth strategy is to acquire businesses, personnel and technologies that are complementary to our existing business and expand our employee base and the breadth of our offerings. Our ability to grow through future acquisitions will depend on the availability of suitable acquisition and investment candidates at an acceptable cost, our ability to compete effectively to attract these candidates and the availability of financing to complete larger acquisitions. Future acquisitions or investments could result in potential dilutive issuances of equity securities, use of significant cash balances or incurrence of debt, contingent liabilities or amortization expenses related to goodwill and other intangible assets, any of which could adversely affect our financial condition and results of operations. The benefits of an acquisition or investment may also take considerable time to develop, and we cannot be certain that any particular acquisition or investment will produce the intended benefits.

Integration of a new company’s operations, assets and personnel into ours will require significant attention from our management. The diversion of our management’s attention away from our business and any difficulties encountered in the integration process could harm our ability to manage our business. Future acquisitions will also expose us to potential risks, including risks associated with any acquired liabilities, the integration of new operations, technologies and personnel, unforeseen or hidden liabilities and unanticipated, information security vulnerabilities, the diversion of resources from our existing businesses, sites and technologies, the inability to generate sufficient revenue to offset the costs and expenses of acquisitions, and potential loss of, or harm to, our relationships with employees, players, and other suppliers as a result of the integration of new businesses.

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We may need additional capital in the future to meet our financial obligations and to pursue our business objectives. Additional capital may not be available on favorable terms, or at all, which could compromise our ability to meet our financial obligations and grow our business.

We may need additional capital in the future to expand our marketing and sales and technology development efforts or to make acquisitions. Additional financing may not be available on favorable terms, if at all. If adequate funds are not available on acceptable terms, we may be unable to fund the expansion of our marketing and sales and technology development efforts or take advantage of acquisition or other opportunities, which could harm our business and results of operations.

Financing, if any, may be in the form of debt or additional sales of equity securities, including common or preferred stock. The incurrence of debt or the sale of preferred stock may result in the imposition of operational limitations and other covenants and payment obligations, any of which may be burdensome to us. The sale of equity securities, including common or preferred stock, may result in dilution to the current shareholders’ ownership.

We depend on third party Internet and telecommunication providers to operate our business. Temporary failure of these services, including catastrophic or technological interruptions, would reduce our revenues and damage our reputation, and securing alternate sources for these services could significantly increase our expenses.

Each of our third party Internet and telecommunication providers may not continue to provide services to us without disruptions in services, at the current cost or at all. Moreover, as technology advances occur, we will need to upgrade our systems, infrastructure and technologies. Although there may be overlap between the companies that provide such services, any such disruption in services, even if temporary, may negatively impact our performance.

Our servers and communications systems could be damaged or interrupted by fire, flood, power loss, telecommunications failure, earthquakes, acts of war or terrorism, acts of God, computer viruses, physical or electronic break-ins and similar events or disruptions. Any of these events could cause deterioration in performance or interruption in these systems, delays, loss of critical data and lost revenues. Further, because our California headquarters and server location site are in seismically active areas, earthquakes present a particular serious risk of business disruption.

A loss of the services of our senior management and other key personnel could adversely affect the execution of our business strategy.

We depend on the continued services of our senior management team. The loss of the services of these personnel could create a gap in management and could result in the loss of expertise necessary for us to execute our business strategy and thereby adversely affect our business.

Further, our ability to execute our business strategy also depends on our ability to continue to attract, retain and motivate qualified and skilled technical and creative personnel and skilled management, marketing and sales personnel. Competition for well-qualified employees in our industry is intense and our continued ability to compete effectively depends, in part, upon our ability to retain existing key employees and to attract new skilled employees as well. If we cannot attract and retain additional key employees or lose one or more of our current key employees, our ability to develop or market our products and attract or acquire new users could be adversely affected. Although we have established programs to attract new employees and provide incentives to retain existing employees, particularly senior management, we cannot be assured that we will be able to retain the services of senior management or other key employees, or that we will be able to attract new employees in the future who are capable of making significant contributions.

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Any significant decline in desktop PC computer audiences accessing the Internet could significantly diminish the value of our solutions and cause us to lose revenue since most of our revenue generating solutions are currently not usable on competing platforms.

We focus primarily on the market related to personal computers, or “PCs.” To the extent that there is an even more significant shift by the market from PCs to mobile or tablet devices, we could experience a substantial reduction in revenues. Recently, the number of individuals who access the Internet through devices other than PCs, such as mobile phones and tablets, has increased dramatically. Our services are not yet available on these alternative platforms and devices. If this trend accelerates, and if we fail to successfully develop a mobile offering, we may fail to capture a sufficient share of an increasingly important portion of the market for online services, and our services will become less relevant and may fail to attract advertisers and web traffic.

Additionally, mobile devices are more controlled by the mobile device manufacturers and the providers of their operating systems. To the extent that these hardware and software providers use their position to advantage their own offerings, our opportunities could be more limited.

Our results of operations and financial condition may be adversely impacted by worldwide economic conditions.

In the event that the United States and/or Europe experiences an economic downturn or the current economic climate worsens, this could reduce our advertisers’ ability to spend on internet advertising. A reduction in the purchasing of our products, use of our services and consumer internet spending may possibly have a greater negative impact in the future on our sales and revenue generation, margins and operating expenses, and consequently have a material adverse effect on our business, results of operations and financial condition.

Geo-political uncertainties and instabilities may have negative impacts on our ability to operate and/or grow.

As we expand our business globally, we depend on a stable geo-political environment in the regions in which we operate. Should there be instabilities in regions where we sell, wish to sell or have outsourced development operations, we may find it difficult to maintain or grow our business. As we expand our advertiser base to cover Asia, the Middle East, Africa and Latin America, geo-political instabilities could have an adverse impact on our business. Additionally, we outsource our technology development to an engineering firm located in Bosnia and Herzegovina. The region has a history of geopolitical unrest and should a period of instability ensue, our technology development capabilities could be jeopardized.

New laws and regulations applicable to Internet advertising, privacy and data collection and protection, and uncertainties regarding the application or interpretation of existing laws and regulations, could harm our business.

Our business is conducted through the internet and therefore, among other things, we are subject to the laws and regulations that apply to online businesses around the world. These laws and regulations are becoming more prevalent in the United States, Europe and elsewhere and may impede the growth of internet marketing; and consequently our services.  These regulations and laws may cover user privacy, data collection and protection, content, use of “cookies”, access changes, “net neutrality,” pricing, intellectual property, distribution, protection of minors, consumer protection and taxation.

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Many areas of the law affecting the internet remain largely unsettled, even in areas where there has been legislative action. This uncertainty can be compounded when services hosted in one jurisdiction are directed at users in another jurisdiction. Therefore, it is difficult to determine whether and how existing laws, such as those governing intellectual property, privacy and data collection and protection, libel, marketing, data security and taxation, apply to the Internet and our business.

Risks Related to New Holdco and New Holdco Securities

The majority of New Holdco’s common stock will be owned by current members of Future Ads, whose interests may not be aligned with the interests of Kitara stockholders.

Immediately after the consummation of the transactions, the former holders of Kitara common stock will own approximately 38.3% of the outstanding New Holdco common stock and the prior members of Future Ads will own the remaining approximately 61.7%. As a result of their stock ownership in New Holdco, the prior members of Future Ads will be able to control all matters requiring approval by New Holdco stockholders, including, but not limited to:

●	the election of directors;

●	mergers, consolidations or acquisitions, the sale of all or substantially all of New Holdco’s assets and other decisions affecting New Holdco’s capital structure;

●	the amendment of New Holdco’s certificate of incorporation and bylaws; and

●	New Holdco’s liquidation, winding up and dissolution.

The interests of the current members of Future Ads may not be aligned with the interests of the former Kitara stockholders in these matters. In addition, this concentration of stock ownership may have a material adverse effect on the trading price of New Holdco’s common stock because investors may perceive disadvantages in owning shares in a company with significant stockholders. Such persons’ stock ownership also may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Furthermore, under the stockholders’ agreement entered into between the current members of Future Ads and New Holdco, as long as the members own at least 50% of the outstanding New Holdco common stock, the members will have the right to designate a majority of the directors of the New Holdco board and, as long as the members own at least 20% of the outstanding New Holdco common stock, the members will have the right to designate at least 40% of the directors of the New Holdco board. As a result of their right to designate a majority of the directors, the members of Future Ads will have even greater influence over the management of New Holdco’s business.

New Holdco does not intend to pay cash dividends on its common stock in the foreseeable future.

Kitara has not paid any cash dividends on its common stock to date. New Holdco does not anticipate paying dividends in the foreseeable future, but expects to retain earnings to finance the growth of its business. Therefore, any return on investments will only occur if the market price of New Holdco common stock appreciates. In addition, the terms of the debt financing obtained in connection with the transactions likely will restrict New Holdco’s ability to pay dividends on its common stock.

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There has been no prior public market for New Holdco common stock.

Prior to the completion of the merger, no public market will have existed for the shares of New Holdco common stock that you will receive in the merger. Your shares of New Holdco common stock will be listed on the OTCBB. However, an active public market for New Holdco common stock may not develop or be sustained, which could affect your ability to sell, or depress the market price of, the New Holdco common stock. We are unable to predict whether an active trading market for New Holdco common stock will develop or will be sustained.

The public price and trading volume of New Holdco common stock may be volatile.

The price and volume of New Holdco common stock may be volatile and subject to fluctuations. Some of the factors that could cause fluctuations in the stock price or trading volume of New Holdco common stock include:

●	general market and economic conditions and market trends, including in the digital media advertising industry and the financial markets generally;

●	the political, economic and social situation in the United States, including privacy laws;

●	actual or expected variations in operating results;

●	variations in quarterly operating results;

●	announcements by New Holdco or New Holdco’s competitors of significant acquisitions, strategic partnerships, joint ventures, capital commitments, or other business developments;

●	adoption of new accounting standards affecting the industry in which New Holdco operates;

●	operations and stock performance of competitors;

●	litigation or governmental action involving or affecting New Holdco or its subsidiaries;

●	recruitment or departure of key personnel;

●	purchase or sales of blocks of New Holdco common stock; and

●	operating and stock performance of the companies that investors may consider to be comparable.

There can be no assurance that the price of New Holdco common stock will not fluctuate or decline significantly. The stock market in recent years has experienced considerable price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of individual companies and that could materially adversely affect the price of New Holdco common stock, regardless of New Holdco’s operating performance. The market prices of stock in technology and advertising companies have been especially volatile. You should also be aware that price volatility might be worse if the trading volume of shares of the common stock is low.

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New Holdco will have the ability to issue “blank check” preferred stock, which could affect the rights of holders of New Holdco common stock.

New Holdco’s certificate of incorporation allows the board of directors of New Holdco to issue 1,000,000 shares of preferred stock and to set the terms of such preferred stock. The terms of such preferred stock may materially adversely impact the dividend and liquidation rights of holders of New Holdco common stock.

The requirements of being a public company, including the requirements of the Sarbanes-Oxley Act of 2002, may strain the resources of New Holdco and its subsidiaries, increase their costs and distract their management, and New Holdco and its subsidiaries may be unable to comply with these requirements in a timely or cost-effective manner.

Neither New Holdco nor Future Ads has any history operating as a publicly-traded company. Following consummation of the merger, as a public company, New Holdco and its subsidiaries, including Future Ads, will need to comply with certain laws and regulations and public reporting requirements, including the reporting obligations of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” certain corporate governance provisions of the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act and other laws, regulations and rules of the SEC, all of which New Holdco and Future Ads are not required to comply with as private companies. Complying with these statutes, regulations and requirements will increase New Holdco’s and Future Ads’ general and administrative costs as a result of higher expenses associated with director and officer liability insurance, audit work, legal counsel, regulatory requirements and the establishment and maintenance of heightened corporate governance measures and management oversight. Compliance will occupy a significant portion of New Holdco’s board of directors’ and management’s time.

New Holdco and Future Ads will need to:

●	institute a more comprehensive compliance function;

●	design, establish, evaluate and maintain a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

●	establish internal policies, such as those relating to disclosure controls and procedures and insider trading;

●	prepare and file periodic and annual reports; and

●	establish an investor relations function.

If New Holdco and its subsidiaries are unable to accomplish these objectives in a timely and effective fashion, their ability to comply with its public reporting requirements and other rules that apply to public companies could be impaired, and New Holdco may be subject to sanction or investigation by the SEC.

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After the merger, New Holdco’s failure to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act could result in a restatement of its financial statements, cause investors to lose confidence in its financial statements and have a material adverse effect on New Holdco’s business and stock price.

Neither New Holdco nor Future Ads is currently required to evaluate its internal control over financial reporting in the manner that is currently required of certain public companies in the United States. As a public company New Holdco’s internal accounting controls, including those applicable to Future Ads business, will need to meet all standards applicable to companies with publicly traded securities. Effective internal controls are necessary for New Holdco to provide reliable financial reports, to help mitigate the risk of fraud and to operate successfully as a publicly traded company. As a public company, New Holdco will be required to document and test its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board, including annual management assessments of the effectiveness of New Holdco’s internal control over financial reporting and, if New Holdco ceases to be a non-accelerated filer as defined under rules and regulations of the SEC, a report by New Holdco’s independent registered public accounting firm that addresses its internal control over financial reporting. The requirement for management’s report will apply starting with the annual report for the year ended December 31, 2015 and the requirement for a report by New Holdco’s independent registered public accounting firm will apply starting with the annual report for the first year ending on or after December 31, 2015 in which New Holdco has a public float of at least $75,000,000 as of the end of its second fiscal quarter.

As New Holdco prepares to comply with Section 404 of the Sarbanes-Oxley Act with respect to internal control over financial reporting, it may identify significant deficiencies or errors that it may not be able to remediate in time to meet its deadline for compliance. For example, Kitara has identified certain material weaknesses in its internal controls, as discussed above. Testing and maintaining internal control over financial reporting can divert New Holdco’s management’s attention from other matters that are important to its business. New Holdco may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act or New Holdco’s independent registered public accounting firm may not be able or willing to issue a favorable assessment if New Holdco concludes that its internal control over financial reporting is ineffective. If either New Holdco is unable to conclude that it has effective internal control over financial reporting or New Holdco’s independent registered public accounting firm is unable to provide New Holdco with an unqualified report, investors could lose confidence in New Holdco’s reported financial information and New Holdco itself, which could result in a decline in the market price of New Holdco’s shares, and cause New Holdco to fail to meet its future reporting obligations, which in turn could impact its ability to raise additional financing if needed in the future.

Once New Holdco is a public company, if it fails to implement the requirements of Section 404 of the Sarbanes-Oxley Act with respect to internal control over financial reporting in a timely manner, it may also be subject to sanctions or investigation by regulatory authorities such as the SEC.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents that are incorporated into this proxy statement/prospectus by reference may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. We consider such statements to be “forward-looking statements.” You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “will,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “aim,” “seek,” “forecast” and other similar words. These include, but are not limited to, statements relating to the strategy of New Holdco, the synergies and the benefits that we expect to achieve in the transaction discussed herein, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, projections related to future financial information of Future Ads and Kitara and other statements that are not historical facts. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of those factors are outside the control of New Holdco, Future Ads and Kitara, and could cause actual results to differ materially from the results expressed or implied by those forward-looking statements. In addition to the risk factors described under “Risk Factors” beginning on page 23, those factors include:

●	New Holdco’s ability to execute its business strategy;

●	New Holdco’s, Kitara’s and Future Ads’ need and ability to raise additional capital to implement its business strategy and to close the merger and exchange;

●	certain risks and uncertainties inherent in digital media advertising;

●	the loss of senior management or key employees;

●	Kitara’s and Future Ads’ ability to obtain skilled personnel;

●	regulation to which Kitara and/or Future Ads is subject;

●	obtaining the stockholder approval required for the Kitara merger;

●	satisfying the conditions to the closing, in particular the minimum EBITDA conditions to the debt financing;

●	successfully integrating the Kitara and Future Ads businesses and avoiding problems which may result in the combined company not operating as effectively and efficiently as expected;

●	unexpected costs or unexpected liabilities;

●	the effects on the businesses of the companies resulting from uncertainty surrounding the merger;

●	adverse outcomes of pending or threatened litigation or government investigations;

●	the effects on the businesses of the companies of future regulatory or legislative actions;

●	conduct and changing circumstances related to third-party relationships on which Kitara and Future Ads rely;

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●	the volatile and unpredictable current stock market and credit market conditions;

●	market risks from fluctuations in interest rates;

●	adverse weather conditions, including droughts and hurricanes; and

●	other economic, business, and/or competitive factors.

The areas of risk and uncertainty described above should be considered in connection with any written or oral forward-looking statements that may be made after the date of this proxy statement/prospectus by Kitara or Future Ads or anyone acting for any or all of them.

Kitara and New Holdco also caution the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Kitara nor New Holdco undertakes any duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect actual outcomes.

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THE SPECIAL MEETING

Date, Time and Place of the Special Meeting

The Special Meeting is scheduled to be held on December [●], 2014 at 10:00 a.m., local time, at the offices of our general counsel, Graubard Miller, located at The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

Purpose of the Special Meeting

At the Special Meeting, Kitara stockholders will be asked to consider and vote upon:

●	a proposal to adopt the merger agreement, a copy of which is attached hereto as Annex A, and approve the merger contemplated thereby;

●	proposals to approve the following six provisions in the New Holdco certificate of incorporation that will be in effect after the completion of the merger and that are not in the current Kitara amended and restated certificate of incorporation:

●	New Holdco is authorized to issue 500,000,000 shares of common stock;

●	Any director or the entire board of directors generally may be removed, with or without cause, by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon;

●	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required to amend any provision of the New Holdco certificate of incorporation;

●	The affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, generally shall be required for the stockholders of New Holdco to amend any provision of the bylaws of New Holdco;

●	New Holdco shall not be bound or governed by, or otherwise subject to, Section 203 of the Delaware General Corporation Law; and

●	Certain actions and proceedings with respect to New Holdco may be brought only in a court in the State of Delaware;

●	a proposal to approve the 2014 Plan, a copy of which is attached hereto as Annex C; and

●	a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes at the Special Meeting to adopt the merger agreement and approve the merger.

Record Date; Outstanding Shares Entitled to Vote

The board of directors of Kitara has fixed November [●], 2014, as the record date for the Special Meeting. If you were a Kitara stockholder at the close of business on the record date, you are entitled to vote your Kitara shares at the Special Meeting. As of the record date, there were [●] shares of Kitara common stock, par value $0.0001 per share, outstanding and entitled to vote at the Special Meeting.

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Ownership of Kitara Common Stock

If your shares of Kitara common stock are registered directly in your name with Kitara’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares of Kitara common stock, the “stockholder of record.” This proxy statement/prospectus and the enclosed proxy card have been sent directly to you by Kitara.

If your shares of Kitara common stock are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares of Kitara common stock held in “street name.” This proxy statement/prospectus has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares of Kitara common stock, the stockholder of record. As the beneficial owner of shares of Kitara common stock held in street name, you have the right to direct your broker, bank or nominee how to vote your shares of Kitara common stock by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet.

Quorum

In order to transact business at the Special Meeting, a quorum of Kitara stockholders must be present. A quorum will exist if holders of a majority of the outstanding shares of Kitara common stock entitled to vote on a matter are present in person, or represented by proxy, at the Special Meeting. Accordingly, the presence at the Special Meeting, either in person or by proxy, of holders of at least [●] shares of Kitara common stock will be required to establish a quorum. If a quorum is not present, the Special Meeting may be adjourned, pending stockholder approval, to a later date.

Holders of shares of Kitara common stock present in person at the Special Meeting but not voting, and shares of Kitara common stock for which Kitara has received proxies indicating that their holders have abstained, will be counted as present at the Special Meeting for purposes of determining whether a quorum is established.

Vote Required

Under Delaware law, the affirmative vote of the holders of at least a majority of the outstanding shares of Kitara common stock is required to approve the merger agreement.

The affirmative vote of the holders of at least a majority of the outstanding shares of Kitara common stock who are present at the meeting, in person or by proxy, and entitled to vote on the applicable matter is required to approve:

●	the Charter Amendment Proposals;

●	the Equity Plan Proposal; and

●	the Adjournment Proposal.

Because approval of the Merger Proposal requires the affirmative vote of the majority of the outstanding shares of common stock of Kitara as of the record date, if you mark “abstain” or fail to instruct your bank, broker or other nominee on how to vote the shares of Kitara common stock you hold in street name on the proposed merger, it will have the same effect as a vote “AGAINST” the Merger Proposal.

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If you mark “abstain” with respect to the Charter Amendment Proposals, the Equity Plan Proposal or Adjournment Proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to instruct your bank, broker or other nominee on how to vote the shares of Kitara common stock you hold in street name with respect to the Charter Amendment Proposals, the Equity Plan Proposal or Adjournment Proposal, your shares of Kitara common stock will not be treated as present at the Special Meeting and entitled to vote on that proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to that proposal.

Recommendation of Kitara’s Board of Directors

The Merger Proposal:  Kitara’s board of directors unanimously determined that the merger agreement is advisable, fair and in the best interests of Kitara and its stockholders and unanimously approved the merger agreement. The Kitara board of directors recommends that the stockholders of Kitara vote “FOR” the Merger Proposal. Additional information on the recommendation of Kitara’s board of directors is set forth in “The Transactions — Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors” beginning on page 78.

Kitara stockholders should carefully read this proxy statement/prospectus in its entirety for additional information concerning the merger agreement and the proposed transaction. In addition, Kitara stockholders are directed to the merger agreement, as amended, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus is a part.

The Charter Amendment Proposals: Kitara’s board of directors unanimously recommends that the stockholders of Kitara vote “FOR” each of the Charter Amendment Proposals.

The Equity Plan Proposal:  Kitara’s board of directors unanimously recommends that the stockholders of Kitara vote “FOR” the Equity Plan Proposal.

The Adjournment Proposal:  Kitara’s board of directors unanimously recommends that the stockholders of Kitara vote “FOR” the Adjournment Proposal.

Voting by Kitara’s Directors and Executive Officers

As of the record date, Kitara’s directors and executive officers and certain of their affiliates beneficially owned more than 50% of the total votes entitled to be cast at the Special Meeting. Accordingly, Kitara’s directors and executive officers and their affiliates may approve the Merger Proposal, the Charter Amendment Proposals, the Equity Plan Proposal and the Adjournment Proposal without the affirmative vote of any other Kitara stockholder. Under the voting agreement, Kitara’s directors and executive officers and their affiliates have agreed, among other things, to vote their shares of Kitara common stock in favor of the Merger Proposal and the Equity Plan Proposal. They have also agreed to vote in favor of any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, which would include the Charter Amendment Proposals and the Adjournment Proposal.

How to Vote

After reading and carefully considering the information contained in this proxy statement/prospectus, please vote promptly. In order to ensure your vote is recorded, please submit your proxy or voting instructions as instructed below as soon as possible, even if you plan to attend the Special Meeting.

Internet. You can vote over the Internet by following the instructions included with your proxy card. If you vote over the Internet, do not return your proxy card. The availability of Internet voting for beneficial owners holding Kitara shares in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

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Telephone. You can vote by telephone by following the instructions included with your proxy card. You will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions. Telephone voting is available 24 hours a day. If you vote by telephone, do not return your proxy card. The availability of telephone voting for beneficial owners holding Kitara shares in street name will depend on the voting process of your broker, bank or nominee. Please follow the voting instructions in the materials you receive from your broker, bank or nominee.

Mail. You can vote by mail by simply completing, signing, dating and mailing your proxy card or voting instruction card in the postage-paid envelope included with this proxy statement/prospectus.

In addition, all stockholders may vote in person at the special meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person as your proxy. If you are a beneficial owner of shares held in street name, you must obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Attending the Special Meeting

All Kitara stockholders as of the record date may attend the Special Meeting. If you are a beneficial owner of Kitara shares held in street name, you must provide evidence of your ownership of Kitara shares, which you can obtain from your broker, banker or nominee.

Voting of Proxies

If you vote by Internet, telephone or by completing, signing, dating and mailing your proxy card or voting instruction card, your Kitara shares will be voted in accordance with your instructions. If you are a stockholder of record and you sign, date and return your proxy card but do not indicate how you want to vote or do not indicate that you wish to abstain, your Kitara shares will be voted “FOR” the Merger Proposal, “FOR” the Charter Amendment Proposals, “FOR” the Equity Plan Proposal and “FOR” the Adjournment Proposal.

Voting of Kitara Shares Held in Street Name

Kitara stockholders who hold shares of Kitara common stock in a stock brokerage account or through a bank, broker or other nominee (referred to in this proxy statement/prospectus as “street name” stockholders) who wish to vote at the Special Meeting should be provided a voting instruction card by the institution that holds their Kitara shares. If this has not occurred, contact the institution that holds your Kitara shares. A number of banks and brokerage firms participate in a program that also permits stockholders whose Kitara shares are held in “street name” to direct their vote by telephone or over the Internet. If your Kitara shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these Kitara shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. The Internet and telephone proxy procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their proxy voting instructions and to confirm that those instructions have been properly recorded. Votes directed by telephone or over the Internet through such a program must be received by 11:59 p.m. eastern time on December [●], 2014. Directing the voting of your Kitara shares will not affect your right to vote in person if you decide to attend the Special Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, broker or other nominee to vote your Kitara shares held in “street name” at the Special Meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your Kitara shares.

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Revoking your Proxy

If you are a stockholder of record you can revoke your vote at any time before your proxy is voted at the Special Meeting. You can do this in one of three ways:

●	you can send a signed notice of revocation to the Corporate Secretary of Kitara;

●	you can submit a revised proxy bearing a later date by Internet, telephone or mail as described above; or

●	you can attend the Special Meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, though your attendance alone will not revoke any proxy that you have previously given.

If you choose either of the first two methods, you must submit your notice of revocation or your new proxy no later than the beginning of the Special Meeting. If you are a beneficial owner of Kitara shares held in street name, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy from your broker, bank or nominee and present it to the inspectors of election with your ballot when you vote at the meeting.

Proxy Solicitations

Kitara is soliciting proxies for the Special Meeting from Kitara stockholders. Kitara will bear the cost of soliciting proxies from Kitara stockholders, including the expenses incurred in connection with the printing and mailing of this proxy statement/prospectus. In addition to this mailing, Kitara’s directors, officers and employees (who will not receive any additional compensation for such services) may solicit proxies by telephone or in-person meeting.

Kitara will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of Kitara common stock.

Other Business

Kitara’s board of directors is not aware of any other business to be acted upon at the Special Meeting.

Adjournments and Postponements

Adjournments or postponements may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time with the approval of a majority of the votes present in person at the Special Meeting or represented by proxy at the time of the vote, whether or not a quorum exists. Kitara is not required to notify stockholders of any adjournment if the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting.

In addition, at any time prior to convening the Special Meeting, the Special Meeting may be postponed without the approval of Kitara stockholders. If postponed, Kitara will publicly announce the new meeting date.

At any adjourned or postponed meeting, Kitara may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned or postponed meeting. Proxies submitted by Kitara stockholders for use at the Special Meeting will be used at any adjournment or postponement of the meeting. References to the Special Meeting in this proxy statement/prospectus are to the Special Meeting, as the same may be adjourned or postponed.

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PROPOSAL NO. 1 — THE MERGER PROPOSAL

As discussed in this proxy statement/prospectus, Kitara is requesting that its stockholders adopt the merger agreement and approve the merger, which is part of a single integrated transaction with the exchange. Approval of this proposal is a condition to the completion of the merger and the exchange.

Kitara stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning Kitara, Future Ads and the merger agreement, exchange agreement and the transactions contemplated thereby, including the sections entitled “The Transactions” beginning on page 76, “The Agreements — Description of the Merger Agreement” beginning on page 85 and “The Agreements — Description of the Exchange Agreement” beginning on page 86. The merger agreement and exchange agreement are attached as Annex A and Annex B, respectively, to this proxy statement/prospectus. You are urged to read carefully the entire merger agreement and the entire exchange agreement before voting on this proposal.

The vote on this Proposal No. 1 is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote for Proposal No. 1 on the adoption of the merger agreement and approval of the merger and vote against any of the other proposals, and vice versa.

Vote Required for Approval

The merger agreement will be approved if the holders of at least a majority of the outstanding shares of Kitara common stock vote “FOR” this proposal.

Because this proposal requires the affirmative vote of the majority of the outstanding shares of common stock of Kitara as of the record date, if you mark “abstain” or fail to instruct your bank, broker or other nominee on how to vote the shares of Kitara common stock you hold in street name on the proposed merger, it will have the same effect as a vote “AGAINST” the merger.

Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock in favor of the adoption of the merger agreement and approval of the merger. The supporting parties hold more than 50% of the shares of Kitara common stock outstanding. Accordingly, the supporting parties may adopt the merger agreement and approve the merger without the affirmative vote of any other Kitara stockholder.

Recommendation of the Kitara Board of Directors

THE KITARA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE KITARA STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

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PROPOSAL NOS. 2A TO 2F — THE CHARTER AMENDMENT PROPOSALS

Kitara and Future Ads agreed as part of the negotiations for the exchange agreement that the New Holdco certificate of incorporation would be in the form attached as Annex H to this proxy statement/prospectus. It is the position of the SEC that Kitara is required to submit to its stockholders for approval certain of the provisions of the New Holdco certificate of incorporation that differ materially from those set forth in the Kitara’s amended and restated certificate of incorporation and bylaws.

Kitara stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the New Holdco certificate of incorporation, including the sections entitled “—Proposal 2A — Increase in Authorized Shares,” “—Proposal 2B — Super-Majority Requirement for Removal of Directors,” “—Proposal 2C — Super-Majority Requirement for Amendments to Certificate of Incorporation,” “—Proposal 2D — Super-Majority Requirement for Amendments to Bylaws,” “—Proposal 2E — Opt Out of Section 203” and “—Proposal 2F — Exclusive Forum Provision” below. The New Holdco certificate of incorporation is attached as Annex H to this proxy statement/prospectus. You are urged to read carefully the entire New Holdco certificate of incorporation before voting on this proposal.

The Kitara board of directors believes that approval of each of the provisions of the New Holdco certificate of incorporation set forth below is in the best interests of Kitara’s shareholders for the reasons set forth below. Furthermore, the provisions were negotiated by Kitara and the other parties to the exchange agreement and are considered by the parties to be an integral part of the larger negotiated transaction approved and recommended by the Kitara board of directors.

Proposal 2A — Increase in Authorized Shares

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that New Holdco is authorized to issue 500,000,000 shares of common stock, which is 200,000,000 more shares than Kitara is authorized to issue under the Kitara amended and restated certificate of incorporation.

Upon closing of the transactions, New Holdco estimates that 250,097,333 shares of New Holdco common stock will be issued and outstanding. In addition, New Holdco estimates that 26,187,129 shares of common stock will be reserved for issuance under the 2014 Plan, 8,320,000 shares will be reserved for issuance under outstanding stock options and 6,363,636 will be reserved for issuance under outstanding warrants.

The authorization of additional shares of common stock will enable New Holdco to meet its obligations under the exchange agreement complete equity financing to fund the $10,000,000 of deferred consideration payable to the members of Future Ads and its obligations under its equity compensation plans and under its warrants, while retaining flexibility to respond to future business needs and opportunities. For example, the additional shares may be used for financing New Holdco’s business, for acquiring other businesses, for forming strategic partnerships and alliances, for granting equity compensation to our employees or for stock dividends and stock splits.

The New Holdco board of directors will be authorized to issue the additional shares of common stock, in its discretion, without further approval of the stockholders, and the New Holdco board of directors does not intend to seek stockholder approval prior to any issuance of the shares of common stock, unless stockholder approval is required by applicable law or securities exchange rules. Although New Holdco reviews from time to time various transactions that could result in the issuance of common stock, New Holdco has no current plan, agreement, commitment, understanding or arrangement to issue additional shares of its common stock, except for issuances described in the preceding paragraph.

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The issuance of additional shares of common stock will have a dilutive effect on earnings per share and on the equity and voting power of the then-existing holders of New Holdco capital stock, including the current Kitara stockholders. It may also adversely affect the market price of the common stock. However, if the issuance of additional shares of common stock allows New Holdco to pursue its business plan and grow its business, the market price of its common stock may increase.

While not intended as an anti-takeover provision, and while the threat of a takeover attempt will remain attenuated as long as ownership is concentrated with the members and New Holdco management and the stockholders’ agreement remains in effect, the additional shares of common stock ultimately could be used to oppose a hostile takeover attempt or to delay or prevent changes in control or management of the company. For example, without further stockholder approval, the New Holdco board of directors could strategically sell shares of common stock to purchasers who would oppose a takeover or favor the current board of directors. Although the size of the New Holdco authorized capital has been determined based on business and financial considerations and not by the threat of any hostile takeover attempt (nor is the board of directors currently aware of any such attempts directed at the company), approval of the proposal could facilitate future efforts by New Holdco to deter or prevent changes in control of the company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Proposal 2B — Super-Majority Requirement for Removal of Directors

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that, except for such additional directors, if any, as are elected by the holders of any series of preferred stock as provided for or fixed by the terms of such preferred stock, and unless otherwise restricted by law, any director or the entire board of directors may be removed, with or without cause, by the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon. The Kitara amended and restated certificate of incorporation does not contain a similar provision. As a result, any director of Kitara may currently be removed, with or without cause, by the affirmative vote of a majority of the shares of common stock entitled to vote an election of directors.

This super-majority requirement for the removal of directors will enable New Holdco to maintain continuity of management and also will help ensure the negotiated terms of the transactions relating to management of New Holdco are not circumvented. The Kitara board of directors believes that maintaining continuity of New Holdco management in accordance with the provisions of the transactions will permit more effective long-term strategic planning with respect to the businesses of Kitara and Future Ads and will promote the creation of long-term value for the current Kitara stockholders.

While the threat of a takeover attempt will remain attenuated as long as ownership is concentrated with the members and New Holdco management and the stockholders’ agreement remains in effect, the super-majority requirement for the removal of directors ultimately may delay or prevent changes in control or management of the company. For example, a takeover bidder who acquired a majority but less than 66 2/3% of the New Holdco common stock would not be able to immediately remove and replace the board of directors, but instead would have to wait until the next annual meeting. Approval of the proposal could in the future deter or prevent changes in control of the company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

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Proposal 2C — Super-Majority Requirement for Amendments to Certificate of Incorporation

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that, except as otherwise provided in the certificate of incorporation, and in addition to any requirements of law, the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, shall be required to amend any provision of the New Holdco certificate of incorporation. The Kitara amended and restated certificate of incorporation does not contain a similar provision. As a result, any amendment to the Kitara certificate of incorporation may currently be approved by the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote thereon.

This super-majority requirement for the amendment of the certificate of incorporation will help ensure the negotiated terms of the New Holdco certificate of incorporation are not changed, deleted or circumvented, including the provision requiring a super-majority vote in order to remove directors of New Holdco.

While the threat of a takeover attempt will remain attenuated as long as ownership is concentrated with the members and New Holdco management and the stockholders’ agreement remains in effect, the super-majority requirement for the amendment of the certificate of incorporation, together with the super-majority requirement for the amendment of the bylaws, ultimately may delay or prevent changes in control or management of the company. For example, a takeover bidder who acquired a majority but less than 66 2/3% of the New Holdco common stock would not be able to remove provisions of the certificate of incorporation or bylaws that interfered with such stockholder’s ability to assert control over the company, including the provision related to the removal of directors. Approval of the proposal could in the future deter or prevent changes in control of the company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Proposal 2D — Super-Majority Requirement for Amendments to Bylaws by the Stockholders of New Holdco

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that, except as otherwise provided in the certificate of incorporation and bylaws, and in addition to any requirements of law, the affirmative vote of at least 66 2/3% of the voting power of the stock outstanding and entitled to vote thereon, shall be required for the stockholders of New Holdco to amend any provision of the New Holdco bylaws. The Kitara amended and restated certificate of incorporation does not contain a similar provision. As a result, any amendment to the Kitara bylaws by the Kitara stockholders may currently be approved by the affirmative vote of a majority of the shares of common stock present in person or by proxy and entitled to vote thereon. The New Holdco board of directors is authorized to amend the bylaws without regard to the super-majority requirement.

The reasons for, and the potential adverse consequences of, the super-majority requirement for amendments to New Holdco’s bylaws by the stockholders of New Holdco are substantially the same as for the super-majority requirement for amendments to New Holdco’s certificate of incorporation.

Proposal 2E — Opt Out of Section 203

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that New Holdco shall not be bound or governed by, or otherwise subject to, Section 203 of the Delaware General Corporation Law. The Kitara amended and restated certificate of incorporation does not contain a similar provision.

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Section 203 generally provides that any person or entity who acquires 15% or more in voting power of a corporation's voting stock (thereby becoming an “interested stockholder”) may not engage in a wide range of transactions (referred to as “business combinations”) with the corporation for a period of three years following the date the person became an interested stockholder, subject to certain exceptions. The exceptions are (i) the board of directors of the corporation has approved, prior to that acquisition date, either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the person becoming an interested stockholder, that person owns at least 85% in voting power of the corporation's voting stock outstanding at the time the transaction commenced (excluding certain shares), or (iii) the business combination is approved by the board of directors and authorized, at a shareholder meeting and not by written consent, by the affirmative vote of at least 66 2/3% in voting power of the outstanding voting stock not owned by the interested stockholder. Under Section 203 of the DGCL, a corporation can elect not to be subject to Section 203 if the corporation inserts a provision to that effect in its certificate of incorporation or if the stockholders of the corporation insert a provision to that effect in the bylaws of the corporation.

The provision opting out of Section 203 is an integral part of the transaction negotiated by Future Ads. If the Section 203 Proposal is adopted, it will increase the flexibility for the members of Future Ads to sell an interest of between 15% and 85% in voting power of their voting stock to a third party. If the opt out provision is approved and becomes effective, the acquirer would not be subject to the restrictions on business combinations set forth in Section 203. The members have advised the New Holdco board of directors that they have no present plan or intention of seeking to sell any of their shares of New Holdco common stock. Furthermore, in recommending the provision opting out from Section 203, the Kitara board of directors considered the fact that, as the members will be the controlling stockholders of New Holdco, the members will have the power to cause New Holdco to opt out of Section 203 on their own by consent or causing New Holdco to call a special meeting of shareholders for that purpose.

Proposal 2F — Exclusive Forum Provision

Kitara is requesting that its stockholders approve the New Holdco certificate of incorporation to the extent it provides that, unless New Holdco consents to an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder to bring (a) any derivative action on behalf of New Holdco, (b) any action asserting a claim of breach of fiduciary duty owed by any director, officer or employee of New Holdco to New Holdco or its stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the certificate of incorporation or bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants. The Kitara amended and restated certificate of incorporation does not contain a similar provision.

The exclusive forum provision is intended to assist New Holdco in avoiding multiple lawsuits in multiple jurisdictions on matters relating to the corporate law of Delaware. The provision will only regulate the forum where New Holdco stockholders may file claims relating to the specified intra-corporate disputes. The provision does not restrict the ability of New Holdco stockholders to bring such claims, nor the remedies available if such claims are ultimately successful.

The Kitara board of directors believes that New Holdco’s stockholders will benefit from having intra-corporate disputes litigated in the courts of the State of Delaware. The Delaware courts are widely regarded as the preeminent court for the determination of disputes involving a corporation’s internal affairs in terms of precedent, experience and focus. The court’s considerable expertise has led to the development of a substantial and influential body of case law interpreting Delaware’s corporate law. This provides New Holdco and its stockholders with more predictability regarding the outcome of intra-corporate disputes. In addition, the Delaware courts have developed streamlined procedures and processes that help provide relatively quick decisions for litigating parties. This accelerated schedule can limit the time, cost, and uncertainty of litigation for all parties. The selection of the Delaware Court of Chancery as the exclusive forum for intra-corporate disputes would reduce the risks that New Holdco could be forced to waste resources defending against duplicative suits and that the outcome of cases in multiple jurisdictions could be inconsistent, even though each forum purports to follow Delaware law.

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Vote Required for Approval of Each Charter Amendment Proposal

The Charter Amendment Proposals will not be presented at the Special Meeting unless Proposal No. 1, the Merger Proposal, is approved. The vote on each Charter Amendment Proposal is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote for any Charter Amendment Proposal and vote against any of the other proposals, including any of the other Charter Amendment Proposals, and vice versa.

Each of the Charter Amendment Proposals will be approved if the holders of at least a majority of the outstanding shares of Kitara common stock who are present at the meeting, in person or by proxy, and entitled to vote on the proposal vote “FOR” each proposal.

If you mark “abstain” with respect to any of these proposals, it will have the same effect as a vote “AGAINST” such proposal. If you fail to instruct your bank, broker or other nominee on how to vote the shares of Kitara common stock you hold in street name with respect to any of these proposals, your shares of Kitara common stock will not be treated as present at the Special Meeting and entitled to vote on these proposals, and as such, your failure to instruct your bank, broker or nominee how to vote will not have any effect on the vote with respect to these proposals.

Under the voting agreement, the supporting parties have agreed, among other things, to approve any other matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, which would include the Charter Amendment Proposals. The supporting parties hold more than 50% of the shares of Kitara common stock outstanding. Accordingly, the supporting parties may approve the Charter Amendment Proposals without the affirmative vote of any other Kitara stockholder.

Recommendation of the Kitara Board of Directors

THE KITARA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE KITARA STOCKHOLDERS VOTE “FOR” EACH OF THE CHARTER AMENDMENT PROPOSALS.

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PROPOSAL NO. 3 — THE EQUITY PLAN PROPOSAL

Kitara is requesting that its stockholders approve the 2014 Plan. On October 9, 2014, the New Holdco board of directors and the sole stockholder of New Holdco adopted the 2014 Plan, subject to the approval of Kitara’s stockholders. If approved by the Kitara stockholders at the Special Meeting, the 2014 Plan will become effective on the consummation of the transactions.

Kitara stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the 2014 Plan, including the section entitled “—Summary of the 2014 Plan” below. The 2014 Plan is attached as Annex C to this proxy statement/prospectus. You are urged to read carefully the entire 2014 Plan before voting on this proposal.

This Proposal No. 3 will not be presented at the Special Meeting unless Proposal No. 1, the Merger Proposal, is approved. The vote on this Proposal No. 3 is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote for Proposal No. 3 on the 2014 Plan and vote against any of the other proposals, and vice versa.

Background

Kitara currently sponsors the 2012 Plan and the 2013 Plan, together the “Existing Plans,” each of which provides for the award of stock options, restricted stock, stock appreciation rights and other stock-based awards. In addition, Kitara granted a stock option to purchase 750,000 shares of Kitara common stock to an affiliate of Jonathan Ledecky, which award was not made under either such plan. Each of the Existing Plans and the non-plan option will be assumed by New Holdco upon consummation of the merger and the non-plan option and all outstanding awards under the Existing Plans will survive. However, New Holdco will amend the Existing Plans so that no further awards may be issued under such plans after the closing. Assuming no further grants are made prior to the closing and no outstanding awards are forfeited or otherwise terminated prior to the closing, it is expected that at the time of the closing 8,320,000 shares will be reserved for issuance pursuant to the non-plan option and outstanding stock option awards under the Existing Plans. These stock options have a weighted average exercise price of $0.30 per share and weighted average remaining contractual term of 3.8 years.

All of the awards (including the non-plan option and the stock options under the Existing Plans) outstanding at June 30, 2014 were granted after the acquisitions of Kitara Media and NYPG on July 1, 2013. Kitara’s burn rate during the 12-month period from July 1, 2013 to June 30, 2014, which it defines as the total number of shares subject to awards granted during such period that were not subsequently forfeited, divided by the weighted average common shares outstanding during such period, was approximately 12.7%. However, there can be no assurance that New Holdco’s annual burn rate after the transactions will be substantially similar to Kitara’s burn rate during such 12-month period.

Subject to approval of the 2014 Plan by Kitara’s shareholders, a total of nine percent of the fully diluted outstanding shares of New Holdco common stock as of the closing (which is estimated to be approximately 290,968,097 shares) will be available for future awards under the 2014 Plan. In addition, New Holdco will have an aggregate of approximately 8,320,000 shares subject to the non-plan option and outstanding stock options under the Existing Plans as described above. Accordingly, immediately after the closing, a total of approximately 34,507,129 shares will be reserved for issuance under all of the equity compensation arrangements. This amount represents approximately 13.8% of the shares of New Holdco common stock estimated to be outstanding immediately after the transactions.

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Summary of the 2014 Plan

The following summary of the principal features of the 2014 Plan is qualified in its entirety by reference to the 2014 Plan itself set forth in Annex C.

Purpose

The purpose of the 2014 Plan is to enable New Holdco to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to New Holdco have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in New Holdco. The various types of incentive awards that may be provided under the plan are intended to enable New Holdco to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The 2014 Plan is administered by the New Holdco board of directors or a committee of the New Holdco board of directors comprised of at least two directors. If administered by a committee, the committee will be comprised solely of “outside directors,” as defined in the regulations issued under Section 162(m) of the Code, and “non-employee” directors, as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended.  If no committee is designated, then all references in this description of the plan to “committee” shall mean the board. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Plan

The board of directors has reserved nine percent of the fully diluted shares of New Holdco common stock to be outstanding as of the closing for issuance under the 2014 Plan.  Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the 2014 Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the company will not be available for future award grants under the plan.

Under the plan, in the event of a change in the number of shares of New Holdco common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

Eligibility

New Holdco may grant awards under the 2014 Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to New Holdco and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of ours. Based on the current number of employees and consultants of Kitara and Future Ads and on a seven member New Holdco board of directors, New Holdco estimates that 200 individuals will be eligible for awards under the 2014 Plan.

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Types of Awards

Options. The 2014 Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of New Holdco’s stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of New Holdco’s plans), measured at the date of the grant, may not exceed $100,000.

No stock option shall have a term of more than 10 years (or five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of New Holdco stock). An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of New Holdco stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to New Holdco specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in New Holdco securities or in combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder, by domestic relations order to a family member of the holder or by transfer to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder, in exchange for an interest in that entity.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by New Holdco or a subsidiary of ours at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter.  Similarly, should a holder die while employed by New Holdco or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter.  If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by New Holdco without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

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Stock Appreciation Rights. Under the 2014 Plan, New Holdco may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or New Holdco may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

Restricted Stock. Under the 2014 Plan, New Holdco may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from New Holdco, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The 2014 Plan requires that all shares of restricted stock awarded to the holder remain in New Holdco’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. New Holdco will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a shareholder, including the right to vote the shares.

Other Stock-Based Awards. Under the 2014 Plan, New Holdco may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of New Holdco’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2014 Plan or any of New Holdco’s other plans.

Accelerated Vesting and Exercisability. If any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, and the company’s board of directors does not authorize or otherwise approve such acquisition, then the vesting periods of any and all stock options and other awards granted and outstanding under the 2014 Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the company acquires its stock in exchange for property is not treated as an acquisition of stock.

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The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the company, which has been approved by the company’s board of directors, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the 2014 Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the company upon the tender by the company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the 2014 Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Award Limitation. No participant may be granted awards for more than 4,000,000 shares under the plan in any calendar year.

Other Limitations. The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award with a higher exercise price.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of New Holdco common stock.  The obligations of the company under the 2014 Plan are contingent on such arrangements being made.

Term and Amendments

Unless terminated by the board, the 2014 Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the effective date of the plan. The board may at any time, and from time to time, amend the plan or any award agreement, subject to certain limitations, provided that no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

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Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the 2014 Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options. Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. New Holdco will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and New Holdco will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options. With respect to non-qualified stock options:

●	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of New Holdco common stock on the date of grant;

●	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and New Holdco will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

●	New Holdco will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and New Holdco will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

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Stock Appreciation Rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and New Holdco receives no deduction. The participant recognizes ordinary income and New Holdco receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and New Holdco will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), New Holdco generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by New Holdco subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by New Holdco.

Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Section 162(m) Limits. Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a publicly traded company may deduct in any one year with respect to each of its chief executive officer and four most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The 2014 Plan has been designed such that, upon approval by the Kitara stockholders, stock options and stock appreciation rights awarded under the plan may constitute performance-based compensation not subject to Section 162(m) of the Code. One of the requirements for such treatment is that there must be a limit to the number of shares granted to any one individual under the plan. Accordingly, the plan provides that the maximum number of shares for which awards may be made to any employee in any calendar year is 4,000,000.

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Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the 2014 Plan may constitute deferred compensation subject to the Section 409A requirements.  It is New Holdco’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

New Plan Benefits

The benefits that will be awarded or paid under the 2014 Plan are not currently determinable. Awards granted under the 2014 Plan are within the discretion of the New Holdco board of directors or a committee thereof, and neither the New Holdco board of directors nor a committee thereof has determined any future awards or who might receive them.

Vote Required for Approval

The 2014 Plan will be approved if the holders of at least a majority of the outstanding shares of Kitara common stock who are present at the meeting, in person or by proxy, and entitled to vote on this proposal, vote “FOR” this proposal.

If you mark “abstain” with respect to this proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to instruct your broker or other nominee on how to vote the shares of Kitara common stock you hold in street name with respect to this proposal, your shares of Kitara common stock will not be treated as present at the Special Meeting and entitled to vote on this proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to this proposal.

Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock in favor of the 2014 Plan. The supporting parties hold more than 50% of the shares of outstanding Kitara common stock. Accordingly, the supporting parties may approve the 2014 Plan without the affirmative vote of any other Kitara stockholder.

Recommendation of the Kitara Board of Directors

THE KITARA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE KITARA STOCKHOLDERS VOTE “FOR” THE ADOPTION OF THE EQUITY PLAN PROPOSAL.

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PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL

Kitara is requesting that its stockholders approve a proposal to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies, if there are not sufficient votes at the Special Meeting to adopt the merger agreement and approve the merger.

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the board of directors of Kitara is empowered under Delaware law to postpone the meeting at any time prior to the meeting being called to order. In such event, Kitara will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

If an adjournment proposal is presented to the meeting and is not approved by the stockholders, Kitara’s board of directors may not be able to adjourn the special meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Special Meeting to approve the adoption of the merger agreement and the approval of the merger. In such event, the transactions with Future Ads would not be completed and Kitara would continue as a stand-alone public company.

This Proposal No. 4 will only be presented at the Special Meeting if Proposal No. 1, the Merger Proposal, is not approved. The vote on this Proposal No.4 is a vote separate and apart from the vote on the other proposals. Accordingly, you may vote for Proposal No. 4 on the adjournment of the meeting and vote against any of the other proposals, and vice versa.

Vote Required for Approval

The adjournment of the Special Meeting, if necessary, to permit the further solicitation of proxies, if there are not sufficient votes at the Special Meeting to adopt the merger agreement and approve the merger, will be approved if the holders of at least a majority of the outstanding shares of Kitara common stock who are present at the meeting, in person or by proxy, and entitled to vote on this proposal vote “FOR” this proposal.

If you mark “abstain” with respect to this proposal, it will have the same effect as a vote “AGAINST” the proposal. If you fail to instruct your broker or other nominee on how to vote the shares of Kitara common stock you hold in street name with respect to this proposal, your shares of Kitara common stock will not be treated as present at the Special Meeting and entitled to vote on this proposal, and as such, your failure to instruct your broker or nominee how to vote will not have any effect on the vote with respect to this proposal.

Under the voting agreement, the supporting parties have agreed, among other things, to approve any matters necessary for consummation of the merger and any other transactions contemplated in the merger agreement, which would include the Adjournment Proposal. The supporting parties hold more than 50% of the shares of Kitara common stock outstanding. Accordingly, the supporting parties may approve the Adjournment Proposal without the affirmative vote of any other Kitara stockholder.

Recommendation of the Kitara Board of Directors

THE KITARA BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO PERMIT FURTHER SOLICITATION OF PROXIES, IF THERE ARE NOT SUFFICIENT VOTES AT THE SPECIAL MEETING TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER.

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THE TRANSACTIONS

The following is a description of certain material aspects of the transactions. While we believe that the following description covers the material terms of the transactions, the description may not contain all of the information that may be important to you. The discussion of the transactions in this proxy statement/prospectus is qualified in its entirety by reference to the merger agreement which is attached to the proxy statement/prospectus as Annex A, the exchange agreement which is attached to this proxy statement/prospectus as Annex B, and the other annexes to this proxy statement/prospectus, all of which are provided for the purpose of providing you with information regarding their terms and are incorporated by reference into this proxy statement/prospectus. We encourage you to read carefully this entire proxy statement/prospectus, including the merger agreement, the exchange agreement and the other annexes for a more complete understanding of the transactions.

General Description of the Transactions

On October 10, 2014, Kitara simultaneously entered into the merger agreement with New Holdco and Merger Sub and the exchange agreement with New Holdco, Future Ads and the members of Future Ads.

Pursuant to the merger agreement, Merger Sub will merge with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco. In the merger, each outstanding share of Kitara common stock will be converted into one share of New Holdco common stock.

Immediately following the merger and as part of a single integrated transaction, pursuant to the exchange agreement, the members of Future Ads will exchange all of the outstanding limited liability company interests of Future Ads to New Holdco for (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing, (iii) the right to receive performance-based “earn out” payments that would enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 of deferred consideration in cash and/or shares of New Holdco common stock and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to a post-closing adjustment based on the working capital and indebtedness of Future Ads and the working capital of Kitara.

Furthermore, after the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million.

The merger and the exchange are conditioned on each other and neither will be consummated if the other cannot be consummated. Immediately following the closing, New Holdco will be the new publicly traded company and Kitara and Future Ads will be wholly-owned subsidiaries of New Holdco. Immediately following the closing, of the shares of New Holdco common stock to be outstanding, we expect that the former Kitara stockholders and certain of the former members of Future Ads will own 95,884,241 shares (or 38.3%) and 154,213,092 shares (or 61.7%), respectively. Additionally, we expect there to be an aggregate of 40,870,765 shares of New Holdco common stock reserved for issuance under stock options and warrants assumed by New Holdco and awards that may be granted under the 2014 Plan.

At the Special Meeting, the holders of Kitara common stock will be asked to vote upon a proposal to approve the merger agreement.

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Background of the Transactions

The board of directors and senior management team of Kitara Media and the managing member and senior management of Future Ads regularly review their respective company’s performance, future growth prospects and overall strategic direction and consider potential business opportunities to improve their respective businesses and enhance stockholder value. For each company, these reviews have included consideration of potential transactions with third parties that would further its strategic objectives, and the potential benefits and risks of those transactions in light of, among other things, the business environment facing the industries in which they operate and each company’s competitive position. In addition, from time to time, members of the senior management teams of each of Kitara Media and Future Ads meet with other companies within the industry in which they operate, including each other, to discuss industry developments, business opportunities and potential strategic transactions. Since 2007, Kitara Media and Future Ads have also had many commercial dealings with each other.

On April 12, 2014, Robert Regular, the Chief Executive Officer of Kitara, initiated several strategic discussions regarding a potential transaction with Jared Pobre, the Chief Executive Officer of Future Ads. Based on these initial discussions, the parties determined to engage in more detailed discussions concerning a potential transaction between the two companies.

On April 30, 2014, Mr. Regular and Jonathan Ledecky, Chairman of Kitara, met with Mr. Pobre in California to continue strategic discussions regarding a potential transaction

On May 1, 2014, Kitara and Future Ads entered into a confidentiality agreement and the parties commenced their due diligence review of each other.

On May 21, 2014, Mr. Regular sent a draft term sheet to Mr. Pobre regarding a potential transaction between the companies. On May 22, 2014, the parties, along with their respective legal counsel, had a conference call to discuss the draft term sheet that had been circulated and to discuss certain terms of the proposed transaction and the timing related thereto. On May 23, 2014, legal counsel for Future Ads circulated a revised term sheet addressing various changes that had been discussed at the prior conference call, including the need to structure the transaction in a more tax-efficient manner for the members of Future Ads. On May 28, 2014, the parties and their respective legal counsel held another conference call to further refine the structure of a proposed transaction between the parties. Following this call, a further revised term sheet was circulated. Between May 28, 2014 and June 16, 2014, the parties continued to negotiate the amount and form of consideration to be paid by Kitara to the members of Future Ads. On June 17, 2014, legal counsel to Future Ads circulated a further revised term sheet and the parties executed the same on such date.

Beginning on June 20, 2014, the management teams of Kitara and Future Ads initiated discussions with financial lenders, including Highbridge, to explore the opportunity and terms for funding the transaction.

On July 6, 2014, Highbridge delivered a draft term sheet to Kitara and Future Ads relating to their proposal for financing the transaction. On July 8, 2014, legal counsel for Future Ads circulated a revised draft of the term sheet. On July 15, 2014, Kitara and Future Ads received a revised term sheet from Highbridge and the parties executed such term sheet.

Commencing on July 23, 2014, the parties began circulating drafts of the various documents related to the transactions, including drafts of the merger agreement and exchange agreement and related exhibits. Over the next two months, the parties continued to negotiate the terms of such agreements and exhibits.

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While negotiations concerning the merger agreement and exchange agreement were ongoing, the management teams of Kitara and Future Ads continued negotiations with Highbridge on the terms and sourcing of the financing to be provided for the transactions.

On October 9, 2014 a telephonic meeting of the Kitara board of directors was convened. Present at the meeting were Messrs. Regular, Ledecky and Silberstein, as well as Sam Humphreys, another board member, representing a quorum of the board. Also present at the meeting by invitation were Jeffrey M. Gallant, Esq., of Graubard Miller, legal counsel to Kitara, and Richard Cooke of Marcum LLP, Kitara’s independent auditor. Prior to the meeting, copies of the most recent drafts of the significant transaction documents, in substantially final form, were delivered to the directors. Mr. Gallant was first asked to provide the board with a brief summary of the structure of the proposed transactions. Messrs. Regular and Silberstein then provided the other members of the board with a detailed overview of the strategic rationale of the proposed transaction as well as the strengths and weaknesses of Future Ads, as detailed below under the section “Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors.” After considerable review and discussion, the merger agreement and exchange agreement and related documents were unanimously approved, subject to final negotiations and modifications, and the board determined to recommend the approval of the merger agreement to Kitara’s stockholders.

The merger agreement and exchange agreement were signed on October 10, 2014. The debt commitment letter with Highbridge was also executed on such date. Prior to the market open on October 13, 2014, the parties issued a press release announcing the execution of the agreements and some of the salient terms of the transaction. On October 14, 2014, Kitara filed a Current Report on Form 8-K, which included the press release issued on October 13, 2014, the merger agreement and the exchange agreement as exhibits thereto.

Kitara’s Reasons for the Transactions and Recommendation of Kitara’s Board of Directors

The members of Kitara’s board who were present at the meeting called to approve the transactions unanimously approved the merger agreement and exchange agreement and all agreements and documents related thereto, and determined that the transactions contemplated by the merger agreement and exchange agreement and all agreements and documents related thereto were in the best interests of Kitara and its stockholders and recommended that the merger agreement be approved by the stockholders of Kitara. The two members that were not present at this meeting (Jeremy Zimmer and Ben Lewis) subsequently expressed their approval for the transaction to the other members of the board.

The board of directors considered various factors, discussed in more detail below, in making its determination and recommendation.

●	Strong Technology Platform. Future Ads’ Trafficvance advertising platform is a centralized, cloud-based, self-serve Demand and Supply side based Platform. It has scale, targeting and optimization capabilities that have proven successful for over 1,400 advertisers across display, text and video ads. This Platform can be used as the central system to aggregate various marketing platform technologies such as video advertising, data targeting, security filters, and many more. The Kitara board felt there were very few comparable platforms with this existing scale, flexibility and results in the market.

●	Diverse Advertiser Base. Future Ads’ advertiser base of over 1,400 advertisers is large when compared to other platforms in the online advertising industry. Additionally, the base is diverse without a large concentration of ads deployed for any one advertiser.

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●	Diverse Distribution Base. Future Ads’ platform supports the two core ways of reaching audiences: in-house audience creation and third party provider audience reach. By supporting both methods, Future Ads’ platform is not limited and has redundancy to reach mass audiences to grow.

●	Experienced Team, History and Culture. Future Ads has an experienced management team with proven leadership. The senior management team has collectively over 50 years of online advertising experience and has adapted and evolved to take advantage of industry trends and opportunities to rapidly grow the business. New Holdco will benefit from the strength and experience of this management and leadership team.

Kitara’s board of directors considered the following additional factors as generally supporting its determination and recommendation:

●	historical and current market prices of Kitara common stock;

●	Kitara’s need to diversify its operations and the low likelihood of Kitara diversifying through other acquisitions of any scale in light of Kitara’s limited available cash and its low share price;

●	the board’s view that soliciting or engaging in further discussion with other potential third party acquirers would have run the risk of losing the transaction with Future Ads;

●	the recommendation of Kitara’s management in favor of the proposed transactions;

●	the expectation that the merger will qualify as a nonrecognition transaction for U.S. federal income tax purposes and that the exchange by both Kitara stockholders of Kitara common stock and the members of their membership interests in Future Ads for New Holdco common stock generally will be tax-free to such securityholders;

●	certain terms of the transaction agreements, including a substantial portion of the consideration being contingent upon performance of Future Ads after the closing, and the Future Ads lockup agreements restricting the current members of Future Ads from selling shares in New Holdco for 12 months after closing.

Kitara’s board of directors also considered the following potentially negative factors, including the following:

●	New Holdco will have significant leverage as a result of the $96,000,000 in financing that will need to be obtained to satisfy New Holdco’s obligations under the exchange agreement and to fund the working capital of the combined company after the closing, along with any other indebtedness that New Holdco, Kitara and/or Future Ads may incur in the future;

●	mobile advertising currently is not available or supported on Future Ads’ platform and there is no assurance that it will be successfully added in the future;

●	Future Ads’ international advertiser demand is limited when compared to its significant international audience reach;

●	Future Ads relies heavily on performance based advertisers and has a small percentage of high value brand advertisers;

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●	the Kitara stockholders will own shares in New Holdco, a company in which the former members of Future Ads will (i) own approximately 61.7% of the outstanding shares, which will allow them to control the outcome of any matters presented to the New Holdco stockholders, and (ii) be able to designate a majority of the New Holdco board of directors pursuant to the stockholders’ agreement;

●	the risk that Kitara and Future Ads might not meet their respective production and financial projections;

●	the risk that the combination of Kitara and Future Ads might not result in the benefits mentioned above; and

●	the fact that New Holdco will have no recourse for post-closing indemnification in the event of inaccuracies in the representations and warranties of Future Ads contained in the exchange agreement.

Notwithstanding such potentially negative factors, Kitara’s board of directors believed that, overall, the potential benefits of the proposed transactions to Kitara and its stockholders outweighed the risks. Kitara’s board of directors realized, however, that there can be no assurance about future results, including results considered or expected as described in the factors listed above. This explanation of the reasoning of the Kitara board and all other information in this section are forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements.”

In view of the variety of factors described above and the quality and amount of information considered, Kitara’s board of directors did not find it practicable to quantify or otherwise assign relative weights to, and did not make specific assessments of, the specific factors considered in reaching its determination. Individual members of Kitara’s board of directors may have given different weights to different factors.

Interests of Kitara Directors and Officers in the Transactions

Certain members of the Kitara board and executive officers of Kitara may be deemed to have interests in the merger and exchange that are in addition to, or different from, the interests of other Kitara common stockholders. The Kitara board was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and in making the recommendation that the Kitara common stockholders adopt the merger agreement and approve the merger. These interests are described in further detail below, and certain of them are quantified in the narrative below.

New Holdco Directors. It is expected that Kitara will designate Robert Regular, the Chief Executive Officer of Kitara and a member of the Kitara board of directors, Jonathan Ledecky and Sam Humphreys, each a member of the Kitara board of directors, for appointment as directors of New Holdco after the transactions. Neither of Messrs. Ledecky or Humphreys will serve as an officer or employee of New Holdco. As such, in the future each will receive any cash fees, stock options or stock awards that the New Holdco board of directors determines to pay to its non-executive directors.

New Holdco Officers. It is expected that Mr. Regular will serve as the Chief Executive Officer of New Holdco after the transactions. Mr. Regular will enter into an employment agreement with New Holdco on terms satisfactory to New Holdco and the members of Future Ads on or prior to the closing of the transactions. We expect that the employment agreement will have a term of 3 years and will provide for a mutually agreed upon compensation package and customary restrictive covenants relating to noncompetition and nonsolicitation.

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Separation Agreement. Joshua Silberstein has resigned as president of Kitara, to be effective as of December 31, 2014, and has entered into a separation agreement, dated as of October 14, 2014, with Kitara. Pursuant to the terms of his separation, among other things, (i) Mr. Silberstein’s option to purchase 2,500,000 shares of Kitara common stock will vest with respect to 250,000 shares only upon consummation of the transactions, which option will be assumed by New Holdco in connection with the merger, and (ii) in the event Mr. Silberstein obtains employment with a third party during the nine months after the effective date of his resignation, his monthly retainer as a consultant of approximately $30,000 will be reduced to approximately $15,000 for the remainder of such nine month period, except that no such reduction will apply if the transactions are consummated.

Interests of the Current Members, Managers and Executive Officers of Future Ads in the Transactions

The members, managers and executive officers of Future Ads have certain interests in the merger and exchange that are different from the interests of the Kitara common stockholders.

Exchange Consideration. Pursuant to the exchange agreement, the current members of Future Ads will receive (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing, (iii) the right to receive performance-based “earn out” payments that would enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 of deferred consideration in cash and/or shares of New Holdco common stock and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to a post-closing adjustment.

Reimbursement of Expenses. After the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million.

New Holdco Directors. It is expected that the members will designate Jared Pobre, the founder and Chief Executive Officer of Future Ads, Marv Tseu, the Chief Operating Officer of Future Ads, and two additional individuals who have not yet been determined for appointment as directors of New Holdco after the transactions.

New Holdco Officers. It is expected that, after the transactions, Mr. Pobre will serve as the Chairman of the Board of New Holdco, Mr. Tseu will serve as President of New Holdco and David Shapiro, the General Counsel and Executive Vice President, Business and Legal Affairs of Future Ads, will serve as General Counsel and Executive Vice President, Business and Legal Affairs of New Holdco. Messrs. Pobre, Tseu and Shapiro and certain other executives of Future Ads will enter into employment agreements with New Holdco on terms satisfactory to New Holdco and the members on or prior to the closing of the transactions. We expect that the employment agreements will have a term of 3 years and will provide for a mutually agreed upon compensation package and customary restrictive covenants relating to noncompetition and nonsolicitation.

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Accounting Treatment of the Transactions

The transactions will be treated by New Holdco as a reverse merger under the purchase method of accounting in accordance with accounting principles generally accepted in the United States. For accounting purposes, Future Ads will be considered to be acquiring Kitara in this transaction. Under the purchase method of accounting, the assets and liabilities of Kitara will be recorded at their respective fair values and added to those of Future Ads.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the purchase method to account for the transactions. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the assigned fair values of Kitara’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to restructuring and merger-related charges are subject to final decisions related to combining Kitara and Future Ads. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments.

Trading of New Holdco Common Stock

New Holdco expects the shares of New Holdco common stock to be issued pursuant to the merger agreement and the exchange agreement will be quoted on the OTCBB. The New Holdco common stock is expected to be listed under the symbol “[●].”

Deregistration of Kitara Common Stock

Upon completion of the merger, Kitara common stock currently quoted on the OTCBB will cease to be quoted on the OTCBB and there will be no longer be a trading market for such stock. In addition, promptly following the closing, Kitara common stock will be deregistered under the Exchange Act and Kitara will no longer file periodic reports with the SEC.

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MATERIAL U.S. FEDERAL TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of the merger for U.S. Holders (as defined below) of Kitara common stock. This discussion applies only to shares of Kitara common stock owned as capital assets within the meaning of Section 1221 of the Code.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Kitara common stock that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of the source of that income, or (iv) a trust if it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or a trust that validly has elected under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purpose holds Kitara common stock, the tax treatment of a partner or beneficial owner of such entity or arrangement generally will depend on the status of the partner or beneficial owner and the activities of the partnership or entity. Partners and beneficial owners in such entities or arrangements holding Kitara common stock should consult their own advisors as to the particular U.S. federal income tax consequences applicable to them.

This discussion is based upon the Code, applicable United States Treasury Regulations, Internal Revenue Service, or “IRS,” rulings and judicial decisions, all as in effect as of the date hereof. Subsequent developments in the tax laws of the United States, including changes in, or differing interpretations of the foregoing authorities, which may be applied retroactively, could have a material effect on the tax consequences described below. This is not a complete description of all the tax consequences of the merger and may not address U.S. federal income tax considerations applicable to Kitara stockholders subject to special treatment under U.S. federal income tax law. Stockholders subject to special treatment include, for example, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, sovereign or international intergovernmental organizations, tax-exempt entities, entities or arrangements treated as partnerships and other pass-through entities for U.S. federal income tax purposes, and holders who hold Kitara common stock as part of a “hedge,” “straddle,” “conversion” or “constructive sale” transaction. In addition, this discussion does not address the tax consequences of these transactions under applicable U.S. federal estate, gift or alternative minimum tax laws, or any U.S. state, local or non-U.S. tax laws, or the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED BELOW ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE MERGER. HOLDERS OF SHARES OF KITARA COMMON STOCK ARE URGED TO CONSULT WITH THEIR TAX ADVISORS REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO THEM, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL, NON-U.S. AND OTHER TAX LAWS.

U.S. Federal Income Tax Consequences of the Merger for U.S. Holders of Kitara Common Stock

Kitara and New Holdco have received an opinion of their counsel that the merger and exchange will qualify as a transaction described in Section 351(a) of the Code. Kitara and New Holdco have not sought and will not seek any ruling from the IRS regarding any matters relating to the merger, and as a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to the conclusions set forth below. In addition, if any of the representations or assumptions on which the opinion is based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. The remainder of this discussion assumes that the merger and the exchange will qualify as a transaction described in Section 351(a) of the Code.

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Based on the foregoing, the material U.S. federal income tax consequences of the merger for U.S. Holders of shares of Kitara common stock are as follows:

●	no gain or loss will be recognized by a U.S. Holder upon receipt of New Holdco common stock in the merger;

●	the aggregate basis of New Holdco common stock received in the merger by a U.S. Holder will equal a U.S. Holder’s aggregate tax basis in the shares of Kitara common stock surrendered in exchange therefor; and

●	the holding period of the New Holdco common stock received by a U.S. Holder will include the holding period of the Kitara common stock surrendered in exchange therefor.

Reporting Requirements

U.S. Holders of Kitara common stock that receive shares of New Holdco common stock as a result of the merger will be required to retain records pertaining to the merger and its shares of Kitara common stock. Any U.S. Holder who owns at least 5% (by vote or value) of the total outstanding shares of Kitara common stock after the merger will be required to file a statement with such holder’s U.S. federal income tax return for the year in which the merger takes place, setting forth certain facts relating to the merger, including the fair market value of and the aggregate tax basis in the shares of Kitara common stock surrendered in the merger.

The preceding discussion is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the merger, including tax return reporting requirements, the applicability and effect of federal, state, local, and other tax laws and the effect of any proposed changes in the tax laws.

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THE AGREEMENTS

The following summary describes certain material provisions of the agreements entered into or to be entered into in connection with the transactions and is qualified in its entirety by reference to those agreements. This summary may not contain all of the information about the agreements that may be important to you. We encourage you to carefully read each of the agreements in its entirety for a more complete understanding of the transactions.

Description of the Merger Agreement

This following summary of the material terms of the merger agreement is qualified in its entirety by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the merger agreement.

The Merger; Consideration

On October 10, 2014, Kitara entered into the merger agreement with New Holdco and Merger Sub. Pursuant to the merger agreement, Merger Sub will merge with and into Kitara, with Kitara surviving the merger as a wholly-owned subsidiary of New Holdco. At the effective time of the merger, each issued and outstanding share of Kitara common stock will be converted into one validly issued, fully paid and nonassessable share of common stock of New Holdco. Immediately following the closing of the merger and the exchange, New Holdco will be the new publicly traded company and Kitara and Future Ads will be wholly-owned subsidiaries of New Holdco.

Effective Time

The merger will be effective at the time a duly executed copy of a certificate of merger is filed in the office of the Secretary of State of the State of Delaware. The merger effectively is subject to all the conditions to the exchange, as described below in the section entitled “—Conditions to the Merger Agreement,” and will only be consummated if the transactions contemplated by the exchange agreement are also consummated.

Treatment of Kitara Stock Options and Warrants

At the effective time of the merger, New Holdco will assume and continue Kitara’s existing 2012 Plan and 2013 Plan and all outstanding stock options thereunder. The plans and options will apply to New Holdco and the shares of New Holdco common stock in the same manner as they previously applied to Kitara and the shares of Kitara common stock. However, New Holdco will amend the Existing Plans so that no further awards may be issued under such plans after the closing. In addition, New Holdco will assume the non-plan option to purchase 750,000 shares of Kitara common stock held by an affiliate of Jonathan Ledecky and will assume the outstanding five-year warrants to purchase Kitara common stock at a price of $0.825 per share, in each case in accordance with the terms of the respective securities.

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Exchange Procedures in the Merger

As soon as practicable after the completion of the merger, Continental Stock Transfer & Trust Company, New Holdco’s exchange agent and Kitara’s existing transfer agent, shall mail to each holder of record of Kitara common stock a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Kitara common stock shall pass, only upon delivery of the certificates for Kitara common stock to the exchange agent) and instructions for use in effecting the surrender of the certificates for Kitara common stock in exchange for certificates for New Holdco common stock. Upon proper surrender of each Kitara certificate for exchange and cancellation to the exchange agent, together with such properly completed letter of transmittal, duly executed, the holder of such Kitara certificate shall be entitled to receive in exchange therefor a New Holdco certificate representing one share of New Holdco common stock for each share formerly represented by the surrendered Kitara certificate. Failure to exchange Kitara certificates by a stockholder will not affect such stockholder’s interest in New Holdco, but such stockholder will not receive New Holdco certificates and will hold its interest in New Holdco in uncertificated form represented by entries on the books and records of New Holdco’s transfer agent. From and after the effective time of the merger and until exchanged, each Kitara certificate shall not represent shares of New Holdco common stock but instead, shall represent only the right to receive a New Holdco certificate representing the shares of New Holdco common stock into which the shares of Kitara common stock represented by such Kitara certificate were converted.

Conditions to the Merger Agreement

The merger agreement contains conditions to the consummation of the merger including:

●	the merger agreement shall have been adopted by the vote of the holders of a majority of the voting power of the issued and outstanding Kitara common stock in accordance with the DGCL;

●	effectiveness of the registration statement of which this proxy statement/prospectus is a part and the absence of a stop order with respect thereto; and

●	all of the conditions necessary to consummate the exchange agreement with Future Ads have been satisfied or will be satisfied upon consummation of the merger agreement.

Termination

The merger agreement may be terminated and the merger abandoned at any time prior to the effective time of the merger, whether before or after adoption of the merger agreement by the stockholders of Kitara, by action of the Kitara board of directors, if (a) the exchange agreement has been terminated in accordance with its terms or (b) subject to the consent of Future Ads, the Kitara board of directors determines that the consummation of the merger would not, for any reason, be advisable and in the best interests of Kitara and its stockholders.

Description of the Exchange Agreement

This following summary of the material terms of the exchange agreement is qualified in its entirety by reference to the complete text of the exchange agreement, which attached as Annex B to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the exchange agreement.

The Exchange; Consideration

Immediately following the merger and as part of a single integrated transaction, pursuant to the exchange agreement, the members of Future Ads will exchange all of the outstanding Future Ads limited liability company interests for (i) $80,000,000 in cash, (ii) shares of New Holdco common stock that represent 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing, (iii) the right to receive performance-based “earn out” payments that would enable the members to receive up to an additional $40,000,000 in cash or stock consideration based on Future Ads reaching certain EBITDA levels during the 2015 to 2018 fiscal years, (iv) on or prior to June 30, 2016, $10,000,000 of deferred consideration in cash and/or shares of New Holdco common stock and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6,000,000 in cash. The consideration payable to the members is subject to a post-closing adjustment, as described below.

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Earnout

The earnout payment for each calendar year will be equal to five times the excess of Future Ads’ Adjusted EBITDA over the target Adjusted EBITDA for such calendar year. The target Adjusted EBITDA for each year is:

Earnout Year	Target Adjusted EBITDA Amount
December 31, 2015	$38,000,000
December 31, 2016	$46,000,000
December 31, 2017	$55,000,000
December 31, 2018	$66,000,000

The aggregate earnout payments will in no event exceed $40,000,000. Furthermore, the earnout payment with respect to any calendar year (other than the calendar year ended December 31, 2018) will in no event exceed $10,000,000, with any excess rolling into the next calendar year.

If New Holdco delivers an opinion of counsel to the members certifying that New Holdco is legally prevented from, or would be in violation of express covenants in any loan documents to which New Holdco is a party by (including with respect to the Highbridge debt financing), making all or a portion of any earnout payments, each member may elect to (x) receive the earnout payment (or the portion that cannot be paid) in shares of New Holdco common stock valued at the closing sale or bid price, as applicable, of the common stock on the date of the election (or on the immediately preceding day on which prices are reported, if not reported on the date of the election); (y) defer the earnout payment (or the portion that cannot be paid) until such time as it may be legally paid without violating any express covenants of any loan documents to which New Holdco is party, which deferred payment shall accrue interest at a rate of 7.5% per annum; or (z) accept the earnout payment (or the portion that cannot be paid) in another form of consideration (including notes).

“Adjusted EBITDA” is defined in the exchange agreement to mean the consolidated earnings of Future Ads before interest, taxes, depreciation, and amortization, adjusted to deduct out of the calculation (i) any consolidated expenses of New Holdco relating to being a public company pursuant to the U.S. securities laws and the applicable rules and regulations thereunder and being publicly listed that are allocable to Future Ads; (ii) any incremental expenses incurred by Future Ads as a result of it being a division of a combined public company as a result of the transactions contemplated hereby (which, by way of example and not in limitation of the foregoing, would include (A) the amount by which directors’ and officers’ insurance premiums allocated to Future Ads exceed the directors’ and officers’ insurance premiums paid by Future Ads prior to the consummation of the transactions contemplated by the exchange agreement, (B) any fees or expenses allocated to Future Ads related to registration, filing or notification obligations with the SEC, NASDAQ or other securities exchange, FINRA and any other regulatory authority in connection with being a public company and (C) any costs allocated to Future Ads associated with implementing new financial reporting systems and processes and documenting internal controls); and (iii) any costs incurred in connection with the consummation of the transactions contemplated hereby, including, without limitation, any costs associated with the service of the debt, including interest, incurred in connection with the consummation of the transactions contemplated by the exchange agreement.

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Subsequent Equity Financings

During the period commencing with the closing and ending on June 30, 2016 (or earlier on the date of the election to receive the deferred consideration in shares as described below), New Holdco and its affiliates shall use their reasonable best efforts to complete equity financings that will raise sufficient net proceeds to pay the $10,000,000 of deferred consideration to the members. If the New Holdco board of directors determines in good faith that the aggregate net proceeds raised was insufficient for New Holdco to pay the full deferred consideration in cash, then New Holdco will pay such maximum amount in cash as the New Holdco board of directors determines, and will pay the deficiency in shares of New Holdco common stock valued at the closing sale or bid price, as applicable, of the common stock on the day prior to the payment. If the deferred consideration has not been raised by December 31, 2015, then during the ten day period after such date, Jared Pobre, on behalf of the members, may elect to receive the deficiency in shares of New Holdco common stock valued at the closing sale or bid price, as applicable, of the common stock on the date of the election. The shares of New Holdco common stock issued as deferred consideration are sometimes referred to herein as the “deferred consideration shares.”

Post-Closing Adjustment

The consideration is subject to a post-closing adjustment equal to (i) the working capital of Future Ads, minus (ii) the lesser of zero and the Kitara working capital, minus (ii) the indebtedness of Future Ads, in each case calculated as of the closing. The adjustment amount, if positive, is payable by New Holdco to the members and, if negative, is payable by the members to New Holdco.

In calculating working capital in accordance with the exchange agreement, current assets include cash (including restricted cash and security deposits in the case of Future Ads, but excluding restricted cash in the case of Kitara), accounts receivable (without adjustment for doubtful accounts, in the case of Future Ads), the current portion of notes receivable and the current portion of any prepaid expenses. Current liabilities include accounts payable, accrued liabilities and certain specified liabilities, except that transaction expenses will not be considered current liabilities for either party and deferred rent will not be considered a current liability in the case of Future Ads. In calculating Future Ads indebtedness in accordance with the exchange agreement, indebtedness includes all indebtedness of, or guaranties by, Future Ads or its subsidiaries in respect of (i) borrowed money and (ii) any note, bond, mortgage, debenture or similar instrument, but excluding the long-term portion of deferred rent.

Closing

The consummation of the exchange will take place at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time on the third business day following the satisfaction or, to the extent permitted by applicable law, waiver of all conditions to the obligations of the parties (other than those conditions which relate to actions to be taken at the closing, but subject to the satisfaction or waiver of such conditions at the time of the closing), or at such other place or at such other time or on such other date as the members (acting jointly) and Kitara mutually may agree in writing. See “Conditions to the Transactions” beginning on page 94.

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Directors and Officers of New Holdco

Immediately following the closing, the New Holdco board of directors will consist of seven members. It is expected that the members will designate Jared Pobre, Marv Tseu and two additional individuals who have not yet been determined for appointment to the board and Kitara will designate Robert Regular, Jonathan J. Ledecky and Samuel Humphreys for appointment to the board. The board of directors of New Holdco will elect the officers of New Holdco in accordance with the bylaws of New Holdco. It is expected that, upon consummation of the transactions, Jared Pobre, the Chief Executive Officer of Future Ads, will serve as the Chairman of the Board of New Holdco, Robert Regular, the Chief Executive Officer of Kitara, will serve as the Chief Executive Officer of New Holdco, Marv Tseu, the Chief Operating Officer of Future Ads, will serve as the President of New Holdco, and David Shapiro, the General Counsel and Executive Vice President, Business and Legal Affairs of Future Ads, will serve as the General Counsel and Executive Vice President, Business and Legal Affairs of New Holdco. See “New Holdco Executive Officers and Directors” beginning on page 166.

Certain Representations and Warranties

The exchange agreement contains certain representations and warranties of Kitara and New Holdco, on the one hand, and the members and Future Ads, on the other hand. Some of the more significant of the mutual representations and warranties relate to:

●	valid existence, good standing and corporate authority to conduct business;

●	corporate authority to enter into the exchange agreement and other agreements contemplated by the exchange agreement, and to consummate the transactions contemplated by the exchange agreement;

●	capital stock or equity interests;

●	subsidiaries;

●	absence of violation of organizational documents of the party or its subsidiaries, certain agreements, applicable law or order, and possession of, and compliance with, necessary permits;

●	absence of conflict with or breach of the party’s organizational documents, certain contracts and law, resulting from the execution and delivery of the exchange agreement and the consummation of the transactions;

●	required governmental approvals;

●	financial statements;

●	litigation;

●	absence of changes or events that have had or would be reasonably expected to have a material adverse effect;

●	taxes and other tax matters;

●	certain employee benefits and labor matters;

●	compliance with environmental laws and certain other environmental matters;

●	intellectual property;

●	title to properties;

●	insurance;

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●	brokers’ and finders’ fees;

●	existence and validity of, and compliance with, material contracts; and

●	SEC filings and compliance.

The representations and warranties of the parties will not survive the closing, and thereafter no party will be under any liability whatsoever with respect to the representations and warranties other than in the case of fraud.

No Solicitation

During the period from the date of the exchange agreement through and including the earlier of the closing or the termination of the exchange agreement, Kitara and Future Ads will not approve, authorize, encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any person other than the other parties to the exchange agreement and their respective affiliates or representatives concerning any alternate transaction, and will use commercially reasonable efforts to prevent an alternate transaction. Furthermore, none of New Holdco, Kitara or Future Ads or their respective boards of directors or managers will vote in favor of any purchase of any capital stock of New Holdco, Kitara or Future Ads or any of their subsidiaries, or any other alternate transaction, other than the transactions contemplated by the exchange agreement and merger agreement.

For the purposes of the exchange agreement, an “alternate transaction” means (a) any stock purchase, merger, consolidation, reorganization, change in organizational form, spin-off, split-off, recapitalization, sale of equity interests or other similar transaction involving a significant portion of the capital stock or membership interests of New Holdco, Kitara, Future Ads or any of their respective subsidiaries, (b) any sale of all or any significant portion of the assets of New Holdco, Kitara or Future Ads, (c) any other transaction in respect of New Holdco, Kitara or Future Ads which results directly or indirectly, in any person or group acquiring 50% or more of the capital stock or total assets of, or replacing a majority of the board of directors of, New Holdco, Kitara or Future Ads, or sale of any minority equity interest in New Holdco, Kitara or Future Ads, or (d) any other transaction or series of transactions which has substantially similar economic effects, in each such case, in which transaction the other party hereto does not participate.

Reimbursement of Expenses

If the transactions are not consummated, Kitara and Future Ads will each pay its own transaction costs, except that Kitara and Future Ads will each pay one half of the filing fees for the filing in connection with the HSR Act and Kitara and Future Ads will each pay one half of Highbridge’s reimbursable expenses. If the transactions are consummated, after the closing, New Holdco will reimburse the members for all transaction expenses paid by Future Ads, its subsidiaries or the members on or before the closing, and will assume all of their unpaid transaction expenses as of such date.

Kitara and Future Ads expect to pay transaction costs of approximately $2.7 million in the aggregate, of which approximately $1.625 million have been incurred as of the date of this proxy statement/prospectus. Future Ads estimates that the aggregate transaction expenses reimbursed or assumed by New Holdco will be approximately $1.25 million.

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Financing

Kitara and Future Ads will use their commercially reasonable efforts to do all things necessary, proper or advisable to arrange $96,000,000 of debt financing on the terms described in the debt commitment letter with Highbridge. In the event that any portion of the debt financing contemplated by the debt commitment letter becomes unavailable on substantially the terms and conditions contemplated in the letter, Kitara will notify Future Ads and use its commercially reasonable efforts to arrange alternative financing from alternative sources on financial terms no less favorable to Kitara, in the aggregate, and on other terms and conditions not materially less favorable, in the aggregate, than those in the debt commitment letter. See the section entitled “ – Debt Financing” below beginning on page 96 for a description of the proposed debt financing and the debt commitment letter.

2014 Plan

Pursuant to the exchange agreement, New Holdco and Kitara have created the 2014 Plan, which will provide for nine percent of the fully diluted outstanding shares of New Holdco common stock as of the closing to be reserved for issuance to directors, officers, employees, consultants and other service providers of New Holdco and its subsidiaries pursuant to the plan. See the section entitled “Proposal No. 3 – The Equity Plan Proposal” beginning on page 67 for a description of the 2014 Plan.

Director and Officer Indemnification and Insurance

New Holdco shall and shall cause Future Ads, Kitara and their respective subsidiaries to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the closing, an officer, manager or director of Kitara, Future Ads or any of their respective subsidiaries against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses arising out of or relating to any threatened or actual action based in whole or in part on or arising out of or relating in whole or in part to the fact that such person is or was a director or officer of Kitara, Future Ads or any of their respective subsidiaries whether pertaining to any matter existing or occurring at or prior to the closing and whether asserted or claimed prior to, or at or after, the closing.

On or prior to the closing, New Holdco shall obtain, or shall cause its Subsidiaries to obtain and maintain for a period of six years from the closing, officers’ and directors’ liability insurance covering officers, managers and directors of Kitara, Future Ads and any of their respective subsidiaries covering liability and acts or omissions occurring on or prior to the closing. Prior to or at the closing, Kitara shall provide Future Ads with reasonable evidence of the obtainment of such insurance coverage.

Conduct of Businesses Prior to the Closing

Prior to the closing of the transactions, except as expressly permitted by the exchange agreement or unless otherwise consented to in writing by the other party (such consent not to be unreasonably withheld, delayed or conditioned), each of Future Ads and Kitara has agreed to conduct their operations in the ordinary course and to use reasonable best efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them. Future Ads and Kitara have also agreed to cause each of their respective subsidiaries to do the same.

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Unless otherwise permitted under the exchange agreement, or to the extent the other party shall otherwise consent in writing, each of Future Ads and Kitara has generally agreed it will not:

●	amend its certificate of formation or limited liability company agreement except in certain specified respects (in the case of Future Ads) or its certificate of incorporation or bylaws (in the case of Kitara);

●	issue or sell (x) any membership interests or other equity interests of Future Ads or any of its subsidiaries (in the case of Future Ads) or capital stock of Kitara or any of its subsidiaries (in the case of Kitara), (y) any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests or (z) or phantom stock or similar equity-based payment option;

●	except, in the case of Future Ads, for cash distributions to the members, declare, set aside, make or pay dividends or other distributions (whether in cash, membership interests (in the case of Future Ads) or stock (in the case of Kitara), property or otherwise) with respect to any of its membership interests or other equity interests (in the case of Future Ads) or stock (in the case of Kitara), except for dividends, distributions or other payments by any direct or indirect wholly-owned subsidiary of Future Ads or Kitara to Future Ads or Kitara, respectively, or any other wholly-owned subsidiary of Future Ads or Kitara, respectively;

●	reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its membership interests or other equity interests (in the case of Future Ads) or capital stock (in the case of Kitara), or make any other change with respect to its capital structure;

●	acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets other than in the ordinary course of business, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

●	except, in the case of Kitara, for the merger, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of such party or any of its subsidiaries, or otherwise alter such party’s or any of its subsidiary’s corporate structure;

●	sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, or agree to sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, any of its assets, rights or properties (including indebtedness of others held by Future Ads or any of its subsidiaries, in the case of Future Ads) other than (i) in the case of Future Ads, in the ordinary course of business consistent with past practice, or (ii) in the case of Kitara, (a) sales of inventory in the ordinary course of business consistent with past practice and (b) leases or licenses entered into in the ordinary course of business consistent with past practice;

●	incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice;

●	except, in the case of Future Ads, in the ordinary course of business consistent with past practice, amend, waive, modify or consent to the termination of any material contract of such party, or amend, waive, modify or consent to the termination of such party’s or any of its subsidiaries’ rights thereunder;

●	enter into any contract, agreement or arrangement that would be a material contract of such party, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

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●	authorize, or make any commitment with respect to, any capital expenditures that are, in the aggregate, in excess of $500,000, for such party and its subsidiaries taken as a whole;

●	enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding $50,000 per year (in the case of Future Ads) or $25,000 per year (in the case of Kitara) in any single case; provided, that in no event shall such party or any of its subsidiaries fail to exercise any rights of renewal with respect to any material leased real property that by its terms would otherwise expire;

●	pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on such party’s balance sheet or subsequently incurred in the ordinary course of business consistent with past practice;

●	except, in the case of Future Ads, for cash payments made to employees as bonuses or other remuneration prior to closing, grant or announce any increase in the salaries, bonuses or other benefits payable by such party or any of its subsidiaries to any of their employees, other than (i) as required by law, (ii) required pursuant to any plans, programs or agreements existing on the date hereof or (iii) other ordinary increases consistent with the past practices of such party or such subsidiary not exceeding $20,000 per annum for any individual or $100,000 in the aggregate;

●	(i) other than as required by law, in the case of Kitara, and (ii) other than, (a) as required by law, (b) in the ordinary course of business consistent with past practice or (c) cash payments made to employees as bonuses or other remuneration prior to closing, in the case of Future Ads, establish, adopt, enter into, amend or terminate any employee benefit plan, contract or arrangement of such party or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

●	plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of such party or any of its subsidiaries (other than, in the case of Future Ads, routine employee terminations in the ordinary course of business and, in the case of Kitara, routine employee terminations for cause);

●	except as required by Law, make any material tax election (other than in the ordinary course of preparing returns in a manner consistent with prior practices), revoke or modify any material tax election, file any amended Return or a claim for a refund of taxes, settle or compromise any material tax liability or file any return other than on a basis consistent with past practice;

●	make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP; or

●	announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

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Conditions to the Transactions

The consummation of the exchange agreement depends on a number of conditions being satisfied or waived. These conditions include:

●	no governmental authority having enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is then in effect and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the exchange;

●	the waiting period under the HSR Act having expired or been terminated;

●	the merger having been completed or all of the conditions necessary for such completion having been satisfied and the merger being consummated contemporaneously with the exchange;

●	this proxy statement/prospectus and the registration statement of which it forms a part having been cleared and declared effective, respectively, by the SEC; and

●	the debt financing having been consummated.

Kitara’s and New Holdco’s obligation and the obligation of the members of Future Ads to consummate the exchange are subject to certain additional customary conditions, including (i) the material accuracy of representations and warranties of the other party (without giving effect to any limitation or qualification as to “materiality” or “material adverse effect”), except where such inaccuracy would not individually or in the aggregate, reasonably be expected to have a material adverse effect, and (ii) performance by the other party of its covenants in all material respects. The obligation of the members of Future Ads to consummate the exchange is further subject to:

●	the members having received executed counterparts of the stockholders agreement, the registration rights agreement, the Kitara lockup agreements and the employment agreements; and

●	no material adverse effect having occurred with respect to Kitara.

Kitara’s and New Holdco’s obligation to consummate the exchange is further subject to Kitara having received executed counterparts of the Future Ads lockup agreements and no material adverse effect having occurred with respect to Future Ads.

A “material adverse effect” is, with respect to a party, any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its subsidiaries, taken as a whole. However, a material adverse effect will not include any event, circumstance, development, state of facts, occurrence, change or effect arising out of, attributable to, or resulting from, alone or in combination:

●	changes in global, national or regional political conditions (including any outbreak or escalation of hostilities or acts of war, terrorism or national or international crisis or emergency) or in general economic, business, regulatory, political or market conditions or in national or global financial markets, or

●	natural disasters or calamities or acts of God,

●	changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, or

●	general changes or developments in any of the industries in which such party or its Subsidiaries operate,

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unless the impact of the event, circumstance, development, state of facts, occurrence, change or effect with respect to any of the foregoing is disproportionately adverse to such party and its subsidiaries, taken as a whole. A material adverse effect also will not include any event, circumstance, development, state of facts, occurrence, change or effect arising out of, attributable to, or resulting from, alone or in combination:

●	the negotiation, execution, announcement, performance, consummation or pendency of this Agreement and the transactions contemplated hereby,

●	any failure in and of itself (as distinguished from any change or event giving rise or contributing to such failure) by such party and its Subsidiaries to meet any internal projections or forecasts, or

●	or any decrease in the market price of the New Holdco common stock, in and of itself.

Termination

The exchange agreement provides for certain termination rights for Kitara and the members, including the following:

●	by mutual written consent of Kitara and the members, acting jointly;

●	by Kitara or the members, acting jointly, if the other party breaches or fails to perform in any respect any of their representations, warranties or covenants and such breach or failure (i) would cause the closing conditions not to bet met, (ii) is not or cannot be cured within 15 days of notice and (iii) has not been waived by Kitara or the members, acting jointly;

●	by Kitara or the members, acting jointly, if the conditions to such party’s obligation to close the exchange cannot be fulfilled prior to January 31, 2015, if the exchange has not closed by such date, unless such condition cannot be satisfied or the closing has not occurred because of the failure by the party requesting termination to fulfill its obligations under the exchange agreement;

●	by Kitara or the members, acting jointly, if a governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the exchange agreement and such order, decree or ruling has become final and nonappealable; or

●	by Kitara or the members, if the debt financing has not been consummated by January 31, 2015, unless, in Kitara’s case, Kitara has not complied with its covenants relating to the debt financing.

Amendment and Waiver

The exchange agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment thereto, signed on behalf of each of the parties in interest at the time of the amendment.

No failure or delay of any party in exercising any right or remedy under the exchange agreement shall operate as a waiver thereof. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or a duly authorized officer on behalf of such party, as applicable.

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Debt Financing

Pursuant to the debt commitment letter, Highbridge has committed, subject to certain conditions detailed below, to provide $96,000,000 in senior secured debt financing to New Holdco and certain of its subsidiaries (including Kitara and Future Ads), consisting of an $81,000,000 term facility and a $15,000,000 revolving facility (no more than $7,500,000 of which will be funded at closing). If closed, the debt will accrue interest at three month LIBOR (but no less than 1% and no more than 3%) plus 6% in the case of the revolving facility and 9% in the case of the term facility. Interest will be payable quarterly and the term facility will have a scheduled amortization of $7,000,000 per annum (payable quarterly). The maturity date for the debt will be four years after the closing. In addition, on or about the fourth anniversary of the closing, New Holdco will pay a fee of $12,500,000 to Highbridge in cash or, if sufficient funds are not available, New Holdco common stock.

Proceeds will be used to facilitate the merger and the exchange and specifically to: (i) pay the cash consideration to the members of Future Ads, (ii) refinance certain existing indebtedness of Kitara and its subsidiaries, (iii) pay fees and expenses related to the transactions (including the financing for the transactions) and (iv) fund the ongoing working capital requirements of New Holdco and its subsidiaries.

The debt financing is fully committed and is subject only to the execution of definitive documents and satisfaction of certain closing conditions, including, among others, Kitara and Future Ads having combined consolidated adjusted EBITDA of at least $26,000,000 for the trailing 12 months prior to closing and Future Ads having consolidated adjusted EBITDA of at least $31,500,000 for the trailing 12 months prior to closing.

Subject to change to the satisfaction of Highbridge and Kitara, consolidated adjusted EBITDA will mean consolidated net income, (a) plus, to the extent deducted from consolidated net income, (i) any provision for income or similar taxes, (ii) net interest expense, (iii) any depreciation or amortization expenses, (iv) any aggregate non-cash loss and certain cash losses to be agreed from the disposition of assets outside the ordinary course of business, subject to thresholds and exceptions to be agreed, (v) fees and expenses of the transactions, certain previous acquisitions and the loan documents, subject to thresholds and exceptions to be agreed, (vi) any non-cash item reducing consolidated net income, subject to certain exceptions, (vii) fees paid in cash to Highbridge and other lenders, (viii) losses from extraordinary items, (ix) fees, expenses and other costs related to the incurrence of permitted indebtedness, (x) any loss from unusual or non-recurring items, subject to thresholds and exceptions to be agreed, (b) minus, to the extent included in consolidated net income, (i) any income tax credits, (ii) any gains from extraordinary items, (iii) any aggregate net gain from the disposition of assets outside the ordinary course of business, and (iv) any non-cash item (and certain cash items to be agreed) increasing income.

Ancillary Agreements

Voting Agreement

This following summary of the material terms of the voting agreement is qualified in its entirety by reference to the complete text of the voting agreement, which is Annex D to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the voting agreement.

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In connection with the exchange agreement, Future Ads entered into a voting agreement with the supporting parties, who hold a majority of the shares of outstanding Kitara common stock. Under the voting agreement, the supporting parties have agreed, among other things, to vote their shares of Kitara common stock (including any shares acquired after the date of the agreement) in favor of the adoption of the merger agreement and approval of the merger, and any other matters necessary for consummation of the merger or the exchange and any other transactions contemplated in the merger agreement or the exchange agreement, and in favor of the approval of the 2014 plan. The supporting parties granted an irrevocable proxy to Future Ads and its executive officers to vote their shares in accordance with the requirements of the voting agreement. The voting agreement (including the grant of the irrevocable proxy) terminates upon the earlier of the closing, the termination of the exchange agreement in accordance with its terms and written notice by Future Ads to the supporting parties.

Lockup Agreements

This following summary of the material terms of the lockup agreements is qualified in its entirety by reference to the complete text of the lockup agreements, which is Annex E to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the lockup agreements.

Pursuant to the exchange agreement, New Holdco has entered into the Future Ads lockup agreement with certain of the members of Future Ads who are receiving shares of New Holdco common stock in the exchange and the Kitara lockup agreement with certain of the Kitara stockholders, including Kitara’s directors and officers and certain affiliates of Kitara and its directors and officers. Additional stockholders of Kitara may enter into lockup agreements with New Holdco prior to the closing. Pursuant to the lockup agreements, each such party will agree, subject to certain limited exceptions, not to transfer any New Holdco common stock, or any securities convertible into or exchangeable or exercisable for New Holdco common stock, whether then-owned or thereafter acquired (other than, in the case of the Future Ads lockup agreements, the deferred consideration shares), at any time during the period ending 12 months after the closing, without the written consent of the New Holdco board of directors.

Notwithstanding the foregoing limitations, the lockup agreement will not prevent any transfer of any or all of the securities covered thereby, either during a signatory’s lifetime or on the signatory’s death, by gift, will or intestate succession, or by judicial decree, to the signatory’s family members or to trusts, family limited partnerships and similar entities primarily for the benefit of the signatory or the signatory’s family members. In such event, it will be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of the lockup agreement. In addition, the foregoing restrictions shall not apply to the exercise, vesting or conversion of awards granted pursuant to New Holdco’s equity incentive plans.

Furthermore, in certain situations, if the securities subject to the lockup agreements are registered with the SEC, the signatory may transfer the securities without the prior written consent of the New Holdco board of directors. Because the members are entering into the registration rights agreement and certain of the Kitara stockholders subject to the lockup agreements have existing registration rights, the effective lockup period may be substantially shorter than 12 months.

Registration Rights Agreement

This following summary of the material terms of the registration rights agreement is qualified in its entirety by reference to the complete text of the registration rights agreement, which is attached as Annex F to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the registration rights agreement.

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At the closing, New Holdco will enter into a registration rights agreement with respect to the shares of New Holdco common stock issued in the exchange, or the “exchange shares.” Pursuant to the registration rights agreement, subject to compliance with the lockup agreements, the holders of the exchange shares will have the right to demand that New Holdco file a registration statement on Form S-1 or any successor form thereto covering 15% or greater of the then-outstanding exchange shares. Furthermore, at any time when New Holdco is eligible to use Form S-3 or any successor form thereto, the holders of the exchange shares will have the right to demand that New Holdco file a registration statement on Form S-3 or any successor form thereto covering 5% or greater of the then-outstanding exchange shares. New Holdco will not be obligated to effect more than two such “demand” registrations on Form S-1, but there is no limit to the number of “demand” registrations that may be effected on Form S-3. The holders of the exchange shares also will have certain “piggyback” registration rights, in the event New Holdco proposes or is required to register any of its equity securities on Form S-1 or Form S-3, whether or not for its own account. The “demand” and “piggyback” registration rights are subject to certain customary conditions and limitations.

Stockholders’ Agreement

This following summary of the material terms of the stockholders’ agreement is qualified in its entirety by reference to the complete text of the stockholders’ agreement which is attached as Annex G to this proxy statement/prospectus and is incorporated by reference herein. We urge you to read the full text of the stockholders’ agreement.

At the closing, New Holdco will enter into a stockholders’ agreement with the members of Future Ads who are receiving shares of New Holdco common stock in the exchange. The members will own 154,213,092 shares of New Holdco common stock upon the consummation of the exchange, representing approximately 61.7% of the outstanding New Holdco common stock after the transactions. Pursuant to the stockholders’ agreement, effective as of the closing and until the first annual meeting of New Holdco after closing, the New Holdco board of directors shall be comprised of up to nine directors, of whom a majority shall be appointees of the members. Commencing with the first annual meeting after the closing, the members will have the right to designate for election at each annual or special meeting no fewer than (i) as long as the members and their permitted transferees own at least 50% of New Holdco’s outstanding common stock, a number of directors equal to 50% of the number of directors then authorized (rounded down) plus one, and (ii) as long as the members and their permitted transferees own less than 50% but at least 20% of New Holdco’s outstanding common stock, a number of directors equal to 40% of the number of directors then authorized (rounded up). Subject to the requirements of applicable law and any primary exchange on which New Holdco common stock is listed, for so long as the members have the right to appoint or designate directors, New Holdco will cause a majority of the directors comprising any significant committees of the board (including the executive, audit and compensation committees) to be directors appointed or designated by the members. Notwithstanding that the board may be comprised of up to nine directors, New Holdco will cause the board to consist of no more than seven directors, unless it has received the written consent of at least two of the directors appointed or nominated by the members, or the “required directors.”

Without the written consent of the required directors, New Holdco also will not, and will not contract or arrange to, among other things, take any of the following actions:

●	any increase or decrease the size of the board or any committees of the board of New Holdco or any of its subsidiaries;

●	any redemption, acquisition or repurchase of any equity securities, subject to certain exceptions;

●	any payment or declaration of any dividend or other distribution on any equity securities of New Holdco, unless such payment, declaration or distribution is pro rata to all stockholders of New Holdco;

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●	the creation of any non-wholly-owned subsidiaries, or the disposition of any subsidiaries securities to a person other than New Holdco or one of its subsidiaries;

●	any transaction by New Holdco or any of its subsidiaries with or involving any related party of New Holdco or of any stockholder that beneficially owns 5% of the voting power of New Holdco, unless such transaction meets certain requirements;

●	any amendment, repeal or alteration of the certificate of incorporation or bylaws of New Holdco;

●	any acquisition by New Holdco or its subsidiaries of the securities or assets of another person, or the acquiring by any other manner of any business, properties, assets or entities, in one or a series of transactions, and any disposition of the assets of New Holdco or any subsidiary or equity interests of any subsidiary;

●	any proposed transaction or series of related transactions involving a change of control (as defined in the stockholders’ agreement); or

●	any plan of liquidation, dissolution or winding-up of New Holdco and any voluntary bankruptcy or similar filing by New Holdco and any of its subsidiaries.

At such time as the members and their affiliates and permitted transferees cease to collectively beneficially own at least 20% of the outstanding New Holdco common stock, the members shall cease to have the any rights under the stockholders’ agreement, subject to certain limited exceptions.

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PRO FORMA FINANCIAL INFORMATION

KITARA HOLDCO CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

Kitara is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The following unaudited pro forma condensed combined balance sheet combines the unaudited historical balance sheet of Kitara as of June 30, 2014 with the unaudited consolidated historical statement of financial position of Future Ads as of June 30, 2014, giving effect to the transactions as if they had been consummated as of June 30, 2014.

The following unaudited pro forma condensed combined statement of operations combines the pro forma condensed combined statement of operations of Kitara prior to the transactions for the year ended December 31, 2013 with the audited historical statement of operations and comprehensive income of Future Ads for the year ended December 31, 2013, giving effect to the transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations of Kitara prior to the transactions for the year ended December 31, 2013, give effect to the December 3, 2013 acquisition by Kitara of Health Guru (as explained below), or the “Health Guru acquisition,” and the July 1, 2013acquisition by Kitara (at the time known as Ascend Acquisition Corp.) of Kitara Media and NYPG to form what represented Kitara’s business immediately prior to the Health Guru acquisition (as explained below), or the “Kitara/NYPG acquisition,” all as if the transactions, the Health Guru acquisition and the Kitara/NYPG acquisition had occurred on January 1, 2013. We sometimes refer to Kitara for time periods prior to the acquisition of Kitara Media and NYPG as “Ascend.”

The following unaudited pro forma condensed combined statement of operations combines the unaudited condensed combined historical statement of operations of Kitara for the six months ended June 30, 2014 with the unaudited condensed combined historical statement of operations and comprehensive income of Future Ads for the six months ended June 30, 2014, giving effect to the transactions as if they had occurred on January 1, 2014.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the transactions.

The historical financial statements of Kitara and Future Ads have been prepared in accordance with GAAP. The unaudited pro forma condensed combined financial statements included herein are prepared in accordance with US GAAP.

The historical financial information of Kitara was derived from the unaudited financial statements of Kitara as of and for the six months ended June 30, 2014 and the audited financial statements of Kitara for the year ended December 31, 2013, included elsewhere in this proxy statement/prospectus. The historical financial information of Future Ads was derived from the unaudited financial statements of Future Ads as of and for the six months ended June 30, 2014 and the audited financial statements of Future Ads for the year ended December 31, 2013, included elsewhere in this proxy statement/prospectus. This information should be read together with Kitara’s and Future Ads’ financial statements and related notes, “Kitara’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Future Ads’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

Reverse Merger and Reorganization with Future Ads

On October 10, 2014, Kitara entered into (i) the exchange agreement by and among Kitara, New Holdco, Future Ads and the members of Future Ads, and (ii) the merger agreement, by and among Kitara, New Holdco, and Merger Sub.

Following the consummation of the transactions, (i) New Holdco will become a new publicly traded company, (ii) Kitara and Future Ads will become wholly-owned subsidiaries of New Holdco and (iii) the former members of Future Ads will own approximately 53% of the fully-diluted common stock of New Holdco.

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Pursuant to the exchange agreement, the members will exchange 100% of the issued and outstanding equity interests of Future Ads to New Holdco for (i) such number of shares of New Holdco common stock that represents 53% of the fully diluted shares of New Holdco common stock outstanding as of the closing; (ii) $80 million in cash; (iii) the right to receive performance-based EBITDA “earn out” payments that would enable the members to receive up to an additional $40 million in cash or stock consideration during the 2015 to 2018 fiscal years; (iv) on or prior to June 30, 2016, $10 million in cash and/or shares of New Holdco common stock; and (v) immediately after the payment of certain fees to Highbridge on or about the fourth anniversary of the closing, $6 million in cash. The exchange will only be consummated if the merger is also consummated. In addition, consummation of the exchange is subject to other customary closing conditions, including the receipt of all requisite antitrust approvals and the absence of any government order or other legal restraint prohibiting the exchange.

Pursuant to the merger agreement, Kitara will merge with and into Merger Sub, with Kitara surviving the merger as a wholly owned subsidiary of New Holdco. In the merger, each outstanding share of Kitara common stock will be converted into one share of New Holdco common stock. The merger will only be consummated if the exchange is also consummated. The merger agreement requires that the merger be approved by the holders of at least a majority of the voting power of the outstanding Kitara common stock. In addition, consummation of the merger is subject to other customary closing conditions, including that the registration statement of which this proxy statement/prospectus forms a part shall have been declared effective by the SEC and no stop order is in effect with respect thereto.

The transactions will be financed by Highbridge. Highbridge has committed, subject to certain conditions, to provide $96 million in senior secured debt financing to New Holdco and certain of its subsidiaries (including Kitara and Future Ads), consisting of an $81 million term facility and a $15 million revolving facility (no more than $7.5 million of which will be funded at closing). If closed, the debt will accrue interest at three month LIBOR (but no less than 1% and no more than 3%) plus 6% in the case of the revolving facility and 9% in the case of the term facility. Interest will be payable quarterly and the term facility will have a scheduled amortization of $7 million per annum (payable quarterly). The maturity date for the debt is four years after the closing.

Proceeds will be used to facilitate the merger and exchange and specifically to: (i) pay the cash consideration to the members, (ii) refinance certain existing indebtedness of Kitara and its subsidiaries, (iii) pay fees and expenses related to the Transactions (including the financing for the transactions) and (iv) fund the ongoing working capital requirements of New Holdco and its subsidiaries.

The debt financing is fully committed and is subject only to the execution of definitive documents and satisfaction of certain closing conditions, including, among others, Kitara and Future Ads having combined consolidated adjusted EBITDA (as defined in the debt commitment letter and described in the section entitled “The Agreements — Debt Financing”) of at least $26 million for the trailing 12 months prior to closing and Future Ads having consolidated adjusted EBITDA of at least $31.5 million for the trailing 12 months prior to closing.

The transactions were accounted for as a reverse merger in accordance with GAAP. Under this method of accounting, Kitara was treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the former holders of Future Ads having a controlling interest in terms of the voting power of the combined entity and control of the board of directors of the combined company and the size of Future Ads being significantly larger than Kitara. In accordance with guidance applicable to these circumstances, the merger and exchange were considered to be a capital transaction in substance. Accordingly, for accounting purposes, the transactions were treated as the equivalent of Future Ads issuing stock for the net assets of Kitara, accompanied by a recapitalization. The net assets of Kitara will be stated at fair value. Operations prior to the transactions in historical financial statements will be those of Future Ads.

Health Guru Acquisition

On December 3, 2013, Kitara, a Delaware corporation, entered into a Merger Agreement and Plan of Organization (the “HG Merger Agreement”) by and among Kitara, Kitara Media Sub, Inc. (“HG Merger Sub”), Health Guru, a Delaware corporation, and certain securityholders of Health Guru, which securityholders held a majority of the outstanding shares of capital stock of Health Guru and simultaneously consummated the transactions contemplated thereby (the “Health Guru Closing”).

Health Guru is a provider of health information videos on the internet, offering a library of over 3,500 health videos and 600 health-video applications on topics including mental health, pregnancy, diet and fitness, and a variety of medical conditions. By leveraging its content development model and proprietary technology, Health Guru seeks to make its health videos more engaging for its users, more effective for its advertisers and more profitable for its in-network publishers.

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At the Health Guru Closing, pursuant to the HG Merger Agreement, HG Merger Sub was merged with and into Health Guru, with Health Guru surviving as a wholly owned subsidiary of Kitara (the “Health Guru Merger”). All of the shares of capital stock and certain debt of Health Guru outstanding immediately prior to the Health Guru Merger were automatically canceled and converted into the right for such holders to receive an aggregate of 18,000,000 shares of Kitara common stock.  Simultaneously, all of Health Guru’s stock options and warrants to purchase common stock which were outstanding prior to the Health Guru Merger were cancelled. As a result of the Health Guru Merger, the former holders of the capital stock of Health Guru own approximately 22% of the outstanding shares of Kitara common stock.

Simultaneously with the Closing, Kitara sold an aggregate of 4,000,000 shares of Kitara common stock in a private placement to accredited investors for $0.50 per share, in cash, for an aggregate of $2,000,000 in gross proceeds.

July 1, 2013 Acquisition of Kitara Media and NYPG

On June 12, 2013, Ascend entered into the Merger Agreement and Plan of Organization, as amended on July 1, 2013 (“K/N Merger Agreement”), by and among Ascend, Ascend Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of Ascend (“Kitara Merger Sub LLC ”), Ascend Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Ascend (“NYPG Merger Sub Inc. ”), Kitara Media, NYPG and those certain security holders of Kitara Media and NYPG executing the “Signing Holder Signature Page” thereto, which security holders held all of the outstanding membership interests of Kitara Media (the “Kitara Signing Holder”) and all of the outstanding shares of common stock of NYPG (the “NYPG Signing Holder” and together with the Kitara Signing Holder, the “K/N Signing Holders”).

Upon consummation of the transactions contemplated by the K/N Merger Agreement, (i) Kitara Merger Sub merged into Kitara Media, with Kitara Media surviving the merger and becoming a wholly-owned subsidiary of Ascend (“Kitara Media Merger”) and (ii) NYPG Merger Sub merged into NYPG, with NYPG surviving the merger and becoming a wholly-owned subsidiary of Ascend (“NYPG Merger”, together with the Kitara Media Merger, the “K/N Mergers”).

On July 1, 2013, the parties closed the transactions under the K/N Merger Agreement. At the close of the K/N Mergers, (i) the Kitara Signing Holder, holder of all of the outstanding membership units of Kitara Media, received an aggregate of 20,000,000 shares of Ascend common stock and (ii) the NYPG Signing Holder, holder of all outstanding and issued shares of NYPG common stock, received (a) an aggregate of 10,000,000 shares of Ascend common stock and (b) two promissory notes (collectively, the "K/N Closing Notes"), one in the amount of $100,000 being due and payable on January 1, 2014 and one in the amount of $200,000 being due and payable on January 1, 2023 to replace the existing advances from stockholder of NYPG. Each of the K/N Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the K/N Closing Notes become due and payable. Also on July 1, 2013, as a condition to closing the K/N Merger Agreement, certain stockholders of Kitara contributed an aggregate of 25,813,075 shares of Ascend common stock to Ascend for cancellation without the payment of any additional consideration. In addition Ascend repurchased 381,950 shares from a stockholder as a result of the K/N Mergers.

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KITARA HOLDCO CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2014

	Kitara Media	Future Ads	Pro Forma Adjustments				Pro Forma As
	Corp.	LLC	Debit	Note	Credit	Note	Adjusted
	Note A	Note B
ASSETS

Current assets:
Cash and cash equivalents	$4,322,000	$2,529,929	$81,000,000	1	$735,000	3	$11,215,869
			7,500,000	2	80,000,000	6
			-		2,416,000	7
			-		985,060	10
Accounts and notes receivable, net	4,857,000	5,267,668	-		-		10,124,668
Prepaid expenses and other current assets	224,000	280,764	-		-		504,764
Total current assets	9,403,000	8,078,361	88,500,000		84,136,060		21,845,301

Property and equipment, net	1,162,000	2,163,415	-		-		3,325,415
Restricted cash	192,000	-	-		-		192,000
Deferred financing costs	61,000	-	-		61,000	9	-
Intangible assets	2,013,000	-	-		-		2,013,000
Goodwill	11,816,000	-	13,124,221	9	-		24,940,221
Other assets	-	56,039	-		-		56,039
Total assets	$24,647,000	$10,297,815	$101,624,221		$84,197,060		$52,371,976

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$3,314,000	$5,018,893	$-		$-		$8,332,893
Accrued compensation	337,000	-	-		-		337,000
Note payable stockholder, current	100,000	-	-		-		100,000
Short term debt	1,373,000	17,302	735,000	3	-		655,302
Advertiser deposits	-	2,294,643	-		-		2,294,643
Due to members/shareholders	-	590,218	590,218	10	-		-
Loan payable - Highbridge	-	-	-		81,000,000	1	81,000,000
Revolving loan facility	-	-	-		7,500,000	2	7,500,000
Total current liabilities	5,124,000	7,921,056	1,325,218		88,500,000		100,219,838

Deferred rent	3,000	529,856	-		-		532,856
Deferred tax liability	272,000	-	-		-		272,000
Other liabilities	224,000	-	-		-		224,000
Obligations to Transferors	-	-	-		16,000,000	11	16,000,000
Note payable stockholder, non-current	200,000	-	-		-		200,000
Total long-term liabilities	699,000	529,856	-		16,000,000		17,228,856

Total liabilities	5,823,000	8,450,912	1,325,218		104,500,000		117,448,694

Stockholders' equity:
Preferred stock	-	-	-		-		-
Common stock	10,000	-	-		12,610	8	22,610
Additional paid-in capital	24,622,000	-	5,808,000	5	1,846,903	4	-
			80,000,000	6	13,063,221	9
			12,610	8
			394,842	10	62,683,328	12
			16,000,000	11	-
Members' interest	-	1,846,903	1,846,903	4	-		-
Accumulated deficit	(5,808,000)	-	2,416,000	7	5,808,000	5	(65,099,328)
			62,683,328	12
Total stockholders' equity	18,824,000	1,846,903	169,161,683		83,414,062		(65,076,718)

Total liabilities and stockholders' equity	$24,647,000	$10,297,815	$170,486,901		$187,914,062		$52,371,976

See footnotes to unaudited pro forma condensed combined financial statements

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KITARA HOLDCO CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2014

	Kitara	Future Ads	Pro Forma Adjustments		Pro Forma As
	Media Corp.	LLC	Adjustment	Note	Adjusted
	Note A	Note B

Revenues	$12,175,000	$45,650,341	$-		$57,825,341
Cost of revenues	10,059,000	-	(10,059,000)	1	-
Gross profit	2,116,000

Operating expenses:
Employee expenses	4,690,000	4,560,248	-		9,250,248
Other operating expenses	3,230,000	25,529,062	10,059,000	1	38,818,062

Total operating expenses	7,920,000	30,089,310	10,059,000		48,068,310

Operating income (loss)	(5,804,000)	15,561,031	-		9,757,031

Other income (expense):
Interest income (expense)	(156,000)	(584)	87,000	2	(5,922,900)
			(5,592,974)	3
			(260,342)	4

Income (loss) before income taxes	(5,960,000)	15,560,447	(5,766,316)		3,834,131
Income taxes	(16,000)	-	(1,549,653)	5	(1,565,653)
Net income (loss)	$(5,976,000)	$15,560,447	$(7,315,969)		$2,268,478

Net (loss) income per common share, basic	$(0.07)				$0.01

Net (loss) income per common share, diluted	$(0.07)				$0.01

Weighted average number of common shares outstanding - basic	87,586,903		104,372,103	6	191,959,006

Weighted average number of common shares outstanding - diluted	87,586,903		110,055,794	6	197,642,697

See footnotes to unaudited pro forma condensed combined financial statements

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KITARA HOLDCO CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

		Pro Forma Combination before the merger with Health Guru					Pro Forma Combination after the merger with Health Guru
	Kitara Media Corp.	Ascend Acquisition Corporation	New York Publishing Group, Inc.				Health Guru Media, Inc. and Subsidiary
	Historical for the Year Ended December 31,	Historical for the Six Months Ended June 30,	Historical for the Six Months Ended June 30,	Pro Forma Adjustments		Pro forma as adjusted before the acquisition of Health	Historical for the Year Ended December 31,	Pro Forma Adjustments		Pro forma as adjusted after acquisition of Health
	2013	2013	2013	Adjustment	Note	Guru	2013	Adjustment	Note	Guru
	Note A	Note B	Note C
	(a)	(b)	(c)	(d)		(a) + (b) + (c) + (d) = (e)	(f)	(g)		(e) + (f) + (g)

Revenues	$25,377,000	$-	$215,000	$-		$25,592,000	$10,192,676	$-		$35,784,676
Cost of revenues	17,148,000	-	-	-		17,148,000	2,222,138	-		19,370,138
Gross profit (loss)	8,229,000	-	215,000	-		8,444,000	7,970,538	-		16,414,538

Operating expenses:
Employee Expenses	5,097,000	-	-	24,000	1	5,121,000	7,782,193	62,000	1	13,215,193
								250,000	3
Other operating expenses	3,208,000	-	599,000	141,000	2	3,948,000	5,966,679	450,000	2	10,364,679
Total operating expenses	8,305,000	-	599,000	165,000		9,069,000	13,748,872	762,000		23,579,872

Operating income	(76,000)	-	(384,000)	(165,000)		(625,000)	(5,778,334)	(762,000)		(7,165,334)

Other income (expense), net:
Interest expense	-	-	-	-		-	(308,407)	-		(308,407)
Other income (expense), net	-	-	-	-		-	(308,407)	-		(308,407)

Loss from discontinued operations	-	(1,088,000)	-	1,088,000		-	-	-		-

Net (loss) income	$(76,000)	$(1,088,000)	$(384,000)	$923,000		$(625,000)	$(6,086,741)	$(762,000)		$(7,473,741)

Basic and diluted net loss per share	$(0.00)	$-	$-			$(0.01)				$(0.09)

Weighted average number of common shares								2,000,000	5
outstanding - basic and diluted	41,897,560	-	-	25,864,883	4	67,762,443	-	18,000,000	5	87,762,443

See footnotes to unaudited pro forma condensed combined financial statements

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KITARA HOLDCO CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2013

		Pro Forma Combination after the Merger with Future Ads
	Kitara Media Corp. pro forma as adjusted after acquisition of	Future	Pro Forma Adjustments		Pro Forma As
	Health Guru	Ads LLC	Adjustment	Note	Adjusted
	Note D	Note E

Revenues	$35,784,676	$110,862,355	$-		$146,647,031
Cost of revenues	19,370,138	-	(19,370,138)	6	-
Gross profit	16,414,538

Operating expenses:
Employee expenses	13,215,193	6,635,531	-		19,850,724
Other operating expenses	10,364,679	58,814,182	19,370,138	6	88,548,999

Total operating expenses	23,579,872	65,449,713	19,370,138		108,399,723

Operating (loss) income	(7,165,334)	45,412,642	-		38,247,308

Other income (expense):
Interest expense	(308,407)	(3,862)	43,000	7	(12,137,167)
			(11,342,898)	8
			(525,000)	9

(Loss) income before income taxes	(7,473,741)	45,408,780	(11,824,898)		26,110,141
Income taxes	-	-	(10,444,056)	10	(10,444,056)
Net (loss) income	$(7,473,741)	$45,408,780	$(22,268,954)		$15,666,085

Net (loss) income per common share, basic	$(0.09)				$0.09

Net (loss) income per common share, fully diluted	$(0.09)				$0.09

Weighted average number of common shares outstanding - basic	87,762,443		89,336,427	11	177,098,870

Weighted average number of common shares outstanding - fully diluted	87,762,443		91,617,745	11	179,380,188

See footnotes to unaudited pro forma condensed combined financial statements

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KITARA HOLDCO CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

I. Business Combination

Merger

On October 10, 2014, Kitara Media Corp., a Delaware corporation, entered into (i) the Exchange Agreement by and among Kitara, New Holdco, Future Ads and the members of Future Ads, and (ii) the merger agreement by and among Kitara, New Holdco, and Merger Sub.

Following the transactions, (i) New Holdco will become a new publicly traded company, (ii) Kitara and Future Ads will become wholly-owned subsidiaries of New Holdco and (iii) the former members of Future Ads will own approximately 53% of the fully-diluted stock of New Holdco.

II. Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical financial statements of Kitara and the historical financial statements of Future Ads.

The historical financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the transactions, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of:

•	The consummation of the merger agreement, resulting in the former members of Future Ads owning 53% of the outstanding fully-diluted shares of New Holdco.

•	The consummation of the merger agreement, resulting in the former stockholders of Kitara converting their shares into shares of New Holdco.

•	Other adjustments described in the notes to this section.

The following matters have not been reflected in the pro form financial statements as they do not meet the aforementioned criteria:

•	Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the transactions including possible higher information technology, tax, accounting, treasury, investor relations, insurance and other expenses related to being a larger company versus amounts historically reflected for these items in Kitara’s and Future Ads’ historical financial statements. The timing and effect of actions associated with integration are currently uncertain.

•	The potential use by the combined entity of the Kitara pre-transaction assets and liabilities.

•	Accounting for the value of the contingent consideration to the former members of Future Ads as the payment of consideration is neither probable nor estimable.

The transactions are being accounted for as a reverse business combination and recapitalization of Future Ads, since the former owners of Future Ads will control the post-transaction company. Future Ads will be deemed the acquirer and Kitara will be deemed the acquired company for accounting purposes.

All unaudited pro forma financial information contained in this proxy statement/prospectus has been prepared using the acquisition method to account for the transactions. The final allocation of the purchase price will be determined after the transactions are completed and after completion of an analysis to determine the assigned fair values of Kitara’s tangible and identifiable intangible assets and liabilities. In addition, estimates related to transaction-related charges are subject to final decisions related to combining Kitara and Future Ads. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments, which could cause the combined company’s actual results of operations to differ materially from the pro forma results of operations.

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KITARA HOLDCO CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II. Basis of Pro Forma Presentation, continued

The actual amounts recorded as of the completion of the transactions may differ materially from the information presented in these unaudited pro forma combined financial statements as a result of several factors, including the following:

•	changes in Kitara’s or Future Ads’ net assets between the pro forma balance sheet date of June 30, 2014 and the closing of the transactions;

•	the value of New Holdco as of the effective date of the transactions;

•	the timing of the completion of the transactions; and

•	other changes in net assets that may occur prior to completion of the transactions, which could cause material differences in the information presented.

For the pro forma condensed combined statement of operations for the year ended December 31, 2013, the financial statement also includes the pro forma effect of:

•	Kitara Media’s reverse merger with Ascend on July 1, 2013,

•	Kitara’s acquisition of NYPG on July 1, 2013, and

•	Kitara’s acquisition of Health Guru on December 3, 2013.

III. Pro Forma Adjustments

The following pro forma adjustments give effect to the Business Combination:

Pro Forma Condensed Combined Balance Sheet – as of June 30, 2014

Note A Derived from the unaudited balance sheet of Kitara as of June 30, 2014.

Note B Derived from the unaudited balance sheet of Future Ads as of June 30, 2014.

Pro forma adjustments:

Note 1 To record the Highbridge term loan facility.

	Debit	Credit
Cash	$81,000,000
Loan payable - Highbridge		$81,000,000

Note 2 To record the Highbridge revolving loan facility.

	Debit	Credit
Cash	$7,500,000
Revolving loan facility		$7,500,000

Note 3 To record the repayment of Kitara credit facility.

	Debit	Credit
Short term debt	$735,000
Cash		$735,000

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KITARA HOLDCO CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of June 30, 2014

Pro forma adjustments, continued:

Note 4 To reflect the recapitalization of Future Ads’ members’ interest to additional paid in capital.

	Debit	Credit
Members’ interest	$1,846,903
Additional paid-in capital		$1,846,903

Note 5 To recapitalize the historical accumulated deficit of Kitara, the accounting acquiree.

	Debit	Credit
Additional paid-in capital	$5,808,000
Accumulated deficit		$5,808,000

Note 6 To record the distribution of capital to the former members of Future Ads.

	Debit	Credit
Additional paid-in capital	$80,000,000
Cash		$80,000,000

Note 7 To reflect the cash payment of estimated legal, financial adisory, accounting, printing and other professional fees and expenses incurred in connection with the transactions.

	Debit	Credit
Accumulated Deficit	$2,416,000
Cash		$2,416,000

Note 8 Pursuant to the share exchange, to record the issuance of 126,100,000 shares of common Stock to the former Future Ads members.

	Debit	Credit
Additional paid-in capital	$12,610
Common stock		$12,610

Note 9 To record the write down of the deferred financing costs and an estimate for the goodwill representing the excess of the purchase price of $31,887,221 over and above the identified tangible and intangible net assets of Kitara based upon preliminary fair value computations.

	Debit	Credit
Goodwill	$13,124,221
Deferred financing costs		$61,000
Additional paid-in capital		13,063,221

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KITARA HOLDCO CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of June 30, 2014

Pro forma adjustments, continued:

Note 10 To record the repayment of the amount due to related parties and the payment of the pro forma post-closing working capital adjustment.

	Debit	Credit
Additional paid-in capital	$394,842
Due to related parties Cash	590,218	$985,060

Note 11 To record the obligation for the future distributions of capital to the former members of Future Ads consisting of (i) $10,000,000 payable on or prior to June 30, 2016 and (ii) $6,000,000, payable on or about the fourth anniversary of the closing, immediately after the payment of the $12,500,000 fee to Highbridge.

	Debit	Credit
Additional paid-in capital	$16,000,000
Obligations to Transferors		$16,000,000

Note 12 To reclassify the pro forma deficit in additional paid-in capital to accumulated deficit.

	Debit	Credit
Accumulated deficit	$62,683,328
Additional paid-in capital		$62,683,328

Pro Forma Condensed Combined Statement of Operations – For the Six Months Ended June 30, 2014

Note A Derived from the unaudited statement of operations of Kitara for the six months ended June 30, 2014.

Note B Derived from the unaudited statement of income of Future Ads for the six months ended June 30, 2014.

Pro forma adjustments:

Note 1 Reclassification of certain expenses to conform to the presentation of Future Ads, the accounting acquirer.

Note 2 To record the reduction of interest expense for the short term debt of Kitara, which was paid off in connection with the transactions.

Note 3 To record the increase in interest expense of $5,592,974, consisting of $3,991,786 of stated interest and $1,601,188 representing the accretion of the fee to be paid to Highbridge at maturity for the term loan facility.

Note 4 To record the increase of interest expense for the Highbridge revolving loan facility.

Note 5 To record the increase in pro forma income tax expense, principally on account of Future Ads becoming a taxable entity, post-merger.  The additional income tax expense was derived using a standard effective income tax rate of 40%.

Note 6 To record the adjustments to weighted average shares outstanding.

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KITARA HOLDCO CORP. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Statement of Operations – For the Year Ended December 31, 2013

RELATED TO THE PRO FORMA ACQUISITIONS WITH ASCEND, NYPG AND HEALTH GURU

Note A Derived from the audited consolidated financial statements of Kitara for the year ended December 31, 2013.

Note B Derived from the unaudited historical statement of operations of Ascend for the six months ended June 30, 2013.

Note C Derived from the unaudited historical statement of operations of NYPG for the six months ended June 30, 2013.

Pro forma adjustments:

Note 1 To record pro forma stock-based compensation expense in connection with stock options granted to named executive officers pursuant to employment agreements.

Note 2 To record pro forma amortization expenses in connection with intangible assets recorded with the Health Guru merger.

Note 3 To record bonus for named executive officer in connection with obligation under employment agreement ($125,000 paid upon the closing of the Health Guru merger and $125,000 to be paid on July 1, 2014).

Note 4 To record pro forma adjustments to weighted average shares outstanding for the period presented in connection with the reverse merger between Kitara Media and Ascend.

Note 5 To record pro forma adjustments to weighted average shares outstanding for the period presented in connection with the acquisition of Health Guru (18,000,000 shares issued to sellers of Health Guru and 2,000,000 shares issued to purchasers of the private placement).

RELATED TO THE PRO FORMA COMBINATION WITH FUTURE ADS

Note D Derived from the pro forma condensed combined statement of operations of Kitara prior to the transactions for the year ended December 31, 2013.

Note E Derived from the audited statement of income of Future Ads for the year ended December 31, 2013.

Pro forma adjustments:

Note 6 Reclassification of certain expenses to conform to the presentation of Future Ads, the accounting acquirer.

Note 7 To record the reduction of interest expense for the Kitara credit facility, which was paid off in connection with the transactions.

Note 8 To record the increase in interest expense of $11,342,898, consisting of $8,072,279 of stated interest and $3,270,619 representing the accretion of the fee to be paid to Highbridge at maturity for the term loan.

Note 9 To record the increase of interest expense for the Highbridge revolving loan facility.

Note 10 To record the increase in pro forma income tax expense, principally on account of Future Ads becoming a taxable entity, post-merger.  The additional income tax expense was derived using a standard effective income tax rate of 40%.

Note 11 To record the adjustments to weighted average shares outstanding.

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SECURITY OWNERSHIP

Beneficial Ownership of Kitara Common Stock

The following table sets forth information regarding the beneficial ownership of Kitara common stock as of October 14, 2014 by:

●	each person known by Kitara to be the beneficial owner of more than 5% of the outstanding shares of Kitara common stock;

●	each of Kitara’s named executive officers and directors; and

●	all of Kitara’s executive officers and directors as a group (7 persons).

The beneficial ownership of each person was calculated based on 95,884,241 shares of Kitara common stock outstanding as of October 14, 2014, according to the record ownership listings as of that date, the beneficial ownership reports filed by 5% beneficial owners with the SEC and the verifications Kitara solicited and received from each director and executive officer. Unless otherwise indicated, the following persons have sole voting and sole investment power with regard to the shares beneficially owned by them.

Upon consummation of the transactions, each of the Kitara stockholders will own the same number of shares in New Holdco that such stockholder owned in Kitara prior to the consummation of the transactions, as shown in the table below. However, since Kitara stockholders in the aggregate will own 38.3% of New Holdco, each such stockholder will have a significantly smaller percentage ownership of New Holdco than such stockholder owned of Kitara.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
Executive Officers and Directors:
Robert Regular	10,886,364	(2)	11.3%
Jonathan J. Ledecky 970 West Broadway, PMB 402 Jackson, Wyoming 83002	16,144,685	(3)	16.6%
Ben Lewis 360 Ritch Street, Floor 3 San Francisco, CA 94107	2,500,000		2.6%
Jeremy Zimmer 9560 Wilshire Boulevard Beverly Hills, CA 90212	550,000	(4)	*
Sam Humphreys c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	0	(5)	0%
Joshua Silberstein	1,275,277	(6)	1.3%
Limor Regular	156,250	(7)	*
All executive officers and directors as a group (7 individuals)	31,512,576	(8)	31.8%
Five Percent Holders:
Selling Source, LLC c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	32,145,294	(9)	33.5%
Ironbound Partners Fund LLC(10) 970 West Broadway, PMB 402 Jackson, Wyoming 83002	16,144,685	(11)	16.6%
Castile Ventures III L.P. 65 William Street, Suite 205 Wellesley, Massachusetts 02482	4,916,887	(12)	5.1%
Unterberg Koller Capital Fund, L.P. c/o Diker Management LLC 730 Fifth Avenue, 15th Floor New York, NY 10019	9,818,182	(13)	9.9%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each individual is c/o Kitara Media Corp., 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310.

(2)	This amount includes (i) 10,090,909 shares of common stock, (ii) 750,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days and 45,455 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019. Does not include 1,650,000 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

(3)	Represents shares beneficially owned by Ironbound Partners Fund LLC, or “Ironbound,” of which Mr. Ledecky is managing member, as described in footnote 11 below.

(4)	Includes 200,000 shares held by the Jeremy and Marisa Zimmer Living Trust.

(5)	Does not include any shares held by Selling Source, LLC. Mr. Humphreys is the Chief Executive Officer of London Bay Capital, LLC, which ultimately controls the securities held by Selling Source, LLC.

(6)	Includes (i) 650,277 shares of common stock and (ii) 625,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days. Does not include 1,875,000 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

(7)	Includes 156,250 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days. Does not include 343,750 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

(8)	Includes 2,281,250 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days and 987,500 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019. Does not include 3,868,750 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

112

(9)	Includes 10,000,000 shares held by Robert Regular subject to a Voting Rights Agreement. Information derived from a Schedule 13D filed on July 8, 2013.

(10)	Mr. Ledecky is the managing member of Ironbound and as such has sole voting and dispositive power over such shares.

(11)	Includes 942,045 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019 and 750,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days.

(12)	Information derived from a Schedule 13G filed on December 13, 2013.

(13)	Includes 3,272,727 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019.

Beneficial Ownership of Future Ads Limited Liability Company Interests

The following table sets forth information regarding the beneficial ownership of Future Ads Class C Units, the voting securities of Future Ads, as of October 14, 2014 by:

●	each person known by Future Ads to be the beneficial owner of more than 5% of the outstanding Class C Units of Future Ads;

●	Future Ads’ managing member and each of its executive officers who are expected to be named executive officers of New Holdco after the transactions; and

●	Future Ads’ managing member and all of Future Ads’ executive officers who are expected to be named executive officers of New Holdco after the transactions as a group (4 persons).

The beneficial ownership of each person was calculated based on 30,000,000 Class C Units of Future Ads outstanding as of October 14, 2014, according to the record ownership listings as of that date. Jared L. Pobre is the only executive officer of Future Ads that holds any Class C Units. The Family Trust of Jared L. Pobre, of which Jared L. Pobre is the sole trustee, is the sole managing member of Future Ads. Unless otherwise indicated, the following persons have sole voting and sole investment power with regard to the shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
Executive Officers and the Managing Member:
Jared L. Pobre 2010 Main St, Suite 900 Irvine, CA 92614	18,000,000	(1)	60.0%
Family Trust of Jared L. Pobre 2010 Main St, Suite 900 Irvine, CA 92614	17,775,000		59.3%
Marv Tseu 2010 Main St, Suite 900 Irvine, CA 92614	0		0%
David Shapiro 2010 Main St, Suite 900 Irvine, CA 92614	0		0%
Executive officers and the managing member as a group (4 persons)	18,000,000		60%
Five Percent Holders:
Family Trust of Jared L. Pobre(2) 2010 Main St, Suite 900 Irvine, CA 92614	17,775,000		59.3%
Newport Holding Trust(3) c/o David McNair P.O. Box 3104 Avarua, Rarotonga, Cook Islands	6,000,000		20.0%
Neptune Capital Trust(4) c/o Brian Mason P.O. Box 3104 Avarua, Rarotonga, Cook Islands	6,000,000		20.0%

(1)	Represents 17,775,000 units held by the Family Trust of Jared L. Pobre, of which Mr. Pobre is the sole trustee and as such has sole voting and dispositive power over such units; and 225,000 units held by Lowenstein Enterprises Corporation, of which Mr. Pobre is Chief Executive Officer and sole stockholder and as such has sole voting and dispositive power over such units.

(2)	Mr. Pobre is the sole trustee of the Family Trust of Jared L. Pobre and as such has sole voting and dispositive power over such units.

(3)	David McNair is the Managing Trustee of the Newport Holding Trust and as such has sole voting and dispositive power over such units.

(4)	Brian Mason is the Managing Trustee of the Neptune Capital Trust and as such has sole voting and dispositive power over such units.

113

Post-Transaction Pro Forma Beneficial Ownership of New Holdco Common Stock

The following table sets forth the expected beneficial ownership of New Holdco common stock immediately following completion of the transactions by:

●	certain of the current members of Future Ads;

●	each person expected by New Holdco to be the beneficial owner of more than 5% of the outstanding shares of New Holdco common stock immediately following completion of the transactions;

●	each of New Holdco’s named executive officers and directors immediately following completion of the transactions; and

●	all of New Holdco’s executive officers and directors as a group immediately following completion of the transactions (6 individuals).

The applicable percentage ownership is based on 250,097,333 shares of New Holdco common stock expected to be outstanding immediately after closing applying the SEC’s definition of beneficial ownership as described above. Unless otherwise indicated, the following persons have sole voting and sole investment power with regard to the shares beneficially owned by them.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership		Percentage of Beneficial Ownership
Executive Officers and Directors:
Jared Pobre(2) 2010 Main St, Suite 900 Irvine, CA 92614	92,527,855		37.0%
Robert Regular	10,886,364	(3)	4.3%
Jonathan J. Ledecky 970 West Broadway, PMB 402 Jackson, Wyoming 83002	16,144,685	(4)	6.4%
Sam Humphreys c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	0	(5)	0%
Marv Tseu 2010 Main St, Suite 900 Irvine, CA 92614	0		0%
David Shapiro 2010 Main St, Suite 900 Irvine, CA 92614	0		0%
All executive officers and directors as a group (6 individuals)	119,558,904	(6)	47.3%
Five Percent Holders:
Selling Source, LLC c/o London Bay Capital, LLC 15 Funston Avenue San Francisco, CA 94129	32,145,294	(7)	12.9%
Ironbound Partners Fund LLC(8) 970 West Broadway, PMB 402 Jackson, Wyoming 83002	16,144,685	(9)	6.4%
Castile Ventures III L.P. 65 William Street, Suite 205 Wellesley, Massachusetts 02482	4,916,887	(10)	2.0%
Unterberg Koller Capital Fund, L.P. c/o Diker Management LLC 730 Fifth Avenue, 15th Floor New York, NY 10019	9,818,182	(11)	3.9%
Neptune Capital Trust c/o Brian Mason P.O. Box 3104 Avarua, Rarotonga, Cook Islands	61,685,237	(12)	24.7%
Family Trust of Jared L. Pobre(2) 2010 Main St, Suite 900 Irvine, CA 92614	92,527,855	(13)	37.0%

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each individual is c/o Kitara Media Corp., 525 Washington Blvd, Suite 2620, Jersey City, New Jersey 07310.

(2)	Represents shares held by the Family Trust of Jared L. Pobre, of which Mr. Pobre is the sole trustee and as such has sole voting and dispositive power over such units.

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(3)	This amount includes (i) 10,090,909 shares of common stock, (ii) 750,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days and 45,455 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019. Does not include 1,650,000 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

(4)	Represents shares beneficially owned by Ironbound, of which Mr. Ledecky is managing member, as described in footnote 9 below.

(5)	Does not include any shares held by Selling Source, LLC. Mr. Humphreys is the Chief Executive Officer of London Bay Capital, LLC, which ultimately controls the securities held by Selling Source, LLC.

(6)	Includes 1,500,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days and 987,500 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019. Does not include 1,650,000 shares of common stock issuable upon exercise of the stock options, which may not be exercised within 60 days.

(7)	Includes 10,000,000 shares held by Robert Regular subject to a Voting Rights Agreement. Information derived from a Schedule 13D filed on July 8, 2013.

(8)	Mr. Ledecky is the managing member of Ironbound and as such has sole voting and dispositive power over such shares.

(9)	Includes 942,045 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019 and 750,000 shares of common stock issuable upon exercise of stock options which may be exercised within 60 days.

(10)	Information derived from a Schedule 13G filed on December 13, 2013.

(11)	Includes 3,272,727 shares of common stock issuable upon the exercise of warrants exercisable at a price of $0.825 per share and expiring on April 30, 2019.

(12)	Brian Mason is the Managing Trustee of the Neptune Capital Trust and as such has sole voting and dispositive power over such units.

(13)	Mr. Pobre is the sole trustee of the Family Trust of Jared L. Pobre and as such has sole voting and dispositive power over such units.

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Equity Compensation Plans

The following table provides certain information as of December 31, 2013 with respect to compensation plans (including individual compensation arrangements) under which equity securities of Kitara are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities reflected in first column)

Equity Compensation Plans approved by security holders	9,150,000	$0.31	2,850,000
Equity Compensation Plans not approved by security holders	-	$-	-
Total	9,150,000	$0.31	2,850,000

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KITARA’S BUSINESS

References in this section to “we,” “us” and “our” refer to Kitara and its operating subsidiaries, Kitara Media, NYPG and Health Guru.

Overview

Kitara is a leading digital media and technology company providing complete video solutions to advertisers, digital publishers, and video content providers. With nearly 500 million monthly video advertising views, we deliver precise targeting and engagement for advertisers, accretive monetization and engaging video content for publishers, and expanded distribution for video content providers. Kitara’s internally developed proprietary technology platform PROPEL+ enables the automation and optimization of video advertising, video content and digital publishing spaces, while enhancing the video experience for consumers.

Our Solutions, Services and Technology

We are focused on delivering a set of comprehensive solutions supported by industry leading services and a proven video advertising technology platform. In addition, we manage an expanded video portfolio and media portfolio that further compliment the business.

Advertising Solution

The Kitara Ad+ Solution provides video advertisers enhanced performance by delivering the desired target audience with well-positioned video ads that offer highly relevant and engaging video content experiences.

Our objective is to ensure that every online advertising campaign dynamically achieves key performance metrics through safe delivery with the right audience against relevant content in the most engaging interactive video format. We believe video offers the best medium to achieve these objectives across desktops and mobile devices. We believe consumers are spending more time online watching video content and advertisers are increasingly shifting budgets from television to online as video has become attractive across desktop and mobile platforms.

The Kitara Ad+ Solution is designed to address the needs of traditional direct relationships with brands and their agencies as well as the expanding evolution of programmatic advertisers. We believe that regardless of how online advertising campaigns are executed, whether by traditional media buying or through the programmatic automation, the same elements of relevant content, audiences and performance are required to optimize brand value.

We continue to focus and see growth in building solid direct relationships with brands and their agencies. We offer unique and customized video advertising and data solutions to address our key objectives. We engage directly with advertisers to improve their understanding of video as a medium and showcase ways to utilize video to differentiate their campaign to meet their target audiences and objectives.

We have built a solid reputation with the programmatic marketplace by safely fulfilling advertising campaigns and optimizing brand performance. Evolving our historical expertise with banner and display exchange advertising, we are applying our understanding of programmatic technology and best practices with video advertising.

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Our portfolio of owned-and-operated media sites combined with an advanced network of syndicated publishers allows us to support advertisers across a range of verticals including health, lifestyle, and casual gaming. Leveraging the PROPEL+ technology platform and our suite of products, we provide advertisers reporting and access to the data intelligence we utilize to optimize campaign performance.

Audience Performance Optimization

We understand the value of safely targeting the right audience for the right campaign. Advertisers and publishers rely on engaging consumers to deliver performance and expand monetization. Utilizing both proprietary and third party data intelligence tools, the Kitara Audience+ Analyzer is a toolkit that integrates and analyzes data to report on key metrics associated with the audience of a campaign, including:

●	Demographic and Psychographic Audience Metrics

●	Viewability and Engagement Metrics

●	Brand Safety Metrics

Using the PROPEL+ platform and our suite of products, we have proven best practices that enhance audience engagement to meet campaign objectives.

Brand Safety

Kitara values brand security with every advertising placement. Advertisers must manage risks at every stage of a campaign. Keys to brand safety are placement on relevant inventory, premium video content and a highly qualified audience. The Kitara PROPEL+ Platform maximizes efforts to ensure both ad performance and brand protection. Our solution is designed to monitor and protect brand-marketing investments by:

●	Maximizing value with tested and validated inventory of relevant options for ad placements.

●	Ensuring complimentary content accompanies and enhances ad placements.

●	Protecting ad performance by cleansing and verifying target audiences.

●	Minimizing risks associated with bots, auto-clicking server farms and other compromising performance issues.

●	Providing consistent protection with proven technology, solid metrics and deep analytics.

Kitara is committed to strict standards for consumer privacy. Accordingly, we strictly adhere to all industry guidelines, and will continue to review and improve our privacy policy and procedures to ensure the safety and protection of our consumers’ information.

Publisher Solution

Online media must be highly engaging and responsive with today’s active consumers. To meet those needs, we believe video offers the best medium for storytelling and enhances engagement across desktops and devices.

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The Kitara Publisher+ Solution offers online media publishers a full video solution, including technology, content and monetization. We enhance publisher monetization and improve site audience engagement by combining contextually relevant video content with branded video advertising on the site through one simple embedded integration.

Our PROPEL+ contextual semantic technology dynamically matches relevant video content to the page text context and packages it together in an interactive video experience. We believe this marriage enhances publisher monetization, audience engagement, and content diversity.

Leveraging the PROPEL+ technology platform and our Video+ Portfolio, we provide publishers full reporting and access to the data intelligence to optimize engagement and expand monetization.

Video Content Solution

The Kitara Content+ Solution offers video content providers expanded reach for their content libraries with a highly engaged syndicated target audience by aligning video content with relevant publishers. We have formed content partnerships with independent producers, premier media companies and content syndication networks.

We believe video offers the best medium for storytelling and enhances brand reach across desktops and devices. Leveraging the PROPEL+ technology platform and our complimentary services, we make it simple to curate, match and distribute video content to relevant audiences. We provide content marketers full reporting and access to the data intelligence we utilize to optimize engagement and track video content distribution.

PROPEL+ Technology Platform

During 2013, we developed our own proprietary video content and ad delivery solution called PROPEL+. This technology can leverage campaign performance data for optimization and delivery, and is directly integrated with many video advertising partners. PROPEL+ is an innovative video solution that combines efficient delivery and optimization into one video platform to deliver strong engagement for advertisers and high revenues for publishers, as well as improve user experience. Powered by real time data input, PROPEL+ optimizes up to 30 video advertising sources to select the right advertising source at the right time for the right user.

PROPEL+ has given us the ability to grow video ad revenues and increase margins. The platform was developed to automate optimization and operational process and has allowed for scalability of video ad delivery. In addition, the platform’s strong analytical tools have allowed us to react in real time to campaign trends which we believe will maximize gross margins. The acquisition of Heath Guru further enhanced the PROPEL+ Platform with advanced content management and syndication capabilities. Integrated functionalities and combined development efforts further allow for improvements in margins and performance.

Video Portfolio

We believe all videos are not created equal and different video story formats appeal to different audiences and objectives. Our focus is to provide interactive video narratives that improve a brand’s storytelling ability with consumers. Working closely with both advertisers and publishers, we have developed the Kitara Video+ Portfolio of video story formats that enhances audience engagement, campaign performance and advertising monetization, including:

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●	Video Slideshows

●	Video Surveys

●	Video Quizzes

●	Video Q&A

We customize campaigns with one or more video story formats to leverage the right video content with the right video advertisements while contextually complimenting editorial placement. Independently, we have developed our own library of nearly 5,000 premium videos and continue to produce videos on a monthly basis.

Proprietary Site Portfolio

We own and operate a portfolio of popular sites across multiple markets including lifestyle, health, games, technology and business. Such sites include but are not limited to Healthguru.com and Adotas.com. We provide video advertising space on these properties to the benefit of our advertisers. Our focus is to use audiences across our media properties and enhance ways we collect data intelligence that evolve our optimization solutions.

Our Clients

We are focused on building relationships with digital advertisers, digital publishers and video content providers across multiple verticals including lifestyle, health, gaming, technology and business.

Digital Advertisers

Our advertiser clients include both direct advertisers with leading advertising agencies and brands as well as programmatic advertisers who utilize exchanges such as Adap.tv, LiveRail, BrightRoll, SpotXchange, YuMe or Tremor Video to automate campaigns. Overall, we support video, display and mobile advertising strategies with nearly 500 million monthly advertising views per month. With every ad campaign we establish a set of brand objectives and establish metrics accordingly.

Digital Publishers

Our focus with digital publishers is to both engage on ways to improve their business through the addition of video as well as expand our reach for digital advertising campaigns. We define with each publisher how to expand monetization and content through the delivery of relevant video advertisements.

In addition, we make an effort to educate publishers on how video enhances experience by aligning audiences with relevant content in a highly engaging format. Through an embedded video experience supported by our PROPEL+ Platform, we contextually align video advertisements and content with editorial. Terms and conditions vary per publishers based on whether we provide both content and ad inventory or if customization is required.

Video Content Providers

We engage and develop partnerships with video content producers and providers seeking to syndicate or distribute video content. Partnership terms vary per content owner based on type and amount of video inventory. Video advertising requires video content that engages a target audience in order for the advertisement to run. We have established relationships with premium publishers to ensure access to a wide range of relevant content across verticals as well as with independent content producers on a more customized basis. Syndication or content distribution terms vary and are dependent on a range of conditions whether for ad campaign or supplemental content for digital media properties.

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In addition, we also produce and maintain our own Video+ Portfolio of nearly 5,000 premium videos. We partner with syndicated content partners to license and distribute premium videos. Terms for each partnership varies based on demand for relevant content we own.

Our Opportunity

For nearly two decades since the introduction of online advertising, the industry has evolved across emerging channels and in different mediums impacted by audience behaviors and brand performance objectives. Technology has been a catalyst to the advancement of the online advertising industry and is starting to drive competition within the overall advertising market that incorporates television, print and other traditional media. As the online advertising industry enters a third decade, we believe the following are some of the key shifts in the market that provide opportunity for growth:

Online Advertising Market Continues Expanded Growth with Video

eMarketer has projected U.S. spending on digital video ads will reach $8.3 billion in 2016, or double the $4.15 billion spent in 2013. Brands are embracing the highly engaging experience of video with sight, sound and motion. Furthermore, mobile advertising trends reinforce that video is embraceable across desktops and devices.

Native Advertising Offers Opportunity for Brand Storytelling

Because online video is not restricted by the traditional limitations of television advertising, companies are producing video content with a heavy focus on storytelling. Content marketers are embracing video to expand narratives and engage audiences. Native advertising contextually aligns editorial with complimentary content to create a custom branded experience. According to eMarketer, native ad spending will exceed $4.5 billion by 2017. Publishers are trying to take advantage of this increase in spending with nearly 75% now offering online native ads across their sites.

Audiences Spending more Time Online with Video

The average time spent with digital media per-day surpassed television viewing for the first time in 2013, according to eMarketer’s latest estimate of media consumption among US adults. The average adult spends over 5 hours per day online compared to 4 hours and 31 minutes watching television. In addition, in January 2014, Comscore reported that 85.1% of the U.S. Internet audience viewed online video. Video ads accounted for 35.6% of all videos viewed and 4.5% of all minutes spent viewing video online.

Enhanced Data Intelligence Raising the Bar on Brand Performance Metrics

The online advertising industry continues to evolve standards to measure and benchmark brand performance. Integrating more data intelligence and analytics is helping brands identify and influence target audiences more effectively. In addition, user engagement is more easily being tracked and benchmarked for viewability and other performance outcomes. Overall brand safety initiatives continue to be enhanced as advertisers gain a better understanding of campaign metrics and the overall performance of online marketing investments.

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Technology Diversifying Brand Marketing Investments

As online advertising technologies continue to evolve, more and more brands are diversifying management and distribution of ads through direct and programmatic channels. Online advertising platforms are being developed to integrate systems, maximize resources and automate processes. Advertising technology is helping brands make smarter decisions and improve return on investments.

Our Strategy

As the demand and consumption of online video grows, we will seek to grow our position in online video advertising and content by pursuing the following strategies:

●	Increase investment in our PROPEL+ online video advertising technology platform to enable the automation and optimization of video advertising, video content and publishing space.

●	Evolve and deliver an advanced video native advertising platform.

●	Acquire new advertising customers through both direct and programmatic channels.

●	Expand our Video+ Portfolio with additional content syndication partners, unique video formats and premium video content.

●	Increase our digital publishing partnerships to expand advertising reach and improve monetization.

●	Continue to advance our audience targeting, data intelligence and analytics capabilities with our Audience+ Analyzer tools.

●	Pursue strategic acquisitions.

Competition

We operate in a dynamic and competitive market, influenced by trends across multiple industries, including the digital video advertising industry, video content marketing industry and the digital publishing industry. We expect that competition will continue to intensify in the future as a result of industry consolidation, the continuing maturation of the industry and low barriers to entry.

We believe the principal competitive factors in our industry include proven and scalable technologies, effective audience targeting capabilities, brand and campaign metrics, brand safety, relationships with leading brand advertisers and their respective agencies, relationships with digital publishers and premium video content. We believe that we compete favorably with respect to all of these factors and that we are well positioned as an independent provider of digital video advertising solutions.

Technology and Development

Our technology and development efforts are focused on investing in our PROPEL+ technology platform and a suite of complimentary services. We continue to develop a robust platform to enable the matching, automation and optimization of video advertising, video content and publishing video inventory. Our strategy incorporates unique video formats and enhanced performance management capabilities. Capitalizing on third party and proprietary built data tools and reporting functionality, we will continue to analyze audience insights and advance reporting functionalities for a transparent understanding with advertisers and publishers on our performance.

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Intellectual Property

Our ability to protect our intellectual property, including our technologies, will be an important factor in the success and continued growth of our business. We have established business procedures designed to maintain the confidentiality of our proprietary information such as the use of our license agreements with customers and our use of our confidentiality agreements and intellectual property assignment agreements with our employees, consultants, business partners and advisors where appropriate. These methods, however, may not afford complete protection for our intellectual property and there can be no assurance that others will not independently develop technologies similar to ours.

Government Regulation

We are subject to numerous U.S. and foreign laws and regulations that are applicable to companies engaged in the online video advertising business, including video advertising on mobile devices. In addition, many areas of law that apply to our business are still evolving, and could potentially affect our business to the extent they restrict our business practices or impose a greater risk of liability. We are aware of several ongoing lawsuits filed against companies in our industry alleging various violations of privacy or data security related laws.

Privacy

Privacy and data protection laws and regulations play a significant role in our business. In the United States, at both the state and federal level, there are laws that govern activities such as the collection, use and disclosure of data by companies like us. Online advertising activities in the United States have primarily been subject to regulation by the Federal Trade Commission, or the FTC, which has regularly relied upon Section 5 of the Federal Trade Commission Act, or Section 5, to enforce against unfair and deceptive trade practices. Section 5 has been the primary regulatory tool used to enforce against alleged violations of consumer privacy interests. In addition, as we consider expanding into other foreign countries and jurisdictions, we may be subject to additional laws and regulations that may affect how we conduct business. In particular, European data protection laws can be more restrictive regarding the collection, use, and disclosure of data than those in the United States.

Additionally, U.S. and foreign governments have enacted, considered or are considering legislation or regulations that could significantly restrict industry participants’ ability to collect, augment, analyze, use and share anonymous data, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tools to track a person’s online activity. The European Union, or EU, and some EU member states have already implemented legislation and regulations requiring advertisers to obtain specific types of notice and consent from individuals before using cookies or other technologies to track individuals and their online behavior and deliver targeted advertisements. It remains a possibility that additional legislation and regulations may be passed or otherwise issued in the future. We also participate in industry self-regulatory programs under which, in addition to other compliance obligations, we provide consumers with notice about our use of cookies and our collection and use of data in connection with the delivery of targeted advertising and allow them to opt-out from the use of data we collect for the delivery of targeted advertising. The rules and policies of the self-regulatory programs that we participate in are updated from time to time and may impose additional restrictions upon us in the future.

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Any failure, or perceived failure, by us to comply with U.S. federal, state, or international laws or regulations pertaining to privacy or data protection, or other policies, self-regulatory requirements or legal obligations could result in proceedings or actions against us by governmental entities or others.

Advertising

Even though we receive contractual protections from our advertising business partners with respect to their ads, we may nevertheless be subject to regulations concerning the content of ads. Federal and state laws governing intellectual property or other third-party rights could apply to the content of ads we place. Laws and regulations regarding unfair and deceptive advertising, sweepstakes, advertising to children, and other consumer protection regulations, may also apply to the ads we place on behalf of clients.

Employees

As of June 30, 2014, we had 48 employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement. We consider our relationship with our employees to be good.

History of the Company

We were formed on December 5, 2005 as a Delaware corporation under the name “Ascend Acquisition Corp.” From our inception until February 29, 2012, when we completed a business combination with Andover Games, LLC, or Andover Games, we were a blank check company and did not engage in active business operations other than the search for, and evaluation of, potential business combination opportunities.

On December 30, 2011, we entered into a Merger Agreement and Plan of Reorganization with Andover Games and the members of Andover Games. On February 29, 2012, pursuant to such agreement, Andover Games became our wholly-owned subsidiary. As a result, our business became the business of Andover Games and the financial statements of Andover Games became our financial statements. Andover Games’ principal business was focused on developing mobile games for iPhone and Android platforms prior to June 30, 2013.

On June 12, 2013, we entered into an Agreement and Plan of Reorganization, as amended on July 1, 2013, with Kitara Media, NYPG and the former holders of all of the outstanding membership interests of Kitara Media and all of the outstanding shares of common stock of NYPG. On July 1, 2013, we consummated these transactions and Kitara Media and NYPG became our wholly-owned subsidiaries. As a result, our operations became entirely those of Kitara Media and NYPG and the financial statements of Kitara Media became our financial statements. At that time, we ceased the operations of Andover Games.

On August 19, 2013, we filed with the Secretary of State of the State of Delaware an amendment to our certificate of incorporation to change our name to “Kitara Media Corp.” to better reflect our current operations.

On December 3, 2013, we entered an agreement and plan of reorganization with Heath Guru and the holders of a majority of the outstanding shares of capital stock of Heath Guru, and simultaneously consummated the transactions contemplated thereby. At the closing, Heath Guru became our wholly-owned subsidiary.

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Facilities

We have offices in New Jersey. Our principal executive office is located at 525 Washington Blvd, Suite 2620, Jersey City, New Jersey. We lease approximately 10,344 square feet at this location, at a rate of approximately $30,000 per month, pursuant to a 66 month lease that expires on March 30, 2020. We believe that our current facilities are suitable and adequate to meet our current needs and we believe that additional space is available, on commercially reasonable terms, as needed.

Legal Proceedings

There are currently no pending legal proceedings to which we or our properties are subject, except as described below:

In December 2013, an action entitled Intrepid Investments, LLC (“Intrepid”) v. Selling Source, LLC, et al., Index No. 65429/2013 was filed in the Supreme Court of the State of New York, County of New York. This is an action commenced by Intrepid to collect on a Junior Secured Promissory Note signed by Selling Source in the original principal sum of $28,700,000 (the “Note”). Kitara Media is not a signatory to the Note but it did sign an August 31, 2010 Security Agreement (“Security Agreement”) pledging certain of its assets as security for the Note. At the time Kitara Media signed the Security Agreement, it was wholly-owned by Selling Source. On July 1, 2013, Kitara Media merged with one of Kitara’s then wholly-owned subsidiaries, with Kitara Media surviving the merger and becoming a wholly-owned subsidiary of Kitara. Accordingly, it is no longer wholly-owned by Selling Source, although it is still an affiliate of Selling Source. In the action, Intrepid seeks to foreclose on the security interest. Both Selling Source’s and Kitara Media’s obligations to Intrepid under the Note and Security Agreement were subordinate to obligations Selling Source had to two groups of prior lenders (“Senior Lenders”). The right of Intrepid to compel payments under the Note and/or foreclose the lien created by the Security Agreement was subject to an Intercreditor Agreement by and between the Senior Lenders and Intrepid. Under the terms of the Intercreditor Agreement, Intrepid could not take steps to compel Selling Source to make payment on the Note or foreclose the Security Agreement so long as the obligations to the Senior Lenders remained outstanding. In addition, under the terms of the Intercreditor Agreement, the Senior Lenders had the right to have the lien released on any of the collateral pledged as security under the Security Agreement. In connection with the merger with Kitara Media, the first priority Senior Lenders released the lien on Kitara Media’s assets which were pledged as collateral under the Security Agreement and the obligation of Kitara Media to Intrepid was released. In addition, Selling Source’s obligations to the Senior Lenders remains outstanding. Based on these facts, Kitara Media believes Intrepid’s claim is without merit and intends to defend it vigorously. In any event, Selling Source has acknowledged an obligation to indemnify and defend Kitara Media from any liability to Intrepid arising out of the Note and Security Agreement. The parties have exchanged pleadings and discover has commenced.

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KITARA’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to the “Company,”“we,” “us” and “our” refer to Kitara and its operating subsidiaries, Kitara Media, NYPG and Health Guru. Unless otherwise indicated, all dollar amounts are set forth in thousands, except share and per share data.

Introduction

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Kitara’s actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this proxy statement/prospectus.

Unless otherwise indicated, all dollar amounts under this “Kitara’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the prospectus are set forth in thousands.

General

We are a Delaware corporation incorporated on December 5, 2005. From our inception in 2005 until February 29, 2012, when we completed a reverse acquisition transaction with Andover Games, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation. On February 29, 2012, we completed a reverse acquisition of Andover Games through a merger transaction whereby Andover Games became our wholly-owned direct subsidiary. Accordingly, the financial statements of Andover Games became our financial statements. Prior to June 30, 2013, our principal business was focused on developing mobile games for iPhone and Android platforms.

On July 1, 2013, we acquired Kitara Media and NYPG. Upon the closing of the acquisition, we formally ceased the operations of Andover Games, our operations became entirely that of Kitara Media and NYPG and the financial statements of Kitara Media became our financial statements. For accounting purposes, the acquisition of Kitara Media was treated as an acquisition of the Company by Kitara Media and as a recapitalization of Kitara Media as Kitara Media members held a large percent of Kitara’s shares and exercise significant influence over the operating and financial policies of the consolidated entity and Kitara was a non-operating public registrant prior to the transaction. Pursuant to ASC 805-10-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public registrant with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, the consolidated balance sheets, statements of operations, and statements of cash flows of Kitara Media have been retroactively updated to reflect the recapitalization.

On August 19, 2013, we filed with the Secretary of State of the State of Delaware an amendment to our certificate of incorporation to change our name from “Ascend Acquisition Corp.” to “Kitara Media Corp.” to better reflect our current operations following the acquisition of Kitara and NYPG.

On December 3, 2013, we acquired Health Guru. The financial results of operations of Health Guru from the date of acquisition to December 31, 2013 were consolidated into our financial statements.

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On April 29, 2014, we sold a total of $7,000 of our shares of common stock (or an aggregate of 12,727,272 shares) to several accredited investors (the “Investors”), including Ironbound, an affiliate of Jonathan J. Ledecky, Kitara’s chairman of the board, and Robert Regular. In connection with the offering, we issued warrants to purchase an aggregate of 6,363,636 shares of common stock. The warrants are exercisable at a price of $0.825 per share and expire on April 30, 2019. We received proceeds from the offering of approximately $6,500, including the cancellation of a $1,000 promissory note held by Ironbound that was used to make its purchase in the offering, net of approximately $500 of commissions and expenses.

Management reviews EBITDA, a non-GAAP financial measure, on a monthly basis as it is a key business indicator and metric that is used internally. We calculate EBITDA by taking the net income (loss) and adding back depreciation, amortization, interest expense, stock-based compensation, and taxes less interest income. Quantitative reconciliations of EBITDA to net income (loss), the closest GAAP financial measure, are included in the tables set forth below in “—Results of Operations.”

Results of Operations

Comparison of Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue	$5,230	$5,519	$12,175	$10,428
Cost of revenue	4,394	3,783	10,059	7,382
Gross Profit	836	1,736	2,116	3,046
GP as % of revenue	16%	31%	17%	29%

Operating expenses
Employee Expenses	2,453	1,001	4,690	2,016
Related party expenses	-	69	-	154
Other operating expenses	1,549	324	3,005	519
Depreciation and amortization	115	81	225	237
Total operating expenses	4,117	1,475	7,920	2,926

Operating income (loss)	(3,281)	261	(5,804)	120
Interest Expense	(69)	-	(156)	-
Income (loss) before income taxes	(3,350)	261	(5,960)	120
Income taxes	15	-	16	-
Net income (loss)	$(3,365)	$261	$(5,976)	$120

EBITDA (a non-GAAP measure)	(2,924)	342	(5,266)	357

Net income (loss)	$(3,365)	$261	$(5,976)	$120
Depreciation and amortization	115	81	225	237
Interest expense, less other income	69	-	156	-
Stock compensation expense	242	-	313	-
Taxes	15	-	16	-
EBITDA (a non-GAAP measure)	$(2,924)	$342	$(5,266)	$357

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Revenue and Gross Margin

Consolidated revenue for the three months ended June 30, 2014 decreased by ($289), or -5%, to $5,230 as compared to $5,519 for the three months ended June 30, 2013. Consolidated revenue for the six months ended June 30, 2014 increased by $1,747 or 17%, to $12,175 as compared to $10,428 for the six months ended June 30, 2013. The decline in revenue for the three months was primarily due to the revenue contributed by our recent acquisition of Heath Guru of $1,674 offset by a decrease in revenue from Kitara Media of approximately ($1,999). The increase in revenue for the six months was primarily due to the revenue contributed by our recent acquisition of Heath Guru of $4,005 offset by a decrease in revenue from Kitara Media of approximately ($2,299). The revenue decline is attributed to the increased demands and requirements from advertisers to meet new standards of ad type, location and quality from publisher traffic sources.

In order to meet these new demands and requirements, Kitara Media implemented new standards and policies and launched additional proprietary and third party verification tools to screen publisher inventory to exceed advertisers’ requirements. The immediate implementation of these steps eliminated significant inventory sources and had a direct effect on revenue.

Consolidated margins for the three months ended June 30, 2014 decreased by ($900) or (52)% to $836 as compared to $1,736 for the three months ended June 30, 2013.  Consolidated margins for the six months ended June 30, 2014 decreased by ($930) or (31)% to $2,116 as compared to $3,046 for the six months ended June 30, 2013. The decrease in margin was due to several factors in the business, including reduced bid pricing levels combined with the consistent cost of securing and maintaining quality publisher inventory. Margins were further impacted by the transition of technology during integration and deployment of new systems and methods for cost calculation, delivery and optimization.

During the six months ended June 30, 2014, we advanced development efforts with our own proprietary video content and ad delivery solution PROPEL+. We believe this technology can help us to leverage campaign performance data for optimization and delivery, and is directly integrated with many video advertising and digital publishing partners. Evolving an integrated Video+ Portfolio with Heath Guru video formats and a library of premium video content, PROPEL+ combines efficient delivery and optimization into one video platform to deliver strong engagement for advertisers and high revenues for publishers, as well as improve user experience with engaging digital content. We have also implemented various monitoring and screening tools in order to provide our advertisers transparency and the highest quality traffic.

Employee Expenses

Employee expenses for the three months ended June 30, 2014 increased by $1,452, or 145%, to $2,453 as compared to $1,001 for the three months ended June 30, 2013. Employee expenses for the six months ended June 30, 2014 increased by $2,674, or 133%, to $4,690 as compared to $2,016 for the six months ended June 30, 2013. The increase for the three and six months ended June 30, 2014 was primarily due to the increase in headcount and employee costs as it relates to the Heath Guru acquisition which totaled $871 for the three months ended and $1,841 for the six months ended June 30, 2014.  There was also an increase in Kitara Media’s headcount predominately in C-level staff, which in total contributed approximately $249 of the increase for the three months, ended and $428 for the six months ended June 30, 2014.  Additionally, there was $243 in stock based compensation for the three months ended and $313 for the six months ended June 30, 2014 vs. nothing in the prior year as there was no stock option plan in place. There was also a decline in software capitalization due to the PROPEL+ product reaching maturity in 2014 vs. 2013. The decrease in software capitalization was $90 for the three months ended and $119 for the six months ending June 30, 2014.

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Other operating costs and related party expenses

Other operating costs and related party expense for the three months ended June 30, 2014 increased by $1,156, or 294%, to $1,549 as compared to $393 for the three months ended June 30, 2013.  Other operating costs and related party expense for the six months ended June 30, 2014 increased by $2,332, or 347%, to $3,005 as compared to $673 for the six months ended June 30, 2013. The increase for the three and six months ended June 30, 2014 was primarily due to costs we would not have had in the prior year as it pertained to the acquisition for Heath Guru and as a private company with centralized services.  The additional operational costs as it relates to Heath Guru acquisition totaled $440 for the three months and $1,072 for the six months ended June 30, 2014.

In an effort to improve the quality of our traffic resources, we established various vendor relationships that provide tools to monitor the quality of our traffic resources as well as provide the ability to filter any traffic that does not meet our standards.  The increase in software and technical services was $385 for the three months and $493 for the six months ended June 30, 2014. We also had higher hosting costs of $30 for the three months and $88 for the six months ended June 30, 2014 due to the additional video traffic.

Legal and accounting costs were higher by approximately $103 for the three months ended June 30, 2014 as they related to our quarterly filings with the SEC that were not required in the prior year. Additionally these costs were higher by approximately $167 for the six months ended June 30, 2014 as they related to costs for the annual audit, the filing of our Annual Report on Form 10-K and related consulting costs for the valuation and tax provision. Insurance costs were higher by approximately $25 for the three months and $51 for the six months ended June 30, 2014 due to the higher coverage needed as a public entity. There was also an increase in bad debt of approximately $19 for the three months and $79 for the six months ending June 30, 2014 predominately due to the write down of various prepaid media accounts. We periodically review the prepaid media accounts to ensure they are being utilized or will make the effort to collect the balances, if possible. There was also an increase in bank fees of approximately $14 for the three months and $43 for the six months ending June 30, 2014 due to the establishment of the Wells Fargo credit facility that was not in place until November 2013.

Depreciation and Amortization

Depreciation and amortization expense for the three months ended June 30, 2014 increased by $34, or 42%, to $115 as compared to $81 for the three months ended June 30, 2013 predominately due to the acquisition of Heath Guru. Depreciation and amortization expense for the six months ended June 30, 2014 decreased by ($12), or (5)%, to $225 as compared to $237 for the six months ended June 30, 2013. The decrease was primarily in amortization expense which was due to certain intangible assets reaching their maturity.

EBITDA (non-GAAP measure)

In addition to the results presented in accordance with generally accepted accounting principles, or GAAP, we present EBITDA which is a non-GAAP measure. We believe that this non-GAAP measure, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results.  The non-GAAP measure presented herein may not be comparable to similarly titled measures presented by other companies.

EBITDA for the three months ended June 30, 2014 decreased by ($3,266), to ($2,924) as compared to $342 for the three months ended June 30, 2013. EBITDA for the six months ended June 30, 2014 decreased by ($5,623), to ($5,266) as compared to $357 for the six months ended June 30, 2013. Overall the decrease in EBITDA was due to higher operating costs due to the acquisition and  as well as lower gross profit margin as described in detail above.

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Comparison of Years Ended December 31, 2013 and 2012

	Year Ended December 31,
	2013	2012
Revenue	$25,377	$23,557
Cost of revenue	17,148	18,598
Gross Profit	8,229	4,959
GP as % of revenue	32%	21%

Operating expenses
Employee Expenses	5,097	4,672
Related party expenses	251	399
Impairment of property and equipment	0	649
Other operating expenses	2,432	1,316
Depreciation and amortization	525	748
Total operating expenses	8,305	7,784

Operating (loss)	(76)	(2,825)

Other (loss)	(43)	(5)

Loss before income taxes	(119)	(2,830)

Income taxes	(67)	0
Net (loss)	$(186)	$(2,830)

EBITDA (a non-GAAP measure)	$537	$(2,082)

Net (loss)	(186)	(2,830)
Depreciation and amortization	525	748
Interest expense, less other income	42	0
Stock compensation expense	89	0
Taxes	67	0
EBITDA (a non-GAAP measure)	$537	$(2,082)

Revenue and Gross Margin

Consolidated revenue for the year ended December 31, 2013 increased by $1,820, or 8%, to $25,377 as compared to $23,557 for the year ended December 31, 2012. The growth in revenue was primarily due to an increase in video revenue as compared to banner revenue. For the year ended December 31, 2013, total video ad revenue nearly doubled to 68% of total revenue as compared to the year ended December 31, 2012 of only 35% of total revenue.

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Consolidated margins for the year ended December 31, 2013 increased by $3,270 or 66% to $8,229 as compared to $4,959 for the year ended December 31, 2012. Gross profit as a percentage of revenue increased from 21% for the year ended December 31, 2012 to 32% for the year ended December 31, 2013. The increase in margin was due to video ad revenue having a higher CPM (“cost per thousand”) compared to banner ads as well as the fact that we expanded beyond our owned and operated sites with the introduction of our proprietary PROPEL+ video unit, which reaches broader audiences and increasing available impressions through added media partnerships and placements. As a result, we believe PROPEL+ will maximize gross margins. Our acquisition of Heath Guru also contributed to the increase in margin as their CPM’s are much higher due to the fact their advertisements are highly targeted in the medical vertical. Heath Guru also further enhanced the PROPEL+ Platform with advanced content management and syndication capabilities. Integrated functionalities and combined development efforts further allow for improvements in margins and performance.

Employee Expenses

Employee expenses for the year ended December 31, 2013 increased by $425, or 9%, to $5,097 as compared to $4,672 for the year ended December 31, 2012. The increase for the year ended December 31, 2013 was primarily due to accrued bonuses for the new President of Kitara which was approximately $250. We also added 41 employees through the Heath Guru acquisition on December 3, 2013 which added $541 for the month of December. Additionally, we had stock-based compensation of approximately $89 that we did not incur in the previous year and $95 of lower software capitalization due to fewer projects. However, this was offset by lower salary expense, commission and payroll related taxes which totals approximately $542 as compared to prior year due to a decrease in headcount from the prior year.

Other Operating Costs and Related Party Expenses

Other operating costs and related party expense for the year ended December 31, 2013 increased by $968, or 56%, to $2,683 as compared to $1,715 for the year ended December 31, 2012. The increase for the year was primarily due to costs related to the Kitara Media and NYPG merger as well as the costs related to the Heath Guru merger which was approximately $367. Operation charges as it relates to our content delivery network (CDN) system which is used to deliver video are new charges in 2013 and was approximately $378. In addition, we wrote off customer balances from our accounts receivable that were deemed uncollectable and established a reserve of 3.8% of Accounts Receivable which increased bad debt expense over the prior year by approximately $309.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2013 decreased by $223, or (30)%, to $525 as compared to $748 for the year ended December 31, 2012. The decrease in depreciation expense is due to assets reaching their maturity.

EBITDA (a non-GAAP measure)

EBITDA (a non-GAAP measure) for the year ended December 31, 2013 increased by $2,619, or 126%, to $537 as compared to ($2,082) for the year ended December 31, 2012. Overall the increase in EBITDA (a non-GAAP measure) was due to higher sales with significant improvements to margins. As explained above in Results of Operations: Revenue and Margin, the increase in video ad revenue which can command a higher price is why margins improved.

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Liquidity and Capital Resources

Sources of Liquidity

We have historically funded our operations principally through private placements of our capital stock, issuance of promissory notes and bank borrowings.

In connection with the acquisition of Kitara Media and NYPG, we issued to Robert Regular two promissory notes (the “Closing Notes”). The first Closing Note was in the amount of $100 and was due and payable on January 1, 2014. We amended this note on December 31, 2013 to extend the maturity of the note to January 1, 2015. The second Closing Note was in the amount of $200 and is due and payable on January 1, 2023. The Closing Notes accrue interest at a rate of 1% per annum, which will be due on maturity. At December 31, 2013 and June 30, 2014, the outstanding balance, including interest, for both Closing Notes was $302 and $200, respectively.

Also in connection with the acquisition of Kitara Media and NYPG, we issued an aggregate of 4,000,000 shares of common stock in a private placement to Ironbound for an aggregate purchase price of $2,000.

On November 1, 2013, Kitara Media secured a three-year $5,000 credit facility pursuant to a credit agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association (the “Lender”). The line may be increased to $10,000 at Kitara Media’s option on or prior to April 30, 2015 in two equal tranches of $2,500 each. At December 31, 2013 and June 30, 2014, the outstanding balance (including interest) on the credit facility was $841 and $735, respectively.

Outstanding advances under the Credit Agreement may not at any time exceed the Borrowing Base less amounts outstanding under letters of credit. The “Borrowing Base” is equal to 85% of eligible accounts receivable plus the lesser of 75% of eligible unbilled accounts receivable or $500 less reserves established by Lender from time to time less $500. Funds advanced under the Credit Agreement are to be used for the payment of Lender’s expenses that are reimbursable by Kitara Media and for Kitara Media’s working capital and general corporate purposes.

Amounts repaid under the Credit Agreement may be reborrowed at any time during the term of the Credit Agreement. All outstanding amounts, together with accrued and unpaid interest, are due and payable on November 1, 2016 or earlier upon termination of the Credit Agreement at Kitara Media’s request or upon the occurrence and continuation of an event of default.

Loans under the Credit Agreement bear interest, payable monthly, at the LIBOR rate (increased to reflect Federal Reserve requirements greater than zero) for 3-month interest rate periods plus 4.25% per annum. If the loan remains outstanding at the end of an interest rate period, it will automatically convert to a variable rate loan that changes with daily changes in the published LIBOR rate unless a request by Kitara Media to continue on a fixed rate basis is approved by Lender. If an event of default under the Credit Agreement occurs and continues, the interest rate is increased by 2% per annum and, at Lender’s option, becomes a variable rate that changes with daily changes in the published LIBOR rate for 3-month interest rate periods. There is a minimum interest charge of $10 per calendar month.

Amounts due under the Credit Agreement are secured by a continuing security interest in substantially all of Kitara Media’s assets and also by pledges by us of our ownership interests in NYPG and Andover Games. Amounts owed are also guaranteed by us, Andover Games and NYPG.

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Kitara Media has made certain representations and warranties to the Lender in the Credit Agreement that are customary for credit arrangements of this type. The Credit Agreement also contains certain affirmative and negative covenants and financial covenants incumbent upon Kitara Media that are typical in such agreements. Among the negative covenants are covenants restricting, without the consent of the Lender, the incurrence of indebtedness and liens, restrictions on fundamental changes by Kitara Media such as mergers, acquisitions, consolidations, reorganizations and reclassifications, and restrictions on the disposal of assets, the making of Restricted Junior Payments, Changes of Control, Investments, transactions with Affiliates and the issuance of Stock (as such terms are defined in the Credit Agreement). Change of Control events include, among other items, any person or group becoming the owner of 30% or more of our outstanding common stock.

On December 3, 2013, in connection with the acquisition of Health Guru, we sold an aggregate of 4,000,000 shares of our common stock to several accredited investors, including Ironbound and Jeremy Zimmer on a private placement basis, for an aggregate purchase price of $2,000.

Also in connection with the acquisition of Health Guru, Health Guru secured a one (1) year receivable financing arrangement with Sterling National Bank — Factoring and Trade Finance Division (the “Bank”). Pursuant to this arrangement, Heath Guru present invoices to the Bank who then advances it up to 60% of eligible invoices which may remain outstanding for up to 120 days of the invoice date or 60 days past due. The Bank charges a commission rate of .35% of the gross invoice. At the Bank’s discretion, they may elect to charge the difference between the actual commission earned by them and the minimum commission on a monthly basis and if so, the monthly minimum charge shall not be less than $1.5. All debits in the account shall bear interest daily at a rate equal to 1.75% above prime rate as published in the Wall Street Journal. The Bank is also a party to an intercreditor agreement that sets forth the respective rights and obligations with respect to the assets of Heath Guru between the Bank and the Lender for the Health Guru loans. On June 18, 2014, we terminated the Bank financing arrangement and on June 30, 2014 amended the credit facility with the Lender to include the receivables from Health Guru Media.

On April 29, 2014, we consummated the sale of an aggregate of 12,727,272 shares of our common stock to several accredited investors, including Ironbound and Robert Regular, for an aggregate purchase price of $7,000. In connection with the sale of such shares of common stock, we also issued warrants to purchase an aggregate of 6,363,636 shares of the Company’s common stock, such warrants exercisable at a price of $0.825 per share, expiring on April 30, 2019. We received proceeds from the sale of approximately $6,600, including the cancellation of a $1,000 promissory note held by Ironbound that was used to make part of its purchase in the offering, net of approximately $400 of commissions and expenses. We intend to use the proceeds from the sales for general working capital purposes.

The ability to borrow against our accounts receivable under the credit facility with the Lender gives us greater flexibility to grow the business by providing additional liquidity and relieving the pressure we currently have in working capital. We believe that with our current level of cash and the ability to borrow against our accounts receivables, that we will have sufficient liquidity to maintain operations for a minimum of the next twelve months.

Cash Flows

Six Months Ended June 30, 2014

Net cash provided by/(used in) operating activities

Net cash used in operating activities was ($2,343) for the six months ended June 30, 2014, compared to net cash provided of $1,651 for the six months ended June 30, 2013.  The decrease in cash used for the six months ended June 30, 2014 was primarily due to the net loss of ($5,976) for the six months ended June 30, 2014 compared to net income of $120 for the six months ended June 30, 2013.  The net loss was due to the added costs from the acquisition of Health Guru Media and lower gross profit margins which are described in detail above.  This net cash was offset by an increase in the collection of accounts receivable.  The increase in collections is a natural effect from having lower sales in the second quarter versus the fourth quarter.

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Net cash used in investing activities

Net cash used in investing activities was $373 for the six months ended June 30, 2014, compared to $245 for the six months ended June 30, 2013.  The cash used in both periods was primarily for software development for internal use.  In 2014 and 2013, our main project was the development of the PROPEL + player, which is an ad delivery solution.

Net cash provided by/(used in) financing activities

Net cash provided by financing activities was $4,560 for the six months ended June 30, 2014, compared to ($1,369) used in financing for the six months ended June 30, 2013.  On March 26, 2014, we issued a promissory note (the “Note”) in favor of Ironbound with a principal amount of $1,000. The principal balance, together with interest, was due on the earlier of (a) April 25, 2014 and (b) the consummation by the Company of a private placement of its equity or debt securities or any other financing raising gross proceeds of at least $1,000 (either the “Maturity Date”). The Note was converted to equity in connection with our April 2014 offering.

Year Ended December 31, 2013

Net cash used in operating activities

Net cash used in operating activities was ($388) for the year ended December 31, 2013, compared to ($2,800) for the year ended December 31, 2012. There was an improvement in cash used primarily due to our net loss after non-cash adjustments, such as depreciation, asset impairment, stock compensation, deferred rent, bad debt and loss on disposal of property of $776 for the year ended December 31, 2013 compared to a loss after non-cash adjustments of ($1,450) for the year ended December 31, 2012. The increase was driven by higher sales and better margins (See “Results of Operations — Other operating costs and related party expenses”), offset by the cash used in conjunction with the Heath Guru acquisition. During 2012, we had established stronger credit checks and increased our collection efforts by contacting late payers as soon as they’ve exceeded their terms. The full benefit of the improvements to our credit policy and collection efforts has resulted in better management of accounts receivable balances which is evident by the balance in cash provided by accounts receivable at December 31, 2013 of $214 vs. cash used in accounts receivable of ($2,321) at December 31, 2012.

Net cash provided by (used) in investing activities

Net cash provided by investing activities was $16 for the year ended December 31, 2013, compared to ($593) of net cash used in investing activities for the year ended December 31, 2012. During the years ended December 31, 2013 and 2012 investment expenditures were primarily for software development for internal use offset in 2013 for the cash acquired in the acquisition of Heath Guru. In 2013, our main project was the development of our PROPEL+ player which is an ad delivery solution. In 2012, we primarily focused on developing various games that were run on owned and operated websites that also delivered banner and video ads. The cash expenditures for the year ended December 31, 2013 was offset by the cash acquired in the acquisition of Heath Guru.

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Net cash provided by financing activities

Net cash provided by financing activities was $2,850 for the year ended December 31, 2013, compared to $3,393 provided by financing for the year ended December 31, 2012. Due to the loss and cash needs in 2012, we had a large capital contribution of $3,079 to cover the loss and working capital constraints. In 2013 we distributed back to our members $699 and raised $4,000 in the private placement in conjunction with the mergers with Kitara Media, NYPG and Heath Guru but only received $3,700 in cash as $300 was from the conversion of a previous bridge loan made by Ironbound. This raise was done in order to provide liquidity for the transactions and future working capital needs.

Contractual Obligations and Commitments

We have non-cancelable contractual obligations for office space. The following table discloses aggregate information about material contractual obligations and periods in which payments were due as of December 31, 2013.

The following table summarizes certain of our contractual obligations at December 31, 2013 (in thousands):

	Total	Less than 1 year	1-3 Years	3-5 Years	More than 5 years
Operating Leases	361	361
Notes Payable and collateralized obligations	526	224	101		201
Credit facilities	1,921	1,921
Loan	1,383	1,383
Total Contractual Obligations	4,191	3,889	101	0	201

We have 10,344 square feet of space that we lease for our corporate offices in Jersey City, New Jersey. Our lease expires at the end of March 2020.

Through our acquisition of NYPG, we have two promissory notes, one in the amount of $100 that will mature on January 1, 2015 and the other in the a mount of $200 that will mature on January 1, 2023. These notes accrue interest at a rate of 1% per annum. Through the acquisition of Heath Guru, we have a contingent liability to Skyword, the seller of Gather.com which Heath Guru acquired prior to our acquisition of its company. Pursuant to the purchase agreement, contingent consideration for the purchase consists of a five year arrangement to pay royalties to Skyword. The Skyword royalties are to be paid in quarterly installments and is based on revenues generated by the assets purchased. As of December 31, 2013, the future value of this contingent liability is $224.

On November 1, 2013 Kitara Media secured a three-year $5,000 credit facility with the Lender. The interest rate on the credit facility is Libor plus 4.25% with a minimum interest charge of $10 per month. The balance of the credit facility on December 31, 2013 was $841.

In conjunction with the acquisition of Heath Guru, the Company acquired certain debts as follows:

On June 10, 2011, Heath Guru obtained a commitment from a lender to borrow an aggregate of $3,000. The commitment was divided into two tranches. The first tranche was for $2,000 which expired on October 1, 2014. The second tranche was for $1,000 and expires on December 1, 2014. On January 31, 2012, Heath Guru obtained an additional growth capital loan on its second commitment (“Tranche 3”) in the amount of $500 which expires on December 1, 2014.

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Interest is payable monthly at an annual interest rate which is a sum of the prime rate, as published by The Wall Street Journal, plus 9.75% per annum (the “Combined Interest Rate”). In no event shall the designated rate be less than 13%. At December 31, 2013, the interest rate on this debt was 13%. As of December 31, 2013, the total balance on the notes was $1,383.

On June 18 2013, Heath Guru secured a one (1) year receivable financing arrangement with the Bank. Heath Guru presents invoices to the Bank who then advances it up to 60% of eligible invoices and may remain outstanding for up to 120 days of the invoice date or 60 days past due. The Bank charges a commission rate of .35% of the gross invoice. All debits in the account shall bear interest daily at a rate equal to 1.75% above prime rate as published in the Wall Street Journal. As of December 31, 2013, the total balance outstanding was $1,080.

On June 19, 2013, Heath Guru, the Bank and Health Guru Lender for the loans, entered into an Intercreditor agreement that granted the Bank and Health Guru Lender for the loans, a general lien and security interest in substantially all of Heath Guru’s assets. This agreement sets forth the respective rights and obligations with respect to the assets of Heath Guru between the Bank and Health Guru Lender for the loans.

See Note 6 of the consolidated financial statements for the year ended December 31, 2013 included in this proxy statement/prospectus for further details. There were no material changes outside the ordinary course of business in our contractual obligations during the six months ended June 30, 2014.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet financing arrangements.

Critical Accounting Policies and Estimates

The preparation of our consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities in these consolidated financial statements. We believe that of our significant accounting policies (see Note 2 of the consolidated financial included in this prospectus), the following policies involve a higher degree of judgment and complexity:

Capitalization of internally developed software

We follow the guidance of ASC Topic 350-40, “Internal-Use Software” and ASC Topic 985-20, “Costs of Software to be Sold, Leased or Marketed” in regards to the capitalization of software development costs.

The Company capitalizes certain costs related to its software developed or obtained for internal use in accordance with ASC 350-40. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal and external costs incurred during the application development stage, including upgrades and enhancements representing modifications that will result in significant additional functionality, are capitalized. Software maintenance and training costs are expensed as incurred. Capitalized costs are recorded as part of property and equipment and are amortized on a straight-line basis over the software’s estimated useful life. The Company evaluates these assets for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

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In accordance with ASC 985-20 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” software development costs are expensed as incurred until technological feasibility (generally in the form of a working model) has been established. Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. The Company capitalizes only those costs directly attributable to the development of the software. Capitalization of these costs begins upon the establishment of technological feasibility. Activities undertaken after the products are available for release to customers to correct errors or keep the product up to date are expensed as incurred. Capitalized software development costs will be amortized over the estimated economic life of the software once the product is available for general release to customers. Capitalized software development costs will be amortized over the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method. We will periodically perform reviews of the recoverability of such capitalized software costs. At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.

Revenue recognition

We recognize revenue in accordance with ASC Topic 605, “Revenue Recognition.” Accordingly, we recognize revenue when the following four basic criteria have been met:

●	Existence of persuasive evidence than an arrangement exists;

●	Delivery has occurred or services have been rendered;

●	The seller’s price to the buyer is fixed and determinable; and

●	Collectability is reasonably assured.

Our revenues are recognized in the period that the actions occur or when services are provided and the criteria of ASC Topic 605 are met. Additionally, consistent with the provisions of ASC Topic 605-45, “Principle Agent Considerations,” (“ASC Topic 605-45”), our revenues are recorded on a gross basis and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenues.

Prepayments and amounts on deposit from customers are recorded as an advertiser deposit liability and are included in either accounts payable and accrued liabilities or accounts receivable, net, in the accompanying consolidated balance sheets.

Business Combinations

For a business combination, the assets acquired, the liabilities assumed and any non-controlling interest in the acquiree are recognized at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, are recognized at the full amounts of their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree, that excess in earnings are recognized as a gain attributable to the Company.

Deferred tax liabilities and assets were recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

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KITARA’S RELATED PARTY TRANSACTIONS

References in this section to the “Company,”“we,” “us” and “our” and the “Company” refer to Kitara and its operating subsidiaries, Kitara Media, NYPG and Health Guru.

Related Party Transactions

In December 2011, the Company executed a convertible promissory note in favor of Ironbound with a principal amount of $250,000. The promissory note represented amounts advanced to the Company by Ironbound so that the Company could provide certain bridge financing to Andover Games upon execution of the Andover Merger Agreement. The note was due and payable in full upon closing of the merger or, if not consummated, on demand and bears interest at the rate of 5% per annum. Upon the Andover Closing, the note was used as consideration for Ironbound purchasing an aggregate of 500,000 shares of the Company’s common stock in the Andover Financing and was cancelled. Jeremy Zimmer also purchased 100,000 shares of common stock in the Andover Financing.

On February 29, 2012, at the closing of the merger with Andover Games, we completed a private placement of 4,000,000 shares of our common stock for an aggregate of $2,000,000. Ironbound purchased an aggregate of 500,000 shares of our common stock in such private placement, of which a portion was through the cancellation of a promissory note held by Ironbound that was outstanding. Jeremy Zimmer also purchased 100,000 shares of common stock in such private placement. Pursuant to the merger agreement with Andover Games, we were obligated to use our commercial best efforts to raise at least an additional $2,000,000 of equity capital through the sale of its capital stock (the “Equity Raise Obligation”).

On March 14, 2012, we filed a registration statement covering the resale of certain shares of our common stock held by Jonathan J. Ledecky, the non-executive chairman of our board of directors, and Jeremy Zimmer, a member of our board of directors. The registration statement was declared effective on July 13, 2012. The registration statement was filed pursuant to registration rights that we granted to Mr. Ledecky in connection with conversion by him of certain promissory notes and that we granted to Mr. Zimmer in connection with the purchase by him of shares in a private placement conducted by us, in both cases in July 2011. We had agreed to file such a registration statement promptly after consummation by us of a merger, stock exchange, asset acquisition or other form of business combination and to use its best efforts to have such registration statement declared effective as soon as possible. The acquisition of Andover Games constituted such a transaction under the registration rights agreement. We were required to bear the expenses incurred in connection with the filing of such registration statement.

On May 14, 2012, Ironbound agreed that if we were unable to identify investors to purchase all of the remaining $2,000,000 of shares of common stock in satisfaction of its Equity Raise Obligation, Ironbound would purchase such remaining shares. In connection with the acquisition of Kitara and NYPG, this obligation was terminated.

On January 7, 2013, we entered into a letter agreement with United Talent Agency (“UTA”). UTA is an affiliate of Jeremy Zimmer, a member of our board of directors. Under the agreement, UTA was to assist us in structuring partnerships with media companies, brands and/or personalities who have not been previously introduced to us (a “Target”), with the purpose of creating licensed games for mobile or social platforms. The agreement was for a term of six months, with a six month tail. UTA was to receive (i) a retainer of $15,000 per month of the term and (ii) a commission equal to 10% of the “net profits” (as defined in the agreement) on each product resulting from a partnership that is entered into with a Target prior to the expiration of the tail. In June 2013, we terminated this agreement in exchange for our issuing UTA an aggregate of 180,000 shares of our common stock.

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On July 1, 2013, in connection with the acquisition of Kitara Media and NYPG pursuant to the K/N Merger Agreement, the Company entered into a registration rights agreement (the “K/N Registration Rights Agreement”) with the K/N Signing Holders. Pursuant to the K/N Registration Rights Agreement, we must, at our expense and upon the demand of the K/N Signing Holders holding at least 30% of the shares issued in the mergers, use our reasonable best efforts to file a registration statement for such shares within 90 days (or 45 days if we are eligible to file a registration statement on Form S-3) after we receive a written demand from such holders. Subject to certain limitations, the K/N Registration Rights Agreement also provides the K/N Signing Holders certain piggyback registration rights for underwritten public offerings that we may effect for our own account or for the benefit of other selling stockholders.

To provide for our and the K/N Signing Holders’ post-closing respective indemnification rights, we, the Committee (as defined in the K/N Merger Agreement), the Representatives (as defined in the K/N Merger Agreement) and Continental Stock Transfer and Trust Company entered into an escrow agreement (the “K/N Escrow Agreement”), pursuant to which an aggregate amount of shares equal to ten percent of the shares (“K/N Escrow Shares”) received by the K/N Signing Holders at closing was deposited in escrow. The K/N Escrow Shares are being reserved with respect to indemnification claims made by us as a result of the litigation described under the heading “Litigation” contained in Note 7 to our consolidated financial statements included in the financial statements included in this prospectus.

In addition, on July 1, 2013, we sold an aggregate of 4,000,000 shares of common stock to Ironbound on a private placement basis, for an aggregate purchase price of $2,000,000 or $0.50 per share, of which $300,000 was from the conversion of outstanding promissory notes held by Ironbound. We also issued the Closing Notes to Robert Regular. The largest amount due under the Closing Notes since their issuance was $300,000, the amount due under the Closing Notes as of March 31, 2014 was approximately $302,000 and the total amount of principal and interest paid since their issuance was $0.

On December 3, 2013, under the HG Merger Agreement, we granted certain registration rights to the former holders of the capital stock of Health Guru Media, including Joshua Silberstein, our President. We agreed to file, within six months of the closing, a registration statement with the SEC covering the resale by the former holders of the capital stock of Health Guru Media of the shares of common stock received by them in the merger and to use our best efforts (i) to have such registration statement declared effective as promptly as practicable and (ii) to maintain the effectiveness of the registration statement until the shares may be resold without registration and without volume limitation under an exemption from registration under the Securities Act, or until all of the shares have been resold.

To provide a fund for the parties’ rights to indemnification under the HG Merger Agreement, ten percent of the shares of our common stock (the “HG Escrow Shares”) received by the former holders of the capital stock of Health Guru Media was deposited in escrow in accordance with the terms of an escrow agreement (the “HG Escrow Agreement”), dated as of December 3, 2013, with Reitler Kailas & Rosenblatt LLC, as representative of the former holders of the capital stock of Health Guru, and Continental Stock Transfer & Trust Company, as escrow agent. The HG Escrow Shares, less the net amount of shares applied in satisfaction of or reserved with respect to indemnification claims made by us, will be released to the former holders of the capital stock of Health Guru on the 5th business day after we are required to file our Annual Report on Form 10-K for the year ending December 31, 2014 (or earlier under certain situations as described in the HG Escrow Agreement), but in no event later than April 15, 2015.

In addition, on December 3, 2013, we sold an aggregate of 4,000,000 shares of common stock on a private placement basis to several accredited investors, including Ironbound and Jeremy Zimmer, for an aggregate of $2,000,000 or $0.50 per share.

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We have received various accounting, human resource and information technology services from the Selling Source. For the years ended December 31, 2013 and 2012, we and our predecessor, Kitara Media, recorded management fees for services performed by Selling Source on our behalf of approximately $251,000 and $399,000 respectively. The amount owed to Selling Source for the year ended December 31, 2013 included an aggregate of approximately $170,000 for services provided by Selling Source to us since the closing of the mergers contemplated by the K/N Merger Agreement. In addition, as part of the K/N Merger Agreement, we were required to pay Selling Source cash equal to the amount of Kitara Media’s working capital at closing that exceeded $2,500,000. On October 21, 2013, we issued 2,145,294 of common stock to Selling Source in satisfaction of the approximately $904,000 working capital adjustment and the approximately $170,000 liability for services provided by Selling Source to us.

On March 26, 2014, in consideration of amounts loaned us, we issued a promissory note in favor of Ironbound, with a principal amount of $1,000,000. The principal balance, together with interest, was due on the earlier of (a) April 25, 2014 and (b) the consummation by us of a private placement of equity or debt securities or any other financing raising gross proceeds of at least $1,000,000 (either the “Maturity Date”). On April 25, 2014, Ironbound committed to convert the principal amount of the note into the same securities being sold by us in the April 2014 Private Placement. Interest accrued on the note at an annual rate equal to LIBOR as published in the Wall Street Journal plus 1% per annum. In addition to the conversion of the $1,000,000 promissory note, Ironbound purchased an additional $36,249.85 of securities in the April 2014 Private Placement. Robert Regular also purchased $50,000 of securities in the April 2014 Private Placement.

In October 2014, we entered into a separation agreement with Josh Silberstein. Under the separation agreement, contingent upon his execution of a mutual general release of all claims, (i) Kitara will pay Mr. Silberstein a bonus equal to three months' of his base salary at the earlier of the effective date of his resignation and the consummation of the transactions contemplated by the merger agreement and exchange agreement, (ii) at the effective time of his resignation, Kitara will engage Mr. Silberstein as a consultant for nine months for a monthly fee of approximately $30,000, subject to adjustment as described in the section entitled “Kitara’s Executive Officer Compensation and Director Compensation – Employment Agreements,” and (iii) at the effective time of his resignation, Mr. Silberstein's outstanding employee stock options, pursuant to which he has the right to purchase 2,500,000 shares of Kitara common stock, will be amended so that they survive his resignation and 250,000 of the unvested shares vest immediately, with the remainder vesting upon the achievement of certain business and financial performance goals, as described in the section entitled “Kitara’s Executive Officer Compensation and Director Compensation – Employment Agreements.” The separation agreement also contains covenants restricting Mr. Silberstein's ability to engage in a competitive business for one year following the effective date of his resignation.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

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All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Our board of directors is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the board of directors with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

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KITARA’S EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation of Kitara’s principal executive officer and its two other most highly compensated executive officers earning in excess of $100,000 for services rendered in all capacities (the “Kitara named executive officers”) for the years ended December 31, 2013 and 2012:

Summary Compensation Table for Fiscal Years 2013 and 2012

 (in thousands)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock/Unit Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualifed Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert Regular	2013	430	-	-	199	-	-	-	629
Chief Executive Officer	2012	-	-	-	-	-	-	-	-

Limor Regular	2013	197	-	-	42	-	-	-	239
Chief Operating Officer	2012	-	-	-	-	-	-	-	-

Lisa VanPatten	2013	65	-	-	104	-	-	-	169
Former Chief Financial Officer	2012	-	-	-	-	-	-	-	-

Craig dos Santos	2013	225	-	-	-	-	-	-	225
Former Chief Executive Officer	2012	262	-	-	-	-	-	-	262

Employment Agreements

Kitara has entered into employment agreements with each of the Kitara named executive officers.  Additionally, Kitara has entered into an employment agreement with Joshua Silberstein, who serves as Kitara’s president.  The following is a summary of the employment agreements with each of the Kitara named executive officers and Mr. Silberstein.

Robert Regular. On July 1, 2013, Kitara entered into an employment agreement with Mr. Regular. Under the employment agreement, Kitara will employ Mr. Regular as its Chief Executive Officer. The employment agreement is for a four-year term. Mr. Regular will receive a base salary of $350,000 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of his base salary upon meeting performance objectives as defined from time to time. Mr. Regular also received an initial stock option grant of options to purchase 2,400,000 shares of Kitara common stock, such options exercisable at $0.20 per share (the closing price of Kitara common stock on the date of grant) and vesting on a quarterly basis throughout the four-year vesting term of the agreement. The options have a contractual life of five years.

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Unless terminated by Kitara without “cause” or by Mr. Regular with “good reason” (as such terms are defined in the employment agreement), upon termination Mr. Regular will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by Kitara without “cause” or by Mr. Regular with “good reason,” he is entitled to be paid his base salary through the end of the term at the rate of 200%, valid expense reimbursements, accrued but unused vacation pay, and any other compensation to which he would have been entitled if the agreement had not been terminated. Additionally, in such latter case, all of his options will immediately vest and become exercisable.

Joshua Silberstein. On October 14, 2104, Mr. Silberstein resigned as Kitara’s President effective as of December 31, 2014. Until the effectiveness of his resignation, his employment agreement, dated as of December 3, 2013, continues to apply. Under the employment agreement, Mr. Silberstein will earn an annual base salary of $300,000. Mr. Silberstein received a one-time performance bonus in the amount of $125,000 upon the signing of the employment agreement and received an additional $125,000 on July 1, 2014. Mr. Silberstein was also granted a five-year stock option to purchase 2,500,000 shares of Kitara common stock at an exercise price of $0.26 per share (the closing bid price on the date of the employment agreement). The option currently vests on a quarterly basis over the term of the employment agreement, but will be amended upon the effectiveness of Mr. Silberstein’s resignation as described below. The options have a contractual life of five years.

In connection with his resignation, Kitara entered into a separation agreement, dated as of October 14, 2014, with Mr. Silberstein. Under the separation agreement, contingent upon his execution of a mutual general release of all claims, (i) Kitara will pay Mr. Silberstein a bonus equal to three months' of his base salary at the earlier of the effective date of his resignation and the consummation of the transactions, (ii) at the effective time of his resignation, Kitara will engage Mr. Silberstein as a consultant for nine months for a monthly fee of approximately $30,000, which monthly fee will be reduced to approximately $15,000 if the transactions are not consummated and Mr. Silberstein obtains full time employment with a third party, and (iii) at the effective time of his resignation, Mr. Silberstein's stock option will be amended and restated so that it survives his resignation and to modify the vesting schedule for the unvested shares. Under the amended and restated option, 250,000 of the unvested shares will vest immediately, another 250,000 of the unvested shares will vest upon the closing of the transactions and the remaining 1,375,000 of the unvested shares will vest as follows: (a) if the total revenue of Health Guru for the year ended December 31, 2015 exceeds $5,000,000, a number of shares equal to five percent of such revenue divided by the exercise price will vest, and (b) if the total revenue of Health Guru for such fiscal year exceeds $10,000,000, an additional number of shares equal to one percent of such revenue divided by the exercise price will vest. Mr. Silberstein’s employment agreement becomes void upon the effectiveness of his resignation.

Limor Regular. On July 1, 2013, Kitara entered into an employment agreement with Ms. Regular. Under the employment agreement, Kitara will employ Ms. Regular as its Chief Operating Officer. The employment agreement is for a four-year term. Ms. Regular will receive a base salary of $225,000 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of her base salary upon meeting performance objectives as defined from time to time. Ms. Regular also received an initial stock option grant of options to purchase 500,000 shares of Kitara common stock, such options exercisable at $0.20 per share (the closing price of the Common Stock on the date of grant) and vesting on a quarterly basis throughout the 4-year vesting term of the agreement. The options have a contractual term of five years.

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Unless terminated by Kitara without “cause” or by Ms. Regular with “good reason” (as such terms are defined in the employment agreement), then upon termination Ms. Regular will be entitled only to her base salary through the date of termination, valid expense reimbursements and certain unused vacation pay. If terminated by Kitara without “cause” or by Ms. Regular with “good reason,” she is entitled to be paid her base salary through the end of the term at the rate of 200%, valid expense reimbursements, accrued but unused vacation pay, and any other compensation to which she would have been entitled if the agreement had not been terminated. Additionally, in such latter case, all of her options will immediately vest and become exercisable.

Lisa VanPatten. On October 10, 2014, Lisa VanPatten resigned as the Company’s Chief Financial Officer. Prior to such date, under her employment agreement with Kitara, dated as of August 19, 2013, Ms. VanPatten had received a base salary of $160,000 per year and had been eligible to earn an annual performance bonus targeted to be $40,000 if certain performance objectives were met. Ms. VanPatten was also granted options to purchase 500,000 shares of Kitara common stock, exercisable at $0.50 per share, which terminated upon her resignation. Ms. VanPatten remains subject to the restrictive covenants contained in her employment agreement as described below.

Each of the employment agreements with Mr. Regular, Ms. Regular and Ms. VanPatten contains provisions for the protection of Kitara’s intellectual property and for non-compete restrictions in the event of termination of the relevant employee (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from Kitara’s customers for a period of one year following termination). The separation and consulting agreements with Mr. Silberstein contain comparable provisions.

Craig dos Santos. Effective as of February 29, 2012, Kitara entered into an employment agreement with Mr. Santos. The term of the employment agreement ran for two years unless terminated earlier as provided in the agreement, or unless extended by mutual written agreement between Kitara and Mr. dos Santos. Kitara did not enter into an extension with Mr. dos Santos and, accordingly, the employment agreement expired by its terms on February 29, 2014.

Under the employment agreement, Kitara paid Mr. dos Santos an annual salary of $225,000 in exchange for his services. Mr. dos Santos was entitled to the medical, life, disability and other benefits as were generally afforded to Kitara’s other executives, subject to applicable waiting periods and other conditions, and was entitled to paid vacation in accordance with its customary policy. Kitara also paid or reimbursed Mr. dos Santos for all transportation, hotel and other expenses reasonably incurred by him on business trips and for all other ordinary and reasonable out-of-pocket expenses actually incurred by him in the conduct of Kitara’s business.

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Outstanding Equity Awards at Fiscal Year End

The following table summarizes information concerning the outstanding equity awards, including unexercised options, unvested stock and equity incentive awards, as of December 31, 2013 for each of the Kitara named executive officers:

Outstanding Equity Awards at December 31, 2013

	Option Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#): Exercisable	Number of Securities Underlying Unexercised Options (#): Unexercisable	Option Exercise Price ($)	Option Expiration Date

Robert Regular	150,000	2,250,000	$0.20	6/30/2018
Chief Executive Officer

Limor Regular	31,250	468,750	$0.20	6/30/2018
Chief Operating Officer

Lisa VanPatten	31,250	468,750	$0.50	7/31/2018
Former Chief Financial Officer

Craig dos Santos	-	-	-	-
Former Chief Executive Officer

On July 1, 2013, as described above, Mr. Regular received an initial grant of stock options to purchase 2,400,000 shares of Kitara common stock, such options exercisable at $0.20 per share and vesting on a quarterly basis throughout the four-year term of his employment agreement.

On July 1, 2013, as described above, Ms. Regular received an initial grant of stock options to purchase 500,000 shares of Kitara common stock, such options exercisable at $0.20 per share and vesting on a quarterly basis throughout the four-year term of her employment agreement.

On August 1, 2013, Ms. VanPatten was granted options to purchase 500,000 shares of Kitara common stock, such options exercisable at $0.50 per share and vesting in quarterly installments over four years.

Additionally, on December 3, 2013, Mr. Silberstein received an initial grant of stock options to purchase 2,500,000 shares of Kitara common stock, such options exercisable at $0.26 per share and vesting on a quarterly basis throughout the four-year term of his employment agreement.

Retirement Plans

Kitara does not have any plans that provide for the payment of retirement benefits, or benefits that will be paid primarily following retirement. Kitara does not have any contracts, agreements, plans or arrangements that provide for payment to a named executive officer at, following, or in connection with the resignation, retirement or other termination of such named executive officer, or a change in control of Kitara or a change in such named executive officer’s responsibilities following a change in control, except the payments described above pursuant to Kitara’s employment agreements with its named executive officers.

Termination and Change in Control Payments

Each of the Kitara named executive officers is entitled to payment under his or her employment agreement upon termination of his or her employment with Kitara, as described above. In addition, the 2013 Plan and the 2012 Plan provide that, in the event that a person or group acquires more than 50% of Kitara’s stock in a transaction not approved by the Kitara board of directors, all of the stock options under such plans, including the stock options held by the Kitara named executive officers, will automatically vest and become immediately exercisable in full. The plans also provide that, in the event a person or group acquires more than 50% of Kitara’s stock or more than 50% of its assets in a transaction approved by the Kitara board of directors, the Kitara board of directors may either accelerate the vesting of all of the stock options under such plans, including the stock options held by the Kitara named executive officers, or require the holders of any award granted under the plans to relinquish such award to Kitara for cash.

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Golden Parachute Compensation

None of Kitara’s named executive officers will be entitled to receive, in the event that the transactions are consummated, compensation that would be required to be disclosed pursuant to Item 402(t) of Regulation S-K of the Exchange Act, which requires disclosure of information about compensation and benefits that any named executive officer will or may receive in connection with an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of a company.

Director Compensation

As of the date of this proxy statement/prospectus, except as described below, Kitara has not established any compensation plan for the members of its board of directors.

Effective as of February 29, 2012, Kitara entered into a consulting agreement with Traction and Scale, LLC, of which Richard Hecker, a former member of the Kitara board of directors, is the principal and controlling member. The consulting agreement provided for Traction and Scale, LLC to be paid an annual consulting fee of $150,000. In exchange, Traction and Scale, LLC performed such services as were mutually agreed upon. The term of the agreement was to run for two years. However, on July 1, 2013, at the closing of the acquisition of Kitara Media and NYPG, the consulting agreement was terminated by mutual agreement between Kitara and Traction and Scale, LLC. In connection with such termination, Kitara paid Traction and Scale, LLC fees and expenses accrued through the date of termination.

Effective as of February 29, 2012, Kitara entered into a consulting agreement with Ironbound, an affiliate of Jonathan Ledecky. The consulting agreement provided for Ironbound to receive an annual consulting fee of $150,000. In exchange, Mr. Ledecky was to serve as Kitara’s Chairman of the Board and Interim Chief Financial Officer. Kitara’s Chief Executive Officer and Mr. Ledecky also agreed from time to time on other services to be performed by him under the agreement. The term of the agreement was to run for two years. However, on July 1, 2013, at the closing of the acquisition of Kitara Media and NYPG, the consulting agreement was terminated by mutual agreement.

The following table sets forth information concerning compensation of the Kitara directors (other than directors who are also Kitara named executive officers and whose compensation is fully reflected in the Summary Compensation Table above) for the year ended December 31, 2013:

Name	All Other Compensation($)	Total Compensation($)
Sam Humphreys(1)	$0	$0
Jon Ledecky	$0	$0
Jeremy Zimmer	$0	$0
Ben Lewis	$0	$0
Richard Hecker(2)	$0	$0

(1) Mr. Humphreys joined the Kitara board of directors effective July 1, 2013.

(2) Mr. Hecker resigned from the Kitara board of directors effective July 1, 2013.

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FUTURE ADS’ BUSINESS

References in this section to “we,” “us” and “our” refer to Future Ads and its subsidiaries.

Overview

Future Ads is a diversified online advertising company. Future Ads generates revenues through the sale of advertising to advertisers who want to reach consumers in the United States and internationally to promote their products and services. Future Ads delivers advertising through its real-time, bid-based, online advertising platform called Trafficvance. This technology platform allows advertisers to target audiences and deliver text, display and video based advertising. The Future Ads business and its Trafficvance platform provide advertisers with an effective way to serve, manage and maximize the performance of their online advertising purchasing. Future Ads offers both a self-serve platform and a managed services option that give advertisers diverse solutions to reach online audiences and acquire customers.

Future Ads acquires its audience through offers that it promotes through media buying efforts, and it also works with application partners who use Future Ads as a source of advertisements that they can serve to their own customer base. Future Ads helps its application partners monetize their audience base and the Company shares revenues with the application partner.

Future Ads is headquartered in Irvine, CA with a third-party, outsourced technology development partner in Europe. Future Ads was founded in 2008 taking over its predecessor company’s operations which began in 2001.

Industry Overview

The online advertising space is comprised of many segments. However, it is clear that advertising dollars are very focused on direct response advertising. Of the $50 billion in U.S. online ad spend for 2014 as projected by eMarketer, almost 60%, or approximately $30 billion will be spent on direct response.

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Additionally, online video and mobile advertising revenue is also growing rapidly, at annual growth rates of 19.5% and 110.2%, respectively, as estimated by the Interactive Advertising Bureau and Business Intelligence.

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The Interactive Advertising Bureau and Business Intelligence further estimate the combined advertising revenue for mobile and online video to be approximately $18 billion in 2014.

In summary, the digital media ecosystem is changing the landscape of advertiser spend over all, and within the digital media environment, direct response advertising is a dominant force with mobile and video ad solutions representing huge growth opportunities.

Currently Future Ads is predominantly serving the Direct Response segment of the online advertising space. We are established in video with approximately 20% of revenues coming from video in September 2014. Mobile represents a future opportunity for the business.

Business

Future Ads’ three synergistic functional groups work together to cost-effectively help advertisers, application developers and other partners drive performance and revenues. They are:

●	Advertiser Sales and Account Management

●	Audience Development

●	Technology Solutions and Services

Advertiser Sales and Account Management

Future Ads is focused on building relationships with digital advertisers.

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We currently service over 1,400 active advertisers and our advertiser clients include, but are not limited to, direct advertisers, affiliate advertisers, lead generation advertisers and leading advertising agencies and advertising networks representing premium brands.

Future Ads’ direct sales team and account management organization are comprised, collectively, of 20 people. They call on and support advertisers and their advertising campaigns. The salespeople are responsible for developing campaign goals and strategies with advertisers or their agents. The sales team works with the clients to establish the ad formats that will run. They are responsible for developing the return on investment metrics with the advertiser that will be used to help the account management organization or the advertiser understand performance as the campaign is running and will allow account management, the salesperson and the advertiser to optimize campaigns to meet campaign goals.

Campaigns are set up and managed by either the salesperson, account manager or the advertiser themselves. These activities are executed through the Trafficvance platform. This platform allows us to work with advertisers to:

●	Process advertiser applications;

●	Accept or reject advertiser applications;

●	Record advertiser information, payment terms and semi-automate the advance payment process through credit card or wire transfer, if required;

●	Set up campaigns including:

○	Specifying the ad units to be employed for the campaign which include:

■	Textlink ads – Ads that appear when the consumer mouses over the targeted keyword. If the user clicks on the ad, the user is taken to the advertiser’s offer landing page that provides more information. The advertiser is only charged if the consumer clicks on the ad (this is referred to as Cost Per Click, or CPC).

■	Display ads – These are traditional box ads combining graphical images with ad copy. These ads are served based on targeted keywords. The advertiser is charged when the ad is displayed (this is referred to as Cost Per View, or CPV).

■	Video ads –Video ads are served to our audience and the advertiser is charged when the ad is displayed (this is priced on a Cost Per Thousand, or CPM, basis).

○	Establishing targeting parameters by keywords and URLs that the advertiser chooses. As Trafficvance is a bid-based platform, the advertiser’s ad will be displayed if their bid price wins over other advertisers who are also bidding to serve their ads.

○	Establishment of bid price for keywords and URLs.

○	Establish links to ad creative that will run in each campaign.

●	Reports and metrics that allow real time campaign performance management

Our advertisers and their campaign requirements are met through our salesforce, account managers and the utilization of our Trafficvance platform.

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Audience Development

Our advertisers’ campaigns are dependent on having an audience to receive the advertising. Our model is to reach our audience either directly or via partners.

We reach audiences for our advertisers through two different methods:

●	We develop or syndicate a number of casual gaming sites. We buy media and advertise these games on various online gaming and social media portals and we partner with other software distributors to offer our applications to audiences who are downloading third party software. We provide our audience with access to our premium games for free in exchange for providing us permission to serve advertising to them while they peruse content on the web. We incur media costs to acquire audiences in this manner.

●	We partner with application developers who have their own audience base and are seeking to serve advertising to them. In this instance, we partner with these application developers to increase the total audience that our advertisers can reach with their advertisements. We operate under a revenue share with our partners in this distribution model.

Solutions, Technology & Services

Future Ads offers advertisers the ability to reach audiences that perform as measured by their willingness to click through to the advertisers landing page for more information or a conversion action as defined by the advertiser. Typical conversions might include, for example, making a purchase, filling out an automobile test drive form, taking a survey or filling out a request for more information from online education providers. Superior performance is achieved by having engaging ad units that target the right audiences and are served at the right scale and frequency. Although most creative work is done by the client, Future Ads offers design services as required to help improve campaign performance through more impactful creative ads and landing pages. Future Ads offers text link, display and video ad units that are designed for maximum impact and conversions.

Audience targeting is achieved through keywords and URLs. Advertisers bid on keyword and URL targets which they believe will be relevant to the content that their audiences will be consuming. An advertiser will bid on anywhere from a few to thousands of keywords and URLs at varying bid prices based on the importance of the keyword or URL and the competition from other advertisers for that same keyword or URL. Advertisers may raise or lower keyword or URL bid prices as they see how effective various keywords perform for their campaign. If a keyword target is performing well for an advertiser, the advertiser may want to increase the number of individuals clicking on the advertiser’s advertisements. This is accomplished by raising the bid price the advertiser is willing to pay to have the advertiser’s ad served, which in turn will generate more impressions and, hopefully, increased conversions. Conversely, if a keyword is not performing, bid prices might be lowered in order to not spend advertising budget on underperforming keywords.

Future Ads proprietary ad serving technologies are geared toward optimizing direct response advertiser campaigns to ensure that the desired performance criteria are generated within advertiser defined cost parameters. It is through our ad serving technologies that we match advertisers with targeted audiences in a real time auction environment. Future Ads ad serving technology determines if there are relevant keywords or URLs on the webpage that an audience member is perusing and that an advertiser or advertisers are targeting. It then evaluates the parameters for serving including the number of times an audience member has been exposed to a particular ad, the time intervals between ads, the competitive bid prices, the conversion data, time of day parameters that the advertiser has chosen to show ads and other relevant segmenting options. The ad server then decides which advertiser’s ad to serve to a particular audience member. This all takes place in the 150 milliseconds that generally takes a webpage to load on a computer and occurs approximately 26 million times a day.

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Trafficvance is the Future Ads advertiser interface platform that registers campaign input parameters that drive our ad serving to carry out campaigns as defined by the advertiser. The Trafficvance interface platform allows the advertisers to establish and direct what and where creative assets (ads) are to be found, the keyword and URL targets for each campaign, the bid price for each keyword and URL target, day part serving parameters, serving intervals between ad impressions, budget parameters on a daily basis, and frequency caps on ad appearances.

Key benefits of the platform are:

●	Comprehensive – Self-serve platform, with managed account solutions

●	Cost Effective – Bid Based, Cost per Click (CPC), Cost per View (CPV) and Cost Per Thousand (CPM) pricing

●	Targeted Data – Capable of targeting based on a variety of attributes, such as frequency caps and time of day.

●	Performance Goal Oriented - Designed for direct response, performance driven advertisers and brand marketers based on defined event results

●	Diverse Solutions – Interactive Advertising Bureau (IAB) standard Display and Video formats available

●	Scalable – Capable of handling thousands of advertisers and billions of ad impressions monthly

The Trafficvance platform provides an easy to use self-service interface to begin building customized ad campaigns with contextually targeted ads. The platform allows easy performance traffic and budget management capabilities to meet key goals.

The platform is currently servicing over 1,400 advertisers. Our solutions deliver effective results for advertisers allowing them to target and reach mass audiences with high performance results across text, display and video formats. The reporting and analytics interface allows advertisers to see campaign performance in real-time. Campaign optimization and management is all performed through the Trafficvance interface.

Opportunity

We believe the online advertising market is well positioned for growth with expanded ways audiences can connect to the Internet with a variety of cross screen devices. Our investment in technology has further enabled new ways advertisers can engage with audiences with multiple ad formats. In addition to traditional display advertising, the online advertising industry is experiencing strong growth in video and mobile. According to the IAB, online video is growing faster than most other advertising formats and mediums. Video ad revenue will increase at a three-year compound annual growth rate of 19.5% through 2016, according to the IAB. That's faster than any other medium other than mobile. And much faster than traditional online display advertising, which will only grow at a 3% annual rate.

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Spending on ads served to internet-connected devices including desktop and laptop computers, mobile phones and tablets will reach $137.53 billion in 2014, according to eMarketer’s latest estimates of worldwide paid media spending. Digital spend will be up 14.8% in 2014 over 2013 levels, according to the forecast, and will make up just over one-quarter of all paid media spending worldwide.

The online advertising industry is advancing performance measurement and technology platforms are offering streamlined ways to benchmark diversified campaigns. We are focused on helping advertisers, application developers and other partners benchmark user engagement and monetization opportunities with our automated Trafficvance technology.

Strategy

As the online advertising market advances and publishers diversify ways to engage users, we will evolve the business to align growth opportunities with the following strategies:

●	Continue to expand reach to grow high quality audiences across demographics that appeal to a growing spectrum of advertisers.

●	Grow direct advertiser and advertising agency relationships across text, display and video.

●	Expand beyond the desktop to mobile and cross-screen reach that supports mobile audiences and advertisers.

●	Expand globally in prioritized geographies to expand our audience and advertiser base.

●	Optimize our advertising platform technologies with further enhanced data targeting, optimization and reporting capabilities.

Competition

Influenced by trends across multiple industries including the online advertising industry, application market, and the digital publishing industry, we are in a very fragmented and competitive market with evolving standards. Competition will continue to intensify in the future as a result of industry consolidation and new competitors entering the market.

We believe that we compete favorably with an emphasis on key competitive factors including strong relationships with online advertisers and application developers, an advanced and scaleable technology platform, effective audience engagement and goal-based performance, data driven benchmarks for advertising campaigns and proven performance. With respect to all of these factors, we believe we are well positioned as an independent provider of online advertising solutions.

Technology and Development

Our technology and development efforts are focused on investing in our Trafficvance technology platform and a suite of complimentary services.

We continue to develop a robust platform to enable automation and optimization of online advertising. Our strategy incorporates enhanced optimization management capabilities with industry standard formats. Capitalizing on proprietary and third-party data tools and reporting functionality, we will continue to analyze audience insights and advance reporting functionalities for a transparent understanding with advertisers and application developers on our performance.

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Intellectual Property

Our ability to protect our intellectual property, including our technologies, will be an important factor in the success and continued growth of our business. We have established business procedures designed to maintain the confidentiality of our proprietary information such as the use of license agreements with customers and our use of confidentiality agreements and intellectual property assignment agreements with our employees, consultants, business partners and advisors where appropriate. These methods, however, may not afford complete protection for our intellectual property and there can be no assurance that others will not independently develop technologies similar or superior to ours.

We currently have secured one patent and multiple trademarks protecting our intellectual property and our brands.

Government Regulation

We are subject to numerous U.S. and foreign laws and regulations that are applicable to companies engaged in the online advertising business. In addition, many areas of law that apply to our business are still evolving, and could potentially affect our business to the extent they restrict our business practices or impose a greater risk of liability. We are aware of several ongoing lawsuits filed against companies in our industry such as Google, alleging various violations of privacy or data security related laws.

Privacy

Privacy and data protection laws and regulations play a significant role in our industry. In the United States, at both the state and federal level, there are laws that govern activities such as the collection, use and disclosure of data by companies like us.

We do not collect any personally identifiable information (PII) from our audience.

Online advertising activities in the United States have primarily been subject to regulation by the Federal Trade Commission, or the FTC, which has regularly relied upon Section 5 of the Federal Trade Commission Act, or Section 5, to enforce against unfair and deceptive trade practices. Section 5 has been the primary regulatory tool used to enforce against alleged violations of consumer privacy interests. In addition, as we continue expanding into other foreign countries and jurisdictions, we increasingly become subject to additional laws and regulations that may affect how we conduct business. In particular, European data protection laws can be more restrictive regarding the collection, use, and disclosure of data than those in the United States.

Additionally, U.S. and foreign governments have enacted, considered or are considering legislation or regulations that could significantly restrict industry participants' ability to collect, augment, analyze, use and share anonymous data, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tools to track people online. The European Union, or EU, and some EU member states have already implemented legislation and regulations requiring advertisers to obtain specific types of notice and consent from individuals before using cookies or other technologies to track individuals and their online behavior and deliver targeted advertisements. It remains a possibility that additional legislation and regulations may be passed or otherwise issued in the future. We also participate in industry self-regulatory programs under which, in addition to other compliance obligations, we provide consumers with notice about our use of cookies and our collection and use of data in connection with the delivery of our offerings and allow them to opt-out by easily uninstalling our software. The rules and policies of the self-regulatory programs that we participate in are updated from time to time and may impose additional restrictions upon us in the future.

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Any failure, or perceived failure, by us to comply with U.S. federal, state, or international laws or regulations pertaining to privacy or data protection, or other policies, self-regulatory requirements or legal obligations could result in proceedings or actions against us by governmental entities or others.

Advertising Content

Even though our advertisers create the content of their ads and we receive contractual protections from our advertisers in which they are required to agree to our terms and conditions, we may nevertheless be subject to regulations concerning the content of their ads. Federal and state laws governing intellectual property or other third-party rights could apply to the content of ads we place even if we have no part in the creation of the ad. Laws and regulations regarding unfair and deceptive advertising, sweepstakes, advertising to children, and other consumer protection regulations, may also apply to the ads we place on behalf of clients.

Employees

As of October 29, 2014, Future Ads had 48 full-time employees and two part-time employees. In addition, Future Ads’ third-party, outsourced technology development partner has approximately 50 full-time employees dedicated solely to supporting Future Ads.

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FUTURE ADS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes to those statements included elsewhere in this prospectus. In addition to historical financial information, the following discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. The Company’s actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of many factors, including those discussed under “Risk Factors” and elsewhere in this prospectus.

General

Future Ads LLC (formerly known as Lowenstein Enterprises Corporation) is an interactive online advertising company headquartered in Irvine, California. Since our inception in 2001, our principal business has been results-focused online advertising through a digital media platform and publisher monetization.

Results of Operations

Comparison of Six Month Periods Ended June 30, 2014 and 2013

	Six Months Ended
	June 30,
Income	2014	2013

Revenues	$45,650,341	$59,432,171
Costs and operating expenses:
Publisher expenses and other service costs	22,275,373	25,328,093
Salaries, commissions, benefits and related	4,560,248	3,252,357
Technology development and maintenance	791,104	635,602
Marketing and promotional	161,286	133,026
General and administrative	1,189,037	1,018,220
Professional services	470,100	240,512
Depreciation and amortization	642,162	620,695
Operating income	15,561,031	28,203,666

Interest expense	584	2,291
Net income	$15,560,447	$28,201,375

Revenue and Gross Margin

Consolidated revenue for the six months ended June 30, 2014 decreased by $13,781,830, or 31%, to $45,650,341 as compared to $59,432,171 for the six months ended June 30, 2013.

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The decrease in revenue for the six months ended June 30, 2014 relative to the six months ended June 30, 2013 was primarily due to reduced spending from two specific groups of advertisers:

●	advertisers from the for-profit on-line education space, who dramatically reduced their advertising budgets in part in response to a regulatory change; and

●	advertisers who had been promoting the download and installation of search toolbars (such as Ask.com) who have curtailed that business line in the wake of changes implemented by Google and Yahoo.

Operating income for the six months ended June 30, 2014 decreased by $12,642,635 or 45% to $15,567,638 as compared to $28,250,129 for the six months ended June 30, 2013. Operating income as a percentage of revenue decreased from 47% for the six months ended June 30, 2013 to 34% for the six months ended June 30, 2014. The decrease in operating income was due to the decrease in revenue as well as to the reduction in operating income as a percentage of revenue, which was due to:

●	an increase in publisher expenses and other service costs as a percentage of revenue from 42.6% for the six months ended June 30, 2013 to 48.8% for the six months ended June 30, 2014; and

●	an increase in salaries and commissions as a percentage of revenue from 5.5% for the six months ended June 30, 2013 to 10.0% for the six months ended June 30, 2014.

Employee Expenses

Employee expenses for the six months ended June 30, 2014 increased by $1,307,891, or 40%, to $4,560,248 as compared to $3,252,357 for the six months ended June 30, 2013. The increase for the six months ended June 30, 2014 was primarily due to the implementation of a management bonus plan, which was implemented as of January 2014. Under the terms of this management bonus plan, for the six months ended June 30, 2014 a total of approximately $791,340 was paid to eight senior executives in the company. This management bonus plan replaced former bonus plans for some of the senior executives.

The remainder of the increase in employee expenses came from:

●	an eight person increase in Future Ads’ headcount;

●	hiring of a new Chief Operating Officer and retention of the former Chief Operating Officer as Chief Revenue Officer;

●	recruiting fees, annual raises and other increased costs of compensation.

Other Operating Costs and Related Party Expenses

Other operating expenses (including technology expense, marketing expense, general & administrative expense, and professional services) for the six months ended June 30, 2014 increased by $584,167, or 29%, to $2,611,527 as compared to $2,027,360 for the six months ended June 30, 2013. The increase for the six months ended June 30, 2014 was primarily due to additional professional services costs of $229,588, additional G&A costs of $170,817, additional technology and development expenses costs of $155,502, and additional marketing cost of $28,260.

Depreciation and Amortization

Depreciation and amortization expense for the six months ended June 30, 2014 increased by $21,467, or 3%, to $642,162 as compared to $620,695 for the six months ended June 30, 2013. The increase was primarily due to a slight increase in the amount of assets eligible to be depreciated or amortized as a result of investments made during prior periods.

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Comparison of Three Month Periods Ended June 30, 2014 and 2013

	Three Months Ended
	June 30,
Income	2014	2013

Revenues	$20,980,644	$27,675,398
Costs and operating expenses:
Publisher expenses and other service costs	9,937,237	12,251,811
Salaries, commissions, benefits and related	2,062,478	1,444,518
Technology development and maintenance	380,107	358,542
Marketing and promotional	61,715	60,448
General and administrative	656,849	563,008
Professional services	293,749	173,010
Depreciation and amortization	321,668	310,305
Operating income	7,266,841	12,513,756

Interest expense	196	1,049
Net income	$7,266,645	$12,512,707

Revenue and Gross Margin

Consolidated revenue for the three months ended June 30, 2014 decreased by $6,694,754, or 24%, to $20,980,644 as compared to $27,675,398 for the three months ended June 30, 2013.

The decrease in revenue for the three months ended June 30, 2014 relative to the three months ended June 30, 2013 was primarily due to reduced spending from two specific groups of advertisers:

●	advertisers from the for-profit on-line education space, who dramatically reduced their advertising budgets in part in response to a regulatory change; and

●	advertisers who had been promoting the download and installation of search toolbars (such as Ask.com) who have curtailed that business line in the wake of changes implemented by Google and Yahoo.

Operating income for the three months ended June 30, 2014 decreased by $5,246,915 or 42% to $7,266,841 as compared to $12,513,756 for the three months ended June 30, 2013. Operating income as a percentage of revenue decreased from 45% for the three months ended June 30, 2013 to 35% for the three months ended June 30, 2014. The decrease in operating income was due to the decrease in revenue as well as to the reduction in operating income as a percentage of revenue, which was due to:

●	an increase in publisher expenses and other service costs as a percentage of revenue from 44.3% for the three months ended June 30, 2013 to 47.4% for the three months ended June 30, 2014; and

●	an increase in salaries and commissions as a percentage of revenue from 5.2% for the three months ended June 30, 2013 to 9.8% for the three months ended June 30, 2014.

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Employee Expenses

Employee expenses for the three months ended June 30, 2014 increased by $617,960, or 43%, to $2,062,478 as compared to $1,444,518 for the three months ended June 30, 2013. The increase for the three months ended June 30, 2014 was primarily due to the implementation of a management bonus plan, which was implemented as of January 2014. Under the terms of this management bonus plan, for the three months ended June 30, 2014 a total of $370,487 was paid to eight senior executives in the company. This bonus plan replaced former bonus plans for some of the senior executives.

The balance of the increase in employee expenses came from:

●	an eight person increase in Future Ads’ headcount;

●	hiring of a new Chief Operating Officer and retention of the former Chief Operating Officer as Chief Revenue Officer;

●	recruiting fees, annual raises and other increased costs of compensation.

Other Operating costs and Related Party expenses

Other operating expenses (including technology expense, marketing expense, general & administrative expense, and professional services) for the three months ended June 30, 2014 increased by $237,412, or 21%, to $1,392,420 as compared to $1,155,008 for the three months ended June 30, 2013. The increase for the three months ended June 30, 2014 was primarily due to additional professional services cost of $120,739, additional G&A cost of $93,841, and additional technology and development costs of $21,565.

Depreciation and Amortization

Depreciation and amortization expense for the three months ended June 30, 2014 increased by $11,363, or 4%, to $321,688 as compared to $310,305 for the three months ended June 30, 2013. The increase was primarily due to a slight increase in the amount of assets eligible to be depreciated or amortized as a result of investments made during prior periods.

Comparison of Years Ended December 31, 2013 and 2012

Income	2013	2012

Revenues	$110,862,355	$89,353,265
Costs and operating expenses:
Publisher expenses and other service costs	52,698,818	41,853,988
Salaries, commissions, benefits and related	6,635,531	6,875,806
Technology development and maintenance	1,763,884	1,615,915
Marketing and promotional	373,158	440,316
General and administrative	1,985,690	1,763,160
Professional services	752,908	495,881
Depreciation and amortization	1,239,724	1,098,052
Operating income	45,412,642	35,210,147

Interest expense	3,862	14,519
Net income	$45,408,780	$35,195,628

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Revenue and Gross Margin

Consolidated revenue for the year ended December 31, 2013 increased by $21,509,090, or 24%, to $110,862,355 as compared to $89,353,265 for the year ended December 31, 2012. The growth in revenue was due several factors:

●	increased expenditure from specific advertising verticals, including the for-profit on-line education sector;

●	increased ad serving of video advertising;

●	a full year of scaled performance from a transitional display ad unit we initially introduced in April 2012; and

●	a full year of scaled incremental revenue from third party application developer partners introduced in March 2012.

Operating income for the year ended December 31, 2013 increased by $10,202,495 or 29% to $45,412,642 as compared to $35,210,147 for the year ended December 31, 2012. Operating income as a percentage of revenue increased from 39% for the year ended December 31, 2012 to 41% for the year ended December 31, 2013. The increase in operating income was due to the increase in revenue as well as to the increase in operating income as a percentage of revenue, which was itself due largely to a decrease in salaries and commissions as a percentage of revenue from 7.7% for the year ended December 31, 2012 to 6.0% for the year ended December 31, 2013.

Employee Expenses

Employee expenses for the year ended December 31, 2013 decreased by $240,275, or 3%, to $6,635,531 as compared to $6,875,806 for the year ended December 31, 2012. The decrease for the year ended December 31, 2013 was primarily due to a decrease in the company revenue target bonus payments to our former Chief Operating Officer compared to the prior year.

Other Operating Costs

Other operating costs (including technology expense, marketing expense, general & administrative expense, and professional services) for the year ended December 31, 2013 increased by $560,368, or 13%, to $4,875,640 as compared to $4,315,272 for the year ended December 31, 2012. The increase for the twelve months ended December 31, 2013 was primarily due to additional professional services costs of $257,027, additional general & administrative costs of $141,672, and additional technology and development costs of $147,969.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2013 increased by $141,672, or 13%, to $1,239,724 as compared to $1,098,052 for the year ended December 31, 2012. The increase in depreciation expense is due to an investment level in new assets which exceeds the value of depreciable and amortizable assets reaching their maturity.

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Comparison of Years Ended December 31, 2012 and 2011

Income	2012	2011

Revenues	$89,353,265	$69,891,073
Costs and operating expenses:
Publisher expenses and other service costs	41,853,988	34,870,443
Salaries, commissions, benefits and related	6,875,806	4,427,871
Technology development and maintenance	1,615,915	1,516,785
Marketing and promotional	440,316	823,940
General and administrative	1,763,160	1,607,663
Professional services	495,881	564,448
Depreciation and amortization	1,098,052	796,625
Operating income	35,210,147	25,283,298

Interest expense	14,519	21,246
Net income	$35,195,628	$25,262,052

Revenue and Gross Margin

Consolidated revenue for the year ended December 31, 2012 increased by $19,462,192, or 28%, to $89,353,265 as compared to $69,891,073 for the year ended December 31, 2011. The growth in revenue was mainly due to the following:

●	introduction of a transitional display ad unit to existing audience increasing monetization per user;

●	introduction of monetization of third party application developer partners’ audiences; and

●	increased pricing of display ad units utilized by advertisers.

Operating income for the year ended December 31, 2012 increased by $9,926,849 or 39% to $35,210,147 compared to $25,283,298 for the year ended December 31, 2011. Operating income as a percentage of revenue increased from 36% for the year ended December 31, 2011 to 39% for the year ended December 31, 2012. The increase in operating income was due to the increase in revenue as well as to the increase in operating income as a percentage of revenue, which was itself due largely to a decrease in publisher expenses and other service costs as a percentage of revenue from 49.9% for the year ended December 31, 2011 to 46.8% for the year ended December 31, 2012.

Employee Expenses

Employee expenses for the year ended December 31, 2012 increased by $2,447,935, or 55%, to $6,875,806 as compared to $4,427,871 for the year ended December 31, 2011. The increase for the year ended December 31, 2012 was primarily due to:

●	company revenue target bonus payments paid to the Chief Operating Officer;

●	headcount increase for a portion of the year offset by the discontinuation of a department towards the end of the year in which all of the terminated employees received severance packages and most of the retained employees received salary increases with larger performance based discretionary bonuses; and

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●	General Counsel joining the company as full-time employee after having worked for the company as a part time consultant after replacing former General Counsel in October of the prior year.

Other Operating Costs

Other operating costs (including technology expense, marketing expense, general & administrative expense, and professional services) for the year ended December 31, 2012 decreased by $197,564, or 4%, to $4,315,272 as compared to $4,512,836 for the year ended December 31, 2011. The decrease for the twelve months ended December 31, 2012 was primarily due to reduced marketing and promotional cost of $383,624 and reduced professional services cost of $68,567, which were partially offset by an increase in general & administrative cost of $155,497.

Depreciation and Amortization

Depreciation and amortization expense for the year ended December 31, 2012 increased by $301,427, or 38%, to $1,098,052 as compared to $796,625 for the year ended December 31, 2011. The increase in depreciation and amortization expense is due to a large investment level which exceeds the value of depreciable and amortizable assets reaching their maturity. We invested in new technology at our server location to increase our ad serving capacity in the beginning of 2012 and remodeled our office space at the relocated location in September 2011 which increased the associated depreciation and amortization expense.

Liquidity and Capital Resources

Sources of Liquidity

Our operations have historically provided sufficient cash flow to fund all operational needs. The company has not raised or sought to raise any outside capital in the past five years.

Cash Flows

We believe that with the level of cash generated by our operations that we will have sufficient liquidity to maintain operations for a minimum of the next twelve months.

Six Months Ended June 30, 2014

Net cash provided by operating activities

Net cash provided by operating activities was $15,933,350 for the six months ended June 30, 2014, compared to $28,987,491 for the six months ended June 30, 2013. The decrease in cash provided for the six months ended June 30, 2014 relative to the six months ended June 30, 2013 was primarily due to the fact that net income was $15,560,447 for the six months ended June 30, 2014 compared to net income of $28,201,375 for the six months ended June 30, 2013. The decrease in net income was due primarily to reduced revenue for the six months ended June 30, 2014 relative to the six months ended June 30, 2013, as noted previously.

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Net cash (used in) investing activities

Net cash used in investing activities was ($633,000) for the six months ended June 30, 2014, compared to ($401,581) for the six months ended June 30, 2013. The cash used in both periods was primarily for internal software development and for the acquisition of computer hardware utilized to deliver the company’s services.

Net cash (used in) financing activities

Net cash used in financing activities was ($16,822,101) for the six months ended June 30, 2014, compared to ($31,101,335) for the six months ended June 30, 2013. The majority of the cash used in financing activities represents distributions made to the Future Ads members.

Year Ended December 31, 2013

Net cash provided by operating activities

Net cash provided by operating activities was $47,293,949 for the year ended December 31, 2013, compared to $38,301,736 for the year ended December 31, 2012. The increase in cash provided for the year ended December 31, 2013 relative to the year ended December 31, 2012 was primarily due to the fact that net income was $45,408,780 for the year ended December 31, 2013 compared to net income of $35,195,628 for the year ended December 31, 2012. The increase in net income was due primarily to increased revenue for year ended December 31, 2013 relative to the year ended December 31, 2012, as noted previously.

Net cash (used in) investing activities

Net cash used in investing activities was ($1,135,109) for the year ended December 31, 2013, compared to ($1,222,339) for the year ended December 31, 2012. The cash used in both periods was primarily for internal software development and for the acquisition of computer hardware utilized to deliver the company’s services.

Net cash (used in) financing activities

Net cash used in financing activities was ($48,394,746) for the year ended December 31, 2013, compared to ($33,817,765) for the year ended December 31, 2012. The majority of the cash used by financing activities represents distributions made to the Future Ads members.

Year Ended December 31, 2012

Net cash provided by operating activities

Net cash provided by operating activities was $38,301,736 for the year ended December 31, 2012, compared to $28,021,404 for the year ended December 31, 2011. The increase in cash provided for the year ended December 31, 2012 relative to the year ended December 31, 2011 was primarily due to the fact that net income was $35,196,628 for the year ended December 31, 2012 compared to net income of $25,262,052 for the year ended December 31, 2011. The increase in net income was due primarily to increased revenue for the year ended December 31, 2012 relative to the year ended December 31, 2011, as noted previously.

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Net cash (used in) investing activities

Net cash used in investing activities was ($1,222,339) for the year ended December 31, 2012, compared to ($1,175,767) for the year ended December 31, 2011. The cash used in both periods was primarily for internal software development and for the acquisition of computer hardware utilized to deliver the company’s services.

Net cash (used in) financing activities

Net cash used in financing activities was ($33,817,765) for the year ended December 31, 2012, compared to ($25,647,536) used in financing activities for the year ended December 31, 2011. The majority of the cash used by financing activities represents distributions made to the Future Ads members.

Contractual Obligations and Commitments

The following table summarizes certain of our contractual obligations at December 31, 2013:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations	$2,658,000	$527,000	$1,125,000	$1,006,000	$-

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Account Policies and Estimates

Third party application developer partners

We allow an approved group of third party application developer companies to distribute the Company’s advertising to its members through a revenue-share arrangement. We evaluated the indicators in ASC 605-45-45 and determined that the majority of the indicators support gross revenue recognition for each type of transaction. The revenue is recognized in the period that the advertising impressions, clicks or actions occur, provided that all other revenue recognition criteria have been met. To date, the Company’s agreements have not required a guaranteed minimum number of impressions, clicks or actions. With respect to advertising campaign activities, the Company acts as a principal in that it is the primary obligor to the advertiser customer. We expense collected revenue-sharing costs of in-text, full-page display and banner advertising units to members of third party application developer companies when the impression, click or action occurs.

Download based partners

We evaluated the indicators in ASC 605-45-45 and determined that the majority of the indicators support net recognition for each type of transaction. Download-based partnerships revenue is recognized in the period that the software gets distributed or when an advertiser customer generates a sale, click, impression or other agreed-upon action, provided that all other revenue recognition criteria have been met. Download-based partnerships revenue is recognized on a net basis, as the Company acts as a third-party distribution partner in these transactions, and the payments to publishers are the contractual obligation of

Other critical accounting policies and estimates

All of Future Ads’ critical account policies and estimates are disclosed in the financial statements.

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FUTURE ADS RELATED PARTY TRANSACTIONS

An affiliate of a former minority member of Future Ads LLC, who owned more than 10% of the equity interests of Future Ads LLC, provided technology development services and other administrative services to us. In respect of these technology development and other administrative services, we paid approximately $1,121,737 and $967,508 during the six months ended June 30, 2014 and 2013, respectively, and approximately $2,435,000, $2,186,000 and $2,052,000 during the years ended December 31, 2013, 2012 and 2011, respectively.

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NEW HOLDCO’S EXECUTIVE OFFICERS AND DIRECTORS

Directors of New Holdco

Upon the closing, New Holdco’s initial board of directors will consist of seven directors, with four to be designated by the current members of Future Ads and three to be designated by Kitara. It is expected that Kitara will designate Robert Regular, the current chief executive officer of Kitara and a member of the Kitara board of directors, Jonathan J. Ledecky, the current non-executive chairman of the board of Kitara, and Sam Humphreys, a member of the Kitara board of directors. It is expected that the members will designate Jared Pobre, the founder and chief executive officer of Future Ads, Marv Tseu, the chief operating officer of Future Ads, and two additional individuals who have not yet been determined.

Kitara Designees

Robert Regular, 42 years old, has served as Kitara’s chief executive officer and as a member of the Kitara board of directors since July 2013. Mr. Regular co-founded Kitara Media in June 2006 and has served as its president since then. Mr. Regular has also served as chief executive officer and publisher of NYPG and Adotas.com since June 2007. From 2001 to May 2007, Mr. Regular served as vice president of business development and later president of Oridian, Inc, a global online advertising network and exchange that completed a business combination with Active Response Group and Ybrant Digital in 2007. From 1998 until 2001, Mr. Regular served as vice president of sales and marketing for Conducent, Inc., an online advertising agency. From 1995 to 1998, Mr. Regular served as director and producer for WHP-TV (CBS) and Clear Channel Communications. In addition, Mr. Regular founded Kirium Interactive, an ecommerce web development company, in 1993 and served as an advisor to it from 1993 to 1997. Mr. Regular received a B.A. from the Pennsylvania State University with Creative Achievement Honors in 1995. We believe Mr. Regular is well-qualified to serve as a member of the New Holdco board of directors due to his experience in the online advertising industry and his business contacts.

Jonathan J. Ledecky, 56 years old, has served as a member of the Kitara board of directors since January 2011 and as our non-executive chairman of the board since February 2012. Previously, Mr. Ledecky served as Kitara’s interim chief financial officer, from February 2012 until July 2013, and as Kitara’s chief executive officer, from January 2011 to February 2012, during which time Kitara was known as Ascend Acquisition Corp. In October 2014, Mr. Ledecky became a co-owner of the National Hockey League’s (“NHL”) New York Islanders franchise. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NYC Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound Partners Fund LLC, a private investment management fund, since March 1999. From June 1998 to August 2013, Mr. Ledecky served as a director of School Specialty, a Nasdaq Global Market listed education company that provides products, programs and services that enhance student achievement and development. School Specialty was spun out of U.S. Office Products in June 1998. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its chief executive officer until November 1997 and as its chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within three years. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Mr. Ledecky also has served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce and a commissioner on the National Commission on Entrepreneurship and currently serves as a trustee of the U.S. Olympic Foundation and the U.S. Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983. We believe Mr. Ledecky is well-qualified to serve as a member of the board of directors due to his public company experience, operational experience and business contacts.

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Sam Humphreys, 53 years old, has served as a member of the Kitara board of directors since July 2013. Since 2006, Mr. Humphreys has served as the chief executive officer of London Bay Capital, a private equity firm based in San Francisco that Mr. Humphreys co-founded. Prior to co-founding London Bay Capital, Mr. Humphreys was a principal in several private equity and venture capital firms, and prior thereto, a lawyer focused on mergers and acquisitions. Mr. Humphreys has participated as a founder or executive officer or, through his firms, the financial sponsor, of numerous high-growth businesses which pursued consolidation strategies in highly fragmented industries. These businesses include, among others, Envirofil Inc, which merged with USA Waste (solid waste services); US Delivery Systems, Inc. (same-day, same-city delivery services); PalEx (shipping pallets and containers); and Quanta Services (specialty contracting in telcom and electrical infrastructure). Prior to entering the private equity field, Mr. Humphreys was a partner at the law firm of Andrews & Kurth. We believe Mr. Humphreys is well-qualified to serve as a member of the board of directors due to his investing experience, his knowledge of mergers and acquisitions and his business contacts.

Future Ads Designees

Jared Pobre, 39 years old, founded Future Ads’ predecessor company in 2001 and served as its Chief Executive Officer until Future Ads was formed in 2008. Mr. Pobre has continued to serve as the Chief Executive Officer of Future Ads since such time. Prior to founding Future Ads, Mr. Pobre worked at Autobytel Inc. (NASDAQ: ABTL), an online leader offering consumer purchase requests and marketing resources to car dealers and manufacturers, where he served as its Senior Media Buyer, and Local Corporation (NASDAQ: LOCM), a local advertising technology company that delivers solutions designed to connect businesses and consumers, where he served as its Director of Business Development. Mr. Pobre is the 2009 recipient of the Ernst and Young Entrepreneur of the Year Award in the technology category. He graduated with a degree in business from the University of Southern California. We believe Mr. Pobre is well-qualified to serve as the Chairman of the board of directors of New Holdco due to his experience in the online advertising industry and his business acumen.

Marv Tseu, 66 years old, has been Chief Operating Officer of Future Ads since April 2014.  He has been a member of the Board of Directors of Plantronics, Inc. (NYSE:PLT) since 1999 and serves as Chair of the Board and Presiding Director of executive sessions. Mr. Tseu has served as a managing partner since 2008 of Waypoint Strategies, a firm which advises companies’ boards, CEOs and management on alignment of roles, responsibilities and actions to improve corporate performance. From June 2009 to September 2013, Mr. Tseu served as Chief Operating Officer of Exponential Interactive, a leading global provider of advertising intelligence and digital media solutions to brand advertisers. From May 2006 to November 2007, Mr. Tseu served as Chief Executive Officer and Director of Axesstel, Inc., a designer and developer of fixed wireless voice and broadband data products. From October 2002 to March 2006, Mr. Tseu served as the Chief Executive Officer and was a founder of Active Reasoning, Inc., a private company that produced resource management software to help enterprises manage their IT operations, which was acquired by Oracle Corporation in 2007. From 2000 to 2002, Mr. Tseu served as a consulting venture partner with ComVentures, LLP, a venture capital firm focusing on communications companies. From February 2001 to July 2001, Mr. Tseu was Chief Executive Officer of Method Networks, Inc., an Internet technology company helping enterprises automate the management of their Internet networks. From October 1999 to October 2000, Mr. Tseu served as President and Chief Executive Officer and was a co-founder of SiteSmith, Inc., a provider of outsourced Internet site operations. From August 1998 to July 1999, Mr. Tseu served as President of Structured Internetworks, Inc., a company engaged in the design and marketing of bandwidth allocation products. Mr. Tseu has a Bachelor of Arts degree in Economics from Stanford University. We believe Mr. Tseu is well-qualified to serve as a member of the board of directors due to his experience in the online advertising industry and his business acumen.

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None of the foregoing individuals has been involved in any legal proceedings that would be required to be disclosed under Item 401(f) of Regulation S-K.

Executive Officers of New Holdco

Currently, Robert Regular serves as the chief executive officer and secretary of New Holdco. The following table sets forth the name, age and title of each of the persons who are currently expected to be executive officers of New Holdco upon the closing.

Name	Position
Jared Pobre	Chairman of the Board
Robert Regular	Chief Executive Officer
Marv Tseu	President
David Shapiro	General Counsel and Executive Vice President, Business & Legal Affairs

The biographies of Messrs. Regular, Pobre and Tseu are set forth above.

David Shapiro, 44 years old, has served as Future Ads’ General Counsel and Executive Vice President, Business & Legal Affairs since January 2012.  Mr. Shapiro served as Future Ads’ outside General Counsel from October 2011 to December 2011.  From September 2008 to October 2011, Mr. Shapiro served as a consultant to media and internet companies.  From May 2006 to September 2008, Mr. Shapiro served as the Senior Vice President, Business & Legal Affairs and Secretary to DIC Entertainment, a publicly traded, children’s entertainment company.  Prior to that, Mr. Shapiro was a member of the Office of the CEO and the Head of Corporate Projects and Initiatives at LRN, a leading provider of technology-enabled ethics and corporate governance solutions, and a corporate attorney at Wilson Sonsini Goodrich and Rosati, where he specialized in venture capital financings and mergers and acquisitions for public and private technology companies. Earlier in his career, he served as an Assistant District Attorney in the Manhattan District Attorney's Office. Mr. Shapiro graduated with honors from Harvard Law School and received a Master's degree in Public Policy from the Eagleton Institute of Politics and a Bachelor of Arts degree in Politics from Brandeis University, where he graduated Phi Beta Kappa.

Director Independence

Though New Holdco’s securities will not be listed on a national securities exchange, New Holdco has elected to adhere to the rules of The Nasdaq Stock Market, LLC (“Nasdaq”) in determining whether a director is independent. New Holdco’s board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, New Holdco has determined that Mr. Humphreys is an independent director.

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New Holdco Executive Officer and Director Compensation

No compensation of any kind has been paid to New Holdco’s existing officers and directors. Since its formation, New Holdco has not granted any stock options, stock appreciation rights, or any other equity-or equity-based awards under long-term incentive plans to its executive officers or any of its directors.

Compensation Discussion and Analysis

The policies of New Holdco with respect to the compensation of its executive officers following the transactions will be administered by the New Holdco board of directors. The compensation policies followed by New Holdco will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of outstanding ability and potential and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

It is anticipated that performance-based and equity-based compensation will be an important foundation in executive compensation packages as New Holdco believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. New Holdco believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. The employment agreements to be entered into by executive officers of New Holdco and the adoption of the proposed 2014 Plan reflect and will reflect what New Holdco believes is a focus on performance- and equity-based compensation. New Holdco has not yet adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation for executives hired in the future.

Overview of Compensation

Upon consummation of the transactions, New Holdco will seek to provide total compensation packages that are competitive in terms of potential value to its executives, and which are tailored to the unique characteristics and needs of New Holdco within its industry in order to create an executive compensation program that will adequately reward its executives for their roles in creating value for New Holdco stockholders. New Holdco intends to be competitive with other similarly situated companies in its industry following completion of the transactions.

The compensation decisions regarding New Holdco’s executives will be based on New Holdco’s need to attract individuals with the skills necessary for New Holdco to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above New Holdco’s expectations.

It is anticipated that New Holdco’s executives’ compensation will have three primary components —base salary, cash incentive bonus and stock-based awards. New Holdco will view the three components of executive compensation as related but distinct. Although the New Holdco board of directors will review total compensation, New Holdco does not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. New Holdco anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance and other information deemed relevant and timely. New Holdco has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of compensation.

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New Holdco may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases.

The New Holdco board of directors will perform an annual review of New Holdco’s executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies.

Benchmarking of Cash and Equity Compensation

New Holdco believes it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the digital media advertising industry. New Holdco expects that the board will stay apprised of the cash and equity compensation practices of publicly held companies in the digital media advertising industry through the review of such companies’ public reports and through other resources. It is expected that any companies chosen for inclusion in any benchmarking group would have business characteristics comparable to New Holdco, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of New Holdco post-merger business and objectives that may be unique to New Holdco, New Holdco generally believes that gathering this information will be an important part of its compensation-related decision-making process.

Compensation Components

Base Salary.  Generally, New Holdco anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. New Holdco will seek to maintain base salary amounts at or near the industry norms, while avoiding paying amounts in excess of what it believes is necessary to motivate executives to meet corporate goals. It is anticipated base salaries will generally be reviewed annually, subject to terms of employment agreements, and that the board will seek to adjust base salary amounts to realign such salaries with industry norms after taking into account individual responsibilities, performance and experience.

Bonuses.  New Holdco intends to utilize cash incentive bonuses for executives to focus them on achieving key operational and financial objectives. We expect that certain of Future Ads’ executives will continue to participate in Future Ads’ current quarterly bonus program. Under the program, near the beginning of each year, Future Ads, subject to any applicable employment agreements, establishes a bonus pool based on revenue, net income, EBITDA or another financial metric of Future Ads. At the end of each fiscal quarter, the managing member of Future Ads will evaluate the financial performance of Future Ads and determine the bonus pool and individual bonuses for the applicable executives for such quarter. Future Ads executives may also receive discretionary annual bonuses as determined by the managing member on an ad hoc basis. Such annual bonuses generally are not a significant portion of executives total compensation package. We anticipate establishing other bonus programs for other executives of New Holdco. Under the other programs, near the beginning of each year, subject to any applicable employment agreements, the New Holdco board of directors will determine performance parameters and target bonus awards for appropriate executives. At the end of each year, the board and compensation committee will determine the level of achievement for each corporate goal and the amount of the bonus to be paid.

Equity Awards.  New Holdco also will use stock options and other stock-based awards to reward long-term performance. It believes that providing a meaningful portion of its executives’ total compensation package in stock options and other stock-based awards will align the incentives of its executives with the interests of New Holdco’s stockholders and with New Holdco’s long-term success. The board will develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to New Holdco’s executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives.

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Equity awards will be granted through New Holdco’s 2014 Plan, which was adopted by New Holdco board and the sole stockholder of New Holdco, subject to approval by the stockholders of Kitara at the Special Meeting. All of the directors, officers, employees and consultants of New Holdco and its subsidiaries (including Kitara and Future Ads after the transactions) will be eligible to participate in the 2014 Plan. The material terms of the 2014 Plan are further described in the section of this proxy statement/prospectus entitled “Proposal No. 3 — The Equity Plan Proposal.” No awards have been made under the plan as of the date of this proxy statement/prospectus. It is anticipated that all options granted under the plan in the future will have an exercise price at least equal to the fair market value of New Holdco’s common stock on the date of grant.

New Holdco will account for any equity compensation expense under the rules of Accounting Standards Codification 718, which requires a company to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also will require New Holdco to record cash compensation as an expense at the time the obligation is accrued.

Severance Benefit

New Holdco currently has no severance benefits plan. New Holdco may consider the adoption of a severance plan for executive officers and other employees in the future. The employment agreements to be entered into by the persons who will initially serve as executive officers of New Holdco following consummation of the merger are expected to provide for certain rights and obligations in the event of the termination of employment as more fully described in the section below entitled “—New Employment Agreements.”

Other Compensation

New Holdco will establish and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans will be available to all salaried employees and will not discriminate in favor of executive officers. New Holdco may extend other perquisites to its executives that are not available to its employees generally.

New Employment Agreements

Messrs. Pobre, Regular, Tseu and Shapiro and certain other executives of Future Ads will enter into employment agreements with New Holdco on terms satisfactory to New Holdco and the members of Future Ads on or prior to the closing of the transactions. Kitara and Future Ads expect that each of the employment agreements will have a term of 3 years and will provide for a mutually agreed upon compensation package and customary restrictive covenants relating to noncompetition and nonsolicitation.

Director and Consultant Compensation

New Holdco currently does not have a definitive compensation plan for its future directors or consultants. New Holdco anticipates setting director and consultant compensation at a level comparable with those directors and consultants with similar positions at comparable companies. It is currently anticipated that such compensation will be based on cash and/or equity compensation under New Holdco’s 2014 Plan.

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DESCRIPTION OF NEW HOLDCO CAPITAL STOCK

The following description of material terms of the capital stock of New Holdco is a summary of certain terms, does not purport to be complete and is qualified in its entirety by reference to the certificate of incorporation of New Holdco, which is attached to this proxy statement/prospectus as Annex H, and the bylaws of New Holdco, which are attached to this proxy statement/prospectus as Annex I, each of which is also incorporated by reference as an exhibit to the registration statement of which this proxy statement/prospectus is a part, and to the applicable provisions of the DGCL.

Authorized Shares of New Holdco Capital Stock

Under the certificate of incorporation of New Holdco, New Holdco is authorized to issue an aggregate of 501,000,000 shares of capital stock, divided into classes as follows:

●	500,000,000 shares of common stock, par value $0.0001 per share; and

●	1,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series.

As of the record date, there were [●] shares of Kitara common stock outstanding. Accordingly, if the transaction were completed as of that date, then upon completion of the transactions, there would be issued and outstanding an aggregate of [●] shares of New Holdco common stock, representing [●] shares of New Holdco common stock held by the former stockholders of Kitara and [●] shares of New Holdco common stock held by the former members of Future Ads. Additionally, we would be an aggregate of [●] shares reserved for issuance under outstanding options and warrants and awards that may be granted under the 2014 Plan.

New Holdco Common Stock

The holders of New Holdco common stock shall have and possess all rights appertaining to capital stock of New Holdco, subject to the rights of the holders of any class or series of preferred stock having a preference over the New Holdco common stock that is subsequently created.

Stockholder Voting

The holders of shares of New Holdco common stock are entitled to one vote per share for each share held of record on all matters voted on by stockholders, including the election of directors. The holders of at least a majority of the outstanding shares of New Holdco common stock entitled to vote on a matter that are present in person or by proxy will constitute a quorum. The vote of the holders of at least a majority of the outstanding shares of New Holdco common stock entitled to vote that are present in person or by proxy shall decide any question or business brought at such meeting, subject to any contrary requirements in New Holdco’s certificate of incorporation or bylaws. A vote of the holders of a plurality of the outstanding shares of New Holdco common stock will be required for the election of directors.

Dividends and Other Distributions

As a Delaware corporation, New Holdco is subject to statutory limitations on the declaration and payment of dividends. Subject to the rights of the holders of any class or series of preferred stock having a preference over the New Holdco common stock, holders of New Holdco common stock are entitled to participate in dividends when and as such dividends may be declared by the New Holdco board of directors in its discretion. Dividends may be paid in cash, property or in shares of New Holdco common stock.

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In the event of a liquidation, dissolution or winding up of New Holdco, holders of New Holdco common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors and the prior rights of any other class or series of preferred stock, including the aggregate liquidation preferences of any outstanding shares of New Holdco preferred stock. The holders of New Holdco common stock have no conversion, redemption, preemptive or cumulative voting rights. All of the shares of New Holdco common stock to be issued in the transactions will be, validly issued, fully paid and non-assessable.

Stock Incentive Plan

On October 9, 2014, the New Holdco board of directors and the sole stockholder of New Holdco adopted the 2014 Plan, subject to approval by the stockholders of Kitara. The 2014 Plan provides for the grant of stock options, restricted stock, stock appreciation rights and other stock-based awards to all employees, officers, directors, and consultants of New Holdco and its subsidiaries. The selection of eligible individuals to whom awards will be granted will be within the discretion of the New Holdco board of directors. The maximum number of shares of common stock that may be issued under the stock incentive plan is expected to be 26,187,129 shares. The stock incentive plan will terminate when all shares reserved for issuance under the plan have been awarded, except that no incentive stock awards may be issued more than ten years after its effective date.

New Holdco Preferred Stock

The certificate of incorporation of New Holdco provides that the New Holdco preferred stock may be issued from time to time in one or more series by filing a certificate of designations pursuant to the DGCL. The New Holdco board of directors will be specifically authorized to establish the number of shares in any series and to set the designation of any series and the powers, preferences and rights and the qualifications, limitations or restrictions on each series of New Holdco preferred stock.

Other Matters

Special Meetings of Stockholders.  A special meeting of stockholders may be called by the board of directors and shall be called by the chairman of the board or the secretary upon written request of holders representing at least 20% of the shares entitled to vote at such special meeting.

Action by Written Consent.  Stockholders of New Holdco will be entitled to act by written consent without a meeting.

Advance Notice for Nominations and Other Business.  For nominations or other business to be properly brought before an annual meeting by a New Holdco stockholder, the stockholder must have given timely notice thereof in writing to the secretary of New Holdco and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of New Holdco not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by New Holdco.

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Business Combinations with Interested Stockholders.  New Holdco, in its certificate of incorporation, has elected not to be governed by Section 203 of the DGCL, which otherwise generally would restrict New Holdco from engaging in a “business combination” with any “interested stockholder.”

Board of Directors.  The New Holdco certificate of incorporation, bylaws and stockholders’ agreement provide that, effective as of the closing and until the first annual meeting of New Holdco after closing, subject to the rights of the holders of shares of any series of preferred stock then outstanding, the New Holdco board of directors shall be comprised of up to nine directors, of whom a majority shall be appointees of the members. Commencing with the first annual meeting after the closing, the members will have the right to designate for election at each annual or special meeting no fewer than (i) as long as the members and their permitted transferees own at least 50% of New Holdco’s outstanding common stock, a number of directors equal to 50% of the number of directors then authorized (rounded down) plus one, and (ii) as long as the members and their permitted transferees own less than 50% but at least 20% of New Holdco’s outstanding common stock, a number of directors equal to 40% of the number of directors then authorized (rounded up). Subject to the requirements of applicable law and any primary exchange on which New Holdco common stock is listed, for so long as the members have the right to appoint or designate directors, New Holdco will cause a majority of the directors comprising any significant committees of the board (including the executive, audit and compensation committees) to be directors appointed or designated by the members. Notwithstanding that the board may be comprised of up to nine directors, the Company will cause the board to consist of no more than seven directors, unless it has received the written consent of at least two of the directors appointed or nominated by the members, or the “required directors.” Directors may be removed by the New Holdco stockholders with or without cause, but only upon the affirmative vote of 66 2/3% of the voting power of the then outstanding stock.

Amendment of Bylaws, Certificate of Incorporation. Except as otherwise provided in the certificate of incorporation and in addition to any requirements of law, the affirmative vote of 66 2/3% of the voting power of the then outstanding stock is required to amend the certificate of incorporation. The New Holdco board of directors is authorized to amend the bylaws of New Holdco. Except as otherwise provided in the certificate of incorporation or bylaws and in addition to any requirements of law, the affirmative vote of 66 2/3% of the voting power of the then outstanding common stock is required for the stockholders to amend the bylaws.

Corporate Opportunities

Under the DGCL, if approved by the board of directors in accordance with the DGCL, no contract or other transaction of New Holdco will be affected because one or more directors or officers of New Holdco has an interest in the contract or other transaction.

Limitation on Director’s Liability; Indemnification

To the fullest extent permitted by the DGCL as the same exists or may be subsequently amended, no director will be liable to New Holdco for a breach of fiduciary duty. New Holdco’s bylaws provide that New Holdco will indemnify, to the fullest extent permitted by Delaware law, any of the directors and officers who is made or threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director or office of New Holdco, against any and all expense, liability and loss actually and reasonably incurred by such officer or directors. In addition to the right to indemnification, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by New Holdco for the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required in advance of its final disposition. New Holdco may purchase director’s and officer’s insurance for its directors to protect its officers and directors against any expense, liability or loss, whether or not New Holdco would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Transfer Agent and Registrar

The transfer agent and registrar for New Holdco common stock will be Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004.

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COMPARISON OF STOCKHOLDER RIGHTS

The rights of Kitara stockholders are governed by Kitara’s amended and restated certificate of incorporation, its amended and restated bylaws, and the laws of the State of Delaware. Upon consummation of the transactions contemplated by the merger agreement, the Kitara stockholders will become stockholders of New Holdco and accordingly, their rights will be governed by the certificate of incorporation of New Holdco, its bylaws, and the laws of the State of Delaware. Although the rights and privileges of Kitara stockholders are, in many instances, comparable to those of New Holdco stockholders, there are some differences.

The following is a summary discussion of the material differences, as of the date of this document, between the rights of Kitara stockholders and the rights of New Holdco stockholders, as reflected in their respective certificates of incorporation and bylaws. The rights described with respect to Kitara stockholders and New Holdco stockholders are the same unless otherwise indicated. Please consult the DGCL and the respective certificates of incorporation and bylaws of Kitara and New Holdco for a more complete understanding of these differences.

The certificate of incorporation and bylaws of New Holdco are incorporated by reference as exhibits to the registration statement of which this proxy statement/prospectus is a part. Kitara and New Holdco have filed with the SEC their respective governing documents referenced in this summary of stockholder rights and will send copies of these documents to you without charge, upon your request. See “Where You Can Find More Information” on page 184.

Capitalization

Kitara

The total authorized shares of capital stock of Kitara consist of:

●	300,000,000 shares of common stock, par value $0.0001 per share; and

●	1,000,000 shares of preferred stock, par value $0.0001 per share, issuable in one or more series as designated by the Kitara board.

As of the close of business on the record date, [●] shares of Kitara common stock were issued and outstanding and no shares of Kitara preferred stock were issued and outstanding.

The Kitara board is specifically authorized, subject to any limitations prescribed by law, to fix the designation, powers, preferences and rights of each such series to the extent not fixed or limited by the Kitara amended and restated certificate of incorporation.

New Holdco

The total authorized shares of capital stock of New Holdco will consist of:

●	500,000,000 shares of common stock, par value $0.0001 per share; and

●	1,000,000 shares of preferred stock, par value $0.01 per share, issuable in one or more series as designated by the New Holdco board.

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It is expected that following the closing, there will be approximately 250,097,333 shares of New Holdco common stock issued and outstanding and no shares of New Holdco preferred stock issued and outstanding. Of the shares of New Holdco common stock to be outstanding, we expect that the former Kitara stockholders and certain of the former members of Future Ads will own 95,884,241 shares (or 38.3%) and 154,213,092 shares (or 61.7%), respectively. Additionally, we expect there to be an aggregate of 40,870,765 shares of New Holdco common stock reserved for issuance under stock options and warrants assumed by New Holdco and awards that may be granted under the 2014 Plan.

Pursuant to its certificate of incorporation, the New Holdco board will be specifically authorized, subject to any limitations prescribed by law to provide for the issuance of a series or series of preferred stock and to fix the designation, powers, preferences and rights of each such series to the extent not fixed or limited by the New Holdco certificate of incorporation.

Dividends and Other Distributions

Kitara

Kitara is subject to statutory limitations on the declaration and payment of dividends. Subject to the rights of the holders of any class or series of stock having a preference over the Kitara common stock, holders of Kitara common stock are entitled to participate in dividends when and as such dividends may be declared by the Kitara board of directors in its discretion. Dividends may be paid in cash, property or in shares of Kitara common stock.

In the event of a liquidation, dissolution or winding up of Kitara, holders of Kitara common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including the aggregate liquidation preferences of any outstanding shares of Kitara preferred stock. The holders of Kitara common stock have no conversion, redemption, preemptive or cumulative voting rights.

New Holdco

New Holdco is subject to statutory limitations on the declaration and payment of dividends. Subject to the rights of the holders of any class or series of stock having a preference over the New Holdco common stock, holders of New Holdco common stock will be entitled to participate in dividends when and as such dividends may be declared by the New Holdco board of directors in its discretion. Dividends may be paid in cash, property or in shares of New Holdco common stock.

In the event of a liquidation, dissolution or winding up of New Holdco, holders of New Holdco common stock will have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including the aggregate liquidation preferences of any outstanding shares of New Holdco preferred stock. The holders of New Holdco common stock have no conversion, redemption, preemptive or cumulative voting rights.

Number and Election of Directors

Kitara

The number of directors of Kitara must be a number not less than one, nor more than nine, as fixed by the Kitara board of directors from time to time. The number of directors comprising the current board of directors of Kitara is seven. Kitara’s bylaws provide that the directors are elected by a plurality of the outstanding shares of capital stock entitled to vote in the election of directors who are present in person or by proxy at a meeting of stockholders at which a quorum is present. Kitara’s bylaws provide that the Kitara board of directors may, from time to time, elect a chairman of the board from among its members.

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New Holdco

The number of directors of New Holdco will be required to be as fixed by the New Holdco board from time to time. However, pursuant to the stockholders’ agreement, effective as of the closing and until the first annual meeting of New Holdco after closing, the New Holdco board of directors shall be comprised of up to nine directors. Notwithstanding that the board may be comprised of up to nine directors, the New Holdco will cause the board to consist of no more than seven directors, unless it has received the written consent of at least two of the directors appointed or nominated by the members, or the “required directors.”

Removal of Directors

Kitara

Kitara’s bylaws provide that any director may be removed for any reason or for no reason at any annual meeting or special meeting of the Kitara stockholders. Any such removal requires the affirmative vote of the holders of a majority of the shares of each class of capital stock then entitled to vote at an election of directors.

New Holdco

New Holdco’s certificate of incorporation and bylaws provides that any director may be removed for any reason or for no reason at any annual meeting or special meeting of the New Holdco stockholders. Any such removal requires the affirmative vote of the holders of at least 66 2/3 % of the shares of each class of capital stock then entitled to vote at an election of directors.

Vacancies on the Board of Directors

Kitara

Kitara’s amended and restated bylaws provide that any vacancies on the board of directors resulting from any increase in the authorized number of directors or the death, resignation, retirement, disqualification, removal or other termination from office may be filled by a vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each successor director will hold office until his respective successor will have been duly elected and qualified.

New Holdco

New Holdco’s bylaws will be identical to the Kitara bylaws with respect to filling vacancies on the board of directors. However, pursuant to the stockholders’ agreement, effective as of the closing, the members shall have the right to designate a director to fill a vacancy created by the departure of one of their designees.

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Nominations of Directors and Stockholder Proposals

Kitara

Kitara’s bylaws provide that the nominations for the election of directors may be made by the board of directors, or any duly authorized committee thereof, or by any stockholder entitled to vote for the election of directors at the annual stockholders meeting. Any stockholder entitled to vote at a meeting may make a stockholder proposal to be considered at such meeting. Any stockholder entitled to vote may nominate persons for election as directors or make a stockholder proposal only if they deliver written notice to the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the meeting. Each notice must set forth certain information as set forth in the bylaws.

New Holdco

New Holdco’s bylaws provide that nominations of directors and the proposal of business other than nominations may be made at an annual meeting of stockholders only pursuant to the Corporation’s notice of meeting, by or at the direction of the New Holdco board of directors or by any stockholder. For nominations or other business to be properly brought before an annual meeting by a New Holdco stockholder, the stockholder must have given timely notice thereof in writing to the secretary of New Holdco and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the secretary at the principal executive offices of New Holdco not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made by New Holdco. Each notice must set forth certain information as set forth in the bylaws.

Notwithstanding the foregoing, pursuant to the stockholders’ agreement, commencing with the first annual meeting after the closing, the members will have the right to designate for election at each annual or special meeting no fewer than (i) as long as the members and their permitted transferees own at least 50% of New Holdco’s outstanding common stock, a number of directors equal to 50% of the number of directors then authorized (rounded down) plus one, and (ii) as long as the members and their permitted transferees own less than 50% but at least 20% of New Holdco’s outstanding common stock, a number of directors equal to 40% of the number of directors then authorized (rounded up).

Voting by Stockholders

Kitara

Kitara’s bylaws provide that the holders of a majority of the outstanding shares of capital stock entitled to vote on a matter, present in person or by proxy, will constitute a quorum, unless otherwise provided by law or in the certificate of incorporation or bylaws. The holders of at least a majority of the outstanding shares of capital stock entitled to vote who are present will decide any business brought before the stockholders, unless otherwise provided by law or in the certificate of incorporation or bylaws. Election of directors requires the affirmative vote of the holders of a plurality of the outstanding shares of capital stock entitled to vote, that are present in person or by proxy.

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New Holdco

New Holdco’s bylaws will be identical to the Kitara bylaws with respect to the voting by stockholders.

Amendment of Certificate of Incorporation

Kitara

An amendment to the certificate of incorporation requires board approval and the affirmative vote of a majority of the holders of the shares of capital stock entitled to vote thereon.

New Holdco

An amendment to the certificate of incorporation requires board approval and the affirmative vote of a majority of the holders of the shares of capital stock entitled to vote thereon, provided that, except as otherwise provided in the certificate of incorporation and in addition to any requirements of law, the affirmative vote of 66 2/3% of the voting power of the then outstanding stock is required to amend the certificate of incorporation.

Furthermore, each stockholder party to the stockholders’ agreement will likely vote or execute consents in respect of all of their shares of voting stock against any proposed amendment to the New Holdco certificate of incorporation that are inconsistent in any material respect with the provisions of the stockholders’ agreement.

Amendment of Bylaws; New Bylaws

Kitara

Any amendment to the bylaws will be made by the stockholders entitled to vote thereon at any regular or special meeting or by the board of directors by the affirmative vote of the directors then serving.

New Holdco

Any amendment to the bylaws may be made by the board of directors by the affirmative vote of the directors then serving or by the affirmative vote of a majority of the holders of the shares of capital stock present and entitled to vote thereon, provided that, except as otherwise provided in the certificate of incorporation or bylaws and in addition to any requirements of law, the affirmative vote of 66 2/3% of the voting power of the then outstanding stock is required for the stockholders to amend the bylaws.

Furthermore, each stockholder party to the stockholders’ agreement will vote, or execute consents in respect of, all of its shares of voting stock against any proposed amendment to the bylaws that is inconsistent in any material respect with the provisions of the stockholders’ agreement.

Business Combinations; Corporate Opportunities

Kitara

Kitara is governed by Section 203 of the DGCL, which otherwise generally would restrict New Holdco from engaging in a “business combination” with any “interested stockholder.” Kitara’s bylaws provide that any contract or other transaction between the corporation and any of its directors or officers (or any corporation or firm in which any of them are directly or indirectly interested) will be valid, notwithstanding the presence of such officer, director or stockholder at a meeting authorizing such transaction, if the interest of such person (i) is known or disclosed to the board and the action is ratified by a majority of the directors present, including such interested director for purposes of the quorum but not the vote, or (ii) is known or disclosed to the stockholders who authorize or ratify the contract or transaction by a majority of the shares present, counting such interested person for purposes of the quorum and the vote.

New Holdco

The New Holdco’s certificate of incorporation provides that New Holdco will not be bound or governed by, or otherwise subject to, Section 203 of the DGCL. New Holdco’s bylaws do not have a provision similar to Kitara’s relating to contracts or other transactions with interested directors or officers. However, under the DGCL, if approved by the board of directors in accordance with the DGCL, no contract or other transaction of New Holdco will be affected because one or more directors or officers of New Holdco has an interest in the contract or other transaction.

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APPRAISAL RIGHTS

Holders of Kitara common stock who do not vote for the adoption of the merger agreement and who are otherwise eligible and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will have the right to obtain an appraisal of the value of their shares of Kitara common stock in connection with the merger. This means that such stockholders are entitled to obtain a judicial determination of the fair value of their Kitara shares (exclusive of any element of value arising from the accomplishment or expectation of the merger) determined by the Court of Chancery of the State of Delaware (the “Court of Chancery”) and entitled to receive payment based upon that valuation, together with interest, if any, to be paid upon the amount determined to be a fair value, in lieu of any consideration to be received under the merger agreement.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to properly demand and perfect appraisal rights. This summary, however, is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached hereto as Annex J. The preservation and exercise of appraisal right requires strict and timely adherence to the applicable provisions of the DGCL. Failure to follow the requirements of Section 262 of the DGCL for demanding and perfecting appraisal rights may result in the loss of such rights. All references in this summary to a “stockholder” are to a record holder of Kitara common stock on the record date for the Special Meeting unless otherwise indicated.

If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex J hereto and should consult your legal advisor since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. All demands for appraisal must be received prior to the vote on the merger agreement and should be addressed to Kitara Media Corp., 525 Washington Blvd., Suite 2620 Jersey City, New Jersey 07310, Attention: Secretary, and should be executed by, or on behalf of, the record holder of the shares of Kitara common stock. Holders of Kitara common stock who desire to exercise their appraisal rights must not vote in favor of adoption of the merger agreement and must continuously hold their shares of Kitara common stock through the effective date of the merger.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This proxy statement/prospectus constitutes such notice to the holders of Kitara common stock and Section 262 of the DGCL is attached to this proxy statement/prospectus as Annex J.

If you wish to exercise appraisal rights you must not vote for the adoption of the merger agreement and must deliver to Kitara, before the vote on the proposal to adopt the merger agreement, a written demand for appraisal of your shares of Kitara common stock. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the Internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. However, neither voting against the adoption of the merger agreement, nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

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A demand for appraisal will be sufficient if it reasonably informs Kitara of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to exercise appraisal rights, you must be the record holder of such shares of Kitara common stock on the date the written demand for appraisal is made and you must continue to hold such shares of record through the effective date of the merger. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the merger, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Kitara common stock on the record date for the Special Meeting is entitled to assert appraisal rights for such shares of common stock registered in that holder’s name. To be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, such stockholder of record. Beneficial owners who do not also hold their Kitara shares of record may not directly make appraisal demands to Kitara. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Kitara common stock. If shares of Kitara common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares of Kitara common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Kitara common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Kitara common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Kitara common stock as to which appraisal is sought. Where no number of shares of Kitara common stock is expressly mentioned, the demand will be presumed to cover all shares of Kitara common stock held in the name of the record owner.

If you hold your shares of Kitara common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If any stockholder who demands appraisal under Delaware law fails to perfect or has effectively withdrawn or lost its right of appraisal, each share of Kitara common stock held by such stockholder will be deemed to have been converted into and to have become, as of the effective time of the merger, the right to receive the merger consideration. A stockholder may withdraw his or her demand for appraisal and agree to accept the merger consideration by delivering to us a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration within 60 days after the effective date of the merger (or thereafter with the consent of the surviving entity). Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal action or joined that proceeding as a named party may withdraw his or her demand for appraisal and agree to accept the merger consideration offered within 60 days after the effective date.

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Within 10 days after the effective date of the merger, the surviving entity will notify each stockholder who properly asserted appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective date of the merger. Within 120 days after the effective date of the merger, but not thereafter, either the surviving entity, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the fair value of the shares of Kitara common stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Kitara common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving entity. The surviving entity of the merger does not have an obligation to file such a petition in the event there are dissenting stockholders. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. Kitara has no present intent to cause an appraisal petition to be filed, and stockholders seeking to exercise appraisal rights should not assume that the surviving entity will file such a petition or that it will initiate any negotiations with respect to the fair value of such shares of Kitara common stock. Accordingly, stockholders who desire to have their shares of Kitara common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

The costs of the appraisal action may be determined by the Court of Chancery and made payable by the parties as the Court deems equitable in the circumstances. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving entity of the merger, such surviving entity will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of Kitara common stock and with whom agreements as to the value of their shares of Kitara common stock have not been reached by the surviving entity. After notice to dissenting stockholders who demanded payment of their shares of Kitara common stock, the Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Court of Chancery may require the stockholders who have demanded appraisal for their shares of Kitara common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Court of Chancery may dismiss the proceedings as to that stockholder.

Within 120 days after the effective date, any stockholder (including any beneficial owner of shares entitled to appraisal rights) that has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the surviving entity a statement setting forth the aggregate number of shares of Kitara common stock not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of those shares. These statements must be mailed to the stockholder within 10 days after a written request by such stockholder for the information has been received by the surviving entity, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

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After determination of the stockholders entitled to appraisal of their shares of Kitara common stock (unless the Court of Chancery, in its discretion, proceeds to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal), the Court of Chancery will appraise the shares of Kitara common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. When the value is determined, the Court of Chancery will direct the payment of such value, with interest thereon, if any, to the stockholders entitled to receive the same, upon surrender by such stockholders of their certificates representing such shares or surrender of their book-entry shares, as applicable.

In determining the fair value of the shares of Kitara common stock, the Court of Chancery is required to take into account all relevant factors. Accordingly, such determination could be based upon considerations other than, or in addition to, the market value of the shares of Kitara common stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. The surviving entity of the merger may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Kitara common stock is less than the merger consideration. Therefore, the value so determined in any appraisal proceeding could be the same as, or more or less than, the merger consideration.

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In view of the complexity of Section 262 of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

Any stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective date of the merger, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Kitara common stock as of a date prior to the effective date of the merger.

If you desire to exercise your appraisal rights, you must not vote for the adoption of the merger agreement and you must strictly comply with the procedures set forth in Section 262 of the DGCL. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights.

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LEGAL MATTERS

The validity of the shares of New Holdco common stock to be issued in the transactions has been passed upon by Graubard Miller.

EXPERTS

The consolidated financial statements of Kitara Media Corp. at December 31, 2013 and 2012 and for the years then ended, appearing in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The financial statements of Future Ads LLC as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, appearing in this proxy statement/prospectus, have been audited by McGladrey LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

DEADLINE FOR 2015 KITARA STOCKHOLDER PROPOSALS

Kitara has not yet scheduled a date for its 2015 annual meeting of stockholders, which will take place only if the transactions are not consummated. Any stockholder who intends to present a proposal at the 2015 annual meeting of stockholders, and who wishes to have a proposal included in Kitara’s proxy statement for that meeting in accordance with Rule 14e-8(e) of the Exchange Act, must deliver the proposal to the office of the Corporate Secretary, Kitara Media Corp., 525 Washington Blvd., Suite 2620 Jersey City, New Jersey 07310, a reasonable time before Kitara begins to print and send the proxy statement for such meeting. Any stockholder who intends to present a proposal at the 2015 annual meeting of stockholders, whether or not such stockholder wishes to have the proposal included in Kitara’s proxy statement, must provide timely notice of such proposal. Notice will be considered untimely if notice of such proposal is not delivered to or mailed and received at the principal executive offices of Kitara not less than sixty days nor more than ninety days prior to the meeting, except that if less than seventy days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. All proposals must meet the requirements set forth in the rules and regulations of the SEC and/or our bylaws in order to be eligible for inclusion in the proxy statement for that meeting.

If the merger agreement is approved and the proposed transactions are completed prior to Kitara’s 2015 annual meeting of stockholders, then the Kitara meeting will not be held.

WHERE YOU CAN FIND MORE INFORMATION

Kitara files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Kitara’s SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Additionally, certain of Kitara’s reports are available under the heading “Company – Investors” on Kitara’s corporate website at http://www.kitaramedia.com. By referring to Kitara’s website and the SEC’s website, Kitara does not incorporate such website or its contents into this proxy statement/prospectus.

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FS-1

Kitara Media Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

($ in thousands, except share and per share data)

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$4,322	$2,478
Accounts receivable, net of allowance for doubtful accounts of $343 and $343, respectively	4,857	10,061
Prepaid expenses and other current assets	224	268
TOTAL CURRENT ASSETS	9,403	12,807

Property and equipment, net	1,162	910
Restricted cash	192	183
Deferred financing costs	61	74
Intangible assets	2,013	2,126
Goodwill	11,816	11,816
TOTAL ASSETS	$24,647	$27,916

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$3,314	$4,629
Accrued compensation	337	1,180
Short term debt	1,373	3,304
Note payable stockholder, current	100	-
TOTAL CURRENT LIABILITIES	5,124	9,113

COMMITMENTS AND CONTINGENCIES
Deferred rent	3	9
Deferred tax liability	272	272
Other liabilities	224	224
Note payable stockholder, non-current	200	302
TOTAL LIABILITIES	5,823	9,920

STOCKHOLDERS' EQUITY
Preferred Stock, $0.0001 par value, authorized 1,000,000 shares, none issued	-	-
Common stock, $0.0001 par value, authorized 300,000,000 shares, issued and outstanding 95,884,241 and 83,156,969, at June 30, 2014 and December 31, 2013, respectively	10	8
Additional paid-in capital	24,622	17,820
Retained (Accumulated deficit) earnings	(5,808)	168
TOTAL STOCKHOLDERS' EQUITY	18,824	17,996
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$24,647	$27,916

See accompanying notes to condensed consolidated financial statements

FS-2

Kitara Media Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

($ in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$5,230	$5,519	$12,175	$10,428
Cost of revenue	4,394	3,783	10,059	7,382
Gross Profit	836	1,736	2,116	3,046

Operating expenses
Employee expenses	2,453	1,001	4,690	2,016
Related party expenses	-	69	-	154
Other operating expenses	1,549	324	3,005	519
Depreciation and amortization	115	81	225	237
Total operating expenses	4,117	1,475	7,920	2,926

Operating income (loss)	(3,281)	261	(5,804)	120

Interest Expense	(69)	-	(156)	-

Income (loss) before income taxes	(3,350)	261	(5,960)	120

Income taxes	15	-	16	-
Net income (loss)	$(3,365)	$261	$(5,976)	$120

Net income (loss) per Common Share - Basic and Diluted	$(0.04)	$0.01	$(0.07)	$0.01
Weighted-Average Number of shares outstanding - Basic and Diluted	91,968,157	20,000,000	87,586,903	20,000,000

See accompanying notes to condensed consolidated financial statements

FS-3

Kitara Media Corp. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

($ in thousands)

(unaudited)

	Six Months Ended June 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,976)	$120
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities
Depreciation and amortization	225	230
Stock-based compensation	313	-
Deferred rent amortization	(6)	(6)
Financing costs amortization	13	-
Provisions for bad debt	-	(37)
Changes in Assets and Liabilities
Accounts receivable, net	5,204	2,987
Prepaid expenses and other current assets	44	(31)
Accounts payable and accrued liabilities	(1,317)	(1,612)
Accrued compensation	(843)	-
Net cash (used in)/provided by operating activities	(2,343)	1,651

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(364)	(245)
Restricted cash	(9)	-
Net cash used in investing activities	(373)	(245)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributions to members	-	(699)
Repayments of short term debt	(1,825)	-
Proceeds from private placement	5,491
Repayments under lines of credit	(9,160)	-
Borrowings under lines of credit	9,054	-
Proceeds from note payable - shareholder	1,000	-
Changes in cash overdraft from financial institution, net	-	(670)
Net cash (used in)/provided by financing activities	4,560	(1,369)

Net increase in cash	1,844	37
Cash at beginning of period	2,478	-
Cash at end of period	$4,322	$37

Supplemental disclosure to cash flow information:
Cash paid for Interest	$153	$-
Cash paid for Taxes	$78	$-

Supplemental disclosure of non-cash financing activity:
Shares of common stock issued in exchange for note payable - stockholder	$1,000	$-

See accompanying notes to condensed consolidated financial statements

FS-4

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

1. Organization and Description of Business

Kitara Media Corp. (the “Company”) operates through its wholly owned subsidiaries, Kitara Media, LLC, a Delaware limited liability company (“Kitara Media”), Health Guru Media, Inc., a Delaware corporation (“Health Guru Media”), and New York Publishing Group, Inc., a Delaware corporation (“NYPG”). Kitara Media is an online video solutions provider that seeks to increase revenue to website publishers. Health Guru Media is the operator of Healthguru.com, an online health video resource site. NYPG is a publisher of Adotas.com, a website and daily email newsletter.

The Company was formed on December 5, 2005 as a Delaware corporation. From the Company’s inception in 2005 until February 29, 2012, when it completed a reverse merger transaction with Andover Games, LLC (“Andover Games”), the Company was a blank check company and did not engage in active business operations other than its search for, and evaluation of, potential business opportunities. On February 29, 2012, the Company completed a reverse merger of Andover Games pursuant to a Merger Agreement and Plan of Reorganization with a wholly owned subsidiary of the Company, Andover Games and the former members of Andover Games, whereby Andover Games became the Company’s wholly-owned direct subsidiary.

On June 12, 2013, the Company entered into a Merger Agreement and Plan of Reorganization (“K/N Merger Agreement”) with Ascend Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary (“K/N Merger Sub LLC”), Ascend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary (“K/N Merger Sub Inc.”), Kitara Media, NYPG, and those security holders of Kitara Media and NYPG executing the “Signing Holder Signature Page” thereto, which security holders held all of the outstanding membership interests of Kitara Media (“Selling Source” or the “Kitara Signing Holder”) and all of the outstanding shares of common stock of NYPG (the “NYPG Signing Holder” and together with the Kitara Signing Holder, the “Signing Holders”). The K/N Merger Agreement contemplated the (i) merger of K/N Merger Sub LLC with and into Kitara Media with Kitara Media surviving the merger and (ii) merger of K/N Merger Sub Inc. with and into NYPG with NYPG surviving the merger (collectively, the “Mergers”).

On July 1, 2013, the Company consummated the transactions contemplated by the K/N Merger Agreement. At the close of the Mergers, (i) the Kitara Signing Holder received an aggregate of 20,000,000 shares of the Company’s common stock and (ii) the NYPG Signing Holder received (a) an aggregate of 10,000,000 shares of the Company’s common stock and (b) two promissory notes (collectively, the “Closing Notes”), one in the amount of $100 being due and payable on January 1, 2014, which was subsequently refinanced and is now due and payable on January 1, 2015, and one in the amount of $200 being due and payable on January 1, 2023 to replace the existing advances from the NYPG Signing Holder to NYPG. Each of the Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable. The terms of the K/N Merger Agreement provided for an adjustment to the merger consideration between the Company and Kitara Media dependent on a calculation of Kitara Media’s Closing Working Capital, as defined in the K/N Merger Agreement. The amount of this adjustment was determined to be $904 (See Note 7). Also on July 1, 2013, as a condition to closing the K/N Merger Agreement, (1) certain stockholders of the Company contributed an aggregate of 25,813,075 shares of common stock to the Company for cancellation without the payment of any additional consideration and (2) the Company sold an aggregate of 4,000,000 shares of the Company Common Stock to Ironbound Partners Fund LLC, an affiliate of the Company’s then Interim Chief Financial Officer (“Ironbound”), on a private placement basis, for an aggregate purchase price of $2,000 or $0.50 per share, of which $300 was through the conversion of outstanding promissory notes held by Ironbound. In addition, the Company repurchased 381,950 shares from a stockholder simultaneously with the closing of the Mergers. Prior to June 30, 2013, the operations of Andover Games were formally discontinued. On July 1, 2013, the financial statements of Kitara Media became the Company’s financial statements and the Company’s operations became entirely that of Kitara Media and NYPG.

For accounting purposes, the acquisition of Kitara Media was treated as an acquisition of the Company by Kitara Media and as a recapitalization of Kitara Media as the member of Kitara Media held a large percent of the Company’s shares and exercises significant influence over the operating and financial policies of the consolidated entity and the Company was a non-operating public registrant prior to the transaction. Pursuant to ASC 805-10-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public registrant with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, the condensed consolidated balance sheets, statements of operations, and statements of cash flows of Kitara Media have been retroactively updated to reflect the recapitalization.

The historical condensed consolidated financial statements of Kitara Media are now reflected as those of the Company. For accounting purposes, the acquisition of NYPG by the Company was treated as a business combination.

On August 19, 2013, the Company filed with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation to change the Company’s name from “Ascend Acquisition Corp.” to “Kitara Media Corp.” to better reflect the Company’s operations following the Mergers.

FS-5

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

On December 3, 2013, the Company acquired Health Guru Media. As a result of the transaction, Health Guru Media security holders received an aggregate of 18,000,000 shares of the Company’s common stock. As part of the transaction, the Company raised $2,000 from qualified investors in a private offering priced at $0.50 per share, including from Ironbound and another member of the Company’s board of directors. For accounting purposes, the acquisition of Health Guru Media by the Company was treated as a business combination.

On April 25, 2014, the Company entered into a Securities Purchase Agreement (“Purchase Agreement”) providing for the sale on a private placement basis (the “Offering”) of shares of the Company’s common stock at $0.55 per share and the issuance of warrants to purchase 50% of the total number of shares purchased by the investors in the Offering. Pursuant to the Purchase Agreement, the Company sold a total of $7,000 of its shares of common stock (or an aggregate of 12,727,272 shares) in the Offering to several accredited investors (the “Investors”), including Ironbound and Robert Regular, the Company’s chief executive officer. In connection with the Offering, the Company issued warrants to purchase an aggregate of 6,363,636 shares of the Company’s common stock. The warrants are exercisable at a price of $0.825 per share and expire on April 30, 2019.

The Company consummated the sale of these securities on April 29, 2014. The Company received proceeds from the Offering of approximately $6,500, including the cancellation of a $1,000 promissory note held by Ironbound that was used to make its purchase in the Offering, net of approximately $500 of commissions and expenses.

In addition, pursuant to the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company registered the shares sold pursuant to the Purchase Agreement, including the shares underlying the warrants sold pursuant thereto, for resale by the Investors pursuant to a registration statement which was declared effective by the Securities and Exchange Commission (“SEC”) on June 4, 2014. The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including failure by the Company to maintain the effectiveness of the registration statement for certain periods of time. The amount of the liquidated damages is 1.0% of the aggregate subscription amount paid by an Investor for the shares affected by the event that are still held by the Investor upon the occurrence of the event, and monthly thereafter, up to a maximum of 10.0%.

At the closing of the Offering, each of Jonathan J. Ledecky, Robert Regular and Joshua Silberstein, the Company’s president, entered into a lock-up agreement (a “Lock-Up Agreement”) with the Company, pursuant to which each such person agreed not to sell or otherwise dispose of, or enter into any arrangement that transfers the economic consequences of ownership of, any shares of Company common stock until January 29, 2015, subject to certain exceptions.

On May 8, 2014, the Board approved to grant Ironbound an option to purchase an aggregate of 750,000 shares of the Corporation’s common stock, immediately exercisable at $0.60 per share (the closing stock price on the date of grant) for a period of five years (see Note 5).

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements and footnotes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and applicable rules and regulations of the SEC regarding unaudited interim financial information. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s Condensed Consolidated Balance Sheets, Statements of Operations, and Cash Flows for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results of operations to be expected for the full year due to seasonal and other factors. Certain information and footnote disclosures normally included in the consolidated financial statements in accordance with US GAAP have been omitted in accordance with the rules and regulations of the SEC. Accordingly, these unaudited interim condensed consolidated financial statements and footnotes should be read in conjunction with the audited consolidated financial statements and accompanying notes thereto for the year ended December 31, 2013 included elsewhere in the proxy statement/prospectus of which these financial statements are a part.

FS-6

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

Principles of Consolidation

The unaudited interim condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying unaudited interim condensed consolidated financial statements.

Use of Estimates

The Company’s unaudited interim condensed consolidated financial statements are prepared in conformity with US GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the condensed consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates. The Company’s most significant estimates relate to the accounts receivable allowance, the valuation allowance on deferred tax assets, the valuation of stock options, the valuation of contingent consideration from historical business combinations, and the value of intangible assets and goodwill.

Concentration of Credit Risk and Significant Customers

The Company’s largest customers accounted for approximately 60.2% (4 customers accounted for 22.6%, 12.9%, 12.6%, and 12.1% of this amount) and 44.5% (2 customers accounted for 27.9%, and 16.6% of this amount) of the Company’s revenues for the three months ended June 30, 2014 and 2013, respectively, and approximately 43.2% (2 customers accounted for 17.0% and 13.0% of this amount) and 52.2% (2 customers accounted for 36.2%, and 15.9% of this amount) of the related accounts receivable as of June 30, 2014 and 2013, respectively, and approximately 43.4% (3 customers accounted for 18.0%, 14.7%, and 10.7% of this amount) and 47.4% (3 customers accounted for 25.8%, 11.4%, and 10.2% of this amount) of the Company’s revenues for the six months ended June 30, 2014 and 2013, respectively, and approximately 15.9% and 63.8% (3 customers accounted for 36.2%, 15.9%, and 11.6% of this amount) of the related accounts receivable as of June 30, 2014 and 2013, respectively. The Company’s largest vendors accounted for approximately 62.1% (3 vendors accounted for 25%, 20.1%, and 17% of this amount) and 42.4% (2 vendors accounted for 29.3% and 13.1% of this amount) of the Company’s cost of revenues for the three months ended June 30, 2014 and 2013, respectively, and approximately 43.8% (2 vendors accounted for 27% and 16.3%) and 25.9% (from one vendor) of the related accounts payable as of June 30, 2014 and 2013, respectively, and approximately 63.5% (3 vendors accounted for 23.4%, 21% and 19.1% of this amount) and 35.8% (2 vendors accounted for 20.7% and 15.1% of this amount) of the Company’s cost of revenues for the six months ended June 30, 2014 and 2013, respectively, and approximately 30.0% (2 vendors accounted for 16.3% and 13.2%) and 25.9% (from one vendor) of the related accounts payable as of June 30, 2014 and 2013, respectively.

Kitara Media operates in a free market bid-based environment. Customer concentration is a reflection of obtaining the highest bid.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Accounts are insured by the FDIC up to $250. As of June 30, 2014 and December 31, 2013, the Company held cash balances in excess of federally insured limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

Fair Value of Financial Instruments

ASC Topic 825 “Financial Instruments” requires that fair value be disclosed for the Company’s financial instruments. The Company’s financial instruments, including cash, accounts receivable, accounts payable, short term debt, note payables and accrued liabilities are carried at historical cost basis. At June 30, 2014 and December 31, 2013, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. The contingent consideration related to a previous acquisition is measured at fair value on a recurring basis and adjusted accordingly.

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability. A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

FS-7

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.
●	Level 3: Significant unobservable inputs that cannot be corroborated by market data

Level 3 financial liabilities measured at fair value on a recurring basis consist of the contingent obligation to Skyword, the entity that sold Gather.com to Health Guru Media prior to the Company’s acquisition of Health Guru Media, for which there is no current market such that the determination of fair value requires significant judgment or estimation. Future payments are contingent on revenue levels and as a result, the liability is remeasured at fair value on a recurring basis. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The contingent consideration for the purchase of Gather.com consists of a five year arrangement to pay royalties to Skyword (“Skyward Royalty”). The Skyword Royalty is to be paid in quarterly installments and is based on revenues generated by the assets purchased. The Skyword Royalty is paid pursuant to the table below.

Skyword Royalty Payment Schedule	Royalty Rate Applied to Revenues for Stated Period
09/01/13 to 02/28/14	5%
03/01/14 to 8/31/14	15%
09/01/14 to 02/28/15	20%
03/01/15 to 09/15/17	25%

The royalty amount is capped and cannot exceed $2,000. At the end of the fifth year, there is a settlement provision. An amount representing $2,000 less the aggregate amount of the Skyword Royalty paid through such fifth year is deemed the “Remainder.” If (i) the Remainder is $0, then no further action is necessary; (ii) if the Remainder is greater than $0, then Health Guru Media may pay the full dollar value of the Remainder to Skyword in full satisfaction of the obligation, or, (iii) if Health Guru Media does not exercise its option to pay the remainder in full, then Health Guru Media shall select a dollar value between $0 and the Remainder (“Settlement Value”). Skyword then has the option to accept receipt of the Settlement Value in full satisfaction or (iv) Skyword pays Health Guru Media the Settlement Value and thus reclaims all assets of the Gather business.

The asset’s or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement. The following table provides a summary of the assets that are measured at fair value on a recurring basis.

	Condensed Consolidated Balance Sheet	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Fair value of contingent consideration in connection with the purchase of Gather (included in other liabilities):
June 30, 2014	$224	$-	$-	$224
December 31, 2013	$224	$-	$-	$224

FS-8

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

For the Six Months Ended June 30, 2014
Beginning balance at January 1, 2014	$224
Change in fair value of contingent consideration	-
Ending balance at June 30, 2014	$224

The contingent obligation to Skyword at June 30, 2014, recorded in connection with Health Guru Media’s purchase of Gather.com in September 2012, is classified within Level 3 of the valuation hierarchy. In order to determine the fair value of the contingent obligation to Skyword, using historical performance, the Company estimates the future cash flows from the Gather.com website and then applies a discount rate of 35%. This valuation is completed quarterly and the contingent obligation is adjusted accordingly.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer determines its valuation policies and procedures. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Income Taxes

In its interim financial statements, the Company follows the guidance in ASC 270, “Interim Reporting” and ASC 740 “Income Taxes”, whereby the Company utilizes the expected annual effective tax rate in determining its income tax provisions for the interim periods. That rate differs from U.S. statutory rates primarily as a result of the valuation allowance recorded on net operating loss carryforwards and permanent differences between book and tax reporting.

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement, and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carry forwards will result in a benefit based on expected profitability by tax jurisdiction.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company accounts for uncertain tax positions in accordance with ASC 740—“Income Taxes”. No uncertain tax provisions have been identified. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying unaudited interim condensed consolidated statements of operations.

In accordance with ASC 740, the Company evaluates whether a valuation allowance should be established against the net deferred tax assets based upon the consideration of all available evidence and using a “more likely than not” standard. Significant weight is given to evidence that can be objectively verified. The determination to record a valuation allowance is based on the recent history of cumulative losses and current operating performance. In conducting the analysis, the Company utilizes an approach, which considers the current year loss, including an assessment of the degree to which any losses are driven by items that are unusual in nature and incurred to improve future profitability. In addition, the Company reviews changes in near-term market conditions and any other factors arising during the period, which may impact its future operating results.

FS-9

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

Net earnings per share

Basic net (loss) income per share is computed by dividing net (loss) income by the weighted average number of shares of common stock outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method). The computation of basic (loss) income per share for the three and six months ended June 30, 2014 and 2013 excludes potentially dilutive securities. At June 30, 2014 and 2013, the Company excluded potentially dilutive securities of 15,938,636 and 150,000, respectively, because their inclusion would be antidilutive, consisting of the securities as shown below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Options	9,575,000	150,000	9,575,000	150,000
Warrants	6,363,636	-	6,363,636	-
Total	15,938,636	150,000	15,938,636	150,000

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation – Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered.. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s condensed consolidated financial position and results of operations.

The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The adoption of this standard is not expected to have a material impact on the Company’s condensed consolidated financial position and results of operations.

Accounting standards that have been issued or proposed by the FASB, SEC and/or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the condensed consolidated financial statements upon adoption.

Subsequent Events

The Company has evaluated events that occurred subsequent to June 30, 2014 through the date these financial statements were issued. See Note 8, Subsequent Events.

FS-10

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

3. Short-Term Debt

On November 1, 2013, Kitara Media secured a three-year $5,000 credit facility with Wells Fargo Bank, National Association (the “Lender”). The line may be increased to $10,000 at Kitara Media’s option on or prior to April 30, 2015 in two equal tranches of $2,500 each. The interest rate on the credit facility is Libor plus 4.25% with a minimum interest charge of $10 per month. Various fees are payable to the Lender from time to time, including origination fees and unused line fees.

On June 30, 2014, the Company amended the credit and security agreement with the Lender to include the accounts receivable of its subsidiary, Health Guru Media, and to make various changes to the financial covenants.

The credit facility, as amended, contains various financial covenants including that the Company maintain minimum liquidity (as defined in the credit facility) of $1,500 and make no more than $100 in capital expenditures in any fiscal year, other than capitalized software development costs (as defined in the credit facility), which may not be in excess of $1,200 for fiscal year 2014 and $1,000 for any subsequent fiscal year. As of June 30, 2014, the Company was in compliance with its financial covenants. Amounts due under the credit agreement are secured by a continuing security interest in substantially all of Kitara Media’s assets and also pledges by the Company of its ownership interests in its other wholly-owned subsidiaries, Health Guru Media, NYPG and Andover Games. Outstanding advances under the Credit Agreement may not at any time exceed a Borrowing Base (as defined below) less amounts outstanding under letters of credit. The Borrowing Base is equal to 85% of eligible accounts receivable plus the lesser of 75% of eligible unbilled accounts receivable or $500 less reserves established by Lender from time to time less $500. Kitara Media shall maintain at all times minimum excess availability of not less than $500. The credit line terminates on November 1, 2016, at which time all amounts outstanding must be paid. The facility is treated as a current liability because among other provisions, the agreement requires that the Company maintain a lockbox arrangement and contains certain subjective acceleration clauses. In addition, the bank may at its discretion, adjust the availability of the arrangement.

At June 30, 2014, the outstanding balance was $735, and as of December 31, 2013 the outstanding balance was $841.

In conjunction with the acquisition of Health Guru Media, the Company acquired certain debts as follows:

On June 10, 2011, Health Guru Media obtained a commitment from a lender to borrow an aggregate of $3,000. The commitment was divided into two tranches. The first tranche was for $2,000 which expires on October 1, 2014. The second tranche was for $1,000 and expires on December 1, 2014. On January 31, 2012, Health Guru Media obtained an additional growth capital loan on its second commitment (“Tranche 3”) in the amount of $500 which expires on December 1, 2014.

Interest is payable monthly at an annual interest rate which is a sum of the prime rate, as published by The Wall Street Journal, plus 9.75% per annum (the “Combined Interest Rate”). In no event shall the designated rate be less than 13%. At June 30, 2014, the interest rate on this debt was 13%. As of June 30, 2014, the total balance on the notes was $638, and as of December 31, 2013 the outstanding balance was $1,383.

In June 2013, Health Guru Media secured a one (1) year receivable financing arrangement with Sterling National Bank – Factoring and Trade Finance Division (“the Bank”). Health Guru Media presented invoices to the Bank who then advanced it up to 60% of eligible invoices and could remain outstanding for up to 120 days of the invoice date or 60 days past due. The Bank charged a commission rate of .35% of the gross invoice. All debits in the account bore interest daily at a rate equal to 1.75% above prime rate as published in the Wall Street Journal. On June 18, 2014, in connection with the amendment of the credit and security agreement with the Lender, the Bank received payment in full of the outstanding amounts under the financing arrangement and it was thereafter immediately terminated. As of June 30, 2014 the total balance outstanding was $0, and as of December 31, 2013 the outstanding balance was $1,080.

On March 26, 2014, in consideration of amounts loaned to the Company, the Company issued a promissory note in favor of Ironbound, with a principal amount of $1,000. The principal balance, together with interest, was due on the earlier of (a) April 25, 2014 and (b) the consummation by the Company of a private placement of its equity or debt securities or any other financing raising gross proceeds of at least $1,000 (either the “Maturity Date”). See Note 1 regarding the conversion of the note to equity.

FS-11

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

4. Commitments and Contingencies

Legal Proceedings

The Company is involved in various claims, legal actions and regulatory proceedings arising from time to time in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows.

In December 2013, an action entitled Intrepid Investments, LLC ("Intrepid") v. Selling Source, LLC, et al., Index No. 65429/2013 was filed in the Supreme Court of the State of New York, County of New York. This is an action commenced by Intrepid to collect on a Junior Secured Promissory Note signed by Selling Source in the original principal sum of $28,700 (the "Note"). Kitara Media is not a signatory to the Note but it did sign an August 31, 2010 Security Agreement ("Security Agreement") pledging certain of its assets as security for the Note. At the time Kitara Media signed the Security Agreement, it was wholly-owned by Selling Source. On July 1, 2013, Kitara Media merged with K/N Merger Sub, with Kitara Media surviving the merger and becoming the Company’s wholly-owned subsidiary. Accordingly, it is no longer wholly-owned by Selling Source, although it is still an affiliate of Selling Source. In the action, Intrepid seeks to foreclose on the security interest. Both Selling Source’s and Kitara Media’s obligations to Intrepid under the Note and Security Agreement were subordinate to obligations Selling Source had to two groups of prior lenders ("Senior Lenders"). The right of Intrepid to compel payments under the Note and/or foreclose the lien created by the Security Agreement was subject to an Intercreditor Agreement by and between the Senior Lenders and Intrepid. Under the terms of the Intercreditor Agreement, Intrepid could not take steps to compel Selling Source to make payment on the Note or foreclose the Security Agreement so long as the obligations to the Senior Lenders remained outstanding. In addition, under the terms of the Intercreditor Agreement, the Senior Lenders had the right to have the lien released on any of the collateral pledge as security under the Security Agreement. In connection with the merger of K/N Merger Sub LLC and Kitara Media, the first priority Senior Lenders released the lien on Kitara Media’s assets which were pledged as collateral under the Security Agreement and the obligation of Kitara Media to Intrepid was released. In addition, Selling Source’s obligations to the Senior Lenders remains outstanding. Based on these facts, Kitara Media believes Intrepid’s claim is without merit and intends to defend it vigorously. In any event, Selling Source has acknowledged an obligation to indemnify and defend Kitara Media from any liability to Intrepid arising out of the Note and Security Agreement. The parties have exchanged pleadings and discovery has commenced.

Operating Leases

The Company has two leases which expire in September 2014. Rent expense for the three months ended June 30, 2014 and 2013 was $160 and $53, respectively and $318 and $106 for the six months ended June 30, 2014 and 2013, respectively. Health Guru Media had a lease which was set to terminate in September 2015. In January 2014, this lease was terminated, effective April 30, 2014, which required the payment of a termination fee of $50.

5. Stock-based Compensation

Stock Options

The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. Stock based compensation expense related to stock options was $242 and $0 for the three months ended June 30, 2014 and 2013, respectively, and $313 and $0 for the six months ended June 30, 2014 and 2013, respectively, and is reflected in selling, general and administrative expenses on the accompanying unaudited interim condensed consolidated statements of operations. As of June 30, 2014, the unamortized value of options was $1,176. As of June 30, 2014, the unamortized portion will be expensed through 2018, and the weighted average remaining amortization period was 3.3 years.

FS-12

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

	Number of Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding at January 1, 2014	9,150,000	$0.31	$0.13	4.7	$10,013
Granted	1,420,000	0.34	0.40	4.9
Exercised	-	-	-
Forfeited, expired or canceled	(995,000)	0.37	0.15
Outstanding at June 30, 2014	9,575,000	$0.30	$0.16	4.3	$2,677

Exercisable at January 1, 2014	212,500	$0.24	$0.10	4.5	$245
Vested	1,487,500	0.43	0.05
Forfeited, expired or canceled	-	-	-
Exercisable at June 30, 2014	1,700,000	$0.40	$0.06	4.5	$314

The black-Scholes method options pricing model was used to estimate fair value as of the date of grants during the three and six months ended June 30, 2014 using the following assumptions.

The simplified method was used to determine the expected life as the granted options were “plain-vanilla” options.

	May 8, 2014 Option Grants	May 8, 2014 Non- Plan Option Grant
Exercise Price	$0.04	$0.60
Stock Price	$0.60	$0.60
No. of Shares	670,000	750,000
Dividend Yield	0%	0%
Expected Volatility	55%	55%
Risk-free interest rate	1.63%	1.63%
Expected Life	3.75	5.0

6. Related Party Transactions

The Company has received various accounting, human resource and information technology services from the Kitara Signing Holder, a significant shareholder of the Company. For the three months ended June 30, 2014 and 2013, the Company recorded management fees for services performed by the Kitara Signing Holder on behalf of the Company of $0 and $69, respectively. For the six months ended June 30, 2014 and 2013, the Company recorded management fees for services performed by the Kitara Signing Holder on behalf of the Company of $0 and $154, respectively.

7. Acquisition

NYPG Acquisition

On June 12, 2013, the Company entered into the K/N Merger Agreement with K/N Merger Sub LLC, K/N Merger Sub Inc., Kitara Media, NYPG, the Kitara Signing Holder and the NYPG Signing Holder. The K/N Merger Agreement contemplated the (i) merger of K/N Merger Sub LLC with and into Kitara Media with Kitara Media surviving the merger and (ii) merger of K/N Merger Sub Inc. with and into NYPG with NYPG surviving the merger.

FS-13

Kitara Media Corp. and Subsidiaries

Notes to Condensed Consolidated Financial Statements

($ in thousands, except share and per share data)

(unaudited)

On July 1, 2013, the Company consummated the transactions contemplated by the K/N Merger Agreement. At the close of the Merger, the NYPG Signing Holder received (a) an aggregate of 10,000,000 shares of the Company’s common stock and (b) the Closing Notes, one in the amount of $100 which was due and payable on January 1, 2014 (which was subsequently extended through January 1, 2015) and one in the amount of $200 being due and payable on January 1, 2023 to replace the existing advances from the stockholder of NYPG. Each of the Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable. The aggregate purchase price of the transaction was $2,000.

For accounting purposes, the acquisition of NYPG by the Company was treated as a business combination.

The results of operations for NYPG for the period January 1, 2014 through ended June 30, 2014, are reflected in the Company’s results for the three and six months ended June 30, 2014, in the accompanying condensed consolidated statements of operations. For the three months ended June 30, 2014, the revenue for NYPG was $1 and the net loss was ($13). For the six months ended June 30, 2014, the revenue for NYPG was $3 and the net loss was ($29).

Health Guru Acquisition

On December 3, 2013, the Company entered into a Merger Agreement and Plan of Organization (“Health Guru Merger Agreement”) by and among the Company, Kitara Media Sub, Inc. (“Merger Sub”), Health Guru Media and certain security holders of Health Guru Media, which security holders held a majority of the outstanding shares of capital stock of Health Guru Media and simultaneously consummated the transactions contemplated thereby (the “Closing”).

At the Closing, pursuant to the Health Guru Merger Agreement, Merger Sub was merged with and into Health Guru Media, with Health Guru Media surviving as a wholly owned subsidiary of the Company (the “HG Acquisition”). All of the shares of capital stock of Health Guru Media outstanding immediately prior to the HG Acquisition were automatically canceled and converted into the right for such holders to receive an aggregate of 18,000,000 shares of the Company’s common stock. Simultaneously, all of Health Guru Media’s stock options and warrants to purchase common stock which were outstanding prior to the HG Acquisition were cancelled. Based on a valuation prepared by an independent appraiser, the total purchase price of the transaction was $8,600.

The results of operations for Health Guru Media for the period January 1, 2014 through June 30, 2014, are reflected in the Company’s results for the three and six months ended June 30, 2014, in the accompanying unaudited interim condensed consolidated statements of operations. For the three months ended June 30, 2014, the revenue for Health Guru Media was $1,674 and the net loss was ($1,029). For the six months ended June 30, 2014, the revenue for Health Guru Media was $4,005 and the net loss was ($2,084).

Unaudited pro forma combined financial information

The following presents the unaudited pro forma combined financial information, as if the mergers and acquisitions of NYPG and Health Guru Media had occurred as of January 1, 2013:

	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013
Revenue	$8,082	$15,231
Net (Loss)	$(1,387)	$(3,013)

Net (Loss) per Common Share - Basic and Diluted	$(0.02)	$(0.04)
Weighted-Average Number of shares outstanding - Basic and Diluted	83,156,969	83,156,969

The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred had the Mergers and the acquisition of Health Guru Media and NYPG been completed as of January 1, 2013, nor are they necessarily indicative of future consolidated results.

8. Subseqent Event

On October 10, 2014, the Company, entered into a Unit Exchange and Reorganization Agreement with Future Ads, LLC., a California limited liability company, and Kitara Holdco Corp., a Delaware corporation. Following the consummation of the transactions contemplated by the Exchange Agreement and Reorganization Agreement, the newly formed Holdco will become a new publicly traded company, Kitara and Future Ads will become wholly-owned subsidiaries of Holdco and the former members of Future Ads will own the majority of the fully-diluted stock of Holdco. Pursuant to the Exchange Agreement, immediately following the Merger and as part of a single integrated transaction, the Transferors will contribute 100% of the issued and outstanding equity interests of Future Ads to Holdco in exchange for (i) such number of shares of Holdco Common Stock that represents 53% of the fully diluted shares of Holdco Common Stock outstanding as of the closing of the transactions; (ii) $80 million in cash; (iii) the right to receive performance-based EBITDA “earn out” payments that would enable the Transferors to receive up to an additional $40 million in cash or stock consideration during the 2015 to 2018 fiscal years; (iv) on or prior to June 30, 2016, $10 million in cash and/or shares of Holdco Common Stock; and (v) on or about the fourth anniversary of the Closing, $6 million in cash. The Exchange will only be consummated if the transactions contemplated by the Reorganization Agreement are also consummated. In addition, consummation of the Exchange is subject to other customary closing conditions, including the receipt of all requisite antitrust approvals and the absence of any government order or other legal restraint prohibiting the Exchange. The transactions will be financed by funds managed or advised by Highbridge Principal Strategies, LLC which have committed to provide up to $96 million in debt financing to Holdco and certain of its subsidiaries (including Kitara and Future Ads), subject to definitive documentation and closing conditions.

FS-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Kitara Media Corp.

We have audited the accompanying consolidated balance sheets of Kitara Media Corp. and Subsidiaries (the “Company”) as of December 31, 2013 and 2012 and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kitara Media Corp. and Subsidiaries, as of December 31, 2013 and 2012, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

Melville, NY

March 31, 2014

FS-15

Kitara Media Corp. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share and per share data)

	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash	$2,478	$0
Accounts receivable, net	10,061	7,595
Prepaid expenses	268	115
Other assets	0	5
TOTAL CURRENT ASSETS	12,807	7,715

Property and equipment, net	910	129
Restricted cash	183	124
Deferred financing costs	74	0
Intangible assets	2,126	386
Goodwill	11,816	0
TOTAL ASSETS	27,916	8,354

LIABILITIES
CURRENT LIABILITIES
Cash overdraft	0	670
Accounts payable and accrued liabilities	4,629	2,435
Accrued compensation	1,180	214
Due to related party	0	343
Short term debt	3,304	0
TOTAL CURRENT LIABILITIES	9,113	3,662

COMMITMENTS AND CONTINGENCIES
Deferred rent	9	20
Deferred tax liability	272	0
Other liabilities	224	0
Note payable stockholder, non-current	302	0
TOTAL LIABILITIES	9,920	3,682

STOCKHOLDERS' EQUITY
Common stock, $0.0001 par value, authorized 300,000,000 shares, issued and outstanding 83,156,969 and 20,000,000, respectively	8	2
Additional paid-in capital	17,820	4,316
Retained earnings	168	354
TOTAL STOCKHOLDERS' EQUITY	17,996	4,672
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$27,916	$8,354

See accompanying notes to consolidated financial statements

FS-16

Kitara Media Corp. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share and per share data)

	Year Ended
	December 31,
	2013	2012

Revenue	$25,377	$23,557
Cost of revenue	17,148	18,598
Gross Profit	8,229	4,959

Operating expenses
Employee expenses	5,097	4,672
Related party expenses	251	399
Impairment of property and equipment	0	649
Other operating expenses	2,432	1,316
Depreciation and amortization	525	748
Total operating expenses	8,305	7,784

Operating (loss)	(76)	(2,825)

Other (expense)	(43)	(5)

Loss before income taxes	(119)	(2,830)

Income taxes	(67)	0

Net (Loss)	$(186)	$(2,830)

Net (Loss) per Common Share - Basic	$(0.00)	$(0.14)

Weighted-Average Number of shares outstanding - Basic	41,897,560	20,000,000

Net (Loss) per Common Share - Diluted	$(0.00)	$(0.14)

Weighted-Average Number of shares outstanding - Diluted	41,897,560	20,000,000

See accompanying notes to consolidated financial statements

FS-17

Kitara Media Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

($ in thousands, except share and per share data)

	Common stock		Additional Paid in Capital	Retained Earnings	Total Stockholders' Equity
	Shares	Amount	Amount	Amount	Amount

Balance at January 1, 2012	20,000,000	$2	$1,237	$3,184	$4,423
Member's Capital Contributions			3,079		3,079
Net Loss				(2,830)	(2,830)
Balance at December 31, 2012	20,000,000	$2	$4,316	$354	$4,672

Distributions to former members of Kitara			(699)		(699)
Reverse Merger with Ascend Acquisition Corp. on July 1, 2013	51,206,700	5	(605)		(600)
10,000,000 shares issued on July 1, 2013 in consideration for the acquisition of NYPG	10,000,000	1	1,999		2,000
Private placement on July 1, 2013 of 4,000,000 shares at $0.50 per share	4,000,000		2,000		2,000
Contribution of 25,813,075 shares on July 1, 2013 for no consideration	(25,813,075)	(3)	3		0
Repurchase of 381,950 shares on July 1, 2013	(381,950)		(50)		(50)
Shares issued on October 21, 2013 to satisfy working capital adjustment and accrued expenses related to services provided - related to the reverse merger with Ascend	2,145,294		170		170
18,000,000 shares issued on December 3, 2013 in consideration for the acquisition of Health Guru	18,000,000	2	8,598		8,600
Private Placement on December 3, 2013 of 4,000,000 shares at $0.50 per share	4,000,000	1	1,999		2,000
Stock based compensation			89		89
Net loss				(186)	(186)
Balance, December 31, 2013	83,156,969	$8	$17,820	$168	$17,996

See accompanying notes to consolidated financial statements

FS-18

Kitara Media Corp. and Subsidiaries

Consolidated Statements of Cash Flows

($ in thousands)

	Year Ended
	December 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss)	$(186)	$(2,830)
Adjustments to reconcile net (loss) to net cash used in operating activities
Depreciation and amortization	525	748
Asset impairment of property and equipment		649
Stock-based compensation	89	0
Deferred rent amortization	(11)	(9)
Provisions for bad debt	301	(8)
Loss on disposal of property and equipment	58	0
Changes in Assets and Liabilities
Accounts receivable, net	214	(2,321)
Prepaid expenses	111	111
Other Assets	0	50
Accounts payable and accrued liabilities	(1,538)	668
Accrued compensation	222	142
Due to related party	(173)	0
Net cash used in operating activities	(388)	(2,800)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(746)	(593)
Cash acquired in reverse merger with Ascend	2	0
Cash acquired in acquisition of Health Guru/Gather	754	0
Cash acquired in Kitara/NYPG merger	6	0
Net cash provided by/(used in) investing activities	16	(593)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital (distributions to) contributions from members	(699)	3,079
Repayments under lines of credit	(119)	0
Borrowings under lines of credit	841	0
Deferred financing costs	(74)	0
Repayments of term loans	(79)	0
Proceeds from private placement	3,700	0
Repurchase of stock	(50)	0
Changes in cash overdraft from financial institution, net	(670)	314
Net cash provided by financing activities	2,850	3,393

Net increase in cash	2,478	0
Cash at beginning of period	0	0
Cash at end of period	$2,478	$0

Supplemental disclosure to cash flow information:
Cash paid for Interest	43	0
Cash paid for Taxes	4	0

Supplemental disclosure of non-cash financing activities:
Net assets acquired in connection with the acquisition of New York Publishing Group including the acquisition of $2,662 in short term debt (see Note 13)	$2,000	$0
Net assets acquired in connection with the acquisition of Health Guru including the acquisition of $300 in promissory notes payable (see Note 13)	$8,600	$0
Accrued working capital adjustment related to the Kitara reverse acquisition	$1,074	$0
Conversion of promissory notes to equity	$300	$0

See accompanying notes to consolidated financial statements

FS-19

Kitara Media Corp. and Subsidiaries

Notes to Consolidated Financial Statements

($ in thousands, except share and per share data)

1. Organization and Description of Business

Kitara Media Corp. (the “Company”) operates through its wholly owned subsidiaries, Kitara Media, LLC, a Delaware limited liability company (“Kitara Media”), Health Guru Media, Inc., a Delaware corporation (“Health Guru Media”), and New York Publishing Group, Inc., a Delaware corporation (“NYPG”). Kitara Media is an online video solutions provider that seeks to increase revenue to website publishers. Health Guru Media is the operator of Healthguru.com, an online health video resource site. NYPG is a publisher of Adotas.com, a website and daily email newsletter.

The Company was formed on December 5, 2005 as a Delaware corporation. From the Company’s inception in 2005 until February 29, 2012, when it completed a reverse merger transaction with Andover Games, LLC (“Andover Games”), the Company was a blank check company and did not engage in active business operations other than its search for, and evaluation of, potential business opportunities. On February 29, 2012, the Company completed a reverse merger of Andover Games pursuant to a Merger Agreement and Plan of Reorganization with a wholly owned subsidiary of the Company, Andover Games and the former members of Andover Games, whereby Andover Games became the Company’s wholly-owned direct subsidiary. Accordingly, the financial statements of Andover Games became the Company’s financial statements. Through June 30, 2013, the Company’s principal business was focused on developing mobile games for iPhone and Android platforms.

On June 12, 2013, the Company entered into a Merger Agreement and Plan of Reorganization (“K/N Merger Agreement”) with Ascend Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary (“K/N Merger Sub LLC”), Ascend Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary (“K/N Merger Sub Inc.”), Kitara Media, NYPG, and those security holders of Kitara Media and NYPG executing the “Signing Holder Signature Page” thereto, which security holders held all of the outstanding membership interests of Kitara Media (“Selling Source” or the “Kitara Signing Holder”) and all of the outstanding shares of common stock of NYPG (the “NYPG Signing Holder” and together with the Kitara Signing Holder, the “Signing Holders”). The K/N Merger Agreement contemplated the (i) merger of K/N Merger Sub LLC with and into Kitara Media with Kitara Media surviving the merger and (ii) merger of K/N Merger Sub Inc. with and into NYPG with NYPG surviving the merger (collectively, the “Mergers”).

On July 1, 2013, the Company consummated the transactions contemplated by the K/N Merger Agreement. At the close of the Mergers, (i) the Kitara Signing Holder, holder of all of the outstanding membership units of Kitara Media, received an aggregate of 20,000,000 shares of the Company’s common stock and (ii) the NYPG Signing Holder, holder of all outstanding and issued shares of NYPG common stock, received (a) an aggregate of 10,000,000 shares of the Company’s common stock and (b) two promissory notes (collectively, the “Closing Notes”), one in the amount of $100 being due and payable on January 1, 2014, which was subsequently refinanced through January 1, 2015, and one in the amount of $200 being due and payable on January 1, 2023 to replace the existing advances from stockholder of NYPG. The terms of the agreement provided for an adjustment to the merger consideration between the Company and Kitara dependent on a calculation of Kitara Media’s Closing Working Capital, as defined in the K/N Merger Agreement. The amount of this adjustment was determined to be $904 (See Note 8). Each of the Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable. Also on July 1, 2013, as a condition to closing the K/N Merger Agreement, certain stockholders of the Company contributed an aggregate of 25,813,075 shares of common stock to the Company for cancellation without the payment of any additional consideration. Also in connection with the consummation of the K/N Merger Agreement, the Company sold an aggregate of 4,000,000 shares of the Company Common Stock to Ironbound Partners Fund LLC, an affiliate of the Company’s then Interim Chief Financial Officer (“Ironbound”), on a private placement basis, for an aggregate purchase price of $2,000 or $0.50 per share, of which $300 was through the conversion of outstanding promissory notes held by Ironbound. The issuance was made in reliance upon exemptions provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation D promulgated thereunder. In addition, the Company repurchased 381,950 shares from a stockholder simultaneously with the closing of the Mergers. Prior to June 30, 2013, the operations of Andover Games were formally discontinued. On July 1, 2013, the financial statements of Kitara Media became the Company’s financial statements and the Company’s operations became entirely that of Kitara Media and NYPG.

FS-20

For accounting purposes, the acquisition of Kitara Media was treated as an acquisition of the Company by Kitara Media and as a recapitalization of Kitara Media as the member of Kitara Media held a large percent of the Company’s shares and exercises significant influence over the operating and financial policies of the consolidated entity and the Company was a non-operating public registrant prior to the transaction. Pursuant to ASC 805-10-11 through 55-15, the merger or acquisition of a private operating company into a non-operating public registrant with nominal assets is considered a capital transaction in substance rather than a business combination. As a result, the consolidated balance sheets, statements of operations, and statements of cash flows of Kitara Media have been retroactively updated to reflect the recapitalization.

Additionally, the historical consolidated financial statements of Kitara Media are now reflected as those of the Company. For accounting purposes, the acquisition of NYPG by the Company was treated as a business combination.

On August 19, 2013, the Company filed with the Secretary of State of the State of Delaware an amendment to its certificate of incorporation to change the Company’s name from “Ascend Acquisition Corp.” to “Kitara Media Corp.” to better reflect the Company’s operations following the Mergers.

On December 3, 2013, the Company acquired Health Guru Media. Pursuant to the agreement, Health Guru Media security holders received an aggregate of 18,000,000 shares of the Company’s common stock. As part of the transaction, the Company raised $2,000 from qualified investors in a private offering priced at $0.50 per share, including from Ironbound and another member of the Company’s board of directors. For accounting purposes, the acquisition of Health Guru Media by the Company was treated as a business combination.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements and footnotes have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”) and applicable rules and regulations of the Securities and Exchange Commissions (the “SEC”) regarding consolidated financial information.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.

FS-21

Use of Estimates

The Company’s consolidated financial statements are prepared in conformity with US GAAP, which requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. Actual results could differ materially from these estimates. The Company’s most significant estimates relate to the accounts receivable allowance, the valuation allowance on deferred tax assets, the valuation of stock options, the valuation of contingent consideration from historical business combinations, and the value of intangible assets and goodwill.

Cash and Cash Equivalents

The Company considers all short-term, highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents. The Company maintains cash balances that may be uninsured or in deposit accounts that exceed Federal Deposit Insurance Corporation limits.  The Company maintains its cash deposits with major financial institutions.

Restricted Cash

Restricted cash at December 31, 2013 and 2012, represents two security deposits. One is to be maintained in the form of an unconditional, irrevocable letter of credit issued to the benefit of the landlord for the corporate office space the Company has leased. The other is in the form of a deposit that will be held until the Company no longer occupies the office space for NYPG. The letter of credit is subjected to renewal annually until the lease expires.

Accounts Receivable

Accounts receivable are stated at gross invoice amount less an allowance for doubtful accounts and sales credits.

The Company estimates its allowance for doubtful accounts by evaluating specific accounts where information indicates the Company’s customers may have an inability to meet financial obligations, such as customer payment history, credit worthiness, and receivable amounts outstanding for an extended period beyond contractual terms. The Company uses assumptions and judgment, based on the best available facts and circumstances, to record an allowance to reduce the receivable to the amount expected to be collected. These allowances are re-evaluated and adjusted as additional information is received.

The allowance for doubtful accounts as of December 31, 2013 and  2012 was $343, and $243, respectively.

Property and Equipment

Property and equipment are stated at historical cost less accumulated depreciation and amortization. Depreciation and amortization expense are computed using the straight-line method over the estimated useful lives of the assets, generally, three years for computer equipment and purchased software, three to five years for furniture and equipment, the shorter of the useful life and the term of the lease for leasehold improvements.

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. Long-lived assets and certain identifiable intangible assets with definite lives are reviewed for impairment in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360 “Property, Plant, and Equipment” whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

FS-22

The Company follows the guidance of ASC Topic 350-40, “Internal-Use Software” and ASC Topic 985-20, “Costs of Software to be Sold, Leased or Marketed” in regards to the capitalization of software development costs. The Company’s unamortized capitalized costs related software to be sold, leased or marketed were $0 and $0 as of December 31, 2013 and 2012, respectively. The Company’s amortization of these capitalized software development costs for the years ended December 31, 2013 and 2012 was $0 and $279, respectively. The Company’s impairment losses was $0 and $649 for the years ended December 31, 2013 and 2012, respectively.

The Company capitalizes certain costs related to its software developed or obtained for internal use in accordance with ASC 350-40. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal and external costs incurred during the application development stage, including upgrades and enhancements representing modifications that will result in significant additional functionality, are capitalized.  Software maintenance and training costs are expensed as incurred. Capitalized costs are recorded as part of property and equipment and are amortized on a straight-line basis over the software’s estimated useful life. The Company evaluates these assets for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

In accordance with ASC 985-20 “Accounting for the Cost of Computer Software to be Sold, Leased or Otherwise Marketed,” software development costs are expensed as incurred until technological feasibility (generally in the form of a working model) has been established. Research and development costs which consist primarily of salaries and fees paid to third parties for the development of software and applications are expensed as incurred. The Company capitalizes only those costs directly attributable to the development of the software. Capitalization of these costs begins upon the establishment of technological feasibility. Activities undertaken after the products are available for release to customers to correct errors or keep the product up to date are expensed as incurred. Capitalized software development costs will be amortized over the estimated economic life of the software once the product is available for general release to customers. Capitalized software development costs will be amortized over the greater of the ratio of current revenue to total projected revenue for a product or the straight-line method. The Company will periodically perform reviews of the recoverability of such capitalized software costs.

At the time a determination is made that capitalized amounts are not recoverable based on the estimated cash flows to be generated from the applicable software, any remaining capitalized amounts are written off.  During the year ended December 31, 2012 the Company recognized an impairment loss of $649, relating to non-recoverable capitalized software development costs.    The impairment charge was based on the fact that the Company will not be able to recover the value of its capitalized costs based on expected future cash flows related to its software.  The impairment charge which reduced the capitalized costs related to a specific software project to $0 were based on non-recurring Level 3 fair value measurement and which are based on unobservable inputs (which reflect the Company’s internal markets assumptions) that are supported by little or no market activity and that are significant to the fair value of the asset. No impairment losses were recognized for the year ended December 31, 2013.

Intangible Assets

The Company recorded intangible assets for its customer relationships and publisher relationships as a result of its acquisition by the Kitara Signing Holder, on August 31, 2010. The Company also recorded intangible assets for the assets acquired from NYPG for its subscribers and website on July 1, 2013.  In connection with the Company’s acquisition of Health Guru Media, the Company recorded intangible assets for their advertiser relationships, video library and domain names for Healthguru.com and Gather.com.

FS-23

For intangible assets with definite useful lives, the Company amortizes the cost over the estimated useful lives and assesses any impairment by estimating the future cash flow from the associated asset in accordance with ASC Topic 350. The Company reviews annually the useful life of its intangible assets.

Goodwill

Goodwill represents the excess of purchase price over the fair value of identifiable net assets of companies acquired.  Goodwill and other intangible assets acquired in a business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually. An entity has the option to first assess qualitative factors to determine whether events or circumstances lead to a conclusion that is more likely than not that the fair value of a reporting unit is greater than its carrying amount. If an entity determines that qualitative factors indicate that it is more likely than not that the fair value of the entity exceeds the carrying amount, the two step quantitative evaluation is not necessary. The Company considered the qualitative factors related to its goodwill and determined that Goodwill was not impaired as of December 31, 2013.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 605, “Revenue Recognition.” Accordingly, the Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, no significant Company obligations remain, collection of the related receivable is reasonably assured and the amounts are fixed and determinable.

The Company’s revenues are recognized in the period that the actions occur or when services are provided and the criteria of ASC Topic 605 are met. Additionally, consistent with the provisions of ASC Topic 605-45, “Principle Agent Considerations,” (“ASC Topic 605-45”), the Company’s revenues are recorded on a gross basis and publisher expenses that are directly related to a revenue-generating event are recorded as a component of cost of revenues.

Prepayments and amounts on deposit from customers are recorded as an advertiser deposit liability and are included in either accounts payable and accrued liabilities or accounts receivable, net, in the accompanying consolidated balance sheets.

Cost of Revenues

Cost of revenues consists of payments to publishers that are directly related to a revenue-generating event, potential sales leads and for advertisements displayed on their sites. The Company becomes obligated to make payments to publishers in the period the actions or lead-based information are delivered or occur. The Company also purchases key words on search engines in order to direct consumers to its websites.

Other Operating Expenses

Other operating expenses include sales and marketing expenses, technology expenses, bad debt expenses, insurance, administrative expenses and other general overhead costs. Sales and marketing expenses consist primarily of travel, trade show and marketing material costs and are charged to operations during the year in which they are incurred. Technology expenses include costs associated with the maintenance of the Company’s technology platforms, as well as costs for contracted services and supplies.

Concentration of Credit Risk and Significant Customers

The Company’s largest customers accounted for approximately 52.9% (3 customers accounted for 22.2%, 15.6%, and 15.1% of this amount) and 36.5% (3 customers accounted for 12.9%, 12.7%, and 10.9% of this amount) of the Company’s revenues for the years ended December 31, 2013 and 2012, respectively, and approximately 49.4% (3 customers accounted for 12.2%, 12.8%, and 24.4% of this amount) and 15.3% (3 customers accounted for 3.7%, 10.6%, and 1.0% of this amount) of the related accounts receivable as of December 31, 2013 and 2012, respectively.  The Company had other significant customers account for an additional 31.6% (two customers accounted for 16.5% and 15.1% of this amount) as of December 31, 2012. The Company’s largest vendors accounted for approximately 37.5% (1 vendor) and 38.4% (2 vendors) of the Company’s cost of revenues for the years ended December 31, 2013 and 2012 respectively, and approximately 34.1% and 9.5% of the related accounts payable as of December 31, 2013 and 2012, respectively.  In addition, the Company had one additional vendor account for 13.2% and 23.0% of accounts payable as of December 31, 2013 and 2012, respectively.

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Kitara Media operates in a free market bid-based environment. Customer concentration is a reflection of obtaining the highest bid.

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and accounts receivable. Cash is deposited with a limited number of financial institutions. The balances held at any one financial institution may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. Accounts are insured by the FDIC up to $250. As of December 31, 2013, the Company held cash balances in excess of federally insured limits.

Credit is extended to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for doubtful accounts and sales credits.

Business Combinations

For a business combination, the assets acquired, the liabilities assumed and any non-controlling interest in the acquiree are recognized at the acquisition date, measured at their fair values as of that date. In a business combination achieved in stages, the identifiable assets and liabilities, as well as the non-controlling interest in the acquiree, are recognized at their fair values. In a bargain purchase in which the total acquisition-date fair value of the identifiable net assets acquired exceeds the fair value of the consideration transferred plus any non-controlling interest in the acquiree, that excess in earnings are recognized as a gain attributable to the Company.

Deferred tax liabilities and assets were recognized for the deferred tax consequences of differences between the tax bases and the recognized values of assets acquired and liabilities assumed in a business combination in accordance with Accounting Standards Codification (“ASC”) Topic 740-10.

Fair Value of Financial Instruments

ASC Topic 825 “Financial Instruments” requires that fair value be disclosed for the Company’s financial instruments. The Company’s financial instruments, including cash, accounts receivable, other receivables, accounts payable and accrued liabilities are carried at historical cost basis. At December 31, 2013 and  2012, the carrying amounts of these instruments approximated their fair values because of the short-term nature of these instruments. The contingent consideration related to a previous acquisition is measured at fair value on a recurring basis and adjusted accordingly.

Fair value is defined as an exit price, representing the amount that would be received upon the sale of an asset or payment to transfer a liability in an orderly transaction between market participants. Fair value is a market-based measurement that is determined based on assumptions that market participants would use in pricing an asset or liability.  A three-tier fair value hierarchy is used to prioritize the inputs in measuring fair value as follows:

•	Level 1: Quoted prices in active markets for identical assets or liabilities.

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•	Level 2: Quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, or other inputs that are observable, either directly or indirectly.

•	Level 3: Significant unobservable inputs that cannot be corroborated by market data

Level 3 financial liabilities measured at fair value on a recurring basis consist of the contingent obligation to Skyword, the entity that sold Gather.com to Health Guru Media prior to the Company’s acquisition of Health Guru Media, for which there is no current market such that the determination of fair value requires significant judgment or estimation. Future payments are contingent on revenue levels and as a result, the liability is remeasured at fair value on a recurring basis. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

The contingent consideration for the purchase of Gather.com consists of a five year arrangement to pay royalties to Skyword (“Skyward Royalty”). The Skyword Royalty is to be paid in quarterly installments and is based on revenues generated by the assets purchased. The Skyword Royalty is paid pursuant to the table below.

Skyword Royalty Payment Schedule	Royalty Rate Applied to Revenues for Stated Period
09/01/13 to 02/28/14	5%
03/01/14 to 8/31/14	15%
09/01/14 to 02/28/15	20%
03/01/15 to 09/15/17	25%

The royalty amount is capped and cannot exceed $2,000. At the end of the fifth year, there is a settlement provision. An amount representing $2,000 less the aggregate amount of Skyword Royalties paid through such fifth year is deemed the “Remainder.” If (i) the Remainder is $0, then no further action is necessary; (ii) if the Remainder is greater than $0, then Health Guru Media may pay the full dollar value of the Remainder to Skyword in full satisfaction of the obligation, or, (iii) if Health Guru Media does not exercise its option to pay the remainder in full, then Health Guru Media shall select a dollar value between $0 and the Remainder (“Settlement Value”). Skyword then has the option to accept receipt of the Settlement Value in full satisfaction or (iv) Skyword pays Health Guru Media the Settlement Value and thus reclaims all assets of the Gather business.

The assets or liability’s fair value measurement within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement.  The following table provides a summary of the assets that are measured at fair value on a recurring basis.

	Consolidated Balance Sheet	Quoted Prices in Active Markets for Identical Assets or Liabilities (Level 1)	Quoted Prices for Similar Assets or Liabilities in Active Markets (Level 2)	Significant Unobservable Inputs (Level 3)
Fair value of contingent consideration in connection with the purchase of Gather (included in other liabilities):
December 31, 2013	$224,000	$-	$-	$224,000

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The following table sets forth a summary of the changes in the fair value of the Company’s Level 3 financial liabilities that are measured at fair value on a recurring basis:

As of December 31, 2013
Beginning balance at January 1, 2013	$0
Acquisition of contingent consideration associated with the Health Guru Media merger	224,000
Ending balance at December 31, 2013	$224,000

The contingent obligation to Skyword in connection with Health Guru Media’s purchase of Gather.com in September 2012 are classified within Level 3 of the valuation hierarchy. In order to determine the fair value of the contingent obligation to Skyword, using historical performance, the company estimates the future cash flows from the Gather.com website and then applies a discount rate of 35%.  This valuation is done quarterly and the contingent obligation is adjusted accordingly.

Level 3 liabilities are valued using unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the derivative liabilities. For fair value measurements categorized within Level 3 of the fair value hierarchy, the Company’s Chief Financial Officer, determines its valuation policies and procedures.  The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the Company’s Chief Financial Officer.

Income Taxes

The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statements, and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company estimates the degree to which tax assets and credit carry forwards will result in a benefit based on expected profitability by tax jurisdiction.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liabilities. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

The Company accounts for uncertain tax positions in accordance with ASC 740—“Income Taxes”. No uncertain tax provisions have been identified. The Company accrues interest and penalties, if incurred, on unrecognized tax benefits as components of the income tax provision in the accompanying consolidated statements of operations.

In accordance with ASC 740, the Company evaluates whether a valuation allowance should be established against the net deferred tax assets based upon the consideration of all available evidence and using a “more likely than not” standard. Significant weight is given to evidence that can be objectively verified. The determination to record a valuation allowance is based on the recent history of cumulative losses and current operating performance. In conducting the analysis, the Company utilizes an approach, which considers the current year loss, including an assessment of the degree to which any losses are driven by items that are unusual in nature and incurred to improve future profitability. In addition, the Company reviews changes in near-term market conditions and any other factors arising during the period, which may impact its future operating results.

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During the year ended December 31, 2012, Kitara was treated as a partnership for income tax purposes and accordingly, was not subject to income taxes in any jurisdiction.   Accordingly, no provision for income taxes was reflected in the accompanying consolidated financial statements for the year ended December 31, 2012.

Net (loss) per share

Basic net earnings per common share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding. Diluted earnings per share reflect, in periods in which they have a dilutive effect, the impact of common shares issuable upon exercise of stock options. The computation of diluted earnings per share excludes those with an exercise price in excess of the average market price of the Company’s common shares during the periods presented.

The computation of diluted earnings per share excludes outstanding options in periods where the exercise of such options would be anti-dilutive. For the years ended December 31, 2013 and 2012 there were 9,150,000 and 150,000 options, respectively, excluded from the computation of earnings per share because they were anti-dilutive.

Stock Compensation Policy

The Company accounts for stock based compensation in accordance with ASC 718, Compensation - Stock Compensation (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires. The Company expenses stock-based compensation by using the straight-line method.

Reclassifications

Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.  These reclassifications had no effect on previously reported loss.

Subsequent Events

The Company has evaluated events that occurred subsequent to December 31, 2013 through the date these financial statements were issued. Management has concluded that no additional subsequent events required disclosure in these consolidated financial statements other than those identified in Note 15.

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Recent Pronouncements

In July 2013, the Financial Accounting Standards Board (“FASB”) issued amended standards that provided explicit guidance on the financial statement presentation of an unrecognized tax benefit when a net operating loss carry forward or a tax credit carry forward exists. The new guidance provides that a liability related to an unrecognized tax benefit would be presented as a reduction of a deferred tax asset for a net operating loss carry forward, a similar tax loss or a tax credit carry forward, if such settlement is required or expected in the event the uncertain tax position is disallowed. The new guidance becomes effective on January 1, 2014; it should be applied prospectively to unrecognized tax benefits that exist at the effective date with retrospective application permitted. The Company is currently assessing the impact of this new guidance.

3. Property and Equipment, Net

Property and equipment, net, consists of the following (in thousands):

	As of December 31, 2013	As of December 31, 2012
Leasehold improvements	$25	$25
Furniture & Fixtures	18	13
Computer Equipment	89	46
Software	587	189
Other Equipment	33	25
Stock image, music & video	12	0
Construction in progress	481	58
	1,245	356
Less: Accumulated Depreciation	(335)	(227)
	$910	$129

Depreciation expense for the years ended December 31, 2013 and 2012 was $108 and $362, respectively.

Construction in progress represents various software products that are being developed internally and capitalized that have not yet been placed in service.

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4. Intangibles

Intangible assets consisted of the value received for advertisers and publishers that Kitara Media had at the time they were acquired by the Kitara Signing Holder. The period of benefit of having these advertisers and publishers was determined to be 3 years. Intangible assets also consist of the value received in the acquisition of NYPG for its website and subscribers. The period of benefit for the subscribers was determined to be 7 years and 3 years for the website.  Intangible assets related to the value received in the acquisition of Health Guru Media were the advertiser relationships which are being amortized over 10 years, the video library which also is being amortized over 10 years and the domain name for Gather.com which is being amortized over 18 months and the domain and trade name for Health Guru Media which has been deemed to be perpetual.

Intangible assets are comprised of the following:

	As of December 31, 2013	As of December 31, 2012
Publisher relationships-Kitara Media	$695	$695
Advertiser relationships-Kitara Media	463	463
Advertiser relationships-Healthguru	720	0
Domain and trade name-Healthguru (indefinite life)	680	0
Domain name-Gather	142	0
Video Library	470	0
Subscribers	118	0
Website	26	0
Total Intangible Asset	3,314	1,158
Less: Accumulated Amortization	(1,188)	(772)
Net	$2,126	$386

Amortization expense related to intangible assets was approximately $417 and $386 for the years ended December 31, 2013 and 2012, respectively. The estimated future amortization related to publishers and advertisers related to Kitara Media for 2014 is expected to be $0 as the assets are now fully amortized. Amortization expense for the website and subscribers is expected to be $25 for 2014 and 2015 decreasing to $21 for 2016 and then $17 per year beginning with 2017 to 2019 with $8 in 2020 upon which the asset will be fully amortized. The domain name for Gather.com is expected to be $81 for 2014 decreasing to 54 in 2015 upon which it will be fully amortized.  The Domain name for Health Guru Media has been determined to have a perpetual life.  The video library and advertiser relationships is expected to be $119 for each year from 2014 to 2022 and $109 for 2023 upon which the asset will be fully amortized.

5. Commitments and Contingencies

On July 1, 2013 in connection with the Mergers, the Company entered into employment agreements with each of Robert Regular and Limor Regular for their respective appointments as Chief Executive Officer and Chief Operating Officer of the Company. Each of the employment agreements is for a 4-year term. Pursuant to Mr. Regular’s employment agreement, he will receive a base salary of $350 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of his base salary upon meeting performance objectives as defined from time to time. Mr. Regular also received an initial stock option grant to purchase 2,400,000 shares of the Company’s common stock.

Pursuant to Ms. Regular’s employment agreement, she will receive a base salary of $225 per year and will be eligible to earn an annual performance bonus targeted to be approximately 50% of her base salary upon meeting performance objectives as defined from time to time. Ms. Regular also received an initial stock option grant to purchase 500,000 shares of Company’s common stock.

On July 22, 2013, the Company appointed Lisa VanPatten as its Chief Financial Officer, replacing Jonathan Ledecky who had been serving as the Company’s Interim Chief Financial Officer. On August 19, 2013, the Company entered into an employment agreement with Ms. VanPatten. She will receive a base salary of $160 per year and will be eligible to earn an annual performance bonus targeted to be $40 if certain performance objectives are met. Ms. VanPatten was also granted options to purchase 500,000 shares of the Company’s common stock.

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On December 3, 2013, the Company entered into an employment agreement with Mr. Silberstein in connection with the Health Guru Media acquisition. Under the employment agreement, the Company will employ Mr. Silberstein as President. The term of the employment agreement commenced on December 3, 2013 and expires on December 3, 2017, unless it is terminated earlier as provided therein. Mr. Silberstein will earn an annual base salary of $300. Mr. Silberstein also received a one-time performance bonus in the amount of $125 upon the signing of the employment agreement and will receive an additional bonus payment of $125 payable on July 1, 2014. Mr. Silberstein will also be eligible to earn a yearly performance bonus equal to 50% of his base salary annually if certain mutually agreed upon performance objectives are met. Mr. Silberstein was also granted a five-year stock option to purchase 2,500,000 shares of our common stock at an exercise price of $0.26 per share (the closing bid price on the date of the Employment Agreement), which option vests on a quarterly basis over the term of the Employment Agreement.

Each of the agreements provides for certain payments to the executives in the event of such executives termination. Additionally, upon certain termination events, the options granted to such executives would accelerate.  Each of the employment agreements also contains provisions for the protection of the Company’s intellectual property and for non-compete restrictions in the event of termination of the relevant executive (generally imposing restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers for a period of one year following termination).

Kitara Media has two leases which expire in September 2014.  Rent expense for the years ended December 31, 2013 and 2012 was $247 and $211 respectively.  Health Guru Media had a lease which was set to terminate in September 2015.  In January 2014, this lease was terminated, effective April 30, 2014, which required the payment of a termination fee of $50.

6. Short Term Debt

On November 1, 2013, Kitara Media secured a three-year $5,000 credit facility with Wells Fargo Bank, National Association (the “Lender”). The line may be increased to $10,000 at Kitara Media’s option on or prior to April 30, 2015 in two equal tranches of $2,500 each. The interest rate on the credit facility is Libor plus 4.25% with a minimum interest charge of $10 per month. Various fees are payable to the Lender from time to time, including origination fees and unused line fees.

The credit facility contains various financial covenants including the requirement that earnings before interest, taxes, depreciation and amortization be at certain minimum levels for various periods through December 31, 2014. Other financial covenants are that the Company maintain minimum liquidity (as defined in the credit facility) of $1,000 and make no more than $100 in capital expenditures in any fiscal year, other than capitalized software development costs (as defined in the credit facility), which may not be in excess of $1,000 in any fiscal year. As of December 31, 2013, the Company was in compliance with its financial covenants.  Amounts due under the credit agreement are secured by a continuing security interest in substantially all of Kitara Media’s assets and also pledges by the Company of  its ownership interests in its other wholly-owned subsidiaries, NYPG and Andover Games, LLC. Outstanding advances under the Credit Agreement may not at any time exceed a Borrowing Base (as defined below) less amounts outstanding under letters of credit. The Borrowing Base is equal to 85% of eligible accounts receivable plus the lesser of 75% of eligible unbilled accounts receivable or $500 less reserves established by Lender from time to time less $500. Kitara Media shall maintain at all times minimum excess availability of not less than $500. The credit line terminates on November 1, 2016, at which time all amounts outstanding must be paid.  The facility is treated as a current liability because among other provisions, the agreement requires that the Company maintain a lockbox arrangement and contains certain subjective acceleration clauses. In addition, the bank may at its discretion, adjust the availability of the arrangement. At December 31, 2013 the outstanding balance was $841.

FS-31

In conjunction with the acquisition of Health Guru Media, the Company acquired certain debts as follows:

On June 10, 2011, Health Guru Media obtained a commitment from a lender to borrow an aggregate of $3,000. The commitment was divided into two tranches. The first tranche was for $2,000 which expires on October 1, 2014. The second tranche was for $1,000 and expires on December 1, 2014.  On January 31, 2012, Health Guru Media obtained an additional growth capital loan on its second commitment (“Tranche 3”) in the amount of $500 which expires on December 1, 2014.

Interest is payable monthly at an annual interest rate which is a sum of the prime rate, as published by The Wall Street Journal, plus 9.75% per annum (the “Combined Interest Rate”). In no event shall the designated rate be less than 13%. At December 31, 2013, the interest rate on this debt was 13%.  As of December 31, 2013 the total balance on the notes was $1,383.

In June 2013 Health Guru Media secured a one (1) year receivable financing arrangement with Sterling National Bank – Factoring and Trade Finance Division (“the Bank”). Health Guru Media presents invoices to the Bank who then advances it up to 60% of eligible invoices and may remain outstanding for up to 120 days of the invoice date or 60 days past due.  The Bank charges a commission rate of .35% of the gross invoice.  All debits in the account shall bear interest daily at a rate equal to 1.75% above prime rate as published in the Wall Street Journal. As of December 31, 2013 the total balance outstanding was $1,080.

On June 19, 2013, Health Guru Media, the Bank and the Health Guru Lender for the loans, entered into an Intercreditor agreement that has granted the Bank and the Health Guru Lender for the loans, a general lien and security interest in substantially all of Health Guru Media’s assets.  This agreement sets forth the respective rights and obligations with respect to the assets of Health Guru Media between the Bank and the Health Guru Lender for the loans.

7. Litigation

In December 2013, an action entitled Intrepid Investments, LLC ("Intrepid") v. Selling Source, LLC, et al., Index No. 65429/2013 was filed in the Supreme Court of the State of New York, County of New York. This is an action commenced by Intrepid to collect on a Junior Secured Promissory Note signed by Selling Source in the original principal sum of $28,700 (the "Note"). Kitara Media is not a signatory to the Note but it did sign an August 31, 2010 Security Agreement ("Security Agreement") pledging certain of its assets as security for the Note. At the time Kitara Media signed the Security Agreement, it was wholly-owned by Selling Source. On July 1, 2013, Kitara Media merged with K/N Merger Sub, with Kitara Media surviving the merger and becoming the Company’s wholly-owned subsidiary. Accordingly, it is no longer wholly-owned by Selling Source, although it is still an affiliate of Selling Source. In the action, Intrepid seeks to foreclose on the security interest. Both Selling Source’s and Kitara Media’s obligations to Intrepid under the Note and Security Agreement were subordinate to obligations Selling Source had to two groups of prior lenders ("Senior Lenders"). The right of Intrepid to compel payments under the Note and/or foreclose the lien created by the Security Agreement was subject to an Intercreditor Agreement by and between the Senior Lenders and Intrepid. Under the terms of the Intercreditor Agreement, Intrepid could not take steps to compel Selling Source to make payment on the Note or foreclose the Security Agreement so long as the obligations to the Senior Lenders remained outstanding. In addition, under the terms of the Intercreditor Agreement, the Senior Lenders had the right to have the lien released on any of the collateral pledge as security under the Security Agreement. In connection with the merger of K/N Merger Sub LLC and Kitara Media, the first priority Senior Lenders released the lien on Kitara Media’s assets which were pledged as collateral under the Security Agreement and the obligation of Kitara Media to Intrepid was released. In addition, Selling Source’s obligations to the Senior Lenders remains outstanding. Based on these facts, Kitara Media believes Intrepid’s claim is without merit and intends to defend it vigorously. In any event, Selling Source has acknowledged an obligation to indemnify and defend Kitara Media from any liability to Intrepid arising out of the Note and Security Agreement. The parties have exchanged pleadings, but no discovery has yet been taken.  Selling Source has advised the Company that it intends to make a motion for summary judgment on behalf of all defendants (including Kitara Media) dismissing the action.  Selling Source also intends to move for a stay of discovery pending determination of the summary judgment motion.

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8. Stockholders’ Equity

The Company has 83,156,969 shares outstanding as of December 31, 2013. In connection with the Mergers, Kitara Media became the acquirer for accounting purposes and as such the 20,000,000 shares issued to the Kitara Signing Holder are considered outstanding as of the earliest period presented. On July 1, 2013, in conjunction with the Mergers, the Company issued 10,000,000 shares to acquire NYPG, 4,000,000 shares in a private equity raise, 381,950 shares were repurchased and 25,813,075 shares were cancelled.

On October 21, 2013, the Company issued 2,145,294 of common stock to settle two liabilities with the Kitara Signing Holder. Pursuant to the K/N Merger Agreement, the Company originally agreed to pay the Kitara Signing Holder cash equal to the amount by which Kitara’s working capital at closing (as finally determined in accordance with the K/N Merger Agreement) exceeded $2,500 (the “Closing Working Capital Adjustment”). The Kitara Signing Holder and the Company determined that the Closing Working Capital Adjustment was $904. The Company also owed the Kitara Signing Holder an aggregate of $170 for services provided by the Kitara Signing Holder to the Company since the closing of the Mergers. These two debts were settled via the equity issue.

On December 3, 2013, the Company entered into a merger agreement and plan of organization (the “HG Merger Agreement”) with Health Guru Media and the holders of a majority of the outstanding shares of capital stock of Health Guru Media, and simultaneously consummated the transactions contemplated thereby. At the closing, Health Guru Media became the Company’s wholly owned subsidiary. At the closing, the former holders of the capital stock of Health Guru Media received an aggregate of 18,000,000 shares of the Company’s common stock.

In connection with the consummation of the transactions contemplated by the HG Merger Agreement, the Company sold an aggregate of 4,000,000 shares of common stock to several accredited investors, including members of the Company’s board of directors and their affiliates, on a private placement basis, for an aggregate purchase price of $2,000, or $0.50 per share.

9. Issuance of Stock Options

On May 14, 2012 and December 3, 2013, the Company’s board of directors adopted the 2012 Long-Term Incentive Equity Plan  (“2012 Stock Option Plan”) and the 2013 Long-Term Incentive Equity Plan (“2013 Stock Option Plan”). The 2012 Stock Option  Plan and 2013 Stock Option Plan provide for the grant of stock options, stock appreciation rights, restricted stock and other stock-based awards to, among others, the officers, directors, employees and consultants of the Company. The total number of shares of common stock reserved for issuance under the 2012 Stock Option Plan and the 2013 Stock Option Plan is 6,000,000 and 6,000,000 shares, respectively.

On May 7, 2012, the Company entered into consulting agreements with Meteor Group and its chairman, Dieter Abt. Pursuant to the agreements with Meteor Group and Mr. Abt, the Company granted them options to purchase an aggregate of 150,000 shares of the Company’s common stock, 50,000 of which are exercisable at $0.50 per share, 50,000 of which are exercisable at $0.75 per share and 50,000 of which are exercisable at $1.00 per share, vesting upon the entry by the Company of agreements with specific third parties to develop mobile games for such third parties. On November 11, 2013, the Company provided a letter terminating the agreement and as such, the options to purchase an aggregate of 150,000 shares of the Company’s common stock were forfeited.

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On July 1, 2013, as part of their employment agreements, the Company granted Mr. Regular and Mrs. Regular options to purchase 2,400,000 shares and 500,000 shares, respectively, at an exercise price of $0.20 which are exercisable until June 30, 2018. Both option grants vest on a quarterly basis.

On August 1, 2013, the Company granted various employees options to purchase an aggregate of 2,075,000 shares at an exercise price of $0.50 which have various vesting schedules and have a contractual life until July 31, 2018.

On September 2, 2013, the Company granted various employees options to purchase an aggregate of 200,000 shares at an exercise price of $0.70 which have various vesting schedules and have a contractual life until September 1, 2018.

On October 23, 2013, the Company granted an employee, options to purchase 150,000 shares of the Company’s Common Stock at an exercise price of $0.30 and have a contractual life until October 22, 2018.

On December 3, 2013, the Company granted various employees options to purchase an aggregate of 4,025,000 shares at an exercise price of $0.26 which have a 4 year vesting schedule and have a contractual life until December 2, 2018.

The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. Stock based compensation expense related to stock options was $89 and $0 for the year ended December 31, 2013 and 2012, respectively, and was reflected in selling, general and administrative expenses on the accompanying consolidated statements of operations. As of December 31, 2013, the unamortized value of options was $1,072.  As of December 31, 2013, the unamortized portion will be expensed through 2017, and the weighted average remaining amortization period was 3.7 years.

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The following table is a summary of activity under the Company’s 2012 and 2013 Stock Option Plan:

	Shares	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2012	-
Granted	150,000	$0.75	$0.05
Exercised	-
Forfeited, expired or cancelled	-
Outstanding at December 31, 2012	150,000	$0.75	$0.05		$-
Granted	9,350,000	$0.30	$0.13
Exercised	-
Forfeited, expired or cancelled	(350,000)	$0.47
Outstanding at December 31, 2013	9,150,000	$0.31	$0.13	4.7	$10,013

Exercisable at January 1, 2012	-
Vested	-
Forfeited	-
Exercisable at December 31, 2012	-
Vested	212,500	$0.24	$0.10
Forfeited	-
Exercisable at December 31, 2013	212,500	$0.24	$0.10	4.5	$245

The Company estimated the fair value of employee stock options using the Black-Scholes option pricing model. The fair values of employee stock options granted during 2013 and 2012 were estimated using the following weighted- average assumptions:

The Black Scholes method option pricing model was used to estimate fair value as of the date of grants during 2013 using the following range of assumptions.  The simplified method was used to determine the expected life as the granted options were “plain-vanilla” options.

	May 7, 2012 Option Grants	Jul 1, 2013 Option Grants	Aug 1, 2013 Option Grants	Sep 1, 2013 Option Grants	Oct 23, 2013 Option Grants	Dec 3, 2013 Option Grants
Stock Price	$0.30	$0.20	$0.50	$0.70	$0.30	$0.26
Dividend Yield	0%	0%	0%	0%	0%	0%
Expected Volatility	59%	54%	54%	54%	54%	54%
Risk-Free interest rate	0.37%	1.39%	1.49%	1.68%	1.30%	1.40%
Expected life (in years)	3	3.75	3.75	3.75	3.75	3.75

FS-35

10. Income Taxes

Income tax expense for the years ended December 31, 2013 and December 31, 2012, respectively is as follows:

	2013	2012
Current
Federal	$-	$-
State	67	-
Total	67	-

Deferred
Federal	-	-
State	-	-
Total	-	-

Total Income Tax Expense	$67	$-

The difference between the Company's effective income tax rate and the federal statutory corporate tax rate is as follows:

2013
Statutory federal tax rate	34.0%
State taxes, net of federal benefit	-39.6%
Transaction costs	-14.0%
Pre-merger Kitara LLC income	33.2%
Valuation allowance	-71.9%
Other	2.6%
Total	-55.7%

FS-36

Significant components of deferred tax assets and liabilities as of December 31, 2013 and 2012 are as follows:

	December 31, 2013	December 31, 2012
Deferred tax assets
Net operating loss carryforward	$4,558	$-
Accrued bonus	182	-
Bad debts	137	-
Accrued vacation	56	-
Non-qualified stock options	36	-
Gross deferred tax assets	4,969	-

Deferred tax liabilities
Amortization of intangibles	(310)	-
Depreciation	(73)	-
Gross deferred tax liabilities	(383)	-

Valuation allowance	(4,858)	-

Net deferred tax liability	$(272)	$-

Based on a history of cumulative losses at Health Guru Media and the results of operations for the year ended December 31, 2013, the Company determined that it is more likely than not it will not realize benefits from the deferred tax assets. The Company will not record income tax benefits in the consolidated financial statements until it is determined that it is more likely than not that the Company will generate sufficient taxable income to realize the deferred income tax assets. As a result of the analysis, the Company determined that a full valuation allowance against the deferred tax assets is required. During the year ended December 31, 2013 the change in the valuation allowance was an increase of $4,858.  The total amount of goodwill subject to amortization for tax purposes was $1,074 as of December 31, 2013.

As of December 31, 2013, the Company had net operating loss carryforwards of approximately $17,700. These carryforwards included losses incurred by Health Guru Media prior to their being acquired by Kitara on December 3, 2013, as well as losses incurred during 2013 by the other members of the consolidated tax group.  Internal Revenue Code Section 382 limits the utilization of net operating loss carryforwards upon a change in control of a company. As a result, utilization of the Company's net operating loss carryforwards will be subject to limitations.  These limitations could have the effect of eliminating a portion of the future income tax benefits of the net operating loss carryforwards. Based on these limitations, the Company estimated that federal net operating loss carryforwards of approximately $10,100, and New York State and New York City net operating loss carryforwards of approximately $9,900, respectively, can be utilized in future periods. The expected expiration dates of these net operating losses are the years 2024 through 2033.

The Company remains subject to examination by tax authorities for tax years 2009 through 2013. The Company files income tax returns in the U.S. federal jurisdiction and various states.

As of December 31, 2013 and 2012, management does not believe the Company has any material uncertain tax positions that would require it to measure and reflect the potential lack of sustainability of a position on audit in its financial statements. The Company will continue to evaluate its uncertain tax positions in future periods to determine if measurement and recognition in its financial statements is necessary. The Company does not believe there will be any material changes in its unrecognized tax positions over the next year.

As of December 31, 2013 income taxes payable were $62, which is included in accounts payable and accrued liabilities.

FS-37

11. Note Payable, Stockholder

On July 1, 2013, the Company, Kitara Media, and NYPG amended the K/N Merger Agreement to amend the merger consideration being paid to the NYPG Signing Holder. The K/N Merger Agreement previously provided that  the revenue generated by NYPG, arising solely from the current operations of NYPG, from the closing of the transaction through December 31, 2013 would be paid to the NYPG Signing Holder. The amendment removed the right of the NYPG Signing Holder to receive the NYPG revenue and in its place called for the Company to issue two promissory notes, which also replaced the accumulated shareholder loans that the Signing Holder had made throughout the history of NYPG. The first note is for $100 with an annual interest rate of 1% that matures on January 1, 2015. The second note is for $200 with an annual interest rate of 1% that matures on January 1, 2023. Each of the notes will accrue interest and will be due at the time the notes become due and payable.  As of December 31, 2013 the outstanding balance on the notes was $302, including accrued interest.

12. Related Party Transactions

The Company received various accounting, human resource and information technology services from the Kitara Signing Holder, a significant shareholder of the Company. For the years ended December 31, 2013 and 2012, the Company recorded management fees for services performed by the Kitara Signing Holder on behalf of the Company of $250 and $399, respectively. As part of the K/N Merger Agreement, the Company was required to pay the Kitara Signing Holder cash equal to the amount of Kitara’s working capital at closing that exceeded $2,500. The Kitara Signing Holder and the Company have agreed to a working capital adjustment of $904. The total liability at the years ended December 31, 2013 and 2012 was $0 and $343, respectively.

13. Acquisitions

NYPG Acquisition

On June 12, 2013, the Company entered into the K/N Merger Agreement with K/N Merger Sub LLC, K/N Merger Sub Inc., Kitara Media, NYPG, the Kitara Signing Holder and the NYPG Signing Holder.  The K/N Merger Agreement contemplated the (i) merger of K/N Merger Sub LLC with and into Kitara Media with Kitara Media surviving the merger and (ii) merger of K/N Merger Sub Inc. with and into NYPG with NYPG surviving the merger.

On July 1, 2013, the Company consummated the transactions contemplated by the K/N Merger Agreement.  At the close of the Merger, the NYPG Signing Holder, holder of all outstanding and issued shares of NYPG common stock, received (a) an aggregate of 10,000,000 shares of the Company’s common stock and (b) the Closing Notes, one in the amount of $100 being due and payable on January 1, 2014 (which was subsequently extended through January 1, 2015) and one in the amount of $200 being due and payable on January 1, 2023 to replace the existing advances from stockholder of NYPG.  Each of the Closing Notes accrues interest at a rate of 1% per annum, which will be due at the time the Closing Notes become due and payable. The aggregate purchase price of the transaction was $2,000.

For accounting purposes, the acquisition of NYPG by the Company was treated as a business combination.

The assets and liabilities of NYPG have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition.  As part of the Mergers on July 1, 2013, the Company acquired identifiable intangible assets of $143.  The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

FS-38

The following details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Subscribers	7 years
Website	3 years

The following details the allocation of the purchase price for the Kitara/NYPG Merger:

Fair Value
Cash	$6
Accounts Receivable	28
Property and Equipment	2
Intangible Asset - Subscribers	118
Intangible Asset - Website	25
Goodwill	2,118
Security Deposit	3
Promissory Notes Payable	(300)
Total purchase price consideration	$2,000

The Mergers resulted in the recording of goodwill of $2,118.  As a result of the transaction, the Company obtained access to the Adotas.com website which is owned and operated by NYPG.  The Company will therefore have access to the industry and market information that Adotas.com compiles.  NYPG will also leverage the Company’s contacts to drive traffic to increase advertisements to the website.  Adotas will also benefit from the Company’s senior management team.

The results of operations for NYPG for the period July 1, 2013 through ended December 31, 2013, are reflected in the Company’s results for the year ended December 31, 2013, in the accompanying consolidated statements of operations.  For the year ended December 31, 2013, $25 is included in the consolidated revenue and ($74) in the consolidated net loss related to NYPG.

Health Guru Acquisition

On December 3, 2013, the Company entered into a Merger Agreement and Plan of Organization (“Health Guru Merger Agreement”) by and among the Company, Kitara Media Sub, Inc. (“Merger Sub”), Health Guru Media and certain securityholders of Health Guru Media, which securityholders held a majority of the outstanding shares of capital stock of Health Guru and simultaneously consummated the transactions contemplated thereby (the “Closing”).

At the Closing, pursuant to the Health Guru Merger Agreement, Merger Sub was merged with and into Health Guru, with Health Guru surviving as a wholly owned subsidiary of the Company (the “HG Acquisition”). All of the shares of capital stock and certain debt of Health Guru Media outstanding immediately prior to the HG Acquisition were automatically canceled and converted into the right for such holders to receive an aggregate of 18,000,000 shares of the Company’s common stock.  Simultaneously, all of Health Guru Media’s stock options and warrants to purchase common stock which were outstanding prior to the HG Acquisition were cancelled. Based on a valuation prepared by an independent appraiser, the total purchase price of the transaction was $8,600.

FS-39

The assets and liabilities of Health Guru Media have been recorded in the Company’s consolidated balance sheet at their fair values at the date of acquisition.  As part of the HG Acquisition on December 3, 2013, the Company acquired identifiable intangible assets of $2,012.  The acquired intangibles have been assigned definite lives and are subject to amortization, as described in the table below.

The following details amortization periods for the identifiable, amortizable intangibles:

Intangible Asset Category	Amortization Period
Domain Name – Gather.com	18 months
Advertiser Relationship	10 years
Video Library	10 years
Domain and trade name	Indefinite

The following details the allocation of the purchase price for the Health Guru Acquisition:

Fair Value
Cash	$754
Accounts Receivable	2,926
Property and Equipment	198
Prepaid expenses and other current assets	286
Security Deposit	56
Intangible Asset - Domain and Trade Name - no amortization	680
Intangible Asset - Domain Name	142
Intangible Asset - Advertiser Relationship	720
Intangible Asset - Video Library	470
Goodwill	9,698
Deferred tax liability	(272)
Accounts Payable and Accrued Expenses	(4,172)
Contingent Consideration	(224)
Short Term Debt	(2,662)
Total purchase price consideration	$8,600

The Health Guru Acquisition resulted in the recording of goodwill of $9,698.  The transaction has resulted in synergies in the technologies that the Company and Health Guru Media respectively have access to.  For instance, the acquisition allows Heath Guru Media to have access to the Company’s video player, Propel +, which it previously did not have access to.  Likewise, the Company now has access to Health Guru Media’s content management system that it previously did not have access to.  Additionally, many of the advertisers and publishers complement each other so each company has now gained access to more advertisements and access to more places to serve advertisements.

The results of operations for Health Guru Media for the period December 3, 2013 through ended December 31, 2013, are reflected in the Company’s results for the year ended December 31, 2013, in the accompanying consolidated statements of operations. For the year ended December 31, 2013, $807 is included in the consolidated revenue and ($563) in the consolidated net loss related to Health Guru.

FS-40

Unaudited pro forma combined financial information

The following presents the unaudited pro forma combined financial information, as if the acquisition of NYPG and the acquisition of Health Guru Media had occurred as of January 1, 2012:

	For the year ended December 31,
	2013	2012
Revenues	$35,090	$31,910
Net loss	$(5,552)	$(6,761)
Pro forma basic and diluted net loss per common share	$(0.07)	$(0.08)
Pro forma weighted average common shares outstanding - basic and diluted	83,156,969	83,156,969

The pro forma combined results of operations are not necessarily indicative of the results of operations that actually would have occurred had the Mergers and the acquisition of Health Guru Media been completed as of January 1, 2012, nor are they necessarily indicative of future consolidated results.  Pro-forma net loss for the year ended December 31, 2013 was adjusted to exclude $367 in acquisition related costs, $550 in impairment expenses, and $250 in management's bonus.

14. Defined Contributions Plans

The Company maintains a defined contribution plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Participating employees may defer a percentage of their eligible pre-tax earnings up to the Internal Revenue Service’s annual contribution limit. All full-time employees of the Company are eligible to participate in the Plan. The Plan does not permit investment of participant contributions in the Company’s member units. Company matching contributions to the Plan are discretionary. The Company recorded contribution expense of $99 and $94 during the years ended December 31, 2013 and 2012, respectively.

15. Subsequent Events

On March 26, 2014, Ironbound loaned the Company an aggregate of $1,000 and issued Ironbound a promissory note (the “Note”) reflecting the loan.  The principal balance, together with interest, is due on the earlier of (a) April 25, 2014 and (b) the consummation by the Company of a private placement of its equity or debt securities or any other financing raising gross proceeds of at least $1,000 (either date being the “Maturity Date”).  However, the Note may be prepaid at any time without penalty or premium, except the payment of then-accrued interest.  Upon occurrence of an event of default by reason of failure to timely pay amounts owed under the Note, Ironbound may (i) by written notice, declare the unpaid principal balance, together with interest, immediately due and payable or (ii) appoint a number of members of the Board of Directors of the Company to constitute a majority of the Board to serve until all amounts due under the Note are paid.  Upon occurrence of an event of default by reason of certain insolvency events, the entire unpaid balance, together with interest, automatically and immediately becomes due and payable.  Interest accrues on the unpaid balance at an annual rate equal to LIBOR as published in the Wall Street Journal plus 1% per annum until the principal amount due under the Note has been paid in full.  In the event the Note is not paid by or on the Maturity Date, or such earlier date upon acceleration of repayment, the interest rate increases to 13% per annum from the date on which payment was due.

FS-41

Future Ads LLC and Subsidiaries

Condensed Consolidated Balance Sheets
June 30, 2014 and December 31, 2013
	June 30,	December 31,
Assets	2014	2013
Current Assets
Cash and cash equivalents	$2,529,929	$4,051,983
Accounts receivable, net of allowance for doubtful accounts of $67,752 and $4,703, respectively	5,267,669	6,238,580
Prepaid expenses and other current assets	280,763	313,130
Total current assets	8,078,361	10,603,693

Property and Equipment, net (Note 2)	2,163,415	2,119,548
Other Assets	56,039	56,039
	$10,297,815	$12,779,280

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$2,369,349	$573,829
Accrued liabilities	2,649,544	5,589,005
Advertiser deposits	2,294,643	2,310,699
Current portion of term loan (Note 3)	17,302	69,101
Due to members (Note 1)	590,218	310,018
Total current liabilities	7,921,056	8,852,652

Other Non-Current Liabilities	529,856	589,668
Total liabilities	8,450,912	9,442,320

Members’ Equity	1,846,903	3,336,960
	$10,297,815	$12,779,280

See Notes to Condensed Consolidated Financial Statements.

FS-42

Future Ads LLC and Subsidiaries

Condensed Consolidated Statements of Operations
Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Income	2014	2013	2014	2013

Revenues	$20,980,644	$27,675,398	$45,650,341	$59,432,171
Costs and operating expenses:
Publisher expenses and other service costs	9,937,237	12,251,811	22,275,373	25,328,093
Salaries, commissions, benefits and related	2,062,478	1,444,518	4,560,248	3,252,357
Technology development and maintenance	380,107	358,542	791,104	635,602
Marketing and promotional	61,715	60,448	161,286	133,026
General and administrative	656,849	563,008	1,189,037	1,018,220
Professional services	293,749	173,010	470,100	240,512
Depreciation and amortization	321,668	310,305	642,162	620,695
Operating income	7,266,841	12,513,756	15,561,031	28,203,666

Interest expense	196	1,049	584	2,291
Net income	$7,266,645	$12,512,707	$15,560,447	$28,201,375

See Notes to Condensed Consolidated Financial Statements.

FS-43

Future Ads LLC and Subsidiaries

Condensed Consolidated Statements of Cash Flows Six Months Ended June 30, 2014 and 2013

	Six Months Ended	Six Months Ended
	June 30, 2014	June 30, 2013
Cash Flows From Operating Activities
Net income	$15,560,447	$28,201,375
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	591,283	591,258
Provision for doubtful accounts receivable	63,049	23,171
Changes in assets and liabilities:
Accounts receivable	907,863	(520,777)
Prepaid expenses and other assets	32,366	28,203
Advertiser deposits	(16,056)	(19,093)
Accounts payable and accrued liabilities	(1,203,753)	672,160
Net cash provided by operating activities	15,935,199	28,976,297

Cash Flows From Investing Activities
Acquisition of property and equipment	(635,148)	(390,386)
Net cash used in investing activities	(635,148)	(390,386)

Cash Flows From Financing Activities
Distributions to members	(16,770,306)	(31,051,245)
Principal payments on term loan	(51,799)	(50,091)
Net cash used in financing activities	(16,822,105)	(31,101,336)
Decrease in cash and cash equivalents	(1,522,054)	(2,515,425)

Cash and Cash Equivalents
Beginning of year	4,051,983	6,287,889
End of period	$2,529,929	$3,772,464

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$585	$2,292

Supplemental Schedule of Noncash Investing and Financing Activities
Distributions to members declared but not yet paid	$590,218	$1,003,461

See Notes to Condensed Consolidated Financial Statements.

FS-44

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Future Ads LLC (the Company) is a digital media platform for result-focused online advertising, app distribution and gaming monetization. The Company’s primary business model is to provide advertising services to performance-based advertisers through its bid-based contextual advertising technology platform that targets a relevant audience. The Company operates primarily in North America, with an outsourced technology development partner in Europe.

Future Ads LLC was formed in September 2008 as a California limited liability company. The Company’s operating agreement provides for a perpetual term of the Company, unless otherwise dissolved by the sale, transfer or other disposition of all or substantially all of the assets of the Company, or the unanimous decision of the members to dissolve the Company. Refer to Note 6 for a description of the Company’s current operating agreement. Except as provided by law, the Company’s members are not personally liable for any debts of the Company or losses in excess of their capital contributions.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition: The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, services have been rendered, collection of the revenue is reasonably assured, and the fees are fixed or determinable.

Revenue is generated from multiple advertising channels, including (i) full-page display and transitional advertising units served on a cost-per-impression basis, (ii) in-text advertising units served on a cost-per-click basis, (iii) download-based partnerships on a revenue-sharing or cost-per-action basis, (iv) advertising display units on publisher networks and gaming media properties on a cost-per-mille basis, (v) advertising in the form of in-text and transitional display advertising units served on a cost-per-impression and cost-per-click basis through third party application developer partners, and (vi) third-party display and social media on a cost-per-action basis.

The gross advertising campaign revenue is recognized in the period that the advertising impressions, clicks or actions occur, provided that all other revenue recognition criteria have been met. To date, the Company’s agreements have not required a guaranteed minimum number of impressions, clicks or actions. With respect to advertising campaign activities, the Company acts as a principal in that it is the primary obligor to the advertiser customer. Third-party application developer partners is syndicated advertising that gets delivered to users with our ad serving technology that has membership agreements with third party applications on a gross basis. Download-based partnerships revenue is recognized in the period that the software gets distributed or when an advertiser customer generates a sale, click, impression or other agreed-upon action, provided that all other revenue recognition criteria have been met. Download-based partnerships revenue is recognized on a net basis, as the Company acts as a third-party distribution partner in these transactions, and the payments to publishers are the contractual obligation of the advertiser customers.

FS-45

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Publisher expenses and other service costs: Publisher expenses and other service costs represent the costs of acquiring advertising consumers for the Company’s publisher network, revenue-sharing costs to third party application developer partners, publisher costs of third-party networks and properties, transaction costs, and commissions to sales representatives for advertising revenue. The majority of the publisher expense represents marketing expenses to obtain new memberships for the Company’s gaming properties and revenue-sharing costs to third party application developer partners. Acquisition cost of new members are incurred on the date the member joins the gaming property or when a prospective member views an impression of the Company’s advertising, and are accordingly charged to earnings on those respective dates. The advertising revenue associated with a member is recognized as it occurs over the membership period. The Company allows an approved group of third party application developer companies to distribute the Company’s advertising to its members through a revenue-share arrangement. The Company expense collected revenue-sharing costs of in-text, full-page display and banner advertising units to members of third party application developer companies when the impression, click or action occurs.

Cash and cash equivalents: The Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash equivalents. The Company periodically maintains cash in banks in excess of federally insured limits. The Company has not experienced any losses on such amounts.

Accounts receivable: Accounts receivable consist of trade receivables. Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Concentration of credit risk: Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for potential credit losses.

Customer concentrations: During the three month and six month periods ended June 30, 2014 and 2013, the Company had no customers comprising over 10 percent of total revenues.

Property and equipment: Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives range from two to seven years. Leasehold improvements are depreciated over the life of the asset or the term of the related lease, whichever is shorter.

Advertiser deposits: Advertiser deposits consist primarily of prepayment amounts on deposit from advertiser customers and are recorded as an advertiser deposit liability included in deferred revenue. These deposits to the extent unused are legally non-refundable if the advertiser elects not to continue with the Company’s services after 6 months of inactivity. Company has not to date recognized the revenue of the unclaimed advertiser deposits.

FS-46

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Income taxes: Future Ads LLC and its subsidiaries are organized as limited liability companies and, as such, are taxed as partnerships. Accordingly, the members separately account for their pro rata share of the Company’s consolidated items of income, deductions, losses and credits. It is the Company’s policy to distribute funds to its members in sufficient amounts to satisfy their respective personal income tax liabilities resulting from their pro rata share of the Company’s operating results. The Company paid the members for Company management for the three and six month periods ended June 30, 2014 and 2013, which is reflected in operating expenses. The Company is required to withhold federal and state taxes from all distributions to the minority members due to their nonresident tax status in the United States. The withholdings are remitted on a quarterly basis, directly to the taxing authorities on the minority member’s behalf, by the Company. The amount due to the members represents the balance of unremitted tax withholdings as of June 30, 2014 and December 31 2013 respectively. If all the funds are not remitted, then surplus withholdings are paid to the minority members after April 15th of every year.

The benefit associated with uncertain tax positions taken on a tax return would be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets, along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company’s policy is to classify interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statements of income. There is no liability recorded related to uncertain tax positions as of June 30, 2014 or December 31, 2013. The tax years ended December 31, 2008 to December 31, 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Advertising: Advertising cost mainly represents gaming tournament prizes and rewards to prolong membership periods. The Company expenses advertising costs in the period in which they are incurred. For the six months ended June 30, 2014 and 2013, promotional and advertising expenses totaled approximately $161,286 and $133,026, respectively, which are included in operating expenses. For the three months ended June 30, 2014 and 2013, promotional and advertising expenses totaled approximately $61,715 and $60,448, respectively, which are included in operating expenses.

Technology, development and maintenance: Technology, development and maintenance costs are expensed as incurred and are included in operating expenses. For the six months ended June 30, 2014 and 2013, research and development costs were approximately $791,104 and $635,602, respectively. For the three months ended June 30, 2014 and 2013, research and development costs were approximately $380,107 and $358,542.

Capitalization of internally developed software: The Company capitalizes certain costs related to its software developed or obtained for internal use in accordance with ASC 350-40. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal and external costs incurred during the application development stage, including upgrades and enhancements representing modifications that will result in significant additional functionality, are capitalized. Software maintenance and training costs are expensed as incurred. Capitalized costs are recorded as part of property and equipment and are amortized on a straight-line basis over the software’s estimated useful life. The Company evaluates these assets for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Subsequent events: The Company has evaluated subsequent events through November 5, 2014, the date on which the consolidated financial statements were available to be issued.

FS-47

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 2.	Property and Equipment

Property and equipment consist of the following as of June 30, 2014 and December 31, 2013:

	June 30, 2014	December 31, 2013

Computer software	$3,428,911	$2,993,850
Furniture and equipment	2,150,558	1,907,998
Leasehold improvements	746,770	740,478
	6,326,239	5,642,326
Less accumulated depreciation	4,162,824	3,522,778
	$2,163,415	$2,119,548

FS-48

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Note 3.	Term Loan

On August 2, 2011, the Company entered into a term loan with a bank in the amount of $300,000. The amount of principal remained at June 30, 2014 became due on August 3, 2014. The matured term loan bore interest at 3 percent per year. The term loan provided for monthly payments of principal and interest of $8,731. The term loan was collateralized by all of the assets of the Company.

Note 4.	Commitments and Contingencies

Contingencies: The Company is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of the proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company’s consolidated financial position and results of operations.

Operating leases: On December 10, 2008, the Company entered into a non-cancelable lease agreement of an office facility expiring on August 31, 2014. On March 30, 2011, the Company amended the agreement to substitute the premises for a new location and to extend the lease term to July 31, 2018. The lease agreement for the new office facility provides for increases in future minimum annual rental payments. The agreement requires the Company to pay its portion of certain executory costs (real estate taxes, insurance and repairs). During the six months ended June 30, 2014 and 2013, rent expense totaled approximately $206,804 and $210,589, respectively. During the three months ended June 30, 2014 and 2013, rent expense totaled approximately $108,880 and $105,294, respectively. The following is an annual schedule of approximate future minimum rental payments required under the operating lease agreement:

Years Ending December 31,	Amount

Last 6 months in 2014	$264,519
2015	546,673
2016	570,185
2017	593,698
Jan - Sept 2018	458,500
$2,433,575

Note 5.	Related-Party Transactions

A related party provided technology development services and other administrative services to us and was wholly owned by a former minority member of Future Ads LLC. The technology development services and other administrative services provided to the Company by this former related party during the six months ended June 30, 2014 and 2013 totaled approximately $1,121,737 and $967,508, respectively and during the three months ended June 30, 2014 and 2013 totaled approximately $575,039 and $449,821 respectively. This amount was included in property and equipment and operating expenses, as applicable, in the accompanying consolidated balance sheets and consolidated statements of income. Certain of the costs incurred for the technology development services described above were for the development of internal-use software, which were capitalized and amortized over the estimated useful life. In addition, the Company had amounts due to this related party of approximately $18,259 and $92,656 as of June 30, 2014 and December 31, 2013 respectively.

Note 6.	Members’ Equity

On April 12, 2011, the Company amended and restated its operating agreement. Previously issued membership interest units were canceled. The Company’s amended and restated operating agreement authorizes 240,000 Class A membership interest units, 7,190,000 Class B membership interest units and 30,000,000 Class C membership interest units, all of which were issued and outstanding as of the date of the amended and restated agreement.

FS-49

Future Ads LLC and Subsidiaries

Notes to Condensed Consolidated Financial Statements

Members holding Class A membership interest units have the right to participate in the management of the business affairs of the Company, including the right to consent to, or otherwise participate in, Company decisions or actions, provided that business activities and decisions that fall outside the scope of the day-to-day business of the Company are disclosed to all holders of more than 10 percent of the Class C membership interest units. Members holding Class B membership interest units are nonvoting members who receive distributions only upon a liquidity event. Members holding Class C membership interest units have the right to vote on, consent to or otherwise participate in decisions or actions falling outside the scope of day-to-day business.

Distributions will be made from operating cash flows at the consent of at least 80 percent of the Class C membership interest unit holders. Distributions from operating cash flows are paid first to Class A membership interest unit holders on a pro rata basis in accordance with their respective percentage interest of Class A membership interest units until the amount distributed during the fiscal year is sufficient to provide the Class A membership interest unit holders with the Class A priority return (a fixed annual amount per Class A membership interest unit not to exceed $5 per Class A membership interest unit, which shall accrue daily, as reasonably determined by the holders of at least 50 percent of the Class C membership interest units, which was determined to be $1.25 per Class A membership interest unit for both 2014 and 2013; and second to Class C membership interest unit holders on a pro rata basis in accordance with their respective percentage interest of Class C membership interest units.

In accordance with the Company’s operating agreement, liquidity event proceeds are distributed first to Class B membership interest unit holders on a pro rata basis in proportion to their respective percentage interest of Class B membership interest units until the amount distributed equals the members’ initial capital contribution; second to Class A membership interest unit holders on a pro rata basis in proportion to their respective percentage interest of Class A membership interest units until the amount distributed (when aggregated with the distributions of operating cash flows described in the foregoing) during the fiscal year is sufficient to provide the Class A membership interest unit holders with the Class A priority return; and third to each Class C membership interest unit holder on a pro rata basis in proportion to their respective percentage interest of Class C membership interest units.

Note 7.	Subsequent events

On October 10, 2014, Future Ads LLC, entered into a Unit Exchange and Reorganization Agreement with Kitara Media Corp., a Delaware corporation and Kitara Holdco Corp., a Delaware corporation. Following the consummation of the transactions contemplated by the Exchange Agreement and Reorganization Agreement, the newly formed Holdco will become a new publicly traded company, Kitara and Future Ads will become wholly-owned subsidiaries of Holdco and the former members of Future Ads will own the majority of the fully-diluted stock of Holdco. Pursuant to the Exchange Agreement, immediately following the Merger and as part of a single integrated transaction, the Transferors will contribute 100% of the issued and outstanding equity interests of Future Ads to Holdco in exchange for (i) such number of shares of Holdco Common Stock that represents 53% of the fully diluted shares of Holdco Common Stock outstanding as of the closing of the transactions; (ii) $80 million in cash; (iii) the right to receive performance-based EBITDA “earn out” payments that would enable the Transferors to receive up to an additional $40 million in cash or stock consideration during the 2015 to 2018 fiscal years; (iv) on or prior to June 30, 2016, $10 million in cash and/or shares of Holdco Common Stock; and (v) on or about the fourth anniversary of the Closing, $6 million in cash. The Exchange will only be consummated if the transactions contemplated by the Reorganization Agreement are also consummated. In addition, consummation of the Exchange is subject to other customary closing conditions, including the receipt of all requisite antitrust approvals and the absence of any government order or other legal restraint prohibiting the Exchange. The transactions will be financed by funds managed or advised by Highbridge Principal Strategies, LLC which have committed to provide up to $96 million in debt financing to Holdco and certain of its subsidiaries (including Kitara and Future Ads), subject to definitive documentation and closing conditions.

FS-50

Independent Auditor’s Report

To the Managing Members

Future Ads LLC

Irvine, CA

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Future Ads LLC and subsidiaries, which comprise the consolidated balance sheets as of December 31, 2013 and 2012, and the related consolidated statements of income, members’ equity and cash flows for each of the three years in the period ended December 31, 2013, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Future Ads LLC and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013, in accordance with accounting principles generally accepted in the United States of America.

/s/ McGladrey LLP

Irvine, CA

November 5, 2014

FS-51

Future Ads LLC and Subsidiaries

Consolidated Balance Sheets
December 31, 2013 and 2012

Assets	2013	2012
Current Assets
Cash and cash equivalents	$4,051,983	$6,287,889
Accounts receivable, net of allowance for doubtful accounts of $4,703
and $37,194, respectively	6,238,580	6,323,759
Prepaid expenses and other current assets	313,130	326,215
Total current assets	10,603,693	12,937,863

Property and Equipment, net (Note 2)	2,119,548	2,264,158
Other Assets	56,039	56,039
	$12,779,280	$15,258,060

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$573,829	$1,953,536
Accrued liabilities	5,589,005	4,027,894
Advertiser deposits	2,310,699	1,882,928
Current portion of term loan (Note 3)	69,101	100,957
Due to members (Note 1)	310,018	1,526,836
Total current liabilities	8,852,652	9,492,151

Term Loan, less current portion (Note 3)	-	69,046
Other Non-Current Liabilities	589,668	691,657
Total liabilities	9,442,320	10,252,854

Members’ Equity	3,336,960	5,005,206
	$12,779,280	$15,258,060

See Notes to Consolidated Financial Statements.

FS-52

Future Ads LLC and Subsidiaries

Consolidated Statements of Income and Members’ Equity
Years Ended December 31, 2013, 2012 and 2011

Income	2013	2012	2011

Revenues	$110,862,355	$89,353,265	$69,891,073
Costs and operating expenses:
Publisher expenses and other service costs	52,698,818	41,853,988	34,870,443
Salaries, commissions, benefits and related	6,635,531	6,875,806	4,427,871
Technology development and maintenance	1,763,884	1,615,915	1,516,785
Marketing and promotional	373,158	440,316	823,940
General and administrative	1,985,690	1,763,160	1,607,663
Professional services	752,908	495,881	564,448
Depreciation and amortization	1,239,724	1,098,052	796,625
Operating income	45,412,642	35,210,147	25,283,298

Interest expense	3,862	14,519	21,246
Net income	$45,408,780	$35,195,628	$25,262,052

Members’ Equity

Members’ equity, beginning of year	$5,005,206	$3,160,017	$3,706,417
Net income	45,408,780	35,195,628	25,262,052
Distributions	(47,077,026)	(33,350,439)	(25,808,452)
Members’ equity, end of year	$3,336,960	$5,005,206	$3,160,017

See Notes to Consolidated Financial Statements.

FS-53

Future Ads LLC and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2013, 2012 and 2011

	2013	2012	2011
Cash Flows From Operating Activities
Net income	$45,408,780	$35,195,628	$25,262,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,239,724	1,098,052	796,625
Provision for doubtful accounts receivable	(32,491)	29,509	-
Loss on disposal of assets	20,472	-	29,678
Changes in assets and liabilities:
Accounts receivable	117,670	(1,595,310)	(47,154)
Prepaid expenses and other assets	2,853	65,926	(196,396)
Advertiser deposits	427,771	445,956	79,819
Accounts payable and accrued liabilities	109,170	3,061,975	414,818
Net cash provided by operating activities	47,293,949	38,301,736	26,339,442

Cash Flows From Investing Activities
Acquisition of property and equipment	(1,139,009)	(1,222,339)	(1,175,767)
Proceeds from sale of property and equipment	3,900	-	-
Net cash used in investing activities	(1,135,109)	(1,222,339)	(1,175,767)

Cash Flows From Financing Activities
Distributions to members	(48,293,844)	(33,645,081)	(24,126,490)
Principal payments on term loan	(100,902)	(172,684)	(139,084)
Proceeds from long-term debt	-	-	300,000
Net cash used in financing activities	(48,394,746)	(33,817,765)	(23,965,574)
Increase (decrease) in cash and cash equivalents	(2,235,906)	3,261,632	1,198,101

Cash and Cash Equivalents
Beginning of year	6,287,889	3,026,257	1,828,156
End of year	$4,051,983	$6,287,889	$3,026,257

Supplemental Disclosure of Cash Flow Information
Cash paid during the year for interest	$3,862	$14,519	$21,246

Supplemental Schedule of Noncash Investing and Financing Activities
Distributions to members declared but not yet paid	$310,018	$1,526,836	$1,821,480

Acquisition of leasehold improvements through landlord allowance	$-	-	$625,328

See Notes to Consolidated Financial Statements.

FS-54

Future Ads LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies

Nature of business: Future Ads LLC (the Company) is a digital media platform for result-focused online advertising, app distribution and gaming monetization. The Company’s primary business model is to provide advertising services to performance-based advertisers through its bid-based contextual advertising technology platform that targets a relevant audience. The Company operates primarily in North America, with an outsourced technology development partner in Europe.

Future Ads LLC was formed in September 2008 as a California limited liability company. The Company’s operating agreement provides for a perpetual term of the Company, unless otherwise dissolved by the sale, transfer or other disposition of all or substantially all of the assets of the Company, or the unanimous decision of the members to dissolve the Company. Refer to Note 6 for a description of the Company’s current operating agreement. Except as provided by law, the Company’s members are not personally liable for any debts of the Company or losses in excess of their capital contributions.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation: The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. All significant intercompany accounts and transactions are eliminated in consolidation.

Use of estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition: The Company recognizes revenue when the following criteria have been met: persuasive evidence of an arrangement exists, services have been rendered, collection of the revenue is reasonably assured, and the fees are fixed or determinable.

Revenue is generated from multiple advertising channels, including (i) full-page display and transitional advertising units served on a cost-per-impression basis, (ii) in-text advertising units served on a cost-per-click basis, (iii) download-based partnerships on a revenue-sharing or cost-per-action basis, (iv) advertising display units on publisher networks and gaming media properties on a cost-per-mille basis, (v) advertising in the form of in-text and transitional display advertising units served on a cost-per-impression and cost-per-click basis through third party application developer partners, and (vi) third-party display and social media on a cost-per-action basis.

The gross advertising campaign revenue is recognized in the period that the advertising impressions, clicks or actions occur, provided that all other revenue recognition criteria have been met. To date, the Company’s agreements have not required a guaranteed minimum number of impressions, clicks or actions. With respect to advertising campaign activities, the Company acts as a principal in that it is the primary obligor to the advertiser customer. Third-party application developer partners is syndicated advertising that gets delivered to users with our ad serving technology that has membership agreements with third party applications on a gross basis. Download-based partnerships revenue is recognized in the period that the software gets distributed or when an advertiser customer generates a sale, click, impression or other agreed-upon action, provided that all other revenue recognition criteria have been met. Download-based partnerships revenue is recognized on a net basis, as the Company acts as a third-party distribution partner in these transactions, and the payments to publishers are the contractual obligation of the advertiser customers.

FS-55

Future Ads LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Publisher expenses and other service costs: Publisher expenses and other service costs represent the costs of acquiring advertising consumers for the Company’s publisher network, revenue-sharing costs to third party application developer partners, publisher costs of third-party networks and properties, transaction costs, and commissions to sales representatives for advertising revenue. The majority of the publisher expense represents marketing expenses to obtain new memberships for the Company’s gaming properties and revenue-sharing costs to third party application developer partners. Acquisition cost of new members are incurred on the date the member joins the gaming property or when a prospective member views an impression of the Company’s advertising, and are accordingly charged to earnings on those respective dates. The advertising revenue associated with a member is recognized as it occurs over the membership period. The Company allows an approved group of third party application developer companies to distribute the Company’s advertising to its members through a revenue-share arrangement. The Company expense collected revenue-sharing costs of in-text, full-page display and banner advertising units to members of third party application developer companies when the impression, click or action occurs.

Cash and cash equivalents: The Company considers all cash accounts that are not subject to withdrawal restrictions or penalties to be cash equivalents. The Company periodically maintains cash in banks in excess of federally insured limits. The Company has not experienced any losses on such amounts.

Accounts receivable: Accounts receivable consist of trade receivables. Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition and credit history, and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Concentration of credit risk: Financial instruments that subject the Company to credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition and maintains an allowance for potential credit losses.

Customer concentrations: During the year ended December 31, 2013, the Company had no customers comprising over 10 percent of total revenues. During the year ended December 31, 2012, the Company had one customer comprising over 10 percent of total revenues. Revenue from this customer totaled approximately $12,082,000 during 2012. Trade receivables from this customer totaled approximately $1,987,000 at December 31, 2012. During the year ended December 31, 2011, the Company had one customer comprising over 10 percent of total revenues. Revenue from this customer totaled approximately $13,260,000 during 2011. Trade receivables from this customer totaled approximately $2,120,000 at December 31, 2011.

Property and equipment: Property and equipment are stated at cost and depreciated over the estimated useful lives of the assets using the straight-line method. The estimated useful lives range from two to seven years. Leasehold improvements are depreciated over the life of the asset or the term of the related lease, whichever is shorter.

Advertiser deposits: Advertiser deposits consist primarily of prepayments and amounts on deposit from advertiser customers and, to the extent unused, are refundable if the advertiser elects not to continue with the Company’s services.

FS-56

Future Ads LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Summary of Significant Accounting Policies (Continued)

Income taxes: Future Ads LLC and its subsidiaries are organized as limited liability companies and, as such, are taxed as partnerships. Accordingly, the members separately account for their pro rata share of the Company’s consolidated items of income, deductions, losses and credits. It is the Company’s policy to distribute funds to its members in sufficient amounts to satisfy their respective personal income tax liabilities resulting from their pro rata share of the Company’s operating results. The Company paid the members for Company management for the years ended December 31, 2013, 2012 and 2011, which is reflected in operating expenses. The Company is required to withhold federal and state taxes from all distributions to the minority member due to his nonresident tax status in the United States. The withholdings are remitted on a quarterly basis, directly to the taxing authorities on the minority member’s behalf, by the Company. The amount due to the member represents the balance of unremitted tax withholdings as of December 31, 2013. If all the funds are not remitted, then surplus withholdings are paid to the minority member after April 15th of every year.

The benefit associated with uncertain tax positions taken on a tax return would be reflected as a liability for unrecognized tax benefits in the accompanying consolidated balance sheets, along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company’s policy is to classify interest and penalties associated with unrecognized tax benefits as additional income taxes in the consolidated statements of income. There is no liability recorded related to uncertain tax positions as of December 31, 2013, 2012 or 2011. The tax years ended December 31, 2008 to December 31, 2013 remain open to examination by the major taxing jurisdictions to which the Company is subject.

Advertising: Advertising cost mainly represents gaming tournament prizes and rewards to prolong membership periods. The Company expenses advertising costs in the period in which they are incurred. For the years ended December 31, 2013, 2012 and 2011, promotional and advertising expenses totaled approximately $373,000, $440,000 and $824,000, respectively, which are included in operating expenses.

Technology, development and maintenance: Technology, development and maintenance costs are expensed as incurred and are included in operating expenses. For the years ended December 31, 2013, 2012 and 2011, research and development costs were approximately $1,764,000, $1,616,000 and 1,517,000, respectively.

Capitalization of internally developed software: The Company capitalizes certain costs related to its software developed or obtained for internal use in accordance with ASC 350-40. Costs related to preliminary project activities and post-implementation activities are expensed as incurred. Internal and external costs incurred during the application development stage, including upgrades and enhancements representing modifications that will result in significant additional functionality, are capitalized. Software maintenance and training costs are expensed as incurred. Capitalized costs are recorded as part of property and equipment and are amortized on a straight-line basis over the software’s estimated useful life. The Company evaluates these assets for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Subsequent events: The Company has evaluated subsequent events through November 5, 2014, the date on which the consolidated financial statements were available to be issued.

FS-57

Future Ads LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.	Property and Equipment

Property and equipment consist of the following as of December 31:

	2013	2012

Computer software	$2,993,850	$2,264,246
Furniture and equipment	1,907,998	1,674,612
Leasehold improvements	740,478	740,478
	5,642,326	4,679,336
Less accumulated depreciation	3,522,778	2,415,178
	$2,119,548	$2,264,158

Note 3.	Term Loan

On August 2, 2011, the Company entered into a term loan with a bank in the amount of $300,000. The term loan matures on August 3, 2014 and bears interest at 3 percent per year. The term loan provides for monthly payments of principal and interest of $8,731. The term loan is collateralized by all of the assets of the Company. The amount of principal remaining at December 31, 2013 becomes due in 2014.

Note 4.	Commitments and Contingencies

Contingencies: The Company is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of the proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material adverse effect on the Company’s consolidated financial position and results of operations.

Operating leases: On December 10, 2008, the Company entered into a noncancelable lease agreement of an office facility expiring on August 31, 2014. On March 30, 2011, the Company amended the agreement to substitute the premises for a new location and to extend the lease term to July 31, 2018. The lease agreement for the new office facility provides for increases in future minimum annual rental payments. The agreement requires the Company to pay its portion of certain executory costs (real estate taxes, insurance and repairs). During the years ended December 31, 2013, 2012 and 2011, rent expense totaled approximately $425,000, $420,000 and $305,000 respectively. The following is an annual schedule of approximate future minimum rental payments required under the operating lease agreement:

Years Ending December 31,	Amount

2014	$527,000
2015	551,000
2016	574,000
2017	598,000
2018	408,000
$2,658,000

Note 5.	Related-Party Transactions

A related party provided technology development services and other administrative services to Future Ads LLC and was wholly owned by a former minority member of Future Ads LLC. The technology development services and other administrative services provided to the Company by this former related party during the years ended December 31, 2013, 2012 and 2011 totaled approximately $2,435,000, $2,186,000 and $2,052,000, respectively. This amount was included in property and equipment and operating expenses, as applicable, in the accompanying consolidated balance sheets and consolidated statements of income. Certain of the costs incurred for the technology development services described above were for the development of internal-use software, which were capitalized and amortized over the estimated useful life. In addition, the Company had amounts due to this related party of approximately $92,000, $32,000 and $205,000 as of December 31, 2013, 2012 and 2011, respectively.

Note 6.	Members’ Equity

On April 12, 2011, the Company amended and restated its operating agreement. Previously issued membership interest units were canceled. The Company’s amended and restated operating agreement authorizes 240,000 Class A membership interest units, 7,190,000 Class B membership interest units and 30,000,000 Class C membership interest units, all of which were issued and outstanding as of the date of the amended and restated agreement.

FS-58

Future Ads LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 6.	Members’ Equity (Continued)

Members holding Class A membership interest units have the right to participate in the management of the business affairs of the Company, including the right to consent to, or otherwise participate in, Company decisions or actions, provided that business activities and decisions that fall outside the scope of the day-to-day business of the Company are disclosed to all holders of more than 10 percent of the Class C membership interest units. Members holding Class B membership interest units are nonvoting members who receive distributions only upon a liquidity event. Members holding Class C membership interest units have the right to vote on, consent to or otherwise participate in decisions or actions falling outside the scope of day-to-day business.

Distributions will be made from operating cash flows at the consent of at least 80 percent of the Class C membership interest unit holders. Distributions from operating cash flows are paid first to Class A membership interest unit holders on a pro rata basis in accordance with their respective percentage interest of Class A membership interest units until the amount distributed during the fiscal year is sufficient to provide the Class A membership interest unit holders with the Class A priority return (a fixed annual amount per Class A membership interest unit not to exceed $5 per Class A membership interest unit, which shall accrue daily, as reasonably determined by the holders of at least 50 percent of the Class C membership interest units, which was determined to be $1 per Class A membership interest unit as of January 16, 2012 for 2012 and increased to $1.25 in 2013); and second to Class C membership interest unit holders on a pro rata basis in accordance with their respective percentage interest of Class C membership interest units.

In accordance with the Company’s operating agreement, liquidity event proceeds are distributed first to Class B membership interest unit holders on a pro rata basis in proportion to their respective percentage interest of Class B membership interest units until the amount distributed equals the members’ initial capital contribution; second to Class A membership interest unit holders on a pro rata basis in proportion to their respective percentage interest of Class A membership interest units until the amount distributed (when aggregated with the distributions of operating cash flows described in the foregoing) during the fiscal year is sufficient to provide the Class A membership interest unit holders with the Class A priority return; and third to each Class C membership interest unit holder on a pro rata basis in proportion to their respective percentage interest of Class C membership interest units.

Note 7.	Subsequent events

On October 10, 2014, Future Ads LLC, entered into a Unit Exchange and Reorganization Agreement with Kitara Media Corp., a Delaware corporation and Kitara Holdco Corp., a Delaware corporation. Following the consummation of the transactions contemplated by the Exchange Agreement and Reorganization Agreement, the newly formed Holdco will become a new publicly traded company, Kitara and Future Ads will become wholly-owned subsidiaries of Holdco and the former members of Future Ads will own the majority of the fully-diluted stock of Holdco. Pursuant to the Exchange Agreement, immediately following the Merger and as part of a single integrated transaction, the Transferors will contribute 100% of the issued and outstanding equity interests of Future Ads to Holdco in exchange for (i) such number of shares of Holdco Common Stock that represents 53% of the fully diluted shares of Holdco Common Stock outstanding as of the closing of the transactions; (ii) $80 million in cash; (iii) the right to receive performance-based EBITDA “earn out” payments that would enable the Transferors to receive up to an additional $40 million in cash or stock consideration during the 2015 to 2018 fiscal years; (iv) on or prior to June 30, 2016, $10 million in cash and/or shares of Holdco Common Stock; and (v) on or about the fourth anniversary of the Closing, $6 million in cash. The Exchange will only be consummated if the transactions contemplated by the Reorganization Agreement are also consummated. In addition, consummation of the Exchange is subject to other customary closing conditions, including the receipt of all requisite antitrust approvals and the absence of any government order or other legal restraint prohibiting the Exchange. The transactions will be financed by funds managed or advised by Highbridge Principal Strategies, LLC which have committed to provide up to $96 million in debt financing to Holdco and certain of its subsidiaries (including Kitara and Future Ads), subject to definitive documentation and closing conditions.

FS-59

Annex A

Execution Version

AGREEMENT AND PLAN OF REORGANIZATION
BY AND AMONG
KITARA MEDIA CORP., KITARA MERGER SUB, INC., AND
KITARA HOLDCO CORP.

THIS AGREEMENT AND PLAN OF REORGANIZATION (the “Agreement”), dated as of October 10, 2014, is by and among Kitara Media Corp., a Delaware corporation (the “Company”), Kitara Holdco Corp., a Delaware corporation (“New Kitara”), and Kitara Merger Sub, Inc., a Delaware corporation (“Merger Sub”).

WHEREAS, the Company has an authorized capital stock consisting of 300,000,000 shares of common stock, par value $0.0001 per share (the “Company Common Stock”), of which 95,884,241 shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which no shares are issued and outstanding on the date hereof;

WHEREAS, New Kitara has an authorized capital stock consisting of 500,000,000 shares of common stock, par value $0.0001 per share (the “New Kitara Common Stock”), of which 100 shares are issued and outstanding and are held by the Company on the date hereof, and 1,000,000 shares of preferred stock, par value $0.0001 per share, none of which are outstanding on the date hereof;

WHEREAS, Merger Sub has an authorized capital stock consisting of 1,000 shares of common stock, par value $0.0001 per share (the “Merger Sub Common Stock”), all of which are issued and outstanding and are held by New Kitara on the date hereof;

WHEREAS, the Company and New Kitara have entered into a Unit Exchange Agreement (“Unit Exchange Agreement”) with Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads pursuant to which following the Merger (defined below), New Kitara will acquire 100% of the issued and outstanding equity interests of Future Ads (the “Future Ads Acquisition”);

WHEREAS, the Board of Directors of the Company has determined that it would be in the best interests of the Company and its stockholders to effect a merger with Merger Sub, with the Company to be the surviving corporation and become a wholly-owned subsidiary of New Kitara (the “Merger”), to be consummated simultaneously with the Future Ads Acquisition or immediately prior thereto;

WHEREAS, upon the consummation of the Merger, each issued and outstanding share of Company Common Stock immediately prior to the effective time of the Merger will be automatically converted into one share of New Kitara Common Stock and following the Merger, Merger Sub will cease to exist (the “Reorganization”);

WHEREAS, the board of directors of New Kitara has resolved that each share of New Kitara Common Stock into which a share of Company Common Stock is converted by virtue of the Merger shall be uncertificated until such time as the holder of such share of Company Common Stock surrenders the Company Certificate (as defined herein) formerly representing such share of Company Common Stock held by such holder to New Kitara;

A-1

WHEREAS, the boards of directors of the Company, New Kitara and Merger Sub each desire that, to facilitate the Reorganization, the Merger be consummated pursuant to Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”) on the terms set forth in this Agreement, which is intended to constitute, inter alia, an agreement of merger for the purposes of the DGCL, and the boards of directors of the Company, New Kitara and Merger Sub have each approved this Agreement and declared its advisability and directed that this Agreement be submitted to a vote of their respective stockholders;

WHEREAS, the Board of Directors of the Company has directed that this Agreement be submitted to a vote of the Company’s stockholders at a special meeting of stockholders (the “Special Meeting”); and

WHEREAS, New Kitara, as the sole stockholder of Merger Sub, and the Company, as the sole stockholder of New Kitara, shall, promptly after the execution and delivery of this Agreement, each adopt this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein contained, the parties hereto agree as follows.

Article 1
THE MERGER

Section 1.01.      The Merger; Effect of Merger. At the Merger Effective Time (as defined in Section 1.02 below), Merger Sub shall be merged with and into the Company pursuant to Section 251 of the DGCL, the separate existence of Merger Sub shall cease, and the Company, as the surviving corporation, shall continue its corporate existence under the laws of the State of Delaware, all with the effect provided in the DGCL. The Company, as the surviving corporation, shall succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of Merger Sub in accordance with the DGCL. Upon completion of the Merger, the Company (as the surviving corporation of the Merger) will become a wholly owned subsidiary of New Kitara.

Section 1.02.      Effective Time.  The Merger Effective Time shall be the time at which a duly executed copy of a certificate of merger with respect to the Merger is filed in the office of the Secretary of State of the State of Delaware or such later time specified in such certificate of merger, as applicable, in accordance with the provisions of the DGCL.

Section 1.03.      Company Certificate of Incorporation.  The certificate of incorporation, as amended, of Merger Sub, as in effect immediately prior to the Merger Effective Time, shall become the certificate of incorporation, as amended, of the Company, as the surviving corporation, following the Merger Effective Time until it shall thereafter be amended as provided by applicable law.

Section 1.04.      New Kitara Certificate of Incorporation.  The certificate of incorporation, as amended, of New Kitara, as in effect immediately prior to the Merger Effective Time, shall be and remain the certificate of incorporation, as amended, of New Kitara following the Merger Effective Time until it shall thereafter be amended as provided by applicable law.

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Section 1.05.      Company By-laws. The by-laws of Merger Sub, as in effect immediately prior to the Merger Effective Time, shall become the by-laws of the Company, as the surviving corporation, following the Merger Effective Time until the same shall thereafter be altered, amended or repealed.

Section 1.06.      New Kitara By-laws. The by-laws of New Kitara, as in effect immediately prior to the Merger Effective Time, shall be and remain the by-laws of New Kitara following the Merger Effective Time until the same shall thereafter be altered, amended or repealed.

Section 1.07.      Company Officers and Directors. The directors and officers, respectively, of Merger Sub immediately prior to the Merger Effective Time shall become the directors and officers, respectively, of the Company following the Merger Effective Time, to hold office until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Company as the surviving corporation of the Merger.

Article 2

CONVERSION OF SHARES

Section 2.01.      Company Common Stock.  At the Merger Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Company Common Stock issued and outstanding or held by the Company as treasury stock immediately prior to the Merger Effective Time shall be automatically converted into one share of New Kitara Common Stock.

Section 2.02.      Merger Sub Common Stock.  At the Merger Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of Merger Sub Common Stock outstanding immediately prior to the Merger Effective Time shall be converted into one share of Company Common Stock and, as a result thereof, New Kitara shall become the sole stockholder of the Company.

Section 2.03.      New Kitara Common Stock. At the Merger Effective Time, automatically by virtue of the Merger and without any further action by any of the parties hereto or any other person, each share of New Kitara Common Stock issued and outstanding and held by the Company immediately prior to the Merger Effective Time shall by virtue of the Merger and without any action by the holder thereof be cancelled and cease to be issued and outstanding and no consideration shall be delivered in respect thereof.

Section 2.04.      Stock Option Plans.  At the Merger Effective Time, New Kitara shall assume and continue the Company’s 2012 Long-Term Incentive Equity Plan and 2013 Long-Term Incentive Equity Plan (collectively, the “Plans”), be substituted as the “Company” under the terms and provisions of the Plans and assume all rights and obligations of the Company under the Plans as theretofore in effect and all stock options outstanding thereunder (the “Outstanding Options”). The Plans and the Outstanding Options shall, pursuant to their terms, thereafter apply to shares of New Kitara Common Stock in the same manner as they theretofore applied to shares of Company Common Stock. Prior to the Merger Effective Time, the Company and New Kitara shall take such action with respect to each Plan as is appropriate to facilitate performance of the foregoing provisions of this Section 2.04.

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Article 3

NEW KITARA STOCK; EXCHANGE OF STOCK CERTIFICATES

Section 3.01.      Conversion of Company Stock; Deemed Receipt of New Kitara Stock. As set forth in Section 2.01 above, at the Merger Effective Time, each outstanding share of Company Common Stock immediately prior to the Merger Effective Time shall be automatically converted into, and each such Company stockholder shall be deemed to have received, one share of New Kitara Common Stock in respect thereof. Initially, all shares of New Kitara Common Stock will not be represented by certificates, but rather will be uncertificated and exist as entries on the books and records of New Kitara’s transfer agent.

Section 3.02.      Appointment of Exchange Agent for Certificated Company Common Stock. As soon as practicable following the completion of the Reorganization, New Kitara shall appoint an exchange agent (“Exchange Agent”) for the purpose of facilitating the exchange of certificates representing, immediately prior to the Merger Effective Time, shares of Company Common Stock (“Company Certificates”) for certificates representing shares of New Kitara Common Stock (“New Kitara Certificates”).

Section 3.03.      Exchange of Certificates.  As soon as practicable after the completion of the Reorganization, the Exchange Agent shall mail to each holder of record of Company Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates in exchange for New Kitara Certificates. Upon proper surrender of each Company Certificate for exchange and cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Company Certificate shall be entitled to receive in exchange therefor a New Kitara Certificate representing one share of New Kitara Common Stock for each share formerly represented by the surrendered Company Certificate. Failure to exchange Company Certificates by a stockholder will not affect such stockholder’s interest in New Kitara, but such stockholder will not receive New Kitara Certificates and will hold its interest in New Kitara in uncertificated form represented by entries on the books and records of New Kitara’s transfer agent. From and after the Merger Effective Time and until exchanged in accordance with this Article 3, each Company Certificate shall not represent shares of New Kitara Common Stock but instead, shall represent only the right to receive a New Kitara Certificate representing the shares of New Kitara Common Stock into which the shares of Company Common Stock represented by such Company Certificate were converted in accordance with Section 2.01.

Section 3.04.      Issuance of New Kitara Certificate in a Different Name.  If any New Kitara Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Company Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a New Kitara Certificate in any name other than that of the registered holder of the Company Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

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Section 3.05.      No Transfers of Stock after the Merger Effective Time.  After the Merger Effective Time, there shall be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Merger Effective Time. If, after the Merger Effective Time, Company Certificates representing such shares are presented for transfer, no transfer shall be effected on the stock transfer books of the Company with respect to such shares and no New Kitara Certificate shall be issued with respect thereto unless and until such Company Certificate is delivered to the Exchange Agent together with properly completed and duly executed copies of all documents required by Section 3.02 (or such other documents as are satisfactory to New Kitara and the Exchange Agent in their sole discretion).

Section 3.06.      Lost Company Certificates.  In the event any Company Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Company Certificate to be lost, stolen or destroyed and, if required by New Kitara, the posting by such person of a bond in such amount as New Kitara may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Company Certificate, the Exchange Agent will issue, in exchange for such lost, stolen, or destroyed Company Certificate, a New Kitara Certificate representing the shares of New Kitara Common Stock deliverable pursuant to this Agreement.

Article 4

CONDITIONS TO REORGANIZATION

Section 4.01.      Conditions to Reorganization.  The consummation of the Reorganization is subject to the satisfaction, or (to the extent permitted by law and subject in all respect to Section 6.06) waiver by the Company, of the following conditions prior to the Merger Effective Time:

(a) Stockholder Approval. This Agreement shall have been adopted by the vote of the holders of a majority of the voting power of the issued and outstanding Company Common Stock in accordance with the DGCL;

(b) Form S-4. The Company’s registration statement on Form S-4 shall have been declared effective and no stop order is in effect with respect thereto; and

(c) Future Ads Acquisition. All of the conditions necessary to consummate the Future Ads Acquisition have been satisfied or will be satisfied upon consummation of the Reorganization.

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Article 5

AMENDMENT, DEFERRAL AND TERMINATION

Section 5.01.      Amendment.  Subject to section 251(d) of the DGCL and Section 6.06 below, the parties hereto, by mutual consent of their respective boards of directors, may amend this Agreement at any time prior to the Merger Effective Time, whether before or after the adoption of this Agreement by the stockholders of the Company; provided, however, that no amendment shall be made after adoption of this Agreement by the stockholders of the Company, which amendment by law requires further approval of such stockholders, without such further approval.

Section 5.02.      Deferral.  Subject to Section 6.06, consummation of the Reorganization may be deferred by the Board of Directors of the Company or any authorized officer of the Company following the Special Meeting if said Board of Directors or authorized officer determines that such deferral would be advisable and in the best interests of the Company and its stockholders.

Section 5.03.      Termination.  Subject to Section 6.06, this Agreement may be terminated and the Reorganization abandoned at any time prior to the Merger Effective Time, whether before or after adoption of this Agreement by the stockholders of the Company, by action of the Board of Directors of the Company, if (a) the Unit Exchange Agreement has been terminated in accordance with its terms or (b) the Board of Directors determines that the consummation of the Reorganization would not, for any reason, be advisable and in the best interests of the Company and its stockholders.

Article 6

MISCELLANEOUS

Section 6.01.      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

Section 6.02.      Further Assurances.  From time to time on and after the Merger Effective Time, each party hereto agrees that it will execute and deliver or cause to be executed and delivered all such further assignments, assurances or other instruments, and shall take or cause to be taken all such further actions, as may be necessary or desirable to consummate the Reorganization.

Section 6.03.      Counterparts.  This Agreement may be executed in one or more counterparts and each such counterpart hereof shall be deemed to be an original instrument but all such counterparts together shall constitute but one agreement.

Section 6.04.      Description Headings.  The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 6.05.      Tax Treatment. For United States federal income tax purposes, the Merger is intended to be treated as a transaction that is a reorganization described under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

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Section 6.06.      Required Consent of Future Ads. No waiver of any conditions set forth in Section 4.01 hereof may be granted and no actions permitted to be taken by Sections 5.01, 5.02 or 5.03 hereof may be taken, in any such case, by any party hereto without the express prior written consent of Future Ads. Any waiver granted or action taken without the express prior written consent of Future Ads shall be void ab initio. The rights conferred by this Section 6.06 are expressly intended for the benefit of Future Ads, which is an intended third party beneficiary of this Section 6.06 and Future Ads shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Section 6.06 and to enforce specifically the terms and provisions of this Section 6.06.

[Signature Page Follows]

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 IN WITNESS WHEREOF, the undersigned have duly executed this Agreement on the date first written above.

KITARA MEDIA CORP.,
a Delaware corporation

By:	/s/ Robert Regular
Name:	Robert Regular
Title:	Chief Executive Officer

KITARA HOLDCO CORP.,
a Delaware corporation

By:	/s/ Robert Regular
Name:	Robert Regular
Title:	Chief Executive Officer

KITARA MERGER SUB, INC.,
a Delaware corporation

By:	/s/ Robert Regular
Name:	Robert Regular
Title:	Chief Executive Officer

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Annex B

Execution Version

UNIT EXCHANGE AGREEMENT

among

Kitara Media Corp.,

KITARA HOLDCO CORP.,

FUTURE ADS LLC

and

THE MEMBERS OF Future Ads LLC

Dated as of October 10, 2014

Execution Version

i

(Continued)

		Page

Section 4.8	Absence of Certain Changes or Events	34
Section 4.9	Compliance with Law; Permits	34
Section 4.10	Litigation	35
Section 4.11	Employee Benefit Plans	35
Section 4.12	Labor and Employment Matters	36
Section 4.13	Insurance	37
Section 4.14	Real Property	37
Section 4.15	Intellectual Property	38
Section 4.16	Taxes	39
Section 4.17	Environmental Matters	40
Section 4.18	Kitara Material Contracts	41
Section 4.19	Brokers	42
Section 4.20	SEC Reports; Disclosure Controls	42
Section 4.21	Financing.	43
Section 4.22	Exclusivity of Representations and Warranties	44

Article V COVENANTS		44

Section 5.1	Conduct of Business Prior to the Closing	44
Section 5.2	Covenants Regarding Information.	49
Section 5.3	Update of Disclosure Schedules	49
Section 5.4	Notification of Certain Matters	50
Section 5.5	No Solicitation	50
Section 5.6	Confidentiality	51
Section 5.7	Consents and Filings; Further Assurances	51
Section 5.8	Public Announcements	53
Section 5.9	Directors’ and Officers’ Indemnification	54
Section 5.10	Tax Matters	55
Section 5.11	Termination of Certain Contracts	55
Section 5.12	Kitara Stockholders Meeting	55
Section 5.13	Preparation of Form S-4 and Proxy Statement	56
Section 5.14	Kitara Reorganization	55
Section 5.15	Financing.	57
Section 5.16	Future Ads Transaction Expenses	59
Section 5.17	Securities Transactions	59
Section 5.18	Holdco Plan	59
Section 5.19	Holdco Directors	60

Article VI CONDITIONS TO CLOSING		60

Section 6.1	General Conditions	60
Section 6.2	Conditions to Obligations of the Transferors	60
Section 6.3	Conditions to Obligations of Holdco and Kitara	61

ii

(Continued)

iii

UNIT EXCHANGE AGREEMENT

THIS UNIT EXCHANGE AGREEMENT, dated as of October 10, 2014 (this “Agreement”), is by and among Kitara Media Corp., a Delaware corporation (“Kitara”), Kitara Holdco Corp., a Delaware corporation and wholly-owned subsidiary of Kitara (“Holdco”), Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads, each of whom is listed on Schedule 1.1(a) of the Transferors Disclosure Schedules (the “Transferors”).

RECITALS

A.          The Transferors own 100% of the issued and outstanding equity interests of Future Ads (the “Future Units”).

B.          In connection with the transactions contemplated by this Agreement, on the Closing Date and immediately prior to the Exchange, (i) Holdco will form a direct subsidiary (“Merger Sub”) into which Kitara will merge, with Kitara surviving such merger and becoming a wholly-owned direct subsidiary of Holdco and (ii) all of the stockholders of Kitara (the “Pre-Reorganization Kitara Stockholders”) will exchange all of their shares of Kitara Common Stock for an equal number of shares of Holdco common stock, par value $0.0001 (such shares the “Holdco Common Stock” and the foregoing transactions, collectively, the “Kitara Reorganization”).

C.          The Boards of Directors of each of Kitara and Holdco have unanimously determined that the Kitara Reorganization is in the best interest of their respective stockholders and have approved the Kitara Reorganization and the transactions contemplated thereby.

D.          Immediately following the Kitara Reorganization, and as part of a single integrated transaction with the Kitara Reorganization, the Transferors wish to transfer to Holdco, and Holdco wishes to acquire from the Transferors, the Future Units in exchange (the “Exchange”) for a combination of cash, the Earnout Payments, if any, and the issuance of shares of Holdco Common Stock, such that immediately following the consummation of the transactions contemplated hereby, Holdco will own the Future Units and the Transferors collectively will own such number of shares of Holdco Common Stock that represents 53% of the Fully Diluted Shares of Holdco Common Stock outstanding as of the Closing Date.

E.          The Boards of Directors of each of Kitara and Holdco have each unanimously determined that the transactions contemplated by this Agreement, including the payment of the aggregate Exchange Consideration, in each case is in the best interest of their respective stockholders and have approved this Agreement and the transactions contemplated hereby.

F.          Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Future Ads’ and the Transferors’ willingness to enter into this Agreement, certain stockholders of Kitara are entering into an agreement (the “Voting Agreement”) pursuant to which, among other things, each such stockholder has agreed to vote the shares of Kitara held by such stockholder in accordance with the terms of the Voting Agreement.

B-1

G.          The parties intend that, at the Closing, Holdco will acquire 100% of Future Ads on a Cash-free basis.

H.          The parties intend that the Kitara Reorganization and the Exchange together be treated as an exchange pursuant to Section 351 of the Code.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

Article I
DEFINITIONS

Section 1.1          Certain Defined Terms. For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration or proceeding by or before any Governmental Authority.

“Adjusted EBITDA” means the consolidated earnings of Future Ads before interest, taxes, depreciation, and amortization, adjusted to deduct out of the calculation (i) any consolidated expenses of Holdco relating to being a public company pursuant to the U.S. securities laws and the applicable rules and regulations thereunder and being publicly listed that are allocable to Future Ads; (ii) any incremental expenses incurred by Future Ads as a result of it being a division of a combined public company as a result of the transactions contemplated hereby (which, by way of example and not in limitation of the foregoing, would include (A) the amount by which directors’ and officers’ insurance premiums allocated to Future Ads exceed the directors’ and officers’ insurance premiums paid by Future Ads prior to the consummation of the transactions contemplated hereby, (B) any fees or expenses allocated to Future Ads related to registration, filing or notification obligations with the SEC, NASDAQ or other securities exchange, FINRA and any other regulatory authority in connection with being a public company and (C) any costs allocated to Future Ads associated with implementing new financial reporting systems and processes and documenting internal controls); and (iii) any costs incurred in connection with the consummation of the transactions contemplated hereby, including, without limitation, any costs associated with the service of the debt, including interest, incurred in connection with the consummation of the transactions contemplated hereby.

“Adjustment Amount” means an amount (which may be positive or negative) equal to the Working Capital Adjustment Amount minus the Future Ads Indebtedness.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of New York.

B-2

“Cash” means all cash, cash equivalents and marketable securities, including all outstanding security, customer or other deposits.

“Change of Control” means (a) the acquisition by any one person (other than the Transferors), or more than one person acting as a group, whether by merger, reorganization, consolidation, tender offer or other business combination, of (i) the capital stock or other equity-linked security of Holdco that, together with the capital stock or other equity-linked security of Holdco already held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of Holdco or (ii) assets or businesses of Holdco and its Subsidiaries constituting 50% or more of the total assets (based on fair market value) of Holdco and its Subsidiaries or 50% or more of the consolidated net revenues or net income of Holdco and its Subsidiaries; or (b) the replacement of a majority of members of Holdco’s board of directors by directors whose appointment or election is not approved by a majority of the members of Holdco’s board of directors at that time or who are otherwise appointed by the Transferors, or their successors, pursuant to the Stockholders Agreement.

“Code” means the Internal Revenue Code of 1986, as amended through the date hereof.

“control,” including the terms “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, as general partner or managing member, by contract or otherwise.

“Encumbrance” means any charge, claim, mortgage, lien, option, pledge, right of first refusal, easement, mortgage, indenture, deed of trust, security interest, limitation in voting rights or other restriction of any kind (other than those created under applicable securities laws).

“Environmental Laws” means any Laws of any Governmental Authority in effect as of the date hereof relating to pollution or protection of the environment or the manufacture, use, transport, treatment, storage, disposal, release or threatened release of Hazardous Materials.

“Environmental Permits” means all Future Ads Permits or Kitara Permits, as applicable, required under any Environmental Law for the operation of the business of Future Ads and its Subsidiaries or Kitara and its Subsidiaries, respectively, as currently operated.

“Equity Financing Period” means the period between the Closing Date and the earlier of (i) the Early Equity Termination Date and (ii) June 30, 2016.

“FINRA” means the Financial Industry Regulatory Authority.

“Fully Diluted Shares” means, regardless of any vesting or other restrictions on exercise, conversion or otherwise, the sum of (a) all Holdco Common Stock issued and outstanding, (b) all Holdco Common Stock issuable upon the exercise of any warrants, options, derivative securities, convertible securities or similar rights, agreements, arrangements or commitments outstanding, whether or not exercisable as of the Closing Date, (c) all Holdco Common Stock issuable upon the exercise of any conversion, exchange or similar right contained in any equity or debt security convertible into or exchangeable for Holdco Common Stock, whether or not exercisable as of the Closing Date, and (d) all Holdco Common Stock issuable or represented by any stock appreciation rights, phantom stock, or other interests in the ownership of Holdco or other equity equivalent or equity-based awards or rights.

B-3

“Future Ads Current Assets” means an amount equal to the sum of the following assets held by Future Ads and its Subsidiaries: (i) Cash (including restricted Cash and any security deposits held by third parties for the benefit of Future Ads and its Subsidiaries), (ii) accounts receivable (without any adjustment for allowance for doubtful accounts), (iii) the current portion of any notes receivable which is due to be received within a year pursuant to the terms of such notes receivable without giving effect to any acceleration or prepayment obligations upon default or otherwise, (iv) the current portion of any prepaid expenses.

“Future Ads Current Liabilities” means an amount equal to the following liabilities of Future Ads and its Subsidiaries: (i) accounts payable, (ii) accrued liabilities and (iii) those liabilities listed on Schedule 2.5(b)(i) of the Transferors Disclosure Schedules; provided, however, that the parties acknowledge and agree that no Future Ads Transaction Expenses nor the current deferred portion of deferred rent shall be included for purposes of calculating the Future Ads Current Liabilities.

“Future Ads Indebtedness” means an amount equal to all indebtedness of, or guaranties by, Future Ads or its Subsidiaries in respect of (i) borrowed money and (ii) any note, bond, mortgage, debenture or similar instrument, but excluding the long-term portion of deferred rent.

“Future Ads Leased Real Property” means the Leased Real Property of Future Ads and its Subsidiaries.

“Future Ads Material Adverse Effect” means a Material Adverse Effect with respect to Future Ads and its Subsidiaries.

“Future Ads Transaction Expenses” means all costs, fees and expenses incurred or payable by Future Ads, its respective Subsidiaries or the Transferors in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or the Debt Financing, including, without limitation: (a) the fees and expenses of outside counsel to Future Ads, its Subsidiaries or the Transferors incurred in connection with the transactions contemplated hereby or the Debt Financing and (b) the fees and expenses of any other agents, representatives, advisors, investment bankers, accountants, consultants and experts employed or engaged by or on behalf of Future Ads, its Subsidiaries or the Transferors in connection with the transactions contemplated hereby or the Debt Financing; provided, however, that any deal bonuses payable to employees of Future Ads as a result of the consummation of the transactions contemplated hereby shall not be deemed a Future Ads Transaction Expense.

“Future Ads Working Capital” means an amount equal to the Future Ads Current Assets minus the Future Ads Current Liabilities.

“GAAP” means United States generally accepted accounting principles, as in effect on the date hereof.

B-4

“Governmental Authority” means any United States national, federal, state or local governmental, regulatory or administrative authority, agency or commission or any judicial or arbitral body.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Law, order or requirement of Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Intellectual Property” means all intellectual property rights arising under the laws of the United States or any other jurisdiction with respect to the following: (i) trade names, trademarks and service marks (registered and unregistered), domain names, trade dress and similar rights and applications to register any of the foregoing, together with the goodwill associated with any of the foregoing (collectively, “Marks”); (ii) patents and patent applications and rights in respect of utility models or industrial designs therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, “Patents”); (iii) original works of authorship, copyrights and registrations and applications therefor (including all moral rights of authors and all copyrights in website content) (collectively, “Copyrights”); and (iv) know-how, inventions, discoveries, methods, processes, technical data, specifications, research and development information, technology, data bases and other proprietary or confidential information, including customer lists, in each case that derives economic value (actual or potential) from not being generally known to other Persons who can obtain economic value from its disclosure, but excluding any Patents that cover or protect any of the foregoing (collectively, “Trade Secrets”); and (v) rights of privacy and publicity.

“IRS” means the Internal Revenue Service of the United States.

“Kitara Common Stock” means the common stock, par value $0.0001 per share, of Kitara.

“Kitara Current Assets” means an amount equal to the sum of the following assets held by Kitara and its Subsidiaries: (i) Cash (excluding, for the avoidance of doubt, restricted Cash), (ii) accounts receivable, (iii) the current portion of any notes receivable which is due to be received within a year pursuant to the terms of such notes receivable without giving effect to any acceleration or prepayment obligations upon default or otherwise and (iv) the current portion of any prepaid expenses.

“Kitara Current Liabilities” means an amount equal to the following liabilities of Kitara and its Subsidiaries: (i) accounts payable, (ii) accrued liabilities and (iii) those liabilities listed on Schedule 2.5(b)(ii) of the Kitara Disclosure Schedules; provided, however, that the parties acknowledge and agree that no Kitara Transaction Expenses shall be included for purposes of calculating the Kitara Current Liabilities.

“Kitara Leased Real Property” means the Leased Real Property of Kitara and its Subsidiaries.

B-5

“Kitara Material Adverse Effect” means a Material Adverse Effect with respect to Kitara and its Subsidiaries.

“Kitara Option” means each outstanding option to purchase shares of Kitara Common Stock.

“Kitara Owned Real Property” means the Owned Real Property of Kitara and its Subsidiaries.

“Kitara Transaction Expenses” means all costs, fees and expenses incurred or payable by Kitara and its Subsidiaries in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or the Debt Financing, including, without limitation: (a) the fees and expenses of outside counsel to Kitara and its Subsidiaries incurred in connection with the transactions contemplated hereby or the Debt Financing and (b) the fees and expenses of any other agents, representatives, advisors, investment bankers, accountants, consultants and experts employed or engaged by or on behalf of Kitara and its Subsidiaries in connection with the transactions contemplated hereby or the Debt Financing; provided, however, that any change in control or similar payments and any deal bonuses payable to employees of Kitara as a result of the consummation of the transactions contemplated hereby shall not be deemed Kitara Transaction Expenses.

“Kitara Working Capital” means an amount equal to the Kitara Current Assets minus the Kitara Current Liabilities.

“Knowledge” (a) with respect to Future Ads, means the actual (but not constructive or imputed) knowledge of the persons listed on Schedule 1.1(b) of the Transferors Disclosure Schedules as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) after due inquiry and (b) with respect to Holdco and Kitara, means the actual (but not constructive or imputed) knowledge of the persons listed in Schedule 1.1(b) of the Kitara Disclosure Schedules as of the date of this Agreement (or, with respect to a certificate delivered pursuant to this Agreement, as of the date of delivery of such certificate) after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Authority.

“Leased Real Property” means, with respect to a party, the real property leased by such party or any of its Subsidiaries, in each case, as tenant, together with, to the extent leased by such party or its Subsidiaries, all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of such party or any of its Subsidiaries relating to the foregoing.

“Liens” means any security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances.

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“Material Adverse Effect” means, with respect to a party, any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of such party and its Subsidiaries, taken as a whole; provided, however, that Material Adverse Effect shall not include any event, circumstance, development, state of facts, occurrence, change or effect arising out of, attributable to, or resulting from, alone or in combination, (i) changes in global, national or regional political conditions (including any outbreak or escalation of hostilities or acts of war, terrorism or national or international crisis or emergency) or in general economic, business, regulatory, political or market conditions or in national or global financial markets, (ii) natural disasters or calamities or acts of God, (iii) changes in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (iv) general changes or developments in any of the industries in which such party or its Subsidiaries operate, (v) the negotiation, execution, announcement, performance, consummation or pendency of this Agreement and the transactions contemplated hereby, (vi) any failure in and of itself (as distinguished from any change or event giving rise or contributing to such failure) by such party and its Subsidiaries to meet any internal projections or forecasts or (vii) any decrease in the market price of the Holdco Common Stock, in and of itself (it being understood and agreed that any event, circumstance, development, occurrence, change or effect giving rise to or contributing to such decrease shall be taken into account in determining whether there has been a Material Adverse Effect); provided, further, that with respect to clauses (i)-(iv), the impact of such event, circumstance, development, state of facts, occurrence, change or effect is not disproportionately adverse to such party and its Subsidiaries, taken as a whole.

“NASDAQ” means the NASDAQ Global Select Market.

“Owned Real Property” means, with respect to a party, the real property owned by such party or any of its Subsidiaries, together with all buildings and other structures, facilities or improvements located thereon and all easements, licenses, rights and appurtenances of such party or any of its Subsidiaries relating to the foregoing.

“Permitted Encumbrance” means, with respect to a party, (i) statutory liens for current Taxes not yet due or delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings, (ii) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of Kitara, Future Ads or any of their respective Subsidiaries, as applicable, for a period greater than 60 days, or the validity or amount of which is being contested in good faith by appropriate proceedings, or pledges, deposits or other liens securing the performance of bids, trade contracts, leases or statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), (iii) zoning, entitlement, conservation restriction and other land use and environmental regulations promulgated by Governmental Authorities and (iv) all exceptions, restrictions, easements, imperfections of title, charges, rights-of-way and other Encumbrances that do not materially interfere with the present use of the assets of Kitara, Future Ads or any of their respective Subsidiaries, as applicable, taken as a whole.

“Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity, including any Governmental Authority, and including any successor, by merger or otherwise, of any of the foregoing.

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“Representatives” means, with respect to any Person, the officers, directors, principals, employees, agents, auditors, attorneys, advisors, bankers and other representatives of such Person.

“Return” means any return, declaration, report, or information statement relating to Taxes required to be filed with a Governmental Authority.

“Subsidiary” means, with respect to any Person, any other Person of which at least 50% of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such first Person.

“Target Adjusted EBITDA Amount” means $38,000,000 for the Earnout Year ending December 31, 2015; $46,000,000 for the Earnout Year ending December 31, 2016; $55,000,000 for the Earnout Year ending December 31, 2017; and $66,000,000 for the Earnout Year ending December 31, 2018.

“Target Working Capital” means the lesser of (i) $0 and (ii) the Kitara Working Capital (as finally determined in accordance with Section 2.4(b)).

“Taxes” means any and all taxes of any kind, including but not limited to income, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority.

“Taxing Authority” means any Governmental Authority or any other similar governmental authority having jurisdiction over the applicable Person.

“Working Capital Adjustment Amount” means the amount (which may be positive or negative) equal to the Future Ads Working Capital (as finally determined in accordance with Section 2.4(a)) minus the Target Working Capital.

Section 1.2 Table of Definitions. The following terms have the meanings set forth in the Sections referenced below:

Term	Section	Term	Section
Agreement	Preamble	Debt Financing	4.21(a)
Alternate Transaction	5.5(b)	Debt Financing Source	5.15(h)
Capital Raise Deficit Amount	2.3(b)	Debt Financing Sources	5.15(c)
Closing	2.4(a)	Early Equity Termination Date	2.3(c)
Closing Cash Consideration	2.1(a)	Earnout Amount	2.2(a)
Closing Date	2.4(a)	Earnout Certificate	2.2(b)
Consideration Notice	2.1(a)	Earnout Payments	2.2(c)
Copyrights	1.1	Earnout Period	2.2(a)
D&O Indemnified Liabilities	5.9(a)	Earnout Year	2.2(a)
D&O Indemnified Parties	5.9(a)	Employment Agreements	5.7(f)
Debt Commitment Letter	4.21(a)	Equity Capital Raise	2.3(b)

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Equity Consideration	2.1(a)	Kitara Employee Plans	4.11(a)
ERISA	3.10(a)	Kitara Financial Statements	4.7(a)
Excess EBITDA Amount	2.2(a)	Kitara Interim Financial Statements	4.7(a)
Exchange	Preamble	Kitara IT Systems	4.15(e)
Exchange Act	4.20(a)	Kitara Lockup Agreements	5.7(f)
Form S-4	5.13	Kitara Marks	4.15(a)
Future Ads	Preamble	Kitara Material Contracts	4.18(a)
Future Ads Balance Sheet	3.6(a)	Kitara Patents	4.15(a)
Future Ads Closing Balance Sheet	2.5(a)	Kitara Permits	4.9(b)
Future Ads Domain Names	3.14(a)	Kitara Registered Copyrights	4.15(a)
Future Ads Employee Plans	3.10(a)	Kitara Registered IP	4.15(a)
Future Ads Financial Statements	3.6(a)	Kitara Registered Marks	4.15(a)
Future Ads Interim Financial Statements	3.6(a)	Kitara Reorganization	Preamble
Future Ads IT Systems	3.14(e)	Kitara SEC Documents	4.20(a)
Future Ads Lockup Agreements	5.7(f)	Kitara Stockholder Approval	4.1(c)
Future Ads Marks	3.14(a)	Kitara Stockholders Meeting	5.12
Future Ads Material Contracts	3.17(a)	Lender	4.21(a)
Future Ads Patents	3.14(a)	Lockup Agreements	5.7(f)
Future Ads Permits	3.8(b)	Marks	1.1
Future Ads Registered Copyrights	3.14(a)	Merger Sub	Preamble
Future Ads Registered IP	3.14(a)	Non-US Kitara Plans	4.11(f)
Future Ads Registered Marks	3.14(a)	Patents	1.1
Future Units	Preamble	Pre-Reorganization Kitara Stockholders	Preamble
Gibson Dunn	8.2	Registration Rights Agreement	5.7(f)
Holdco	Preamble	SEC	5.13, 4.20(a)
Holdco Common Stock	Preamble	Securities Act	3.19(a)
Holdco Plan	5.18	Stockholders Agreement	5.7(f)
HSR Act	3.3(b)	Termination Date	7.1(c)
Independent Accountant	2.2(b)	Trade Secrets	1.1
Information Statement	5.13	Transfer Taxes	8.2(b)
Kitara	Preamble	Transferors	Preamble
Kitara Balance Sheet	4.7(a)	Transferors Disclosure Schedules	Article III
Kitara Closing Balance Sheet	2.5(b)	Unit Exchange Parties	5.15(c)
Kitara Disclosure Schedules	Article IV	Updates	5.3
Kitara Domain Names	4.15(a)	Voting Agreement	Preamble

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Article II
EXCHANGE

Section 2.1          Exchange of Future Units.

(a)          Upon the terms and subject to the conditions of this Agreement, at the Closing, the Transferors shall contribute, assign, transfer, convey and deliver the Future Units free and clear of all Encumbrances to Holdco, and in consideration therefor, Holdco shall (i) pay an aggregate cash payment of $80,000,000 (the “Closing Cash Consideration”) to, or for the benefit of, the Transferors in accordance with a written notice to be delivered by the Transferors to Holdco at least two (2) Business Days prior to the Closing Date (the “Consideration Notice”) by wire transfer of immediately available funds to bank accounts designated in writing to Holdco by the Transferors in the Consideration Notice and (ii) issue and deliver such number of shares of Holdco Common Stock that represents 53% of the Fully Diluted Shares of Holdco Common Stock outstanding as of the Closing Date (the “Equity Consideration”) to, or for the benefit of, the Transferors in accordance with the Consideration Notice.

(b)          Following the Closing, Holdco shall (i) pay to the Transferors the Earnout Payments, if any, in accordance with and pursuant to Section 2.2, (ii) pay and/or issue, as applicable, to the Transferors the Additional Consideration in accordance with and pursuant to Section 2.3 and (iii) pay an aggregate cash payment of $6,000,000 to the Transferors in accordance with the Consideration Notice immediately following payment of the fee described in Section 3 of the fee letter executed in connection with the Debt Commitment Letter.

Section 2.2          Post-Closing Earnout.

(a)          Earnout Amounts. In accordance with the procedures set forth in Section 2.2(b) and (c), for each of the twelve month periods ended on December 31, 2015, December 31, 2016, December 31, 2017 and December 31, 2018 (each, an “Earnout Year” and, collectively, the “Earnout Period”) Holdco shall pay to the Transferors in accordance with the Consideration Notice an amount (the “Earnout Amount”) equal to the product of (I) five times (II) the amount by which the Adjusted EBITDA of Future Ads for each Earnout Year exceeds the Target Adjusted EBITDA Amount for such Earnout Year (the “Excess EBITDA Amount”) (it being understood and agreed that, for any year in which the applicable Target Adjusted EBITDA Amount exceeds the Adjusted EBITDA for such Earnout Year, the Excess EBITDA Amount shall equal zero); provided, that, (i) the total of all Earnout Amounts payable to the Transferors during the Earnout Period shall not exceed $40,000,000 in the aggregate, and (ii) if the Earnout Amount for any Earnout Year other than the final Earnout Year exceeds $10,000,000, the amount by which such Earnout Amount exceeds $10,000,000 will be rolled over to be payable for the subsequent Earnout Year or Earnout Years such that no single aggregate Earnout Amount paid will exceed $10,000,000 in any Earnout Year, other than in respect of the final Earnout Year, in which case the full Earnout Amount, including any amounts earned and rolled over from previous Earnout Years, shall be due and payable.

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(b)          Determination of Earnout Amounts. No later than 10 days after the audit committee of the board of directors of Holdco (or the full board of directors if there is no audit committee) approves Holdco’s year-end financial statements for each applicable Earnout Year, Holdco will prepare and deliver to the Transferors a certificate, signed by Holdco’s chief financial officer, certifying Holdco’s good faith determination (including all calculations thereof and underlying detail reports thereto) of the Earnout Amount for such Earnout Year (an “Earnout Certificate”). If the Transferors do not object to such Earnout Certificate within thirty (30) days after receipt, or accept such Earnout Certificate during such thirty (30) day period, payment of such Earnout Amount, if any, shall be made in accordance with Section 2.2(c). If the Transferors object to such Earnout Certificate, the Transferors shall notify Holdco in writing of such objection within thirty (30) days after the Transferors’ receipt thereof (such notice setting forth in reasonable detail the basis for such objection). If, upon, or at any time after, the Transferors’ notice to Holdco of the Transferors’ objection to such Earnout Certificate, any portion of the applicable Earnout Amount set forth in such Earnout Certificate is not in dispute, then payment of such undisputed portion of the Earnout Amount shall be made in accordance with Section 2.2(c). During the thirty (30) day period following the Transferors’ receipt of such Earnout Certificate, Holdco shall permit the Transferors reasonable access to the officers of Holdco, the books and records of Holdco and the work papers relating to the preparation of such Earnout Certificate. If Holdco and the Transferors are unable to resolve all of such differences within twenty (20) days of Holdco’s receipt of the Transferors’ objections, then for a period of thirty (30) days commencing on the twentieth (20th) day after Holdco’s receipt of the Transferors’ objections, the Transferors and Holdco shall seek in good faith to resolve in writing any differences that they may have with respect to the matters specified in the Earnout Certificate. If at the end of such thirty day period, Holdco and the Transferors are unable to resolve their differences with respect to the Earnout Certificate, then an independent accounting or financial consulting firm of recognized national standing as may be mutually selected by Holdco and the Transferors (the “Independent Accountant”) shall resolve any remaining disagreements. Each of Holdco and the Transferors shall promptly provide their assertions regarding the applicable Earnout Amount in writing to the Independent Accountant and to each other. The Independent Accountant shall be instructed to render its determination with respect to such disagreements as soon as reasonably practicable (which the Transferors and Holdco agree (i) shall be no later than forty-five (45) days following the day on which the disagreement is referred to the Independent Accountant, (ii) shall be set forth in a written report setting forth in reasonable detail the Independent Accountant’s determination of the Earnout Amount and the basis for such determination and (iii) shall be in the range of the dispute between the Earnout Amount specified in the Earnout Certificate and the amount asserted by the Transferors). The Independent Accountant shall base its determination solely on (i) the written submissions of the parties and shall not conduct an independent investigation and (ii) the extent (if any) to which the applicable Earnout Amount requires adjustment (only with respect to the remaining disagreements submitted to the Independent Accountant) in order to be determined in accordance with this Section 2.2(b). The determination of the Independent Accountant shall be final, conclusive and binding on the parties absent manifest error.

(c)          Payment of Earnout Amounts. All amounts owed pursuant to this Section 2.2 (the “Earnout Payments”) will be paid by Holdco to the Transferors, unless otherwise instructed by a Transferor, as set forth in the Consideration Notice by wire transfer in immediately available funds to such accounts as may be designated by each Transferor, from time to time, no later than May 15th of the year following each applicable Earnout Year, unless the applicable Earnout Amount is in dispute as provided above. If Holdco delivers an opinion of counsel of Holdco to the Transferors certifying that Holdco (i) is legally prevented from, or (ii) would be in violation of express covenants in any loan documents to which Holdco is a party by (including with respect to the Debt Financing so long as those obligations remain applicable), making all or a portion of any Earnout Payment to the Transferors, each Transferor may elect, in each such Transferor’s sole and absolute discretion, to (x) receive such Earnout Payment (or the portion thereof which cannot be paid) in shares of Holdco Common Stock valued at the closing market price of the Holdco Common Stock as reported on NASDAQ or such other national securities exchange on which the Holdco Common Stock is listed (or if not so listed, the bid price on the over-the-counter bulletin board) on the date such Transferor elects to receive such Earnout Payment (or the portion thereof which cannot be paid) in shares of Holdco Common Stock (it being understood that if a closing price or bid price, as applicable, is not reported on such day, then the parties shall value the stock at the last closing price or bid price, as applicable, reported); (y) defer the Earnout Payment (or the portion thereof which cannot be paid) until such time as it may be legally paid without violating any express covenants of any loan documents to which Holdco is party, which deferred payment shall accrue interest at a rate of 7.5% per annum; or (z) accept the Earnout Payment (or the portion thereof which cannot be paid) in another form of consideration (including notes).

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(d)          Conduct of Holdco. From the Closing Date until January 1, 2019 (or until the payment of all Earnout Payments, if earlier), Holdco:

(i)          shall not, without the prior written consent of the Transferors, commingle the business of Future Ads and its Subsidiaries with Holdco or any other Subsidiary or division of Holdco;

(ii)         shall not, without the prior written consent of the Transferors, burden Future Ads and its Subsidiaries with debt incurred on behalf of the operations of Holdco and its other Subsidiaries, other than debt incurred solely for the benefit of the operations of Future Ads and its Subsidiaries; provided, however, that the Transferors acknowledge and agree that Future Ads and its Subsidiaries may be guarantors or, if requested by the Lender, co-borrowers, of various obligations of Holdco including any debt incurred in connection with the Debt Financing pursuant to the Debt Commitment Letter, provided, further, that any cost or expenses or other obligations incurred directly or indirectly by Future Ads or its Subsidiaries with respect to the Debt Financing will not be included for purposes of computing the Adjusted EBITDA of Future Ads for each Earnout Year;

(iii)        shall provide to Future Ads an amount of capital reasonably necessary to accomplish the business of Future Ads as currently conducted and as proposed to be conducted; provided, however, that unless otherwise agreed, Holdco’s obligation pursuant to this clause (iii) shall not require it to provide an aggregate amount of capital in excess of the aggregate amount of capital that Holdco or its Affiliates have directly or indirectly previously withdrawn from Future Ads;

(iv)         shall not, without the prior written consent of the Transferors, make any change in any method of accounting or accounting practices or policies of Future Ads and its Subsidiaries used in the preparation of the Future Ads Financial Statements; and

(v)          shall not, without the prior written consent of the Transferors, conduct any business or begin any operations directly competing with the business and operations of Future Ads and its Subsidiaries outside of the corporate structure of Future Ads and its Subsidiaries.

(e)          Holdco Change of Control. Unless otherwise agreed in writing by Transferors, Holdco agrees that it will not enter into an agreement with respect to a Change of Control, or otherwise consummate a Change of Control, unless it is expressly agreed by the parties involved in such Change of Control transaction that the Earnout Amount payments provided in Section 2.2 and the other obligations related thereto shall be assumed by, and remain or become the obligations of, Holdco or its successor following the Change of Control.

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Section 2.3          Additional Consideration.

(a)          On or prior to June 30, 2016, Holdco shall pay to the Transferors, as additional consideration and in accordance with the Consideration Notice, $10,000,000 (the “Additional Consideration”) in cash and/or shares of Holdco Common Stock in accordance with Section 2.3(b).

(b)          During the Equity Financing Period, Holdco and its Affiliates shall use their reasonable best efforts to issue additional shares of Holdco Common Stock or other equity securities of Holdco in one or more offerings, pursuant to which Holdco will raise sufficient net proceeds to enable Holdco to pay to the Transferors the Additional Consideration in cash without violation of any express covenants in any loan documents to which Holdco is a party by (including with respect to the Debt Financing so long as those obligations remain applicable) (such equity offering or offerings, the “Equity Capital Raise”). As promptly as practicable following completion of each Equity Capital Raise, Holdco shall pay a portion of the net proceeds received from such Equity Capital Raise to the Transferors, unless otherwise instructed by a Transferor, in accordance with the Consideration Notice. With respect to the Equity Capital Raises as provided in this Section 2.3(b), the parties acknowledge and agree that a material consideration for undertaking such Equity Capital Raises is to enable Holdco to be able to pay to the Transferors the full Additional Consideration in cash; provided, however, that if the Board of Directors of Holdco determines in good faith that the aggregate net proceeds raised pursuant to the Equity Capital Raises was insufficient for Holdco to pay the full Additional Consideration in cash, then Holdco shall pay to the Transferors such maximum amount that the Holdco Board of Directors determines in good faith (the difference between the aggregate amount paid to the Transferors pursuant to this Section 2.3(b) and the Additional Consideration, the “Capital Raise Deficit Amount”). In the event of a Capital Raise Deficit Amount at the end of the Equity Financing Period, Holdco shall, in accordance with the Consideration Notice, unless otherwise instructed by a Transferor, issue and deliver to the Transferors shares of Holdco Common Stock valued at the Capital Raise Deficit Amount. For purposes of the preceding sentence, each share of Holdco Common Stock will be valued at the closing market price of the Holdco Common Stock as reported on NASDAQ or such other national securities exchange on which the Holdco Common Stock is listed (or if not so listed, the bid price on the over-the-counter bulletin board) on the date prior to the date on which the Additional Consideration is paid to the Transferors. The shares of Holdco Common Stock issued and delivered to the Transferors pursuant to this Section 2.3, if any, shall not be subject to the Future Ads Lockup Agreements.

(c)          If as of December 31, 2015 Holdco has not been able to successfully complete the Equity Capital Raise, then during the ten Business Day period following December 31, 2015, Jared Pobre, on behalf of the Transferors, may elect to receive the Additional Consideration (or, if applicable, the Capital Raise Deficit Amount) in shares of Holdco Common Stock (the date of such election, the “Early Equity Termination Date”) valued at the closing market price of the Holdco Common Stock as reported on NASDAQ or such other national securities exchange on which the Holdco Common Stock is listed (or if not so listed, the bid price on the over-the-counter bulletin board) as of the close of market on the Early Equity Termination Date (it being understood that if a closing price or bid price, as applicable, is not reported on such day, then the parties shall value the stock at the last closing price or bid price, as applicable, reported).

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Section 2.4          Closing.

(a)          The transfer and exchange of the Future Units shall take place at a closing (the “Closing”) to be held at the offices of Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, at 10:00 a.m., local time on the third Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of all conditions to the obligations of the parties set forth in Article VI (other than such conditions as may, by their terms, only be satisfied at the Closing or on the Closing Date), or at such other place or at such other time or on such other date as the Transferors (acting jointly) and Kitara mutually may agree in writing. The day on which the Closing takes place is referred to as the “Closing Date.”

(b)          At the Closing, Holdco shall deliver or cause to be delivered to the Transferors (i) the Closing Cash Consideration and (ii) the Equity Consideration and the Transferors shall deliver to Holdco documentation sufficient to transfer the Future Units to Holdco.

(c)          Notwithstanding anything to the contrary contained herein, at or prior to the Closing, Future Ads will distribute to the Transferors, or to such other Persons as instructed by the Transferors, all of the Cash of Future Ads and its Subsidiaries, subject to any amounts retained by Future Ads for operational or other commercial purposes at the sole discretion of the Transferors.

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Section 2.5          Post-Closing Consideration Adjustment.

(a)          Determination of Future Ads Working Capital and Future Ads Indebtedness. As promptly as practicable, but no later than 60 days following the Closing Date, the Transferors will prepare and deliver, or cause to be prepared and delivered, to Holdco a consolidated balance sheet of Future Ads and its Subsidiaries as at immediately prior to the Closing and, for the avoidance of doubt, without giving effect to the transactions contemplated hereby, the Debt Financing or any proceeds therefrom (the “Future Ads Closing Balance Sheet”), which shall include the Future Ads Working Capital and the Future Ads Indebtedness, prepared in accordance with GAAP and on a basis consistent in all material respects with the preparation of the Future Ads Balance Sheet, except in each case, for those differences described in the definitions of Future Ads Current Assets, Future Ads Current Liabilities and Future Ads Indebtedness. If Holdco disagrees with the calculation of the Future Ads Working Capital and/or the Future Ads Indebtedness, Holdco shall notify the Transferors of such disagreement in writing within twenty (20) days after Holdco’s receipt of the Future Ads Closing Balance Sheet (such notice setting forth in reasonable detail the basis for such disagreement). In the event that Holdco does not provide such a notice of disagreement within such twenty (20) day period, Holdco shall be deemed to have accepted the Future Ads Closing Balance Sheet and the calculation of the Future Ads Working Capital and the Future Ads Indebtedness, each of which shall be final, binding and conclusive for all purposes hereunder. Following the Transferors’ receipt of a notice of disagreement timely provided as set forth in the second sentence of this Section 2.5(a), Holdco and the Transferors will use reasonable best efforts for a period of twenty (20) days to resolve any disagreements with respect to the calculations of the Future Ads Working Capital and/or Future Ads Indebtedness. If, at the end of such twenty (20) day period Holdco and the Transferors are unable to resolve any disagreements with respect to the calculation of the Future Ads Working Capital and/or the Future Ads Indebtedness, then the Independent Accountant shall resolve any remaining disagreements. Each of Holdco and the Transferors shall promptly provide their assertions regarding the Future Ads Working Capital and Future Ads Indebtedness in writing to the Independent Accountant and to each other. The Independent Accountant shall be instructed to render its determination with respect to such disagreements as soon as reasonably practicable (which the Transferors and Holdco agree (i) shall be no later than thirty (30) days following the day on which the disagreement is referred to the Independent Accountant, (ii) shall be set forth in a written report setting forth in reasonable detail the Independent Accountant’s determination of the Future Ads Working Capital and/or the Future Ads Indebtedness and the basis for each such determination and (iii) the Independent Accountant’s determination of the (A) Future Ads Working Capital shall be in the range of the dispute between the Future Ads Working Capital specified in the Future Ads Closing Balance Sheet and the Future Ads Working Capital asserted by Holdco and (B) Future Ads Indebtedness shall be in the range of the dispute between the Future Ads Indebtedness specified in the Future Ads Closing Balance Sheet and the Future Ads Indebtedness asserted by Holdco). The Independent Accountant shall base its determination solely on (i) the written submissions of the parties and shall not conduct an independent investigation and (ii) the extent (if any) to which the Future Ads Working Capital and/or the Future Ads Indebtedness requires adjustment (only with respect to the remaining disagreements submitted to the Independent Accountant) in order to be determined in accordance with this Section 2.5(a). The determination of the Independent Accountant shall be final, conclusive and binding on the parties absent manifest error.

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(b)          Determination of Kitara Working Capital. As promptly as practicable, but no later than 60 days following the Closing Date, Holdco will prepare and deliver, or cause to be prepared and delivered, to the Transferors a consolidated balance sheet of Kitara and its Subsidiaries as at immediately prior to the Closing and, for the avoidance of doubt, without giving effect to the transactions contemplated hereby, the Debt Financing or any proceeds therefrom (the “Kitara Closing Balance Sheet”), which shall include the Kitara Working Capital, prepared in accordance with GAAP and on a basis consistent in all material respects with the preparation of the Kitara Balance Sheet. If the Transferors disagree with the calculation of the Kitara Working Capital, the Transferors shall notify Holdco of such disagreement in writing within twenty (20) days after the Transferors’ receipt of the Kitara Closing Balance Sheet (such notice setting forth in reasonable detail the basis for such disagreement). In the event that the Transferors do not provide such a notice of disagreement within such twenty (20) day period, the Transferors shall be deemed to have accepted the Kitara Closing Balance Sheet and the calculation of the Kitara Working Capital, each of which shall be final, binding and conclusive for all purposes hereunder. Following Holdco’s receipt of a notice of disagreement timely provided as set forth in the second sentence of this Section 2.5(b), Holdco and the Transferors will use reasonable best efforts for a period of twenty (20) days to resolve any disagreements with respect to the calculations of the Kitara Working Capital. If, at the end of such twenty (20) day period Holdco and the Transferors are unable to resolve any disagreements with respect to the calculation of the Kitara Working Capital, then the Independent Accountant shall resolve any remaining disagreements. Each of Holdco and the Transferors shall promptly provide their assertions regarding the Kitara Working Capital in writing to the Independent Accountant and to each other. The Independent Accountant shall be instructed to render its determination with respect to such disagreements as soon as reasonably practicable (which the Transferors and Holdco agree (i) shall be no later than thirty (30) days following the day on which the disagreement is referred to the Independent Accountant, (ii) shall be set forth in a written report setting forth in reasonable detail the Independent Accountant’s determination of the Kitara Working Capital and the basis for such determination and (iii) such determination shall be in the range of the dispute between the Kitara Working Capital specified in the Kitara Closing Balance Sheet and the Kitara Working Capital asserted by the Transferors). The Independent Accountant shall base its determination solely on (i) the written submissions of the parties and shall not conduct an independent investigation and (ii) the extent (if any) to which the Kitara Working Capital requires adjustment (only with respect to the remaining disagreements submitted to the Independent Accountant) in order to be determined in accordance with this Section 2.5(b). The determination of the Independent Accountant shall be final, conclusive and binding on the parties absent manifest error.

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(c)          Payment of Post-Closing Adjustment. Following the final determination of the Future Ads Working Capital, Future Ads Indebtedness and, subject to the last sentence of this section, the Kitara Working Capital, the Adjustment Amount shall be determined and paid by wire transfer of immediately available funds to such accounts as may be designated from time to time by the Transferors or Holdco, as applicable, no later than five (5) days following the day on which the last of the Future Ads Working Capital, Future Ads Indebtedness and Kitara Working Capital is finally determined in accordance with Sections 2.5(a) and 2.5(b). If the Adjustment Amount is a positive number, Holdco shall pay the Adjustment Amount to the Transferors. If the Adjustment Amount is a negative number, the Transferors shall pay the absolute value of the Adjustment Amount to Holdco. Notwithstanding the foregoing, if (i) the Future Ads Working Capital and Future Ads Indebtedness have been finally determined in accordance with Section 2.5(a) but the Kitara Working Capital amount has not yet been finalized pursuant to Section 2.5(b) and (ii) the Adjustment Amount, based on a Target Working Capital of zero dollars ($0), is a positive number, then Holdco shall pay the Adjustment Amount to the Transferors as so calculated within five (5) days of its determination and pay the balance, if any, due the Transferors in the event the final determined Kitara Working Capital is a negative amount.

Article III
REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS AND FUTURE ADS

Except as set forth in the Transferors Disclosure Schedules attached hereto (collectively, the “Transferors Disclosure Schedules”), each of the Transferors hereby severally (as to such Transferor and not as to any other Transferor) and Future Ads (as to Future Ads) represents and warrants to Kitara and Holdco as follows:

Section 3.1          Organization and Qualification.

(a)          Each of the Transferors is a trust or corporation duly organized and validly existing under applicable law and has all necessary trust or corporate power and authority to execute and deliver this Agreement, and to perform such Transferor’s respective obligations hereunder.

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(b)          Each of Future Ads and its Subsidiaries is (i) a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation as set forth in Schedule 3.1(b) of the Transferors Disclosure Schedules, and has all necessary limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified as a foreign limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except, in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect.

(c)          Future Ads has heretofore furnished to Holdco a complete and correct copy of the certificate of formation and limited liability company agreement, each as amended to date, of Future Ads and each of its Subsidiaries. Such certificates of formation and limited liability company agreements are in full force and effect.

Section 3.2          Authority.

(a)          Such Transferor has the requisite power and authority to execute and deliver this Agreement and all other instruments and agreements to be delivered by such Transferor as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each instrument and agreement to be delivered by a Transferor as contemplated hereby has been duly executed and delivered by such Transferor and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement and each other instrument and agreement to be delivered by such Transferor as contemplated hereby constitutes the legal, valid and binding obligations of such Transferor, enforceable against such Transferor in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)          Future Ads has all requisite power and authority to execute and deliver this Agreement and all other instruments and agreements to be delivered by Future Ads as contemplated hereby, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and each instrument and agreement to be delivered by Future Ads as contemplated hereby has been duly executed and delivered by Future Ads and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement and each other instrument and agreement to be delivered by Future Ads as contemplated hereby constitutes the legal, valid and binding obligations of Future Ads, enforceable against Future Ads in accordance with its respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

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(c)          All consents and approvals required under the limited liability company agreement of Future Ads have been obtained.

Section 3.3          No Conflict; Required Filings and Consents.

(a)          Except as set forth in Schedule 3.3(a) of the Transferors Disclosure Schedules, the execution, delivery and performance by each Transferor and Future Ads of this Agreement and all other instruments and agreements to be delivered by such Transferor or Future Ads as contemplated hereby and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i)           conflict with or violate the trust instrument of such Transferor;

(ii)          conflict with or violate the certificate of formation or limited liability company agreement of Future Ads or any of its Subsidiaries;

(iii)         create any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of Future Ads or any of its Subsidiaries;

(iv)         conflict with or violate any Law applicable to Future Ads or any of its Subsidiaries or by which any property or asset of Future Ads or any of its Subsidiaries is bound or affected; or

(v)          conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Future Ads Material Contract;

except, in the case of clauses (iii), (iv) or (v), for any such Encumbrances, conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect.

(b)          None of such Transferor, Future Ads or any of its Subsidiaries is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by such Transferor and Future Ads of this Agreement or the consummation of the transactions contemplated hereby or in order to prevent the termination of any right, privilege, license or qualification of Future Ads or any of its Subsidiaries, except (i) for any filings required to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect, or (iv) as may be necessary as a result of any facts or circumstances relating to Kitara, Holdco or any of their respective Affiliates.

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Section 3.4          Capitalization; Units.

(a)          The authorized and outstanding membership interests or other equity or ownership interests of Future Ads and its Subsidiaries is as is set forth in Schedule 3.4(a) of the Transferors Disclosure Schedules, including with respect to Future Ads, the identity of each holder of Future Ads membership interests and the number and type of such membership interests held by each of them. All of the issued and outstanding membership interests or other equity or ownership interests of Future Ads and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and in the case of its Subsidiaries, each such equity or ownership interest is owned by Future Ads or another Subsidiary, free and clear of any Encumbrance and are not subject to, and were not issued in violation of any preemptive rights or other similar rights. The Future Units constitute all of the issued and outstanding equity interests of Future Ads.

(b)          Except as set forth in Schedule 3.4(b) of the Transferors Disclosure Schedules, there are no outstanding: (i) obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the membership interests or other equity or ownership interests of Future Ads or any of its Subsidiaries or obligating Future Ads or any of its Subsidiaries to issue or sell any membership interests of, or any other interest in, Future Ads or such Subsidiaries; (ii) stock appreciation rights, phantom stock, interests in the ownership or earnings of Future Ads or any of its Subsidiaries or other equity equivalent or equity-based awards or rights; (iii) contractual obligations of Future Ads or any of its Subsidiaries to repurchase, redeem or otherwise acquire any membership interests or other equity or ownership interests of Future Ads or such Subsidiaries to provide funds to, or make any investment in, any other Person; and (iv) bonds, debentures or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. There are no agreements, proxies or understandings in effect with respect to the voting or disposition of, or that restrict the transfer of, any of the membership interests or other equity or ownership interests of Future Ads or any of its Subsidiaries.

(c)          The Transferors are the record and beneficial owners of the Future Units, free and clear of any Encumbrances. Each of the Transferors has the right, authority and power to sell, assign and transfer the Future Units to Holdco. Upon delivery to Holdco of documentation sufficient to transfer the Future Units to Holdco, Holdco’s payment of the Closing Cash Consideration and Holdco’s delivery of the Equity Consideration, Holdco, assuming it shall have acquired the Future Units for value in good faith and without notice of any adverse claim, shall acquire good, valid and marketable title to the Future Units, free and clear of any Encumbrance, other than Permitted Encumbrances.

Section 3.5          Equity Interests. Except as set forth in Schedule 3.5 of the Transferors Disclosure Schedules, neither Future Ads nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in, or assume any liability or obligation of, any Person (other than a Subsidiary of Future Ads).

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Secgtion 3.6          Financial Statements; No Undisclosed Liabilities.

(a)            True and complete copies of the audited consolidated balance sheet of Future Ads and its Subsidiaries as at December 31, 2013, December 31, 2012, December 31, 2011 and the related audited consolidated statements of operations, members’ equity and cash flows of Future Ads and its Subsidiaries, together with all related notes and schedules thereto (collectively referred to as the “Future Ads Financial Statements”) and the unaudited consolidated balance sheet of Future Ads and its Subsidiaries as at June 30, 2014 (the “Future Ads Balance Sheet”), and the related consolidated statements of operations, members’ equity and cash flows of Future Ads and its Subsidiaries for the six (6) months then ended, together with all related notes and schedules thereto (collectively referred to as the “Future Ads Interim Financial Statements”), are attached hereto as Schedule 3.6(a) of the Transferors Disclosure Schedules. Each of the Future Ads Financial Statements and the Future Ads Interim Financial Statements (i) has been prepared based on the books and records of Future Ads and its Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Future Ads and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Future Ads Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes.

(b)            There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of Future Ads or any of its Subsidiaries, other than any such debts, liabilities or obligations (i) reflected or reserved against on the Future Ads Financial Statements or the notes thereto, (ii) accounts payable to trade creditors and accrued expenses incurred since the date of the Future Ads Balance Sheet in the ordinary course of business of Future Ads and its Subsidiaries consistent with past practice, (iii) that would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect, or (iv) for Taxes.

Section 3.7             Absence of Certain Changes or Events. Since the date of the Future Ads Balance Sheet, (a) the business of Future Ads and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and (b) there has not occurred any event, circumstance, development, state of facts, occurrence, change or effect which has had or would reasonably be expected, individually or in the aggregate, to result in any Future Ads Material Adverse Effect.

Section 3.8          Compliance with Law; Permits.

(a)          Each of Future Ads and its Subsidiaries is in compliance, and have been in compliance for the three (3) years prior to the date hereof, with all Laws applicable to it, except as would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect.

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(b)            Each of Future Ads and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of Future Ads and its Subsidiaries to own, lease and operate its properties in all material respects and to carry on its business as currently conducted (the “Future Ads Permits”) except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect.

(c)            No representation or warranty is made by the Transferors or Future Ads under this Section 3.8 with respect to ERISA, Taxes or environmental matters, which are covered exclusively by Sections 3.10, 3.15 and 3.16, respectively.

Section 3.9            Litigation. As of the date hereof, there is no Action, and during the three (3) years prior to the date hereof there has not been any Action, by or against Future Ads or any of its Subsidiaries pending, or to the Knowledge of Future Ads, threatened, individually or in the aggregate, reasonably expected to be material to Future Ads and its Subsidiaries taken as a whole or that would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of Future Ads, there is no valid basis for any such action, proceeding or investigation. Neither Future Ads nor any of its Subsidiaries is subject to any order that materially restricts the operation of the business of Future Ads and its Subsidiaries or which has had or would reasonably be expected to have, individually or in the aggregate, a Future Ads Material Adverse Effect.

Section 3.10          Employee Benefit Plans.

(a)            Schedule 3.10(a) of the Transferors Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by Future Ads or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Future Ads or any of its Subsidiaries and (ii) a list of all employment, termination, severance or other contracts, agreements or arrangements, pursuant to which Future Ads or any of its Subsidiaries currently has any obligation with respect to any current or former employee, officer or director of Future Ads or any of its Subsidiaries (other than employment agreements or letters providing for an annual base salary of less than $100,000 that can be terminated for any reason at any time without consequence to the employer) (collectively, the “Future Ads Employee Plans”). Future Ads has made available to Kitara a true and complete copy of each Future Ads Employee Plan and with respect to each Future Ads Employee Plan, as applicable, (x) all current summary plan descriptions, (y) the most recent determination letter from the IRS, and (z) the annual report on IRS Form 5500-series, including any attachments thereto, for the most recent plan year.

(b)            (i) Each Future Ads Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) each of Future Ads and its Subsidiaries has performed all material obligations required to be performed by it under any Future Ads Employee Plan and to the Knowledge of Future Ads, is not in any material respect in default under or in violation of any Future Ads Employee Plan and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of Future Ads, threatened in writing with respect to any Future Ads Employee Plan by any current or former employee, officer or director of Future Ads or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Future Ads Material Adverse Effect.

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(c)          Each Future Ads Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a currently effective determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of Future Ads, no fact or event has occurred since the date of such letter from the IRS that would reasonably be expected to adversely affect the qualified status of any such Future Ads Employee Plan or the exempt status of any such trust.

(d)          There exists no multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or single employer plan (within the meaning of Section 4001(a)(15) of ERISA), in each case, subject to Section 412 of the Code or Section 302 or Title IV of ERISA, with respect to which Future Ads or any of its Subsidiaries would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

(e)          No Future Ads Employee Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iii) a “funded welfare plan” within the meaning of Section 419 of the Code or (iv) sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider.

(f)          There are no Future Ads Employee Plans that are subject to or governed by the Laws of any jurisdiction other than the United States.

(g)          Neither Future Ads nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, directly or in combination with other events, result, separately or in the aggregate, except as provided in Schedule 3.10(g) of the Transferors Disclosure Schedules, in the payment, vesting, acceleration or enhancement of any compensation or benefit.

(h)          The representations and warranties contained in this Section 3.10 are the only representations and warranties being made with respect to ERISA.

Section 3.11          abor and Employment Matters.

(a)          Neither Future Ads nor any of its Subsidiaries is a party to, bound by or required to negotiate any collective bargaining agreement or union contract that pertains to employees of Future Ads or any of its Subsidiaries and there is no pending or, to the Knowledge of Future Ads, threatened or anticipated demands for recognition and no representation or certification proceedings or petitions relating to Future Ads or its Subsidiaries. To the Knowledge of Future Ads, there are no organizing activities or collective bargaining arrangements that would affect Future Ads or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of Future Ads or any of its Subsidiaries. There are no lockouts, strikes, slowdowns or work stoppages pending or, to the Knowledge of Future Ads, threatened or anticipated by or with respect to any employees of Future Ads or any of its Subsidiaries.

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(b)          There has not been, and to the Knowledge of Future Ads, there will not be, any material adverse change in relations with employees of Future Ads or its Subsidiaries as a result of the transactions contemplated by this Agreement. Future Ads has not been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of the federal Worker Adjustment and Retraining Notification Act or any similar Law during the last six (6) years. To the Knowledge of Future Ads, no officer, executive or key employee of Future Ads or its Subsidiaries (i) has provided written notice of any intention to terminate his or her employment with Future Ads or its Subsidiaries (as applicable) within the first twelve (12) months following the Closing Date, or (ii) is party to any confidentiality, non-competition, proprietary rights or other such agreement that would materially restrict the performance of such Person’s employment duties with Future Ads or its Subsidiaries or the ability of Future Ads and/or its Subsidiaries to conduct its or their business.

Section 3.12          Insurance. Schedule 3.12(a) of the Transferors Disclosure Schedules sets forth a true and complete list of all material insurance policies in force with respect to Future Ads and its Subsidiaries and such policies have been provided to Kitara. No notice of cancellation or termination has been received with respect to any such policy as of the date hereof, and all such insurance policies are in full force and effect and will remain in full force and effect up to and including the time of the Closing (other than those that have been retired or expired in the ordinary course), all premiums thereon have been paid, and Future Ads and its Subsidiaries are otherwise in compliance with the terms and provisions of such policies other than any such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Future Ads Material Adverse Effect or result in the cancellation of, any such policy.

Section 3.13          Real Property.

(a)            Neither Future Ads nor any of its Subsidiaries owns any real property.

(b)            Schedule 3.13(b) of the Transferors Disclosure Schedules lists the street address of each parcel of Future Ads Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Future Ads Leased Real Property. Future Ads or its Subsidiaries have a valid leasehold estate in all Future Ads Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. Except as would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect, (i) neither Future Ads nor any of its Subsidiaries has received written notice from any Governmental Authority that any of the Leased Real Property is not in compliance with all applicable Laws, except for such failures to comply, if any, which have been remedied, (ii) all leases in respect of the Leased Real Property are in full force and effect, neither Future Ads nor any of its Subsidiaries has received any written notice of a breach or default thereunder, and to the Knowledge of Future Ads, no event has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder, (iii) there is no pending or written threat of condemnation or similar proceeding affecting the Leased Real Property or any portion thereof, (iv) Future Ads has made available to Kitara true and complete copies of the leases in effect at the date hereof relating to the Future Ads Leased Real Property and (v) there has not been any sublease or assignment entered into by Future Ads or any of its Subsidiaries in respect of the leases relating to the Leased Real Property.

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Section 3.14           Intellectual Property.

(a)          Schedule 3.14(a)(i) of the Transferors Disclosure Schedules sets forth an accurate and complete list of all registered Marks (excluding Internet domain names)) and applications for registration of Marks (excluding Internet domain names) owned by Future Ads or any of its Subsidiaries (collectively, the “Future Ads Marks”), Schedule 3.14(a)(ii) of the Transferors Disclosure Schedules sets forth an accurate and complete list of all material Internet domain names owned by Future Ads or any of its Subsidiaries (the “Future Ads Domain Names” and, together with the Future Ads Marks, the “Future Ads Registered Marks”), Schedule 3.14(a)(iii) of the Transferors Disclosure Schedules sets forth an accurate and complete list of all Patents owned by Future Ads or any of its Subsidiaries (collectively, the “Future Ads Patents”) and Schedule 3.14(a)(iv) of the Transferors Disclosure Schedules sets forth an accurate and complete list of all registered Copyrights and all pending applications for registration of Copyrights owned by Future Ads or any of its Subsidiaries (collectively, the “Future Ads Registered Copyrights” and, together with the Future Ads Registered Marks and the Future Ads Patents, the “Future Ads Registered IP”). No Future Ads Registered IP is the subject of any currently pending interference, derivation, reissue, reexamination, opposition or cancellation proceeding and, to the Knowledge of Future Ads, no such action is threatened with respect to any of the Future Ads Registered IP. To the Knowledge of Future Ads, the Future Ads Registered IP is valid and subsisting, and no written claim challenging the validity or enforceability of any of the Future Ads Registered IP has been received by Future Ads or any of its Subsidiaries in the three (3) years prior to the date of this Agreement. All filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Future Ads Registered IP have been or will be timely paid.

(b)          Future Ads and its Subsidiaries have taken reasonable steps to maintain the confidentiality of all material Trade Secrets of Future Ads and its Subsidiaries. Future Ads and its Subsidiaries have, and use commercially reasonable efforts to enforce, a policy requiring all employees, consultants and contractors who participate in the creation of any Intellectual Property used by Future Ads or any of its Subsidiaries to enter into proprietary information, confidentiality and assignment agreements whereby such persons assign all rights to such Intellectual Property to Future Ads or its Subsidiaries.

(c)          To the Knowledge of Future Ads, Future Ads and its Subsidiaries own, free and clear of any and all Encumbrances, except for Permitted Encumbrances, or are licensed or otherwise possess legally enforceable rights to use all Intellectual Property that is necessary in the business of Future Ads and its Subsidiaries as currently conducted. None of the Intellectual Property owned by Future Ads or any of its Subsidiaries is subject to any outstanding order or judgment restricting the use or licensing thereof by Future Ads or such Subsidiary.

(d)          The conduct of Future Ads and its Subsidiaries, including the use, marketing, sale, licensing or distribution of products or services distributed, sold or offered by Future Ads or any of its Subsidiaries, or any technology or materials used in connection therewith, do not infringe upon, misappropriate or violate any Intellectual Property of any third party except for such infringement, misappropriation or violation as would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect. To the Knowledge of Future Ads, no third party is misappropriating or infringing any Intellectual Property owned by Future Ads or any of its Subsidiaries in a manner that would reasonably be expected to have a Future Ads Material Adverse Effect.

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(e)          Future Ads and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, middleware, firmware, servers, software, databases, websites and equipment used to process, store, maintain and operate data, information, and functions used in connection with Future Ads’ and its Subsidiaries’ business operations (the “Future Ads IT Systems”). As of the date hereof, the Future Ads IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business as now being conducted. Future Ads and its Subsidiaries have implemented commercially reasonable back-up, security and disaster recovery measures that in all material respects are consistent with applicable regulatory standards and customary industry practices.

(f)          Future Ads and its Subsidiaries are complying and have complied in all material respects with their own published policies and procedures relating to privacy, data protection, and the collection and use of personally identifiable information, except for such failures as would not, individually or in the aggregate, be expected to have a Future Ads Material Adverse Effect. To the Knowledge of Future Ads, there has been no material loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of by or Future Ads or its Subsidiaries.

Section 3.15          Taxes.

(a)            Except for failures, violations, inaccuracies, omissions or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect:

(i)           all material Returns required by applicable Law to be filed by or on behalf of Future Ads or any of its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Returns were, at the time of filing, true and complete in all material respects;

(ii)          neither Future Ads nor any of its Subsidiaries is delinquent in the payment of any material Tax;

(iii)         no Liens for Taxes exist with respect to any assets or properties of Future Ads or any of its Subsidiaries, except for statutory Liens for Taxes not yet delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings;

(iv)         as of the date of this Agreement, there are no audits, examinations, investigations, disputes, suits or other proceedings now pending, or to the Knowledge of Future Ads, threatened in writing against or with respect to Future Ads or any of its Subsidiaries with respect to any material Tax;

(v)         Future Ads has not waived any statutes of limitations in respect of any Taxes or agreed to any extension of time that is currently effective with respect to a Tax assessment or deficiency; and

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(vi)         Future Ads has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or member, except with respect to matters contested in good faith or for which adequate reserves have been established.

(b)          Future Ads has been classified as a partnership for all Tax purposes at all times since its date of formation, and no election has ever been made to classify Future Ads as other than a partnership at any time for purposes of any Tax.

(c)          Neither Future Ads nor any of its Subsidiaries has taken any action (or failed to take any action) which action or failure would prevent the receipt of the Holdco Common Stock in exchange for Future Ads Units from qualifying, together with the Kitara Reorganization, as a nonrecognition transaction under Section 351 of the Code.

(d)          Neither Future Ads nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes. Neither Future Ads nor any of its Subsidiaries owns any stock in a “passive foreign investment company” within the meaning of Section 1297 of the Code or stock in a “controlled foreign corporation” within the meaning of Section 957 of the Code.

(e)          The representations and warranties contained in this Section 3.15 are the only representations and warranties being made by Future Ads and its Subsidiaries with respect to Taxes.

Section 3.16          Environmental Matters.

(a)          Future Ads and its Subsidiaries are in compliance in all material respects, and have been in compliance in all material respects for the three (3) years prior to the date hereof, with all applicable Environmental Laws and have obtained and are in compliance, and have been in compliance for the three (3) years prior to the date hereof, with all Environmental Permits. There are no written claims alleging any violation of or liability pursuant to any Environmental Law pending or, to the Knowledge of Future Ads, threatened against Future Ads or its Subsidiaries.

(b)          Future Ads has delivered to Kitara complete and accurate copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Future Ads pertaining to Hazardous Materials in, on, or under the Leased Real Property, or concerning compliance by Future Ads or any of its Subsidiaries or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

(c)          Neither Future Ads nor any of its Subsidiaries has assumed, either contractually or by operation of law, the liability of any other Person under any Environmental Law which has had or would reasonably be expected to have, individually or in the aggregate, a Future Ads Material Adverse Effect. There are no facts, circumstances or conditions relating to the past or present business or operations of Future Ads, any of its Subsidiaries or any of their respective predecessors (including the release or disposal of any wastes, Hazardous Material or other materials at any location), or to any real property or facility at any time owned, leased, or operated by Future Ads, its Subsidiaries or any of their respective predecessors, that would reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environmental Law which has had or would reasonably be expected to have, individually or in the aggregate, a Future Ads Material Adverse Effect.

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Section 3.17          Future Ads Material Contracts.

(a)          Schedule 3.17 of the Transferors Disclosure Schedules lists each of the following written contracts and agreements of Future Ads and its Subsidiaries (such contracts and agreements as described in this Section 3.17(a) being “Future Ads Material Contracts”):

(i)           all contracts or agreements that provide for payment or receipt by Future Ads or any of its Subsidiaries of more than $1,000,000 per year that cannot be terminable upon 30 days’ or less notice, including any such contracts and agreements with customers or clients;

(ii)          all contracts and agreements relating to indebtedness for borrowed money in excess of $100,000 or granting or evidencing an Encumbrance on any property or asset of Future Ads or any of its Subsidiaries, other than a Permitted Encumbrance;

(iii)         all contracts and agreements that limit or purport to limit the ability of Future Ads or any of its Subsidiaries to compete in any material respect in any line of business or with any Person or in any geographic area or during any period of time;

(iv)         all contracts and agreements between or among Future Ads or any of its Subsidiaries, on the one hand, and (A) any Affiliate of Future Ads that is not Future Ads or any of its Subsidiaries, on the other hand, or (B) any current or former officer or director of Future Ads or any of its Subsidiaries, on the other hand, other than those listed on Schedule 3.10(a) of the Transferors Disclosure Schedules;

(v)         all contracts relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $250,000 in the aggregate;

(vi)         all contracts entered into within the past three (3) years involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute (excluding, for purposes of this clause, employee severance agreements);

(vii)        all contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the membership interests or other equity interests of Future Ads or any such Subsidiary;

(viii)       all contracts under which any Person (other than Future Ads) has directly or indirectly guaranteed indebtedness of Future Ads or any of its Subsidiaries;

(ix)         all bids, quotations, proposals, contracts, work authorizations, leases, commitments or sale or purchase orders of Future Ads or any of its Subsidiaries with any Governmental Authority, including all contracts and work authorizations to supply goods and services to any Governmental Authority;

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(x)          any agreement under which Future Ads or any of its Subsidiaries has granted any person registration rights for its securities; and

(xi)          any other contract or agreement that is material to Future Ads and its Subsidiaries, taken as a whole.

(b)            Each Future Ads Material Contract (i) is valid and binding on Future Ads or the applicable Subsidiary, as the case may be, and, to the Knowledge of Future Ads, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedule 3.3(a) of the Transferors Disclosure Schedules are not obtained, shall continue in full force and effect without penalty or other adverse consequence. None of Future Ads or any of its Subsidiaries is in breach of, or default under, any Future Ads Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect.

Section 3.18          Brokers. Except as set forth in Schedule 3.18 of the Transferors Disclosure Schedules, the fees and commissions of which will be paid by Future Ads, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Future Ads or any of its Subsidiaries.

Section 3.19          Investment Intent; Securities Laws.

(a)            Each Transferor is acquiring its portion of the Equity Consideration for its own account for investment purposes only and not with a view to any public distribution thereof or with any intention of selling, distributing or otherwise disposing of the Equity Consideration in a manner that would violate the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). Each Transferor is an “accredited investor” within the meaning of Rule 501(a) promulgated under the Securities Act, and each Transferor acknowledges that it will not be permitted to transfer the shares of Holdco Common Stock constituting the Equity Consideration, except pursuant to an effective registration statement under the Securities Act or pursuant to a valid exemption from registration.

(b)            The Transferors have been granted the opportunity to ask questions of, and receive satisfactory answers from, representatives of Holdco and/or Kitara concerning the terms and conditions of the Equity Consideration and have had the opportunity to obtain and have obtained any additional information that the Transferors deem necessary regarding their receipt of the Equity Consideration and investment in Holdco. The Transferors have the financial ability to bear the economic risk of this investment.

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Section 3.20          Exclusivity of Representations and Warranties. The representations and warranties made by the Transferors and Future Ads in this Article III are the exclusive representations and warranties made by such Transferor with respect to such Transferor and Future Ads, with respect to Future Ads and its Subsidiaries. Neither such Transferor, Future Ads nor any of its Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied (including, but not limited to, any relating to financial condition, results of operations, assets or liabilities of Future Ads and its Subsidiaries), except as expressly set forth in this Article III (as modified by the Transferors Disclosure Schedules), and the Transferors and Future Ads hereby disclaim any such other representations or warranties. No material or information provided by or communications made by the Transferors, Future Ads or any of their respective Affiliates, or by any advisor thereof, whether by use of a “data room,” or in any information memorandum, or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to or in respect of the Transferors, Future Ads, its Subsidiaries or the title, condition, value or quality of the assets or liabilities of Future Ads or its Subsidiaries. The Transferors and Future Ads make no representation or warranty whatsoever with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

Article IV
REPRESENTATIONS AND WARRANTIES
OF HOLDCO AND KITARA

Except as set forth in the Kitara Disclosure Schedules attached hereto (collectively, the “Kitara Disclosure Schedules”), Holdco and Kitara hereby represent and warrant jointly and severally to the Transferors and Future Ads as follows:

Section 4.1          Organization and Qualification.

(a)          Each of Holdco, Kitara and its Subsidiaries is (i) a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has all necessary corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and (ii) duly qualified as a foreign corporation or limited liability company to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification necessary, except in each case, for any such failures that would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect.

(b)          Kitara has heretofore furnished to the Transferors a complete and correct copy of the certificate of incorporation and bylaws or equivalent organizational documents, each as amended to date, of Kitara and each of its Subsidiaries. Such certificates of incorporation, bylaws or equivalent organizational documents are in full force and effect.

(c)          The affirmative vote (in person or by proxy) of the holders of a majority of the aggregate voting power cast at the Kitara Stockholders Meeting or any adjournment or postponement thereof to approve the Kitara Reorganization and the transactions contemplated hereby and thereby (the “Kitara Stockholder Approval”) is the only vote of the holders of any class or series of the capital stock of Kitara necessary to approve the Kitara Reorganization and the transactions contemplated hereby. At all times until the Kitara Stockholder Approval is obtained, the shares of capital stock of Kitara subject to the Voting Agreement are, and will be, sufficient to obtain the Kitara Stockholder Approval.

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(d)          Following the Kitara Reorganization, Kitara will be a wholly-owned subsidiary of Holdco. Following the Kitara Reorganization but immediately prior to the Closing, Holdco will be wholly-owned collectively by the Pre-Reorganization Kitara Stockholders. The certificate of incorporation and bylaws of Holdco immediately prior to the Kitara Reorganization shall remain the certificate of incorporation and bylaws of Holdco following the Kitara Reorganization. The certificate of incorporation and bylaws of Merger Sub immediately prior to the Kitara Reorganization shall become the certificate of incorporation and bylaws of Kitara following the Kitara Reorganization.

Section 4.2          Authority.

(a)          Each of Holdco and Kitara has the requisite corporate power and authority to execute and deliver this Agreement and all other instruments and agreements to be delivered by each of Holdco and Kitara as contemplated hereby, including all documents and instruments in connection with the Kitara Reorganization, and, subject to obtaining the Kitara Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Holdco and Kitara of this Agreement and all other instruments and agreements to be delivered by Holdco and Kitara as contemplated hereby and the consummation by Holdco and Kitara of the transactions contemplated hereby and thereby have been duly and validly authorized by the Boards of Directors or equivalent governing body of Holdco and Kitara. Kitara, as the sole stockholder of Holdco, has approved the Kitara Reorganization, this Agreement and the transactions contemplated hereby. Except for obtaining the Kitara Stockholder Approval, which will be obtained at the Kitara Stockholders Meeting, no other corporate proceedings on the part of Holdco or Kitara are necessary to authorize the execution, delivery or performance of this Agreement or any other instruments and agreements to be delivered by Holdco or Kitara as contemplated hereby, including all documents and instruments in connection with the Kitara Reorganization, or to consummate the transactions contemplated hereby and thereby. This Agreement and each instrument and agreement to be delivered by Holdco and Kitara as contemplated hereby has been, and upon its execution will be, duly executed and delivered by Holdco and Kitara, as applicable and, assuming due execution and delivery by each of the other parties hereto and thereto, this Agreement and each other instrument and agreement to be delivered by Holdco and Kitara as contemplated hereby constitutes the legal, valid and binding obligations of Holdco and Kitara, as applicable, enforceable against Holdco and Kitara, as applicable, in accordance with their respective terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(b)          The Board of Directors of each of Kitara and Holdco, acting unanimously by written consent pursuant to Section 141(f) of the DGCL, have (i) determined that this Agreement is fair to and in the best interests of Kitara, Holdco and their respective stockholders, (ii) determined that the Kitara Reorganization is fair to and in the best interests of Kitara, Holdco and their respective stockholders, and (iii) resolved to recommend that Kitara’s and Holdco’s stockholders approve and adopt this Agreement, the Kitara Reorganization and the transactions contemplated hereby and thereby.

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Section 4.3          Operations of Holdco. Holdco was formed on October 7, 2014 for the sole purpose to serve as a holding company following the Kitara Reorganization. Since the date of Holdco’s formation, Holdco has not incurred any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person other than as contemplated hereby. Immediately following the Kitara Reorganization and prior to the Closing, Holdco’s sole asset will consist of the ownership of 100% of the issued and outstanding capital stock of Kitara.

Section 4.4          No Conflict; Required Filings and Consents.

(a)          Except as set forth on Schedule 4.4(a) of the Kitara Disclosure Schedules, the execution, delivery and performance by each of Holdco and Kitara of this Agreement, the consummation of the Kitara Reorganization and all other instruments and agreements to be delivered by Holdco and Kitara as contemplated hereby or thereby and the consummation of the transactions contemplated hereby and thereby do not and will not:

(i)           conflict with or violate the certificate of incorporation or bylaws (or equivalent organizational documents) of Holdco, Kitara or any Subsidiary of Kitara;

(ii)          create any Encumbrance (other than a Permitted Encumbrance) upon any of the properties or assets of Holdco, Kitara or any of their respective Subsidiaries;

(iii)         conflict with or violate any Law applicable to Holdco, Kitara or any Subsidiary of Kitara or by which any property or asset of Holdco, Kitara or any Subsidiary of Kitara is bound or affected; or

(iv)         conflict with, result in any breach of, constitute a default (or an event that, with notice or lapse of time or both, would become a default) under, or require any consent of any Person pursuant to, or give to others any rights of termination, acceleration or cancellation of, any Kitara Material Contract;

except, in the case of clauses (ii), (iii) or (iv), for any such Encumbrance, conflicts, violations, breaches, defaults or other occurrences that would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect.

(b)          Neither Holdco, Kitara or any Subsidiary of Kitara is required to file, seek or obtain any notice, authorization, approval, order, permit or consent of or with any Governmental Authority in connection with the execution, delivery and performance by Holdco, Kitara and any Subsidiary of Kitara of this Agreement, any agreement to effect the Kitara Reorganization or the consummation of the transactions contemplated hereby or thereby or in order to prevent the termination of any right, privilege, license or qualification of Holdco, Kitara or any Subsidiary of Kitara, except (i) for any filings required to be made under the HSR Act, (ii) for such filings as may be required by any applicable federal or state securities or “blue sky” Laws, (iii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect or (v) as may be necessary as a result of any facts or circumstances relating to Future Ads or any of its Affiliates.

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Section 4.5          Capitalization.

(a)          The authorized and outstanding capital stock of Kitara and its Subsidiaries is as is set forth in Schedule 4.5(a) of the Kitara Disclosure Schedules, including with respect to Kitara, the identity of each holder of Kitara capital stock and the number and type of such shares held by each of them as well as the identity of each holder of Kitara Options and the number of, and the exercise price of each Kitara Option held by each of them. All of the issued and outstanding capital stock or other equity or ownership interests of Kitara and each of its Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and in the case of its Subsidiaries, each such equity or ownership interest is owned by Kitara or another Subsidiary, free and clear of any Encumbrance and are not subject to, and were not issued in violation of any preemptive rights or other similar rights.

(b)          Except as set forth in Schedule 4.5(b) of the Kitara Disclosure Schedules, there are no outstanding: (i) obligations, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any kind relating to the capital stock of Kitara or any of its Subsidiaries or obligating Kitara or any of its Subsidiaries to issue or sell any shares of capital stock of, or any other interest in, Kitara or such Subsidiaries; (ii) stock appreciation rights, phantom stock, interests in the ownership or earnings of Kitara or any of its Subsidiaries or other equity equivalent or equity-based awards or rights; (iii) contractual obligations of Kitara or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Kitara or such Subsidiaries to provide funds to, or make any investment in, any other Person; and (iv) bonds, debentures or other indebtedness having the right to vote or convertible or exchangeable for securities having the right to vote. There are no agreements, proxies or understandings in effect with respect to the voting or disposition of, or that restrict the transfer of, any of the capital stock of Kitara or any of its Subsidiaries.

(c)          The Holdco Common Stock is, and when issued in accordance with this Agreement, the Equity Consideration will be duly and validly issued, fully paid and nonassessable and free and clear of all Encumbrances (except for those created by the Stockholders Agreement).

Section 4.6          Equity Interests. Except as set forth in Schedule 4.6 of the Kitara Disclosure Schedules, neither Kitara nor any of its Subsidiaries directly or indirectly owns any equity, partnership, membership or similar interest in, or any interest convertible into, exercisable for the purchase of or exchangeable for any such equity, partnership, membership or similar interest, or is under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution or other investment in, or assume any liability or obligation of, any Person (other than a Subsidiary of Kitara).

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Section 4.7          Financial Statements; No Undisclosed Liabilities.

(a)          True and complete copies of the audited consolidated balance sheet of Kitara and its Subsidiaries as at December 31, 2013, December 31, 2012 and December 31, 2011 and the related audited consolidated statements of operations, stockholders’ equity and cash flows of Kitara and its Subsidiaries, together with all related notes and schedules thereto, accompanied by the reports thereon of Kitara’s independent auditors (collectively referred to as the “Kitara Financial Statements”) and the unaudited consolidated balance sheet of Kitara and its Subsidiaries as at June 30, 2014 (the “Kitara Balance Sheet”), and the related consolidated statements of operations, stockholders’ equity and cash flows of Kitara and its Subsidiaries for the six (6) months then ended, together with all related notes and schedules thereto (collectively referred to as the “Kitara Interim Financial Statements”), are attached hereto as Schedule 4.7(a) of the Kitara Disclosure Schedules. Each of the Kitara Financial Statements and the Kitara Interim Financial Statements (i) has been prepared based on the books and records of Kitara and its Subsidiaries (except as may be indicated in the notes thereto), (ii) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and (iii) fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Kitara and its Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of the Kitara Interim Financial Statements, to normal and recurring year-end adjustments and the absence of notes.

(b)          There are no debts, liabilities or obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, of Kitara or any of its Subsidiaries, other than any such debts, liabilities or obligations (i) reflected or reserved against on the Kitara Financial Statements or the notes thereto, (ii) accounts payable to trade creditors and accrued expenses incurred since the date of the Kitara Balance Sheet in the ordinary course of business of Kitara and its Subsidiaries consistent with past practice, (iii) that would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect, or (iv) for Taxes.

Section 4.8          Absence of Certain Changes or Events. Since the date of the Kitara Balance Sheet, (a) the business of Kitara and its Subsidiaries has been conducted, in all material respects, in the ordinary course of business consistent with past practice and (b) there has not occurred any event, circumstance, development, state of facts, occurrence, change or effect which has had or would reasonably be expected, individually or in the aggregate, to result in any Kitara Material Adverse Effect.

Section 4.9          Compliance with Law; Permits.

(a)          Each of Kitara and its Subsidiaries is in compliance, and has been in compliance for the three (3) years prior to the date hereof, with all Laws applicable to it, except as would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect.

(b)          Each of Kitara and its Subsidiaries is in possession of all permits, licenses, franchises, approvals, certificates, consents, waivers, concessions, exemptions, orders, registrations, notices or other authorizations of any Governmental Authority necessary for each of Kitara and its Subsidiaries to own, lease and operate its properties in all material respects and to carry on its business as currently conducted (the “Kitara Permits”) except where the failure to have, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect.

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(c)          No representation or warranty is made by Holdco or Kitara under this Section 4.9 with respect to ERISA, Taxes or environmental matters, which are covered exclusively by Sections 4.11, 4.16 and 4.17, respectively.

Section 4.10          Litigation. Except as set forth on Schedule 4.10 of the Kitara Disclosure Schedules, as of the date hereof, there is no Action, and during the three (3) years prior to the date hereof there has not been any Action, by or against Kitara or any of its Subsidiaries pending, or to the Knowledge of Holdco and Kitara, threatened, individually or in the aggregate, reasonably be expected to be material to Kitara and its Subsidiaries taken as a whole or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby. To the Knowledge of Holdco and Kitara, there is no valid basis for any such action, proceeding or investigation. Neither Kitara nor any of its Subsidiaries is subject to any order that materially restricts the operation of the business of Kitara and its Subsidiaries or which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.11          Employee Benefit Plans.

(a)          Schedule 4.11(a) of the Kitara Disclosure Schedules sets forth (i) a list of all employee benefit plans (as defined in Section 3(3) of ERISA) and all material bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, that are maintained, contributed to or sponsored by Kitara or any of its Subsidiaries for the benefit of any current or former employee, officer or director of Kitara or any of its Subsidiaries and (ii) a list of all employment, termination, severance or other contracts, agreements or arrangements, pursuant to which Kitara or any of its Subsidiaries currently has any obligation with respect to any current or former employee, officer or director of Kitara or any of its Subsidiaries (other than employment agreements or letters providing for an annual base salary of less than $100,000 that can be terminated for any reason at any time without consequence to the employer) (collectively, the “Kitara Employee Plans”). Kitara has made available to the Transferors a true and complete copy of each Kitara Employee Plan and with respect to each Kitara Employee Plan, as applicable, (x) all current summary plan descriptions, (y) the most recent determination letter from the IRS, and (z) the annual report on IRS Form 5500-series, including any attachments thereto, for the most recent plan year.

(b)          (i) Each Kitara Employee Plan has been maintained in all material respects in accordance with its terms and the requirements of ERISA and the Code, (ii) each of Kitara and its Subsidiaries has performed all material obligations required to be performed by it under any Kitara Employee Plan and to the Knowledge of Holdco and Kitara, is not in any material respect in default under or in violation of any Kitara Employee Plan and (iii) no Action (other than claims for benefits in the ordinary course) is pending or, to the Knowledge of Holdco and Kitara, threatened in writing with respect to any Kitara Employee Plan by any current or former employee, officer or director of Kitara or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in a Kitara Material Adverse Effect..

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(c)          Each Kitara Employee Plan that is intended to be qualified under Section 401(a) of the Code has received a currently effective determination or opinion letter from the IRS that it is so qualified and, to the Knowledge of Holdco and Kitara, no fact or event has occurred since the date of such letter from the IRS that would reasonably be expected to adversely affect the qualified status of any such Kitara Employee Plan or the exempt status of any such trust.

(d)          There exists no multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) or single employer plan (within the meaning of Section 4001(a)(15) of ERISA), in each case, subject to Section 412 of the Code or Section 302 or Title IV of ERISA, with respect to which Holdco or any of its Subsidiaries would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

(e)          No Kitara Employee Plan is (i) a “multiple employer plan” (within the meaning of the Code or ERISA), (ii) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), (iii) a “funded welfare plan” within the meaning of Section 419 of the Code or (iv) sponsored by a human resources or benefits outsourcing entity, professional employer organization or other similar vendor or provider.

(f)          With respect to Kitara Employee Plans that are subject to or governed by the Laws of any jurisdiction other than the United States (the “Non-US Kitara Plans”), except as would not, individually or in the aggregate, reasonably be expected to result in a Kitara Material Adverse Effect, (i) all amounts required to be reserved under each book reserved Non-US Kitara Plan have been so reserved in accordance with GAAP and (ii) each Non-US Kitara Plan required to be registered with a Governmental Authority has been registered, has been maintained in good standing with the appropriate Governmental Authorities, has been maintained and operated in all respects in accordance with its terms and is in compliance with all applicable Law.

(g)          Neither Holdco nor any of its Subsidiaries is a party to any contract, agreement or arrangement that could, directly or in combination with other events, result, separately or in the aggregate, (i) except as provided in Schedule 4.11(h)(i) of the Kitara Disclosure Schedules, in the payment, vesting, acceleration or enhancement of any compensation or benefit or, (ii) except as provided in Schedule 4.11(h)(ii) of the Kitara Disclosure Schedules, the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, in each case as a result of the transactions contemplated by this Agreement.

(h)          The representations and warranties contained in this Section 4.11 are the only representations and warranties being made with respect to ERISA.

Section 4.12          Labor and Employment Matters.

(a)          Neither Kitara nor any of its Subsidiaries is a party to, bound by or required to negotiate any collective bargaining agreement or union contract that pertains to employees of Kitara or any of its Subsidiaries and there is no pending or, to the Knowledge of Holdco and Kitara, threatened or anticipated demands for recognition and no representation or certification proceedings or petitions relating to Kitara or its Subsidiaries. To the Knowledge of Holdco and Kitara, there are no organizing activities or collective bargaining arrangements that would affect Kitara or any of its Subsidiaries pending or under discussion with any labor organization or group of employees of Kitara or any of its Subsidiaries. There are no lockouts, strikes, slowdowns or work stoppages pending or, to the Knowledge of Holdco or Kitara, threatened or anticipated by or with respect to any employees of Kitara or any of its Subsidiaries.

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(b)            There has not been, and to the Knowledge of Holdco and Kitara, there will not be, any material adverse change in relations with employees of Kitara or its Subsidiaries as a result of the transactions contemplated by this Agreement. Neither Kitara any of its Subsidiaries has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of the federal Worker Adjustment and Retraining Notification Act or any similar Law during the last six (6) years. To Holdco’s and Kitara’s Knowledge, no officer, executive or key employee of Kitara or its Subsidiaries (i) has provided written notice of any intention to terminate his or her employment with Kitara or its Subsidiaries (as applicable) within the first twelve (12) months following the Closing Date, or (ii) is party to any confidentiality, non-competition, proprietary rights or other such agreement that would materially restrict the performance of such Person’s employment duties with Kitara or its Subsidiaries or the ability of Kitara and/or its Subsidiaries to conduct its or their business.

Section 4.13          Insurance. Schedule 4.13(a) of the Kitara Disclosure Schedules sets forth a true and complete list of all material insurance policies in force with respect to Kitara and its Subsidiaries and such policies have been provided to the Transferors. No notice of cancellation or termination has been received with respect to any such policy as of the date hereof, and all such insurance policies are in full force and effect and will remain in full force and effect up to and including the time of the Closing (other than those that have been retired or expired in the ordinary course), all premiums thereon have been paid, and Kitara and its Subsidiaries are otherwise in compliance with the terms and provisions of such policies other than any such non-compliance which has not had and would not reasonably be expected to have, individually or in the aggregate, a Kitara Material Adverse Effect or result in the cancellation of, any such policy.

Section 4.14          Real Property.

(a)            Neither Kitara nor any of its Subsidiaries owns any real property.

(b)            Schedule 4.14(b) of the Kitara Disclosure Schedules lists the street address of each parcel of Kitara Leased Real Property and the identity of the lessor, lessee and current occupant (if different from lessee) of each such parcel of Kitara Leased Real Property. Kitara or its Subsidiaries have a valid leasehold estate in all Kitara Leased Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. Except as would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect, (i) neither Kitara nor any of its Subsidiaries has received written notice from any Governmental Authority that any of the Leased Real Property is not in compliance with all applicable Laws, except for such failures to comply, if any, which have been remedied, (ii) all leases in respect of the Leased Real Property are in full force and effect, neither Kitara nor any of its Subsidiaries has received any written notice of a breach of default thereunder, and to the Knowledge of Holdco and Kitara, no event has occurred that, with notice or lapse of time or both, would constitute a breach or default thereunder, (iii) there is no pending or written threat of condemnation or similar proceeding affecting the Leased Real Property or any portion thereof, (iv) Kitara has made available to the Transferors true and complete copies of the leases in effect at the date hereof relating to the Kitara Leased Real Property and (v) there has not been any sublease or assignment entered into by Kitara or any of its Subsidiaries in respect of the leases relating to the Kitara Leased Real Property.

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Section 4.15          Intellectual Property.

(a)            Schedule 4.15(a)(i) of the Kitara Disclosure Schedules sets forth an accurate and complete list of all registered Marks (excluding Internet domain names and applications for registration of Marks (excluding Internet domain names) owned by Kitara or any of its Subsidiaries (collectively, the “Kitara Marks”), Schedule 4.15(a)(ii) of the Kitara Disclosure Schedules sets forth an accurate and complete list of all material Internet domain names owned by Kitara or any of its Subsidiaries (the “Kitara Domain Names” and, together with the Kitara Marks, the “Kitara Registered Marks”), Schedule 4.15(a)(iii) of the Kitara Disclosure Schedules sets forth an accurate and complete list of all Patents owned by Kitara or any of its Subsidiaries (collectively, the “Kitara Patents”) and Schedule 4.15(a)(iv) of the Kitara Disclosure Schedules sets forth an accurate and complete list of all registered Copyrights and all pending applications for registration of Copyrights owned by Kitara or any of its Subsidiaries (collectively, the “Kitara Registered Copyrights” and, together with the Kitara Registered Marks and the Kitara Patents, the “Kitara Registered IP”). No Kitara Registered IP is the subject of any currently pending interference, derivation, reissue, reexamination, opposition or cancellation proceeding and, to the Knowledge of Holdco and Kitara, no such action is threatened with respect to any of the Kitara Registered IP. To the Knowledge of Holdco and Kitara, the Kitara Registered IP is valid and subsisting, and no written claim challenging the validity or enforceability of any of the Kitara Registered IP has been received by Kitara or any of its Subsidiaries in the three (3) years prior to the date of this Agreement. All filing, examination, issuance, post registration and maintenance fees, annuities and the like associated with or required with respect to any of the Kitara Registered IP have been or will be timely paid.

(b)          Kitara and its Subsidiaries have taken reasonable steps to maintain the confidentiality of all material Trade Secrets of Kitara and its Subsidiaries. Kitara and its Subsidiaries have, and use commercially reasonable efforts to enforce, a policy requiring all employees, consultants and contractors who participate in the creation of any Intellectual Property used by Kitara or any of its Subsidiaries to enter into proprietary information, confidentiality and assignment agreements whereby such persons assign all rights to such Intellectual Property to Kitara or its Subsidiaries.

(c)          To the Knowledge of Holdco and Kitara, Kitara and its Subsidiaries own, free and clear of any and all Encumbrances, except for Permitted Encumbrances, or are licensed or otherwise possess legally enforceable rights to use all Intellectual Property that is necessary in the business of Kitara and its Subsidiaries as currently conducted. None of the Intellectual Property owned by Kitara or any of its Subsidiaries is subject to any outstanding order or judgment restricting the use or licensing thereof by Kitara or such Subsidiary.

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(d)          The conduct of Kitara and its Subsidiaries, including the use, marketing, sale, licensing or distribution of the products or services distributed, sold or offered by Kitara or any of its Subsidiaries, or any technology or materials used in connection therewith, do not infringe upon, misappropriate or violate any Intellectual Property of any third party except for such infringement, misappropriation or violation as would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect. To the Knowledge of Holdco and Kitara, no third party is misappropriating or infringing any Intellectual Property owned by Kitara or any of its Subsidiaries in a manner that would reasonably be expected to have a Kitara Material Adverse Effect.

(e)          Kitara and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, middleware, firmware, servers, software, databases, websites and equipment used to process, store, maintain and operate data, information, and functions used in connection with Kitara’s and its Subsidiaries’ business operations (the “Kitara IT Systems”). As of the date hereof, the Kitara IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business as now being conducted. Kitara and its Subsidiaries have implemented commercially reasonable back-up, security and disaster recovery measures that in all material respects are consistent with applicable regulatory standards and customary industry practices.

(f)          Kitara and its Subsidiaries are complying and have complied in all material respects with their own published policies and procedures relating to privacy, data protection, and the collection and use of personally identifiable information, except for such failures as would not, individually or in the aggregate, be expected to have a Kitara Material Adverse Effect. To the Knowledge of Holdco and Kitara, there has been no material loss, damage, or unauthorized access, use, modification, or breach of security of personally identifiable information maintained by or on behalf of by or Kitara or its Subsidiaries.

Section 4.16          Taxes.

(a)          Except for failures, violations, inaccuracies, omissions or proceedings that would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect:

(i)           all material Returns required by applicable Law to be filed by or on behalf of Holdco, Kitara or any of their Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Returns were, at the time of filing, true and complete in all material respects;

(ii)          none of Holdco, Kitara nor any of their Subsidiaries is delinquent in the payment of any material Tax;

(iii)         no Liens for Taxes exist with respect to any assets or properties of Holdco, Kitara or any of their Subsidiaries, except for statutory Liens for Taxes not yet delinquent (or which may be paid without interest or penalties) or the validity or amount of which is being contested in good faith by appropriate proceedings;

(iv)        as of the date of this Agreement, there are no audits, examinations, investigations, disputes, suits or other proceedings now pending, or to the Knowledge of Holdco or Kitara, threatened in writing against or with respect to Holdco, Kitara or any of their Subsidiaries with respect to any material Tax;

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(v)          neither Kitara nor Holdco has waived any statutes of limitations in respect of any Taxes or agreed to any extension of time that is currently effective with respect to a Tax assessment or deficiency; and

(vi)         Holdco and Kitara have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor or member, except with respect to matters contested in good faith or for which adequate reserves have been established.

(b)          None of Holdco, Kitara or any of their Subsidiaries has taken any action (or failed to take any action) which action or failure would prevent the receipt of the Holdco Common Stock in exchange for Future Ads Units from qualifying, together with the Kitara Reorganization, as a nonrecognition transaction under Section 351 of the Code.

(c)          None of Holdco, Kitara or any of their Subsidiaries is a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes. None of Holdco, Kitara or any of their Subsidiaries owns any stock in a “passive foreign investment company” within the meaning of Section 1297 of the Code or stock in a “controlled foreign corporation” within the meaning of Section 957 of the Code.

(d)          The representations and warranties contained in this Section 4.16 are the only representations and warranties being made by Kitara and its Subsidiaries with respect to Taxes.

Section 4.17          Environmental Matters.

(a)          Kitara and its Subsidiaries are in compliance in all material respects, and have been in compliance in all material respects for the three (3) years prior to the date hereof, with all applicable Environmental Laws and have obtained and are in compliance, and have been in compliance for the three (3) years prior to the date hereof, with all Environmental Permits. There are no written claims alleging any violation of or liability pursuant to any Environmental Law pending or, to the Knowledge of Holdco or Kitara, threatened against Kitara or its Subsidiaries.

(b)          Kitara has delivered to the Transferors complete and accurate copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Kitara or its Subsidiaries pertaining to Hazardous Materials in, on, or under the Owned Real Property or Leased Real Property, or concerning compliance by Kitara or any of its Subsidiaries or any other Person for whose conduct it is or may be held responsible, with Environmental Laws.

(c)          Neither Kitara nor any of its Subsidiaries has assumed, either contractually or by operation of law, the liability of any other Person under any Environmental Law which has had or would reasonably be expected to have, individually or in the aggregate, a Kitara Material Adverse Effect. There are no facts, circumstances or conditions relating to the past or present business or operations of Kitara, any of its Subsidiaries or any of their respective predecessors (including the release or disposal of any wastes, Hazardous Material or other materials at any location), or to any real property or facility at any time owned, leased, or operated by Kitara, its Subsidiaries or any of their respective predecessors, that would reasonably be expected to give rise to any claim, proceeding or action, or to any liability, under any Environmental Law which has had or would reasonably be expected to have, individually or in the aggregate, a Kitara Material Adverse Effect.

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Section 4.18          Kitara Material Contracts.

(a)          Schedule 4.18 of the Kitara Disclosure Schedules lists each of the following written contracts and agreements of Kitara and its Subsidiaries (such contracts and agreements as described in this Section 4.18(a) being “Kitara Material Contracts”):

(i)           all contracts or agreements that provide for payment or receipt by Kitara or any of its Subsidiaries of more than $1,000,000 per year that cannot be terminable upon 30 days’ or less notice, including any such contracts and agreements with customers or clients;

(ii)          all contracts and agreements relating to indebtedness for borrowed money in excess of $100,000 or granting or evidencing an Encumbrance on any property or asset of Kitara or any of its Subsidiaries, other than a Permitted Encumbrance;

(iii)         all contracts and agreements that limit or purport to limit the ability of Kitara or any of its Subsidiaries to compete in any material respect in any line of business or with any Person or in any geographic area or during any period of time;

(iv)         all contracts and agreements between or among Kitara or any of its Subsidiaries, on the one hand, and (A) any Affiliate of Kitara that is not Kitara or any of its Subsidiaries, on the other hand, or (B) any current or former officer or director of Kitara or any of its Subsidiaries, on the other hand, other than those listed on Schedule 4.11(a) of the Kitara Disclosure Schedules;

(v)          all contracts relating to capital expenditures or other purchases of material, supplies, equipment or other assets or properties or services (other than purchase orders for inventory or supplies in the ordinary course of business) in excess of $250,000 in the aggregate;

(vi)         all contracts entered into within the past three (3) years involving any resolution or settlement of any actual or threatened litigation, arbitration, claim or other dispute (excluding, for purposes of this clause, employee severance agreements);

(vii)        all contracts that contain restrictions with respect to payment of dividends or any other distribution in respect of the capital stock or other equity interests of Kitara or any such Subsidiary;

(viii)       all contracts under which any Person (other than Kitara or any of its Subsidiaries) has directly or indirectly guaranteed indebtedness of Kitara or any of its Subsidiaries;

(ix)         all bids, quotations, proposals, contracts, work authorizations, leases, commitments or sale or purchase orders of Kitara or any of its Subsidiaries with any Governmental Authority, including all contracts and work authorizations to supply goods and services to any Governmental Authority;

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(x)          any agreement under which Kitara or any of its Subsidiaries has granted any person registration rights for its securities; and

(xi)          any other contract or agreement that is material to Kitara and its Subsidiaries, taken as a whole.

(b)          Each Kitara Material Contract (i) is valid and binding on Kitara or the applicable Subsidiary, as the case may be, and, to the Knowledge of Holdco or Kitara, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, except to the extent that any consents set forth in Schedule 4.4(a) of the Kitara Disclosure Schedules are not obtained, shall continue in full force and effect without penalty or other adverse consequence. None of Kitara or any of its Subsidiaries is in breach of, or default under, any Kitara Material Contract to which it is a party, except for such breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect.

Section 4.19          Brokers. Except as set forth in Schedule 4.19 of the Kitara Disclosure Schedules, the fees and commissions of which will be paid by Kitara, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Kitara or any of its Subsidiaries.

Section 4.20          SEC Reports; Disclosure Controls.

(a)            Kitara has filed or otherwise transmitted all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2011 (all such forms, reports, statements, certificates and other documents filed since January 1, 2011 and prior to the date hereof, collectively, the “Kitara SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Kitara SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Kitara SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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(b)          Kitara maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information relating to Kitara, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Kitara by others within those entities. Kitara maintains internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Kitara has disclosed, based on its most recent evaluation prior to the date hereof, to Kitara’s auditors and the audit committee of the Board of Directors of Kitara (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect in any material respect Kitara’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have significant roles in Kitara’s internal control over financial reporting.

Section 4.21          Financing.

(a)          Kitara has delivered to Future Ads a complete and accurate copy of an executed commitment letter dated as of October 10, 2014, as amended prior to the date hereof, and a complete and accurate copy of the executed fee letter related thereto dated as of October 10, 2014, as amended prior to the date hereof, (the commitment letter and fee letter, collectively, the “Debt Commitment Letter”), in each case from Highbridge Principal Strategies, LLC (the “Lender”), pursuant to which the Lender has committed to provide, subject to the terms and conditions set forth therein, debt financing for the transactions contemplated by this Agreement in the aggregate amount set forth therein (the “Debt Financing”). Kitara has fully paid any and all commitment fees or other fees that have been incurred and are due and payable in connection with the Debt Commitment Letter prior to or in connection with the execution of this Agreement pursuant to the terms thereof, and Kitara will pay when due all other commitment fees and other fees arising under the Debt Commitment Letter as and when they become due and payable thereunder.

(b)          As of the date of this Agreement, (i) the Debt Commitment Letter has not been amended or modified (and no such amendment or modification is contemplated), and (ii) the commitments set forth in the Debt Commitment Letter have not been withdrawn or rescinded in any respect (and no such withdrawal or rescission is contemplated). As of the date of this Agreement, the Debt Commitment Letter, in the form so delivered to Future Ads, is in full force and effect and is a legal, valid and binding obligation of Kitara and, to the Knowledge of Kitara, the Lender and each other party thereto, enforceable against the parties thereto in accordance with its terms, except to the extent that enforceability may be limited by the applicable bankruptcy, insolvency, moratorium, reorganization or similar applicable Law affecting the enforcement of creditors’ rights generally or by general principles of equity. As of the date of this Agreement, to the Knowledge of Kitara, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach under any term or condition of the Debt Commitment Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as set forth in the Debt Commitment Letter in the form so delivered to Future Ads. As of the date of this Agreement, Kitara has no reason to believe that any term or condition to the Debt Financing set forth in the Debt Commitment Letter will not be fully satisfied on a timely basis or that the Debt Financing will not be available to Kitara at the Closing.

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Section 4.22          Exclusivity of Representations and Warranties. The representations and warranties made by Holdco and Kitara in this Article IV are the exclusive representations and warranties made by Holdco and Kitara with respect to Kitara and its Subsidiaries. Neither Kitara nor any of its Affiliates or Representatives is making any representation or warranty of any kind or nature whatsoever, oral or written, express or implied, on behalf of Kitara or its Subsidiaries (including, but not limited to, any relating to financial condition, results of operations, assets or liabilities of Holdco and its Subsidiaries), except as expressly set forth in this Article IV (as modified by the Kitara Disclosure Schedules), and Kitara and its Subsidiaries hereby disclaim any such other representations or warranties. No material or information provided by or communications made by Kitara or any of its Affiliates, or by any advisor thereof, whether by use of a “data room,” or in any information memorandum, or otherwise, or by any broker or investment banker, will cause or create any warranty, express or implied, as to or in respect of Kitara, its Subsidiaries or the title, condition, value or quality of the assets or liabilities of Kitara or its Subsidiaries. Each of Holdco and Kitara makes no representation or warranty whatsoever with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and forecasts).

Article V
COVENANTS

Section 5.1            Conduct of Business Prior to the Closing.

(a)            Covenants of Future Ads. Except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1(a) of the Transferors Disclosure Schedules, between the date of this Agreement and the Closing Date, unless Kitara shall otherwise provide its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the business of Future Ads and its Subsidiaries shall be conducted only in the ordinary course of business in all material respects (except with respect to distributions of Cash to the members of Future Ads or at the direction of such Persons consistent with or in contemplation of Section 2.4(c)), and Future Ads shall, and shall each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve intact in all material respects their business organization. Except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1(a) of the Transferors Disclosure Schedules, between the date of this Agreement and the Closing Date, without the prior consent of Kitara (which consent shall not be unreasonably withheld, conditioned or delayed), neither Future Ads nor any of its Subsidiaries will:

(i)          amend its certificate of formation or limited liability company agreement other than as set forth on Schedule 5.1(a)(i) of the Transferors Disclosure Schedules;

(ii)          issue or sell (x) any membership interests or other equity interests of Future Ads or any of its Subsidiaries, (y) any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests or (z) or phantom stock or similar equity-based payment option;

(iii)         except for cash distributions to the Transferors (including pursuant to Section 2.4(c)), declare, set aside, make or pay dividends or other distributions (whether in cash, membership interests property or otherwise) with respect to any of its membership interests or other equity interests, except for dividends, distributions or other payments by any direct or indirect wholly-owned Subsidiary of Future Ads to Future Ads or any other wholly-owned Subsidiary of Future Ads;

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(iv)        reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its membership interests or other equity interests or make any other change with respect to its capital structure;

(v)          acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets other than in the ordinary course of business, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(vi)        adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of Future Ads or any of its Subsidiaries, or otherwise alter Future Ad’s or any of its Subsidiary’s corporate structure;

(vii)       sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, or agree to sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, any of its assets, rights or properties (including indebtedness of others held by Future Ads or any of its Subsidiaries) other than in the ordinary course of business consistent with past practice;

(viii)      incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice;

(ix)         except in the ordinary course of business consistent with past practice, amend, waive, modify or consent to the termination of any Future Ads Material Contract, or amend, waive, modify or consent to the termination of Future Ad’s or any of its Subsidiaries’ rights thereunder;

(x)          enter into any contract, agreement or arrangement that would be a Future Ads Material Contract if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

(xi)         authorize, or make any commitment with respect to, any capital expenditures that are, in the aggregate, in excess of $500,000 for Future Ads and its Subsidiaries taken as a whole;

(xii)        enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding $50,000 per year in any single case; provided, that in no event shall Future Ads or any of its Subsidiaries fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire;

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(xiii)       pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Future Ads Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;

(xiv)      except for cash payments made to employees as bonuses or other remuneration prior to Closing, grant or announce any increase in the salaries, bonuses or other benefits payable by Future Ads or any of its Subsidiaries to any of their employees, other than (i) as required by Law, (ii) required pursuant to any plans, programs or agreements existing on the date hereof or (iii) other ordinary increases consistent with the past practices of Future Ads or such Subsidiary not exceeding $20,000 per annum for any individual or $100,000 in the aggregate;

(xv)       other than (i) as required by Law, (ii) in the ordinary course of business consistent with past practice or (ii) cash payments made to employees as bonuses or other remuneration prior to Closing, establish, adopt, enter into, amend or terminate any Future Ads Employee Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(xvi)       plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Future Ads or any of its Subsidiaries (other than routine employee terminations in the ordinary course of business);

(xvii)      except as required by Law, make any material Tax election (other than in the ordinary course of preparing Returns in a manner consistent with prior practices), revoke or modify any material Tax election, file any amended Return or a claim for a refund of Taxes, settle or compromise any material Tax liability or file any Return other than on a basis consistent with past practice;

(xviii)     make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP; or

(xix)       announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

(b)          Covenants of the Transferors. Except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1(b) of the Transferors Disclosure Schedules, between the date of this Agreement and the Closing Date, unless Kitara shall otherwise provide its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), no Transferor shall transfer, assign or dispose of such Transferor’s Future Units.

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(c)          Covenants of Kitara. Except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1(c) of the Kitara Disclosure Schedules, between the date of this Agreement and the Closing Date, unless the Transferors shall otherwise provide their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), the business of Kitara and its Subsidiaries (including their respective working capital and cash management practices) shall be conducted only in the ordinary course of business in all material respects, and Kitara shall, and shall cause each of its Subsidiaries to, use their respective commercially reasonable efforts to preserve intact in all material respects their business organization. Except as otherwise contemplated by this Agreement or as set forth on Schedule 5.1(c) of the Kitara Disclosure Schedules, between the date of this Agreement and the Closing Date, without the prior consent of the Transferors (which consent shall not be unreasonably withheld, conditioned or delayed), neither Kitara nor any of its Subsidiaries will:

(i)           amend its certificate of incorporation or bylaws or equivalent organizational documents;

(ii)          issue or sell (x) any shares of capital stock of Kitara or any of its Subsidiaries, (y) any options, warrants, convertible securities or other rights of any kind to acquire any such shares or equity interests or (z) or phantom stock or similar equity-based payment option;

(iii)         declare, set aside, make or pay any dividends or other distributions (whether in cash, stock property or otherwise) with respect to any of its capital stock, except for dividends, distributions or other payments by any direct or indirect wholly-owned Subsidiary of Kitara to Kitara or any other wholly-owned Subsidiary of Kitara;

(iv)         reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock or other equity interests or make any other change with respect to its capital structure;

(v)         acquire any corporation, partnership, limited liability company, other business organization or division thereof or any material amount of assets other than in the ordinary course of business, or enter into any contract, letter of intent or similar arrangement (whether or not enforceable) with respect to the foregoing;

(vi)         except for the Kitara Reorganization, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation or recapitalization of Kitara or any of its Subsidiaries, or otherwise alter Kitara’s or any of its Subsidiary’s corporate structure;

(vii)       sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, or agree to sell, lease, assign, pledge, exclusively license, encumber or otherwise dispose of, any of its assets, rights or properties except for (A) sales of inventory in the ordinary course of business consistent with past practice and (B) leases or licenses entered into in the ordinary course of business consistent with past practice;

(viii)       incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice;

(ix)         amend, waive, modify or consent to the termination of any Kitara Material Contract, or amend, waive, modify or consent to the termination of Kitara’s or any of its Subsidiaries’ rights thereunder;

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(x)          enter into any contract, agreement or arrangement that would be a Kitara Material Contract if entered into prior to the date hereof, other than any such contracts, agreements or arrangements entered into in the ordinary course of business (including contracts, agreements or arrangements with customers, vendors or clients);

(xi)          authorize, or make any commitment with respect to capital expenditures that are, in the aggregate, in excess of $500,000 for Kitara and its Subsidiaries taken as a whole;

(xii)         enter into any lease of real or personal property or any renewals thereof involving a term of more than one year or rental obligation exceeding $25,000 per year in any single case; provided, that in no event shall Kitara or any of its Subsidiaries fail to exercise any rights of renewal with respect to any material Leased Real Property that by its terms would otherwise expire;

(xiii)       pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, of liabilities reflected or reserved against on the Kitara Balance Sheet or subsequently incurred in the ordinary course of business consistent with past practice;

(xiv)       grant or announce any increase in the salaries, bonuses or other benefits payable by Kitara or any of its Subsidiaries to any of their employees, other than (i) as required by Law, (ii) required pursuant to any plans, programs or agreements existing on the date hereof or (iii) other ordinary increases consistent with the past practices of Kitara or such Subsidiary not exceeding $20,000 per annum for any individual or $100,000 in the aggregate;

(xv)        other than as required by Law, establish, adopt, enter into, amend or terminate any Kitara Employee Plan or any collective bargaining, thrift, compensation or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(xvi)       plan, announce, implement or effect any reduction in force, lay-off, early retirement program, severance program or other program or effort concerning the termination of employment of employees of Kitara or any of its Subsidiaries (other than routine employee terminations for cause);

(xvii)      except as required by Law, make any material Tax election (other than in the ordinary course of preparing Returns in manner consistent with prior practices), revoke or modify any material Tax election, file any amended Return or a claim for a refund of Taxes, settle or compromise any material Tax liability or file any Return other than on a basis consistent with past practice;

(xviii)     make any change in any method of accounting or accounting practice or policy, except as required by applicable Law or GAAP; or

(xix)        announce an intention, enter into any formal or informal agreement, or otherwise make a commitment to do any of the foregoing.

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Section 5.2          Covenants Regarding Information.

(a)          From the date hereof until the Closing Date, upon reasonable notice, each of Future Ads and Kitara shall afford the other party and its Representatives reasonable access to the Representatives, properties, offices, and other facilities, books and records of such party and its Subsidiaries, and shall furnish the other party with such financial, operating and other data and information as such other party may reasonably request; provided, however, that any such access or furnishing of information shall be conducted at the requesting party’s expense, during normal business hours, under the supervision of the other party’s personnel and in such a manner as not unreasonably to interfere with the normal operations of the other party and its Subsidiaries. Notwithstanding anything to the contrary in this Agreement, neither Future Ads, Kitara nor any of their respective Subsidiaries shall be required to disclose any information to the other party or its Representatives if such disclosure would, in the disclosing party’s sole discretion, (i) jeopardize any attorney-client or other legal privilege or (ii) contravene any applicable Laws, fiduciary duty or binding agreement entered into prior to the date hereof.

(b)          In order to facilitate the resolution of any claims made against or incurred by the Transferors (as they relate to Future Ads and its Subsidiaries) or against or incurred by Kitara (as they relate to Kitara and its Subsidiaries), for a period of seven years after the Closing or, if later, the applicable period specified in Future Ad’s, Kitara’s or Holdco’s respective document retention policies, Holdco shall (i) retain the books and records relating to Future Ads and its Subsidiaries and Kitara and its Subsidiaries, respectively, relating to periods prior to the Closing and (ii) afford the Representatives of the Transferors and the Representatives of Kitara, respectively, reasonable access (including the right to make, at the applicable Transferor’s or Kitara’s expense, photocopies), during normal business hours, to such books and records.

Section 5.3          Update of Disclosure Schedules. Each of the Transferors, Holdco and Kitara, as applicable, shall, no later than the fifth (5th) Business Day prior to the Closing, supplement or amend the Transferors Disclosure Schedules or Kitara Disclosure Schedules, respectively, with respect to any matter hereafter arising or discovered which if existing or known at the date of this Agreement would have been required to be set forth or described in such disclosure schedules or that is necessary to correct any information in such disclosure schedules or in any representation or warranty of the applicable party which has been rendered inaccurate thereby promptly following discovery thereof, and also with respect to events or conditions arising after the date hereof and prior to Closing. Such supplemental or amended disclosure (the “Updates”) shall be deemed to have cured any breach of any representation or warranty made in this Agreement for purposes of determining whether or not any of the conditions set forth in Article VI have been satisfied, provided, that, (i) the party supplementing or amending the disclosure did not have Knowledge regarding the disclosure failure that is giving rise to such Updates as of the date of this Agreement and (ii) the Updates would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. If, prior to the Closing, Holdco, Kitara or the Transferors, as the case may be, shall have reason to believe that any breach of a representation or warranty of the other party has occurred (other than through notice from the other party), Kitara shall promptly so notify the Transferors or the Transferors shall promptly so notify Kitara, as the case may be, in reasonable detail. Nothing in this Agreement, including this Section 5.3, shall imply that the Transferors, Holdco or Kitara is making any representation or warranty as of any date other than the date of this Agreement and the Closing Date.

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Section 5.4          Notification of Certain Matters. Until the Closing, each party hereto shall promptly notify the other parties in writing of (i) any fact, change, condition, circumstance or occurrence or nonoccurrence of any event of which it is aware that will or is reasonably likely to result in any of the conditions set forth in Article VI of this Agreement becoming incapable of being satisfied or (ii) the occurrence or non-occurrence of any event, circumstance, development, state of facts, occurrence, change or effect which has had or would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; provided, that no such notification, nor the obligation to make such notification, shall affect the representations, warranties or covenants, or the conditions to the obligations of, the Transferors, Holdco or Kitara.

Section 5.5          No Solicitation.

(a)            If this Agreement is terminated prior to the Closing, (i) Kitara will not, for a period of one (1) year thereafter, without the prior written consent of the Transferors, either alone or in conjunction with any other Person, directly or indirectly, or through its present or future Affiliates, knowingly solicit (other than a solicitation by general advertisement) any person who is an employee of Future Ads or any of its Subsidiaries, at the date hereof that immediately precedes such termination, to terminate his or her employment with Future Ads or any of its Subsidiaries and (ii) Future Ads will not, for a period of one (1) year thereafter, without the prior written consent of Kitara, either alone or in conjunction with any other Person, directly or indirectly, or through its present or future Affiliates, knowingly solicit (other than a solicitation by general advertisement) any person who is an employee of Kitara or any of its Subsidiaries, at the date hereof that precedes such termination, to terminate his or her employment with Kitara or any of its Subsidiaries. Kitara and Future Ads agree that any remedy at law for any breach by Kitara or Future Ads of this Section 5.5 would be inadequate, and that Future Ads or Kitara, as the case may be, would be entitled to injunctive relief in such a case. If it is ever held that this restriction on Kitara or Future Ads is too onerous and is not necessary for the protection of Future Ads or Kitara, Kitara and Future Ads agree that any court of competent jurisdiction may impose such lesser restrictions which such court may consider to be necessary or appropriate properly to protect Future Ads or Kitara.

(b)            During the period from the date of this Agreement through and including the earlier of the Closing Date or the termination of this Agreement in accordance with Article VII, (a) Kitara and Future Ads shall not, and each of Kitara and Future Ads shall cause their respective Affiliates, Representatives and other agents, and their respective Subsidiaries to refrain from taking any action to, directly or indirectly, approve, authorize, encourage, initiate, solicit, or engage in discussions or negotiations with, or provide any information to, any Person other than the other parties hereto and their respective Affiliates or Representatives concerning any Alternate Transaction (as defined below), and Kitara and Future Ads shall use their commercially reasonable efforts to prevent Kitara or Future Ads or any of their respective Subsidiaries from entering into any Alternate Transaction and (b) none of Holdco, Kitara or Future Ads or their respective boards of directors or managers will vote in favor of any purchase of any capital stock of Holdco, Kitara or Future Ads or any of their Subsidiaries, or any other Alternate Transaction, other than the transactions contemplated hereby and the Kitara Reorganization. For purposes hereof, an “Alternate Transaction” shall mean (a) any stock purchase, merger, consolidation, reorganization, change in organizational form, spin-off, split-off, recapitalization, sale of equity interests or other similar transaction involving a significant portion of the capital stock or membership interests of Holdco, Kitara, Future Ads or any of their respective Subsidiaries, (b) any sale of all or any significant portion of the assets of Holdco, Kitara or Future Ads, (c) any other transaction in respect of Holdco, Kitara or Future Ads which results directly or indirectly, in a Change of Control of Holdco, Kitara or Future Ads or sale of any minority equity interest in Holdco, Kitara or Future Ads, or (d) any other transaction or series of transactions which has substantially similar economic effects, in each such case, in which transaction the other party hereto does not participate. For the avoidance of doubt, the Kitara Reorganization will not be deemed to be an “Alternate Transaction” for proposes hereof. The Transferors will notify Kitara and Kitara will notify the Transferors as soon as practicable if any Person makes any proposal, offer, inquiry to, or contact with, the Transferors or Kitara, as the case may be, with respect to an Alternate Transaction and shall describe in reasonable detail the identity of any such Person and, the substance and material terms of any such contact and the material terms of any such proposal.

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Section 5.6          Confidentiality. Until the Closing Date, each of the parties shall, and shall cause its Affiliates and Representatives to, keep confidential, disclose only to its Affiliates or Representatives and use only in connection with the transactions contemplated by this Agreement and the other instruments and agreements contemplated hereby all information and data obtained by them from any other party or its Affiliates or Representatives relating to such other party or the transactions contemplated hereby (other than information or data that is or becomes available to the public other than as a result of a breach of this Section 5.6), unless disclosure of such information or data is required by applicable Law or the rules and regulations of the SEC. In the event that the transactions contemplated hereby are not consummated, each party shall, and shall use its commercially reasonable efforts to cause its Affiliates and Representatives to, promptly return to the applicable party or destroy all documents (including all copies thereof) containing any such information or data.

Section 5.7          Consents and Filings; Further Assurances.

(a)            Each of the parties shall use all commercially reasonable efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement and the Kitara Reorganization as promptly as practicable, including to (i) obtain from Governmental Authorities and other Persons all consents, approvals, authorizations, qualifications and orders as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to consummation of the transactions contemplated hereby set forth in Article VI and (ii) promptly make all necessary filings, if any, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act or any other applicable Law. Kitara and Future Ads shall each pay one-half of all filing fees and other charges of both parties for the filing in connection with the HSR Act.

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(b)            Subject to applicable Law: (i) each of the parties shall cooperate in all respects with the other party in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) each of the parties shall promptly notify the other parties of any communication it or any of its Affiliates receives from any Governmental Authority relating to the matters that are the subject of this Agreement or the Kitara Reorganization and permit the other parties to review in advance any proposed communication by such party to any Governmental Authority; (iii) no party to this Agreement shall agree to participate in any meeting with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting; (iv) subject to Section 5.6, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods including under the HSR Act and (v) subject to Section 5.6, the parties will provide each other with copies of all correspondence, filings or communications between them or any of their Representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

(c)            In furtherance of the covenants of the parties contained in this Section 5.7, if (i) any objections are asserted by any Governmental Authority with respect to the transactions contemplated hereby under any Law, (ii) any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by any Governmental Authority challenging the transactions contemplated hereby or the Kitara Reorganization as allegedly violative of any Law or that would otherwise prevent, delay or impede the consummation, or otherwise materially reduce the contemplated benefits, of the transactions contemplated hereby or the Kitara Reorganization or (iii) any Law is enacted, entered, promulgated or enforced by a Governmental Authority that would make the transactions contemplated hereby or the Kitara Reorganization illegal or would otherwise prevent, delay or impede the consummation, or otherwise materially reduce the contemplated benefits, of the transactions contemplated hereby or the Kitara Reorganization, then each of Kitara, Holdco and Future Ads shall use its commercially reasonable efforts to resolve any such objections, actions or proceedings so as to permit the consummation of the transactions contemplated by this Agreement.

(d)            In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, but subject to first complying with the obligations of Section 5.7(c), if any of the events specified in Section 5.7(c)(ii) or (iii) occurs, then each of Kitara, Holdco and Future Ads shall cooperate in all respects with the other party and use its commercially reasonable efforts to contest and resist any such administrative or judicial action or proceeding and to have vacated, lifted, reversed or overturned any judgment, injunction or other decree or order, whether temporary, preliminary or permanent, that is in effect and that prevents, materially delays or materially impedes the consummation, or otherwise materially reduces the contemplated benefits, of the transactions contemplated hereby or the Kitara Reorganization and to have such Law repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated hereby, and each of Kitara, Holdco, and Future Ads shall use its commercially reasonable efforts to defend, at its own cost and expense, any such administrative or judicial actions or proceedings.

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(e)            Certain consents and waivers with respect to the transactions contemplated by this Agreement may be required from parties to contracts to which Future Ads or a Subsidiary of Future Ads is a party, or to which Kitara or a Subsidiary of Kitara is a party, that have not been and may not be obtained. Neither Future Ads, the Transferors nor any of their respective Affiliates shall have any liability to Kitara or Holdco, and neither Kitara, Holdco nor any of their respective Affiliates shall have any liability to the Transferors or Future Ads, in each case arising out of or relating to the failure to obtain any consents or waivers that may be required in connection with the transactions contemplated by this Agreement or because of the termination of any contract as a result thereof, and no such failure or termination shall result in the failure of any condition set forth in Article VI.

(f)             In furtherance and not in limitation of the covenants of the parties contained in this Section 5.7, the parties hereto acknowledge and agree that Holdco will, prior to the Closing, (i) execute and deliver to the Transferors (A) a stockholders agreement by and among Holdco and the Transferors in substantially the form attached hereto as Exhibit A (the “Stockholders Agreement”), (B) a registration rights agreement by and among Holdco and the Transferors in substantially the form attached hereto as Exhibit B (the “Registration Rights Agreement”), (C) lockup agreements between Holdco and (1) those Kitara stockholders and employees set forth on Schedule 5.7(f)(i) of the Kitara Disclosure Schedules each in the form attached hereto as Exhibit C (the “Kitara Lockup Agreements”) and (2) the Transferors listed on Schedule 5.7(f)(ii) of the Transferors Disclosure Schedules in the form attached as Exhibit D (the “Future Ads Lockup Agreements” and together with the Kitara Lockup Agreements, the “Lockup Agreements”), and (D) employment agreements between Holdco and each of the Persons listed on Schedule 5.7(f)(iii) of the Transferors Disclosure Schedules as may be mutually agreed to by Holdco and the Transferors (the “Employment Agreements”); and (ii) use its reasonable best efforts to cause (A) each of the Kitara stockholders and employees set forth on Schedule 5.7(f)(i) of the Kitara Disclosure Schedules to execute and deliver a counterpart to the Kitara Lockup Agreements to the Transferors and (B) each of the Persons listed on Schedule 5.7(f)(iii) of the Transferors Disclosure Schedules to execute and deliver counterparts to the Employment Agreements to Holdco and the Transferors.

Section 5.8          Public Announcements. The Transferors and Kitara shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement, nor permit any Representative or Affiliate of either party to issue any such press release or make any such public statement, prior to such consultation, except as may be required by applicable Law.

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Section 5.9          Directors’ and Officers’ Indemnification.

(a)           Holdco shall and shall cause Future Ads, Kitara and their respective Subsidiaries to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing Date, an officer, manager or director of Kitara, Future Ads or any of their respective Subsidiaries (the “D&O Indemnified Parties”) against any and all losses, damages, liabilities, deficiencies, claims, interest, awards, judgments, penalties, costs and expenses (including reasonable attorneys’ fees, costs and other out-of-pocket expenses incurred in investigating, preparing or defending the foregoing) arising out of or relating to any threatened or actual Action based in whole or in part on or arising out of or relating in whole or in part to the fact that such person is or was a director or officer of Kitara, Future Ads or any of their respective Subsidiaries whether pertaining to any matter existing or occurring at or prior to the Closing Date and whether asserted or claimed prior to, or at or after, the Closing Date (the “D&O Indemnified Liabilities”), including all D&O Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or relating to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under applicable Law (including without limitation the Laws of the State of Delaware) to indemnify its own directors or officers (and Holdco shall, or shall cause Future Ads, Kitara and their respective Subsidiaries to, pay expenses in advance of the final disposition of any such action or proceeding to each D&O Indemnified Party). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any D&O Indemnified Party (whether arising before or after the Closing Date), (i) the D&O Indemnified Party may retain counsel satisfactory to it and reasonably satisfactory to Holdco, and Holdco shall, or shall cause Kitara, Future Ads and their respective Subsidiaries to, pay all fees and expenses of such counsel for the D&O Indemnified Party promptly as statements therefor are received and (ii) Holdco and its Subsidiaries and each D&O Indemnified Party will use all reasonable efforts to assist in the vigorous defense of any such matter; provided, that none of Holdco or any of its Subsidiaries shall be liable for any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. Any D&O Indemnified Party wishing to claim indemnification under this Section 5.9 shall notify Holdco upon learning of any such claim, action, suit, proceeding or investigation (but the failure so to notify shall not relieve a party from any liability which it may have under this Section 5.9 except to the extent such failure prejudices such party). The parties hereto agree that all rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any such action or suit, existing in favor of the D&O Indemnified Parties with respect to matters occurring through the Closing Date shall continue in full force and effect for a period of not less than six years from the Closing Date; provided, however, that all rights to indemnification in respect of any D&O Indemnified Liabilities asserted or made within such period shall continue until the disposition of such D&O Indemnified Liabilities.

(b)            On or prior to the Closing Date, Holdco shall obtain, or shall cause its Subsidiaries to obtain and maintain for a period of six years from the Closing Date, officers’ and directors’ liability insurance covering D&O Indemnified Parties covering liability and acts or omissions occurring on or prior to the Closing Date at limit levels and otherwise on terms with respect to such coverage no less favorable to the insured than those of such insurance in respect of Kitara in effect on the date hereof. Prior to or at the Closing Date, Kitara shall provide Future Ads with reasonable evidence of the obtainment of such insurance coverage in accordance with the foregoing provision.

(c)            Holdco and Kitara covenant, for themselves and their successors and assigns, that they shall not institute any Action in any court or before any administrative agency or before any other tribunal against any of the current members or managers of Future Ads and its Subsidiaries, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or the transactions contemplated hereby. Future Ads covenants, for itself and its successors and assigns, that it and they shall not institute any Action in any court or before any administrative agency or before any other tribunal against any of the current directors of Kitara and its Subsidiaries, in their capacity as such, with respect to any liabilities, actions or causes of action, judgments, claims or demands of any nature or description (consequential, compensatory, punitive or otherwise), in each such case to the extent resulting from their approval of this Agreement or the transactions contemplated hereby.

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(d)            Holdco shall not take any action directly or indirectly to disaffirm or adversely affect the existence, effectiveness or enforceability of the provisions of the certificate of incorporation, certificate of formation, limited liability company agreement and bylaws (or equivalent organizational documents) and any other written agreements of Holdco, Kitara, Future Ads and any of their respective Subsidiaries that provide indemnification of and expense reimbursement to D&O Indemnified Parties.

Section 5.10          Tax Matters. The parties hereto agree:

(a)            to treat the Kitara Reorganization and the Exchange as exchanges of Kitara Common Stock and Future Units in exchange for Holdco Common Stock, as a single integrated transaction under Section 351 of the Code;

(b)            to treat the Exchange as a transfer of Future Units to Holdco, in accordance with the rules set forth in Revenue Ruling 99-6, 1999-6 I.R.B.; and

(c)            to file all required Returns when due consistent with the foregoing.

Section 5.11          Termination of Certain Contracts. Prior to the Closing, (i) Future Ads shall or shall cause any of its Affiliates who are parties to the contracts listed on Schedule 5.11 of the Transferors Disclosure Schedules with Future Ads or any of its Subsidiaries to be cancelled as of or prior to the Closing pursuant to termination agreements, in form reasonably acceptable to Kitara, that provide for such termination without further liability or obligation of Future Ads or any of its Subsidiaries thereafter and (ii) Kitara shall or shall cause any of its Affiliates who are parties to the contracts listed on Schedule 5.11 of the Kitara Disclosure Schedules with Kitara or any of its Subsidiaries to be cancelled as of or prior to the Closing pursuant to termination agreements, in form reasonably acceptable to the Transferors, that provide for such termination without further liability or obligation of Kitara or any of its Subsidiaries thereafter.

Section 5.12          Kitara Stockholders Meeting. Kitara shall, as soon as practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Kitara Stockholders Meeting”) for the purpose of obtaining the Kitara Stockholder Approval.

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Section 5.13          Preparation of Form S-4 and Proxy Statement. As promptly as practicable following the date of this Agreement, Holdco and Kitara shall prepare (with Future Ads’ reasonable cooperation) and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Form S-4”), in connection with the registration under the Securities Act of the Holdco Common Stock to be issued in connection with the Kitara Reorganization, the transactions contemplated hereby and such other matters as may be mutually agreed upon. The Form S-4 shall include as a prospectus a proxy statement with respect to the Kitara Reorganization (together with any amendments or supplements thereto and any other required materials, the “Proxy Statement”) with the SEC and shall comply with all applicable notice requirements pursuant to the respective certificates of incorporation and bylaws of Kitara and Holdco and applicable law. Each of Holdco, Future Ads and Kitara shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation and filing of the Form S-4 and the Proxy Statement. The Form S-4 and the Proxy Statement shall include all information reasonably requested by such other party to be included therein. Each of Holdco and Kitara (i) shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the transactions contemplated by the Kitara Reorganization and (ii) shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC. Holdco and Kitara shall also take any action (other than qualifying to do business in any jurisdiction in which Holdco or Kitara is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities or “blue sky” laws in connection with the issuance of shares of Holdco Common Stock in connection with the Kitara Reorganization and shall furnish all information concerning Holdco, Kitara and the holders of Holdco Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, or response to comments to, the Form S-4 or the Proxy Statement will be made by Holdco or Kitara, as applicable, without providing Future Ads a reasonable opportunity to review and comment thereon and without Future Ads’ prior approval (which shall not be unreasonably withheld, conditioned or delayed). Holdco or Kitara, as applicable, will advise Future Ads promptly after either of them receives oral or written notice thereof, of the time when the Form S-4 has become effective or the Proxy Statement has been cleared or any amendment or supplement thereto has been filed, the issuance of any stop order, the suspension of the qualification of the Holdco Common Stock issuable in connection with the Kitara Reorganization for offering or sale in any jurisdiction or any oral or written request by the SEC for amendment of the Form S-4 or Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information, and will promptly provide Future Ads with copies of any written communication from the SEC or any state securities commission and a reasonable opportunity to participate in the responses thereto. If at any time prior to the Closing any information relating to Kitara, Holdco, Future Ads, or any of their respective Affiliates, directors or officers, should be discovered by the Kitara, Holdco or Future Ads which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed by Kitara or Holdco with the SEC and, to the extent required by Law, disseminated to the stockholders of Kitara or Holdco.

Section 5.14          Kitara Reorganization. The parties will take all such steps necessary or advisable to be in a position to complete the Kitara Reorganization as promptly as possible after the date hereof, so as to eliminate the condition set forth in Section 6.1(c). On the Closing Date and immediately prior to, or contemporaneously with, the consummation of the transactions contemplated hereby, Kitara and Holdco will complete the Kitara Reorganization.

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Section 5.15          Financing.

(a)            Kitara and Future Ads shall use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange financing on the terms and conditions described in the Debt Commitment Letter and otherwise on terms and conditions reasonably satisfactory to Kitara and Future Ads, including using their commercially reasonable efforts to (a) maintain in effect the Debt Commitment Letter, (b) satisfy on a timely basis all terms and conditions applicable to Kitara and Future Ads to obtaining the Debt Financing set forth therein and (c) enter into definitive agreements with respect thereto on the terms and conditions contemplated by the Debt Commitment Letter. In the event any portion of the Debt Financing contemplated by the Debt Commitment Letter becomes unavailable on substantially the terms and conditions contemplated in the Debt Commitment Letter, Kitara shall promptly notify Future Ads and shall use its commercially reasonable efforts to arrange to obtain alternative financing from alternative sources on financial terms no less favorable, in the aggregate, to Kitara than the Debt Commitment Letter and upon other terms and conditions not materially less favorable, in the aggregate, than those in the Debt Commitment Letter, in an aggregate amount sufficient to consummate the transactions contemplated hereby promptly following the occurrence of such event. Kitara shall deliver to Future Ads true and complete copies of all agreements pursuant to which any such alternative source shall have committed to provide Kitara with any portion of such alternate financing. Kitara shall promptly provide Future Ads copies of any commitment letters or definitive agreements with respect thereto. Future Ads will be entitled to participate in the review and negotiation of the Debt Financing (and, if applicable, alternative financing) documents. Kitara shall (i) comply in all material respects with the Debt Commitment Letter and each definitive agreement with respect thereto and (ii) enforce in all material respects Kitara’s rights under the Debt Commitment Letter and any definitive documentation with respect to the Debt Financing. Kitara shall not permit, or consent to, any amendment, supplement or modification to be made to the Debt Commitment Letter if such amendment, supplement or modification would (i) materially impair, delay or prevent the consummation of the transactions contemplated by this Agreement, (ii) reduce the aggregate amount of the Debt Financing, including by changing the amount of fees or original issue discount contemplated by the Debt Commitment Letter, (iii) impose new or additional conditions or otherwise expand, amend, waive or modify any of the conditions to the receipt of the Debt Financing (other than any amendment, waiver or modification that would make the timely funding of the Debt Financing or satisfaction of the conditions to obtaining the Debt Financing more likely to occur), (iv) adversely affect the ability of Kitara to enforce or cause the enforcement of its rights against the Lender or other financing sources with respect to the Debt Financing or (v) otherwise reasonably be expected to adversely affect the ability of Kitara to timely consummate the transactions contemplated by this Agreement.

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(b)            Prior to the Closing, each of Kitara and Future Ads shall and shall cause each of its Subsidiaries and their respective Representatives and employees to provide all cooperation reasonably requested by Kitara and Future Ads in connection with the financing contemplated by the Debt Commitment Letter and to use their respective commercially reasonable efforts (i) to cause appropriate officers and employees of Kitara, Future Ads and their respective Subsidiaries (A) to be available on a customary basis to meet with prospective lenders in presentations, meetings and due diligence sessions, (B) to assist with the preparation of disclosure documents, projections and similar documents in connection therewith, (C) to furnish Kitara and Future Ads and their financing sources with financial statements and financial and other pertinent information regarding Kitara, Future Ads and their respective Subsidiaries as may be reasonably requested by Kitara or Future Ads, as applicable, and reasonably available to Kitara or Future Ads, as applicable, (D) to execute and deliver any definitive financing documentation including any credit or purchase agreements, guarantees, pledge agreements, security agreements, mortgages, deeds of trust and other security documents or other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Debt Financing, consistent with the Debt Commitment Letter (or alternative financing sources arranged under Section 5.15(a)) as may be reasonably requested by Kitara and Future Ads, as applicable, in connection with the Debt Financing, in each case which will become effective only on or after the Closing, and (E) to take such reasonable actions as may be required to facilitate the pledge of collateral to secure the Debt Financing (including cooperation in connection with the pay-off of existing Indebtedness and the release of Encumbrances related thereto), (ii) to obtain all waivers, consents and approvals from other parties to contracts and Encumbrances to which Kitara, Future Ads or any of their respective Subsidiaries is a party or by which any of them or their assets or properties are bound or subject necessary to permit the consummation of the Debt Financing, and (iii) to take all other reasonable actions necessary to permit the consummation of the Debt Financing.

(c)            Notwithstanding anything to the contrary herein, except as may be expressly set forth in the Debt Commitment Letter or the definitive agreements entered into in connection with the Debt Financing, the parties hereto agree that neither the Lender, nor any Person that becomes a lender under the Debt Commitment Letter, nor any of their respective former, current and future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (collectively, the “Debt Financing Sources”) will have any liability to any Person, including any party hereto or any of their respective former, current and future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (the “Unit Exchange Parties”), relating to or arising out of this Agreement, the Debt Commitment Letter, the Debt Financing, any document related to the foregoing or the transactions contemplated by the foregoing (whether or not consummated, in whole or in part) or in respect of any theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or equity in contract, in tort or otherwise.

(d)            Subject to the rights of the parties to the Debt Financing Commitments under the terms thereof, none of the Unit Exchange Parties, solely in their respective capacities as parties to this Agreement, shall have any rights or claims against any Debt Financing Sources, nor will such Unit Exchange Parties be third party beneficiaries of the Debt Commitment Letter or the definitive agreements with respect to the Debt Financing, and nothing in this Agreement, express or implied, is intended to, or shall, confer upon such Unit Exchange Parties any standing as a third party beneficiary of the Debt Commitment Letter or such definitive agreements with respect to the Debt Financing.

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(e)            Notwithstanding anything to the contrary contained in Section 8.3, the provisions of Section 5.15(c) through (h) may not be amended, waived, supplemented or otherwise modified without the prior written consent of the Lender.

(f)             Notwithstanding anything to the contrary contained in Section 8.8, it is understood and agreed that the Debt Financing Sources are express third party beneficiaries of Section 5.15(c) through (h) and shall be entitled to rely on and enforce such Section in accordance with its terms, as if they were signatories to this Agreement.

(g)            Notwithstanding anything to the contrary contained in Section 8.13, the parties shall have the right to assign all or certain provisions of this Agreement, or any right or interest herein, and may delegate any obligation hereunder, without the consent of any other parties thereto, to any financing sources of Kitara, Future Ads or Holdco as collateral; provided that no such assignment or delegation shall relieve such parties of their obligations hereunder.

(h)            Notwithstanding anything to the contrary contained in Section 8.9 or 8.10, each of the Unit Exchange Parties agrees that it will not bring or support any action, suit or proceeding (whether at law, in equity, in contract, in tort or otherwise) against the Lender or any other Persons that commits or has committed to provide or otherwise entered into agreements in connection with the Debt Financing or other financings in connection with the transactions contemplated hereby (each such Person, a “Debt Financing Source”) in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the Federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof). Each Unit Exchange Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating to the Debt Commitment Letter or the performance thereof.

Section 5.16          Future Ads Transaction Expenses. Within thirty (30) days following the Closing, Holdco shall reimburse the Transferors for all Future Ads Transaction Expenses paid by Future Ads, its Subsidiaries or the Transferors on or before the Closing. All Future Ads Transaction Expenses not paid by Future Ads, its Subsidiaries or the Transferors on or before the Closing shall be assumed directly or indirectly by Holdco.

Section 5.17          Securities Transactions. Neither Future Ads, the Transferors, Holdco, Kitara nor any of their respective Affiliates, directly or indirectly, shall engage in any transactions involving the securities of Kitara prior to the time of the making of a public announcement of the transactions contemplated by this Agreement.

Section 5.18          Holdco Plan. Holdco and Kitara shall create an incentive stock plan (the “Holdco Plan”) prior to the Closing that provides for 9% of the Fully Diluted Shares of Holdco Common Stock outstanding as of the Closing Date to be reserved for issuance pursuant to the Holdco Plan.

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Section 5.19          Holdco Directors. Immediately following the Closing, the Board of Directors of Holdco shall consist of up to nine (9) members, in which case five (5) of the directors will be appointed by the Transferors pursuant to the Stockholders Agreement.

Article VI
CONDITIONS TO CLOSING

Section 6.1          General Conditions. The respective obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may, to the extent permitted by applicable Law, be waived in writing by the Transferors, acting jointly, or Kitara, in its sole discretion; provided, that such waiver shall only be effective as to the obligations of such party:

(a)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or order (whether temporary, preliminary or permanent) that is then in effect (and has not been vacated, withdrawn or overturned) and that enjoins, restrains, makes illegal or otherwise prohibits the consummation of the transactions contemplated by this Agreement.

(b)           Any waiting period (and any extension thereof) under the HSR Act applicable to the transactions contemplated by this Agreement shall have expired or shall have been terminated. All other material consents of, or registrations, declarations or filings, if any, disclosed on Schedule 3.3(a) of the Transferors Disclosure Schedules or Schedule 4.3(a) of the Kitara Disclosure Schedules with, any Governmental Authority legally required for the consummation of the transactions contemplated by this Agreement shall have been obtained, expired, terminated or filed, as applicable.

(c)           The Form S-4 and Proxy Statement shall have been declared effective and cleared, respectively, by the Securities and Exchange Commission.

(d)           The Kitara Reorganization shall have been completed or all of the conditions necessary for completion shall have been satisfied and the Kitara Reorganization will be consummated contemporaneously with the closing of the transactions contemplated hereby.

(e)           The Debt Financing shall have been consummated.

Section 6.2           Conditions to Obligations of the Transferors. The obligations of the Transferors to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by the Transferors, acting jointly, in their sole discretion:

(a)           (i) The representations and warranties of Holdco and Kitara contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Kitara Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Kitara Material Adverse Effect; (ii) Holdco and Kitara shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and (iii) the Transferors shall have received from each of Holdco and Kitara a certificate to the effect set forth in the preceding clauses (i) and (ii), signed by a duly authorized officer of each of Holdco and Kitara.

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(b)           The Transferors shall have received an executed counterpart of each of (i) the Stockholders Agreement, (ii) the Registration Rights Agreement, (iii) the Lockup Agreements and (iv) the Employment Agreements each signed by each party thereto other than the Transferors.

(c)           Holdco shall have created the Holdco Plan.

(d)           Since the date hereof there shall not have occurred any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to have a Kitara Material Adverse Effect.

Section 6.3           Conditions to Obligations of Holdco and Kitara. The obligations of Holdco and Kitara to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which may be waived in writing by Kitara in its sole discretion:

(a)           (i) The representations and warranties of the Transferors and Future Ads contained in this Agreement or any certificate delivered pursuant hereto shall be true and correct both when made and as of the Closing Date, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct as of such specified date, except where the failure to be so true and correct (without giving effect to any limitation or qualification as to “materiality” (including the word “material”) or “Future Ads Material Adverse Effect” set forth therein) would not, individually or in the aggregate, reasonably be expected to have a Future Ads Material Adverse Effect or prevent, materially delay or materially impede the performance by the Transferors of their obligations under this Agreement or the consummation of the transactions contemplated hereby; (ii) the Transferors shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing; and (iii) Kitara shall have received from the Transferors a certificate to the effect set forth in the preceding clauses (i) and (ii), signed by a duly authorized officer thereof.

(b)           Since the date hereof there shall not have occurred any event, circumstance, development, state of facts, occurrence, change or effect that has had or would reasonably be expected to have a Future Ads Material Adverse Effect.

(c)           Kitara shall have received an executed counterpart of the Future Ads Lockup Agreements signed by each of the Transferors listed on Schedule 5.7(f)(ii) of the Kitara Disclosure Schedules.

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Article VII
TERMINATION

Section 7.1           Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by mutual written consent of Kitara and the Transferors, acting jointly;

(b)           (i) by the Transferors, acting jointly, if Holdco or Kitara breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.2, (B) cannot be or has not been cured within fifteen (15) days following delivery of written notice of such breach or failure to perform and (C) has not been waived by the Transferors, acting jointly, or (ii) by Kitara, if the Transferors or Future Ads breaches or fails to perform in any respect any of their representations, warranties or covenants contained in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.3, (B) cannot be or has not been cured within fifteen (15) days following delivery of written notice of such breach or failure to perform and (C) has not been waived by Kitara;

(c)           (i) by the Transferors, acting jointly, if any of the conditions set forth in Section 6.1 or Section 6.2 shall have become incapable of fulfillment prior to January 31, 2015 (the “Termination Date”) or (ii) by Kitara, if any of the conditions set forth in Section 6.1 or Section 6.3 shall have become incapable of fulfillment prior to the Termination Date; provided, that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of such condition to be satisfied on or prior to such date;

(d)           by either the Transferors, acting jointly, or Kitara, if the Closing shall not have been consummated by the Termination Date; provided, that the right to terminate this Agreement under this Section 7.1(d) shall not be available if the failure of the party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of the failure of the Closing to occur on or prior to such date;

(e)           by either the Transferors, acting jointly, or Kitara in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, that the party so requesting termination pursuant to this Section 7.1(e) shall have complied with Section 5.7; or

(f)           by either Kitara or the Transferors if the Debt Financing is not consummated by the Termination Date; provided, that, in Kitara’s case, Kitara shall have complied with Section 5.15.

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The party seeking to terminate this Agreement pursuant to this Section 7.1 (other than Section 7.1(a)) shall give prompt written notice of such termination to the other parties.

Section 7.2           Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party, except that (a) the provisions of Sections 3.19 and 4.20 (Brokers), Section 5.5 (Non-Solicitation), Section 5.6 (Confidentiality), Section 5.8 (Public Announcements), the provisions of Article VIII (General Provisions) and this Section 7.2 (Effect of Termination) shall survive the termination hereof and (b) no party shall be relieved or released from any liabilities or damages arising out of its willful and material breach of this Agreement.

Article VIII
GENERAL PROVISIONS

Section 8.1           Nonsurvival of Representations, Warranties and Covenants. The respective representations, warranties and covenants of the parties contained in this Agreement and any certificate delivered pursuant hereto shall terminate at, and not survive, the Closing and thereafter no party shall be under any liability whatsoever with respect to such representations, warranties and covenants, other than in the case of fraud; provided, that this Section 8.1 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing.

Section 8.2           Fees and Expenses; Transfer Taxes.

(a)           Except as otherwise provided herein, all fees and expenses incurred in connection with or related to the Kitara Reorganization, this Agreement and the instruments, agreements and transactions contemplated hereby and thereby shall be paid by the party incurring such fees or expenses, whether or not such transactions are consummated; provided, however, that the expenses of the Lender charged to Future Ads, Kitara or their respective Affiliates in connection with the Debt Financing, as provided in the Debt Commitment Letter and which are the joint and several obligations of Kitara and Future Ads, shall be shared and paid by Kitara and Future Ads in equal amounts if this Agreement is terminated in accordance with Article VII. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by the other parties.

(b)           All transfer, documentary, sales, use, stamp, registration and other similar Taxes incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) shall be paid equally by Holdco and Future Ads, and all necessary Returns and other documentation with respect to Transfer Taxes will be prepared and filed by the party required to file such Returns under applicable Law.

Section 8.3           Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment.

Section 8.4           Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party or a duly authorized officer on behalf of such party, as applicable.

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Section 8.5           Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by the recipient by facsimile, e-mail or otherwise, (b) on the first (1st) Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth (5th) Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)           if to the Transferors, to:

c/o Future Ads LLC
2010 S Main St #900
Irvine, CA 92614
Attention: General Counsel
Facsimile: (949) 379-2829
E-mail: DShapiro@futureads.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Facsimile: (213) 229-6775
E-mail: KBiancamano@gibsondunn.com

(ii)          if to Future Ads, to:

Future Ads LLC
2010 S Main St #900
Irvine, CA 92614
Attention: General Counsel
Facsimile: (949) 379-2829
E-mail: DShapiro@futureads.com

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with a copy (which shall not constitute notice) to::

Gibson, Dunn & Crutcher LLP
333 S. Grand Ave.
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Facsimile: (213) 229-6775
E-mail: KBiancamano@gibsondunn.com

(iii)         if to Holdco or Kitara, to:

Holdco
525 Washington Blvd., Suite 2620
Jersey City, New Jersey 07310
Attention: Robert Regular

Facsimile: 201-839-3345
E-mail: bob@kitaramedia.com

with a copy (which shall not constitute notice) to:

Graubard Miller
405 Lexington Avenue
New York, New York 10174
Attention: David Alan Miller; Jeffrey M. Gallant
Facsimile: (212) 818-8881
E-mail: dmiller@graubard.com; jgallant@graubard.com

Section 8.6           Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

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Section 8.7           Entire Agreement. This Agreement (including the Exhibits and Schedules hereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. This Agreement shall not be deemed to contain or imply any restriction, covenant, representation, warranty, agreement or undertaking of any party with respect to the transactions contemplated hereby other than those expressly set forth herein or in any document required to be delivered hereunder, including, without limitation, any implied covenants regarding noncompetition or nonsolicitation, and none shall be deemed to exist or be inferred with respect to the subject matter hereof. Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

Section 8.8           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except (a) with respect to the provisions of Section 5.9, 8.12 and 8.20, which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third-party beneficiaries thereof, including for the avoidance of doubt, Gibson Dunn and Graubard Miller.

Section 8.9           Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 8.10         Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding, whether in law or equity, arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. To the fullest extent permitted by applicable law, each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or any other proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.11           Disclosure Generally. Notwithstanding anything to the contrary contained in the Transferors Disclosure Schedules, the Kitara Disclosure Schedules or in this Agreement, the information and disclosures contained in any Transferors Disclosure Schedule or Kitara Disclosure Schedule shall be deemed to be disclosed and incorporated by reference in any other Transferors Disclosure Schedule or Kitara Disclosure Schedule, as applicable, as though fully set forth in such Transferors Disclosure Schedule or Kitara Disclosure Schedule, as applicable, for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Transferors Disclosure Schedule or Kitara Disclosure Schedule shall not be construed to mean that such information is required to be disclosed by this Agreement. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement.

Section 8.12           Several Liability. The obligations of the Transferors hereunder are in all cases several and not joint, and this Agreement shall not create or be deemed to create or permit any joint liability or obligation on the part of any Transferor.

Section 8.13           Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void.

Section 8.14           Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 8.15           Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

Section 8.16           Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any term, provision, covenant or restriction, of this Agreement or any portion thereof is held by a court of competent jurisdiction or other authority to be invalid, illegal, against its regulatory policy, or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall in no way affect, impair or invalidate any other term, provision, covenant or restriction or any portion thereof in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable term, provision, covenant or restriction or any portion thereof had never been contained herein.

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Section 8.17           Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, AND SHALL CAUSE ITS SUBSIDIARIES AND AFFILIATES TO WAIVE, ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.18           Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 8.19           Facsimile or Portable Document File Signature. This Agreement may be executed by facsimile or portable document file signature and a facsimile or portable document file signature shall constitute an original for all purposes.

Section 8.20         Legal Representation. Kitara and its respective Affiliates acknowledge and agree that Gibson Dunn & Crutcher LLP (“Gibson Dunn”) has acted as counsel for Future Ads and their respective Affiliates in connection with this Agreement and the transactions contemplated hereby and that the Transferors reasonably anticipate that Gibson Dunn will continue to represent them in future matters. Accordingly, Holdco, Kitara and their respective Affiliates expressly: (a) consent to Gibson Dunn’s representation of the Transferors in any post-Closing matter in which the interests of Holdco, Kitara or any of their Affiliates, on the one hand, and the Transferors or any of their Affiliates, on the other hand, are adverse, including, without limitation, any matter relating to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto, and whether or not such matter is one in which Gibson Dunn may have previously advised the Transferors, Future Ads or their respective Affiliates and (b) consent to the disclosure by Gibson Dunn to the Transferors, Future Ads or their respective Affiliates of any information learned by Gibson Dunn in the course of its representation of the Transferors, Future Ads or their respective Affiliates, whether or not such information is subject to attorney-client privilege or Gibson Dunn’s duty of confidentiality. Furthermore, Holdco, Kitara and Future Ads irrevocably waive any right they may have to discover or obtain information or documentation relating to the representation of the Transferors by Gibson Dunn in the transactions contemplated by this Agreement, to the extent that such information or documentation was privileged as to the Transferors. Holdco, Kitara, Future Ads and their respective Affiliates further covenant and agree that each shall not assert any claim against Gibson Dunn in respect of legal services provided to Future Ads or its Affiliates by Gibson Dunn in connection with this Agreement or the transactions contemplated hereby. Upon and after the Closing, Future Ads shall cease to have any attorney-client relationship with Gibson Dunn, unless and to the extent Gibson Dunn is specifically engaged in writing by Future Ads to represent Future Ads after the Closing and either such engagement involves no conflict of interest with respect to the Transferors or their respective Affiliates, as applicable, consent in writing at the time to such engagement. Any such representation of Future Ads by Gibson Dunn after the Closing shall not affect the foregoing provisions hereof. If and to the extent that, at any time subsequent to Closing, Holdco, Kitara, Future Ads or their Affiliates shall have the right to assert or waive an attorney-client privilege with respect to any communication between Future Ads or its Affiliates and any Person representing them that occurred at any time prior to the Closing, Holdco, Kitara, Future Ads or any of their Affiliates shall be entitled to waive such privilege only with the prior written consent of the Transferors (such consent not to be unreasonably withheld).

Section 8.21           No Presumption Against Drafting Party. Each of Holdco, Kitara, Future Ads and the Transferors acknowledges that each party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KITARA HOLDCO CORP.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

Kitara Media Corp.

By:	/s/ Robert Regular
Name: Robert Regular
Title: Chief Executive Officer

FUTURE ADS, LLC

By:	/s/ Jared L. Pobre
Name: Jared L. Pobre
Title: Chief Executive Officer

LOWENSTEIN ENTERPRISES
CORPORATION

By:	/s/ Jared L. Pobre
Name: Jared L. Pobre
Title: Chief Executive Officer

FAMILY TRUST OF JARED L. POBRE, U/A
DTD 12/13/2004

By:	/s/ Jared L. Pobre
Name: Jared L. Pobre
Title: Trustee

Signature Page to Unit Exchange Agreement

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NEWPORT HOLDING TRUST

By:	/s/ David R. McNair
Name: David R. McNair
Title: Managing Trustee

NEPTUNE CAPITAL TRUST

By:	/s/ Brian Mason
Name: Brian Mason
Title: Managing Trustee

Signature Page to Unit Exchange Agreement

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Annex C

Kitara Holdco Corp.

2014 Long-Term Incentive Equity Plan

Section 1. Purpose; Definitions.

1.1. Purpose. The purpose of the Kitara Holdco Corp. 2014 Long-Term Incentive Equity Plan (“Plan”) is to enable the Company to offer to its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(b)  “Board” means the Board of Directors of the Company.

(c)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(d)  “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(e)  “Common Stock” means the Common Stock of the Company, par value $0.0001 per share.

(f)  “Company” means Kitara Holdco Corp., a corporation organized under the laws of the State of Delaware.

(g)  “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(h)  “Effective Date” means the date determined pursuant to Section 11.1.

(i)  “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or The Nasdaq Stock Market, LLC (“Nasdaq”) or is traded on the OTC Bulletin Board (“OTC”), the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange, Nasdaq or OTC, as the case may be; (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i) above, such price as the Committee shall determine, in good faith.

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(j)  “Holder” means a person who has received an award under the Plan.

(k)  “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)  “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(m) “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(n)  “Other Stock-Based Award” means an award under Section 9 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(o)  “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(p)  “Plan” means the Kitara Holdco Corp. 2014 Long-Term Incentive Equity Plan, as hereinafter amended from time to time.

(q)  “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(k) or 9.2 is comprised of shares of Common Stock and the difference between Fair Market Value and the Exercise Price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award.

(r)  “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(s)  “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(t)  “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date).

(u)  “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(v)  “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(w)  “Vest” means to become exercisable or to otherwise obtain ownership rights in an award.

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Section 2. Administration.

2.1. Committee Membership.  The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “outside directors” within the meaning of the regulations issued under Section 162(m) of the Code and “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2. Powers of Committee. The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or (iv) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a) to select the officers, employees, directors and consultants of the Company or any Subsidiary to whom Stock Options, Stock Appreciation Rights, Restricted Stock and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c) to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d) to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other equity awarded under this Plan and cash and non-cash awards made by the Company or any Subsidiary outside of this Plan; and

(e) to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no Option or Stock Appreciation Right may be granted in exchange for the cancellation or surrender of an Option or Stock Appreciation Right or other award having a higher exercise price.

Notwithstanding anything to the contrary, the Committee shall not grant to any one Holder in any one calendar year awards for more than 4,000,000 Shares (as defined below) in the aggregate.

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2.3. Interpretation of Plan.

(a) Committee Authority. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Subsidiaries and Holders.

(b) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options (including but not limited to Stock Appreciation rights granted in conjunction with an Incentive Stock Option) or any Agreement providing for Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Holder(s) affected, to disqualify any Incentive Stock Option under such Section 422.

Section 3. Stock Subject to Plan.

3.1. Number of Shares. Subject to Section 7.1(d), the total number of shares of Common Stock reserved and available for issuance under the Plan shall be a number of shares of Common Stock equal to nine percent (9%) of the Fully Diluted Shares outstanding as of the Closing Date. “Fully Diluted Shares” and “Closing Date” shall have the meanings ascribed to such terms in the Unit Exchange Agreement, dated as of October 10, 2014, by and among Kitara Media Corp., the Company, Future Ads LLC and the members of Future Ads. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. Shares of Common Stock that are surrendered by a Holder or withheld by the Company as full or partial payment in connection with any award under the Plan, as well as any shares of Common Stock surrendered by a Holder or withheld by the Company or one of its Subsidiaries to satisfy the tax withholding obligations related to any award under the Plan, shall not be available for subsequent awards under the Plan.

3.2. Adjustment Upon Changes in Capitalization, Etc. In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

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Section 4. Eligibility.

Awards may be made or granted to employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company or an employee of a Subsidiary at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding the foregoing, an award may also be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5. Stock Options.

5.1. Grant and Exercise. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, it shall constitute a separate Non-qualified Stock Option.

5.2. Terms and Conditions. Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a) Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option shall have a term of more than ten years (or five years in the case of an Incentive Stock Option granted to an optionee who, at the time of grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”)). Incentive Stock Options may only be exercised within ten years of the date of grant (or five years in the case of a 10% Shareholder).

(b) Exercise Price. The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant and may not be less than 100% of the Fair Market Value on the date of grant (or, if greater, the par value of a share of Common Stock); provided, however, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder will not be less than 110% of the Fair Market Value on the date of grant.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a four-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines. Notwithstanding the foregoing, in the case of an Incentive Stock Option, the aggregate Fair Market Value (on the date of grant of the Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000.

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(d) Method of Exercise. Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the last sentence of this paragraph, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the Exercise Price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

(e) Stock Payments. Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f) Transferability. Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

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(g) Termination by Reason of Death. If a Holder’s employment by, or association with, the Company or a Subsidiary terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h) Termination by Reason of Disability. If a Holder’s employment by, or association with, the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i) Termination by Reason of Normal Retirement. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j) Other Termination. Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company or any Subsidiary terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company or a Subsidiary without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k) Buyout and Settlement Provisions. The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

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(l) Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6. Stock Appreciation Rights.

6.1. Grant and Exercise.  Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to the following terms and conditions:

(a) Exercisability. Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b) Termination. All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c) Method of Exercise.  Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised.

(d) Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7. Restricted Stock.

7.1. Grant. Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, the time or times within which such awards may be subject to forfeiture (“Restriction Period”), the vesting schedule and rights to acceleration thereof and all other terms and conditions of the awards.

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7.2. Terms and Conditions. Each Restricted Stock award shall be subject to the following terms and conditions:

(a) Certificates. Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b) Rights of Holder. Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c) Vesting; Forfeiture. Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

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Section 8. Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9. Accelerated Vesting and Exercisability.

9.1. Non-Approved Transactions.  If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock for purposes of this Section 9.1.

9.2. Approved Transactions.  The Committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Company’s Board of Directors, (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan, or (ii) require a Holder of any award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash in an amount equal to the Repurchase Value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

9.3. Code Section 409A. Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

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Section 10. Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan and any agreement or other document evidencing an award made under the Plan but, except as provided pursuant to the provisions of Section 3.2, no such amendment or alteration shall, without stockholder approval: (a) increase the maximum number of shares of Common Stock for which awards may be granted under the Plan or to any one individual; (b) reduce exercise price of outstanding Options and Stock Appreciation Rights, (c) extend the term of the Plan; (d) change the class of persons eligible to be Holder’s under the Plan; or (d) otherwise amend or alter the Plan in any manner requiring stockholder approval by law or the rules of any stock exchange or market or quotation system on which the Common Stock is traded, listed or quoted. Furthermore, no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan.

Section 11. Term of Plan.

11.1. Effective Date. The Effective Date of the Plan shall be the date on which the Plan is adopted by the Board. Awards may be granted under the Plan at any time after the Effective Date and before the date fixed herein for termination of the Plan; provided, however, that if the Plan is not approved by the affirmative vote of the holders of a majority of the Common Stock cast at a duly held stockholders’ meeting at which a quorum is, either in person or by proxy, present and voting within one year from the Effective Date, then (i) no Incentive Stock Options may be granted hereunder and (ii) all Incentive Stock Options previously granted hereunder shall be automatically converted into Non-qualified Stock Options.

11.2. Termination Date. Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12. General Provisions.

12.1. Written Agreements. Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2. Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3. Employees.

(a) Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information. If a Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) uses or discloses to anyone outside the Company any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

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(b) Termination for Cause. If a Holder’s employment with the Company or a Subsidiary is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Shares on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such Shares.

(c) No Right of Employment. Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company or any Subsidiary any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Holder who is an employee at any time.

12.4. Investment Representations; Company Policy. The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.5. Additional Incentive Arrangements. Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.6. Withholding Taxes. Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

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12.7. Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.8. Other Benefit Plans. Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Subsidiary and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.9. Non-Transferability. Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.10. Applicable Laws. The obligations of the Company with respect to all Stock Options and awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed.

12.11. Conflicts. If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.12. Certain Awards Deferring or Accelerating the Receipt of Compensation. To the extent applicable, all awards granted, and all Agreements entered into, under the Plan are intended to comply with Section 409A of the Code, which was added by the American Jobs Creation Act of 2004 and relates to deferred compensation under nonqualified deferred compensation plans. The Committee, in administering the Plan, intends, and the parties entering into any Agreement intend, to restrict provisions of any awards that may constitute deferred receipt of compensation subject to Code Section 409A requirements to those consistent with this Section. The Board may amend the Plan to comply with Code Section 409A in the future.

12.13. Non-Registered Stock. The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system, including Nasdaq.

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12.14. No Liability of Company. The Company or any Subsidiary which is in existence or hereafter comes into existence, the Board and the Committee shall not be liable to a Holder or any other person as to: (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Common Stock hereunder; and (b) any tax consequence expected, but not realized, by any Holder or other person due to the receipt, exercise or settlement of any award granted hereunder.

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Annex D

VOTING AGREEMENT

VOTING AGREEMENT, dated as of October 10, 2014 (this “Agreement”), among Future Ads LLC, a California limited liability company (“Future Ads”) and the stockholders of Kitara Media Corp., a Delaware corporation (the “Company”) listed on Schedule A hereto (each, a “Stockholder” and, collectively, the “Stockholders”).

RECITALS

WHEREAS, concurrently herewith, Future Ads, the Company, Kitara Holdco Corp., a Delaware corporation (“Holdco”) and the members of Future Ads (the “Transferors”) are entering into a Unit Exchange Agreement (the “Exchange Agreement”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Exchange Agreement), pursuant to which (and subject to the terms and conditions set forth therein) the Transferors will transfer their units of Future Ads (the “Future Units”) to Holdco in exchange (the “Exchange”) for a combination of cash, Earnout Payments, if any, and the issuance of shares of Holdco common stock par value $0.0001 (“Holdco Common Stock”) such that immediately following the consummation of the transactions contemplated by the Exchange Agreement, Holdco will own the Future Units and the Transferors collectively will own 53% of the fully diluted outstanding shares of Holdco Common Stock;

WHEREAS, concurrently herewith, Holdco, Kitara Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Holdco (“Merger Sub”), and the Company will enter into an agreement (the “Reorganization Agreement) pursuant to which (i) the Company will merge and into Merger Sub, with the Company surviving such merger and becoming a wholly-owned direct subsidiary of Holdco, and (ii) all of the stockholders of the Company will exchange all of their shares of Kitara Common Stock for an equal number of shares of Holdco Common Stock, (the foregoing transactions, collectively, the “Kitara Reorganization”);

WHEREAS, each Stockholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of common stock, par value $0.0001 per share, of the Company (“Shares”) as set forth on Schedule A hereto (with respect to each Stockholder, the “Owned Shares”; the Owned Shares and any additional Shares or other voting securities of the Company of which such Stockholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, are referred to herein as such Stockholder’s “Covered Shares”);

WHEREAS, as a condition and inducement to Future Ads and the Transferors’ willingness to enter into the Exchange Agreement and to proceed with the transactions contemplated thereby, Future Ads and the Stockholders are entering into this Agreement; and

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WHEREAS, the Stockholders acknowledge that Future Ads and the Transferors are entering into the Exchange Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholders set forth in this Agreement and would not enter into the Exchange Agreement if any Stockholder did not enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Future Ads and the Stockholders hereby agree as follows:

1.        Agreement to Vote. Prior to the Termination Date (as defined herein), each Stockholder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, or in connection with any written consent of stockholders of the Company , except as otherwise approved in writing by Future Ads (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, and respond to each request by the Company for written consent, if any and (b) vote (or consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all Covered Shares (i) in favor of (whether or not recommended by the Board of Directors of the Company) (A) the Exchange, the adoption of the Exchange Agreement and any other matters necessary for consummation of the Exchange and the other transactions contemplated in the Exchange Agreement, (B) the Kitara Reorganization, the adoption of the Reorganization Agreement and any other matters necessary for consummation of the Kitara Reorganization and any other transactions contemplated in the Reorganization Agreement and (C) the adoption or amendment of a stock incentive plan (the “Holdco Plan”) that provides for not less than nine percent (9%) of the total number of shares of Holdco Common Stock outstanding immediately following the Closing on a fully diluted basis to be reserved for issuance pursuant to the Holdco Plan to certain employees of Future Ads, Holdco and the Company as specified in the Exchange Agreement and (ii) against (whether or not recommended by the Board of Directors of the Company) (A) any Alternate Transaction, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person (other than the Exchange and the Kitara Reorganization), (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the adoption or amendment of the Holdco Plan, the Exchange, the Kitara Reorganization or any of the transactions contemplated by the Exchange Agreement, the Reorganization Agreement or this Agreement or any transaction that results in a breach in any material respect of any covenant, representation or warranty or other obligation or agreement of the Company or any of its Subsidiaries under the Exchange Agreement or the Reorganization Agreement, (D) any change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws, except if approved by Future Ads and (E) any other change in the Company’s corporate structure or business.

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2.        Grant of Irrevocable Proxy; Appointment of Proxy.

(a)        EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, FUTURE ADS, THE EXECUTIVE OFFICERS OF FUTURE ADS, AND ANY OTHER DESIGNEE OF FUTURE ADS, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1. EACH STOCKHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO THE COVERED SHARES (THE STOCKHOLDER REPRESENTING TO THE COMPANY THAT ANY SUCH PROXY IS NOT IRREVOCABLE).

(b)        The proxy granted in this Section 2 shall automatically expire upon the termination of this Agreement.

3.        No Inconsistent Agreements. Each Stockholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Stockholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted, and shall not grant at any time prior to the Termination Date, a proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Stockholder’s obligations pursuant to this Agreement.

4.        Termination. This Agreement shall terminate upon the earliest of (a) the Closing, (b) the termination of the Exchange Agreement in accordance with its terms and (c) written notice of termination of this Agreement by Future Ads to the Stockholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 7 and 11 to 25 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.

5.        Representations and Warranties of Stockholders. Each Stockholder, as to itself (severally and not jointly), hereby represents and warrants to Future Ads as follows:

(a)        Such Stockholder is the record and beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of Liens other than as created by this Agreement. Such Stockholder has sole voting power, sole power of disposition, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Covered Shares, with no limitations, qualifications or restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. As of the date hereof, other than the Owned Shares, such Stockholder does not own beneficially or of record any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. The Covered Shares are not subject to any voting trust agreement or other Contract to which such Stockholder is a party that would restrict or otherwise relates to the voting or Transfer (as defined below) of the Covered Shares. Such Stockholder has not appointed or granted any proxy or power of attorney that is still in effect with respect to any Covered Shares, except as contemplated by this Agreement.

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(b)        Each such Stockholder which is an entity is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; each such Stockholder who is a natural person has full legal power and capacity to execute and deliver this Agreement and to perform such Stockholder’s obligations hereunder. The execution, delivery and performance of this Agreement by each such Stockholder which is an entity, the performance by such Stockholder of its obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby have been duly and validly authorized by such Stockholder and no other actions or proceedings on the part of such Stockholder are necessary to authorize the execution and delivery by such Stockholder of this Agreement, the performance by such Stockholder of its obligations hereunder or the consummation by such Stockholder of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by Future Ads, constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law). If such Stockholder is married, and any of the Covered Shares of such Stockholder constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly and validly executed and delivered by such Stockholder’s spouse and, assuming due authorization, execution and delivery by Future Ads, constitutes a legal, valid and binding obligation of such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

(c)        Except for the applicable requirements of the Exchange Act or the HSR Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Stockholder for the execution, delivery and performance of this Agreement by such Stockholder or the consummation by such Stockholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (A) conflict with or violate, any provision of the organizational documents of any such Stockholder which is an entity, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Stockholder pursuant to, any contract, agreement or arrangement to which such Stockholder is a party or by which such Stockholder or any property or asset of such Stockholder is bound or affected or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Stockholder or any of such Stockholder’s properties or assets.

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(d)        There is no action, suit, investigation, complaint or other proceeding pending against any such Stockholder or, to the knowledge of such Stockholder, any other Person or, to the knowledge of such Stockholder, threatened against any Stockholder or any other Person that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Future Ads of its rights under this Agreement or the performance by any party of its obligations under this Agreement.

(e)        Except as provided in the Exchange Agreement or the Kitara Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by the Exchange Agreement or this Agreement based upon arrangements made by or on behalf of the Stockholder.

(f)        Such Stockholder understands and acknowledges that Future Ads and the Transferors are entering into the Exchange Agreement in reliance upon such Stockholder’s execution and delivery of this Agreement and the representations and warranties of such Stockholder contained herein.

6.        Certain Covenants of Stockholder. Each Stockholder, for itself (severally and not jointly), hereby covenants and agrees as follows, in each case except as otherwise expressly set forth in the Exchange Agreement or approved in writing by Future Ads:

(a)        Prior to the Termination Date, such Stockholder shall not, and shall not authorize or permit any of its Subsidiaries or Representatives, directly or indirectly, to:

(i) solicit, initiate, endorse, encourage or facilitate the making by any Person (other than the other parties to the Exchange Agreement) of any Alternate Transaction;

(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information or data with respect to, or otherwise cooperate in any way with, any Alternate Transaction;

(iii) execute or enter into any contracts, agreements or arrangements constituting or relating to any Alternate Transaction, or approve or recommend or propose to approve or recommend any Alternate Transaction or any contract, agreement or arrangement constituting or relating to any Alternate Transaction (or authorize or resolve to agree to do any of the foregoing actions); or

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(iv) make, or in any manner participate in a “solicitation” (as such term is used in the rules of the Securities and Exchange Commission (the “SEC”)) of proxies or powers of attorney or similar rights to vote, or seek to advise or influence any Person with respect to the voting of the Shares intending to facilitate any Alternate Transaction or cause stockholders of the Company not to vote to approve the Exchange, any other transaction contemplated by the Agreement, the Kitara Reorganization, any other transaction contemplated by the Reorganization Agreement or the adoption or amendment of the Holdco Plan.

(b)        Such Stockholder will immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any of the matters described in Section 6(a) above.

(c)        Prior to the Termination Date, and except as contemplated hereby, such Stockholder shall not (i) tender into any tender or exchange offer, (ii) sell (constructively or otherwise), transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), (iii) grant any proxies or powers of attorney, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (iv) knowingly take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing its obligations under this Agreement. Any Transfer in violation of this provision shall be void. Such Stockholder further agrees to authorize and request the Company to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Covered Shares and that this Agreement places limits on the voting of the Covered Shares. If so requested by Future Ads, such Stockholder agrees that the certificates representing Covered Shares shall bear a legend stating that they are subject to this Agreement and to the irrevocable proxy granted in Section 2(a).

(d)        In the event that a Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Shares or other voting interests with respect to the Company, such Shares or voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Shares held by such Stockholder set forth on Schedule A hereto will be deemed amended accordingly and such Shares or voting interests shall automatically become subject to the terms of this Agreement. Each Stockholder shall promptly notify Future Ads and the Company of any such event.

7.        Waiver of Appraisal Rights. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Kitara Reorganization that such Stockholder may have under applicable Law.

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8.        Disclosure. Each Stockholder hereby authorizes Future Ads and the Company to publish and disclose in any announcement or disclosure required by the SEC and in the Form S-4 and Proxy Statement such Stockholder’s identity and ownership of the Covered Shares and the nature of such Stockholder’s obligations under this Agreement.

9.        Further Assurances. From time to time, at the request of Future Ads and without further consideration, each Stockholder shall take such further action as may reasonably be deemed by Future Ads to be necessary or desirable to consummate and make effective the transactions contemplated by this Agreement.

10.      Non-Survival of Representations and Warranties. The representations and warranties of the Stockholders contained herein shall not survive the closing of the transactions contemplated hereby and by the Exchange Agreement and the Reorganization Agreement.

11.      Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.

12.      Waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

13.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)       If to a Stockholder, to the address set forth opposite such Stockholder’s name on Schedule A hereto.

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(ii)       If to Future Ads:

Future Ads LLC

2010 S Main St #900

Irvine, CA 92614

Attention: General Counsel

Facsimile: (949) 379-2829

E-mail: DShapiro@futureads.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 S. Grand Ave.

Los Angeles, CA 90071-3197

Attention: J. Keith Biancamano

Facsimile: (213) 229-6775

E-mail: KBiancamano@gibsondunn.com

14.      Entire Agreement. This Agreement, the Exchange Agreement (including the Exhibits and Schedules thereto) and the Reorganization Agreement (including the Exhibits and Schedules thereto) constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

15.      No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

16.      Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

17.      Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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18.      Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Future Ads may assign all or any of its rights and obligations hereunder to any direct or indirect Subsidiary of Future Ads; provided further, that no assignment shall limit the assignor’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

19.      Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

20.      Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

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21.      Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

22.      Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

23.      Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

24.      Confidentiality. The Stockholders agree (a) to hold any non-public information regarding this Agreement, the Kitara Reorganization and the Exchange in strict confidence and (b) except as required by law or legal process not to divulge any such non-public information to any third Person.

25.      No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, Future Ads and the Stockholders have caused to be executed or executed this Agreement as of the date first written above.

FUTURE ADS LLC

Name:
Title:

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STOCKHOLDER:

Name:
Title:

[Insert additional stockholders]

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Annex E

FUTURE ADS LOCK-UP LETTER AGREEMENT

October 10, 2014

Kitara Holdco Corp.

525 Washington Blvd., Suite 2620

Jersey City, New Jersey 07310

Dear Sirs:

Reference is made to that certain Reorganization Agreement, dated as of October 10, 2014 (the “Reorganization Agreement”), between Kitara Media Corp., a Delaware corporation (the “Kitara”) and Kitara Holdco Corp., a Delaware corporation (the “Company”) pursuant to which, among other things, all of the stockholders of Kitara (the “Kitara Stockholders”) will exchange their shares or their right to acquire shares of common stock, par value $0.0001 per share, of Kitara for an equal number of shares of common stock, par value $0.0001 of the Company (the “Company Common Stock”). Reference is also made to that certain Unit Exchange Agreement (the “Exchange Agreement), dated as of October 10, 2014, by and among the Company, Kitara, Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads (the “Future Ads Members”), including the undersigned, pursuant to which, among other things, the Future Ads Members have agreed to exchange (the “Future Ads Exchange”) 100% of the issued and outstanding equity interests in Future Ads for a combination of cash, post-closing earnout payments, if any, and the issuance of such number of shares of Company Common Stock representing 53% of the fully diluted shares of the Company Common Stock as of the Closing Date (as defined in the Exchange Agreement).

In consideration of the execution of the Exchange Agreement and the Reorganization Agreement and the consummation of the transactions contemplated thereby, and for other good and valuable consideration, the undersigned hereby irrevocably agrees not to transfer any Company Common Stock or any securities convertible into or exchangeable or exercisable for Company Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition other than any securities acquired by the undersigned pursuant to Section 2.3 of the Exchange Agreement (the “Lockup Securities”), at any time during the period ending twelve (12) months after the closing of the Future Ads Exchange pursuant to the terms of the Exchange Agreement (the “Lock-Up Period”) without the written consent of the Board of Directors of the Company (the “Board”). For purposes of this Lock-Up Letter Agreement, “transfer” (and all correlative terms) means, as to any Lockup Securities, a direct or indirect (including through the use of any derivative or swap instrument or arrangement) sale, assignment, conveyance, gift, exchange, pledge, encumbrance, contract to sell, lease or other disposition or transfer (or offer to do any of the foregoing) of such Lockup Securities, whether effected voluntarily, involuntarily or by operation of law.

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TABLE OF CONTENTS October 10, 2014

Notwithstanding the foregoing limitations, this Lock-Up Letter Agreement will not prevent any transfer of any or all of the Lockup Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lockup Securities subject to the provisions of this Lock-Up Letter Agreement, and other than to return the Lockup Securities to the undersigned, there shall be no further transfer of the Lockup Securities except in accordance with this Lock-Up Letter Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Letter Agreement will not prevent any transfer of any or all of the Lockup Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lockup Securities subject to the provisions of this Lock-Up Letter Agreement, and other than to return the Lockup Securities to the undersigned, there shall be no further transfer of the Lockup Securities in accordance with this Lock-Up Letter Agreement.

In addition, the foregoing restrictions shall not apply to (i) the exercise, vesting or conversion of awards granted pursuant to the Company’s equity incentive plans (including any disposition to satisfy tax withholding obligations arising from such exercise, vesting or conversion); provided, that, it shall apply to any of the undersigned’s securities issued upon such exercise, vesting or conversion that are not disposed of to satisfy tax withholding obligations or (ii) the establishment or amendment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided, that, no sales of the undersigned’s securities shall be made pursuant to such a Plan prior to the expiration of the Lockup Period (as such may have been extended pursuant to the provisions hereof), and such an established or amended Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lockup Period (as such may have been extended pursuant to the provisions hereof).

In addition, if any of the Lockup Securities are registered with the Securities and Exchange Commission pursuant to a registration statement filed by the Company, then the undersigned may transfer such registered Lockup Securities without the prior written consent of the Board.

The undersigned agrees and understands that the shares of Company Common Stock shall bear the following legend or annotation in the Company’s stock ledger by the Company’s transfer agent, which legend will be in addition to any other legend:

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Lock-up Letter Agreement (a copy of which is on file with the Secretary of the Company).”

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TABLE OF CONTENTS October 10, 2014

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of the Lockup Securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. The undersigned understands that the Company is proceeding with the consummation of the transactions contemplated by the Exchange Agreement and the Reorganization Agreement in reliance on this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

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Very truly yours,

[Future Ads Member]

By:
Name:
Title:

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KITARA LOCK-UP LETTER AGREEMENT

October 10, 2014

Kitara Holdco Corp.
525 Washington Blvd., Suite 2620
Jersey City, New Jersey 07310

Dear Sirs:

Reference is made to that certain Reorganization Agreement, dated as of October 10, 2014 (the “Reorganization Agreement”), between Kitara Media Corp., a Delaware corporation (“Kitara”) and Kitara Holdco Corp., a Delaware corporation (the “Company”) pursuant to which, among other things, all of the stockholders of Kitara (the “Kitara Stockholders”), including the undersigned, will exchange their shares or their right to acquire shares of common stock, par value $0.0001 per share, of Kitara for an equal number of shares of common stock, par value $0.0001 of the Company (the “Company Common Stock”). Reference is also made to that certain Unit Exchange Agreement (the “Exchange Agreement), dated as of October 10, 2014, by and among the Company, Kitara, Future Ads LLC, a California limited liability company (“Future Ads”), and the members of Future Ads (the “Transferors”), pursuant to which, among other things, the Transferors have agreed to exchange (the “Future Ads Exchange”) 100% of the issued and outstanding equity interests in Future Ads for a combination of cash, post-closing earnout payments, if any, and the issuance of such number of shares of Company Common Stock representing 53% of the fully diluted shares of the Company Common Stock as of the Closing Date (as defined in the Exchange Agreement).

In consideration of the execution of the Exchange Agreement and the Reorganization Agreement and the consummation of the transactions contemplated thereby, and for other good and valuable consideration, the undersigned hereby irrevocably agrees not to transfer any Company Common Stock or any securities convertible into or exchangeable or exercisable for Company Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (the “Lockup Securities”), at any time during the period ending twelve (12) months after the closing of the Future Ads Exchange pursuant to the terms of the Exchange Agreement (the “Lock-Up Period”) without the written consent of the Board of Directors of the Company (the “Board”). For purposes of this Lock-Up Letter Agreement, “transfer” (and all correlative terms) means, as to any Lockup Securities, a direct or indirect (including through the use of any derivative or swap instrument or arrangement) sale, assignment, conveyance, gift, exchange, pledge, encumbrance, contract to sell, lease or other disposition or transfer (or offer to do any of the foregoing) of such Lockup Securities, whether effected voluntarily, involuntarily or by operation of law.

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TABLE OF CONTENTS October 10, 2014

Notwithstanding the foregoing limitations, this Lock-Up Letter Agreement will not prevent any transfer of any or all of the Lockup Securities, either during the undersigned’s lifetime or on the undersigned’s death, by gift, will or intestate succession, or by judicial decree, to the undersigned’s “family members” (as defined below) or to trusts, family limited partnerships and similar entities primarily for the benefit of the undersigned or the undersigned’s “family members”; provided, however, that in each and any such event it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lockup Securities subject to the provisions of this Lock-Up Letter Agreement, and other than to return the Lockup Securities to the undersigned, there shall be no further transfer of the Lockup Securities except in accordance with this Lock-Up Letter Agreement. For purposes of this sub-paragraph, “family member” shall mean spouse, lineal descendants, stepchildren, father, mother, brother or sister of the transferor or of the transferor’s spouse. Also notwithstanding the foregoing limitations, in the event the undersigned is an entity rather than an individual, this Lock-Up Letter Agreement will not prevent any transfer of any or all of the Lockup Securities to the shareholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company, or to the partners in such entity, if it is a partnership; provided, however, that in each and any such event it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding the Lockup Securities subject to the provisions of this Lock-Up Letter Agreement, and other than to return the Lockup Securities to the undersigned, there shall be no further transfer of the Lockup Securities in accordance with this Lock-Up Letter Agreement.

In addition, the foregoing restrictions shall not apply to (i) the exercise, vesting or conversion of awards granted pursuant to the Company’s equity incentive plans (including any disposition to satisfy tax withholding obligations arising from such exercise, vesting or conversion); provided that it shall apply to any of the undersigned’s securities issued upon such exercise, vesting or conversion that are not disposed of to satisfy tax withholding obligations or (ii) the establishment or amendment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended; provided, that, no sales of the undersigned’s securities shall be made pursuant to such a Plan prior to the expiration of the Lockup Period (as such may have been extended pursuant to the provisions hereof), and such an established or amended Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lockup Period (as such may have been extended pursuant to the provisions hereof).

In addition, if any of the Lockup Securities are registered with the Securities and Exchange Commission pursuant to a registration statement filed by the Company that includes at least the same percentage of the Transferor’s shares of Company Common Stock as it does the percentage of undersigned’s shares of Company Common Stock, then the undersigned may transfer such registered Lockup Securities without the prior written consent of the Board.

The undersigned agrees and understands that the shares of Company Common Stock shall bear the following legend or annotation in the Company’s stock ledger by the Company’s transfer agent, which legend will be in addition to any other legend:

“The securities evidenced by this certificate are subject to restrictions on transfer set forth in a Lock-up Letter Agreement (a copy of which is on file with the Secretary of the Company).”

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TABLE OF CONTENTS October 10, 2014

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of the Lockup Securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement. The undersigned understands that the Company and the Transferors are proceeding with the consummation of the transactions contemplated by the Exchange Agreement and the Reorganization Agreement in reliance on this Lock-Up Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

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Very truly yours,

[Kitara Stockholder]

By:
Name:
Title:

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Annex F

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [_______], 2014 by and among Kitara Holdco Corp., a Delaware corporation (the “Company”), and the stockholders of the Company listed on Schedule A hereto (collectively, the “Original Holders”).

RECITALS

A. The Original Holders, the Company, Kitara Media Corp., a Delaware corporation, and Future Ads LLC, a California limited liability company (“Future Ads”), have entered into a Unit Exchange Agreement (the “Exchange Agreement”), dated as of October 10, 2014, pursuant to which the Original Holders are acquiring shares of Common Stock.

B. In connection with the execution and delivery of the Exchange Agreement and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Original Holders certain registration rights as set forth below.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Definitions. As used in this Agreement, capitalized terms not otherwise defined herein shall have the meanings ascribed to them below:

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company, and any equity securities issued or issuable in exchange for or with respect to the Common Stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization or otherwise.

“Common Stock Equivalent” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject), Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Holder” or “Holders” means any Original Holder and any Person who shall acquire and hold Registrable Securities in accordance with the terms of this Agreement.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Section 2.1 or Section 2.2.

“Person” means any individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, person, trust, association, organization or other entity or any governmental or regulatory body or other agency or authority or political subdivision thereof, including any successor, by merger or otherwise, of any of the foregoing.

“Registrable Securities” means (i) shares of Common Stock issued to the Original Holders pursuant to the Exchange Agreement and (ii) shares of Common Stock issued or issuable, directly or indirectly, in exchange for or with respect to the Common Stock referenced in clause (i) above. Any particular Registrable Securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (C) such securities shall cease to be outstanding.

“Registration Expenses” means all fees and expenses incurred in connection with the Company’s performance of or compliance with the provisions of Article II, including: (i) all registration, listing, qualification and filing fees (including FINRA filing fees); (ii) fees and expenses of compliance with state securities or “blue sky” laws (including counsel fees in connection with the preparation of a blue sky and legal investment survey and FINRA filings); (iii) printing and copying expenses; (iv) messenger and delivery expenses; (v) expenses incurred in connection with any road show; (vi) fees and disbursements of counsel for the Company; (vii) with respect to each registration, the fees and disbursements of one counsel for the selling Holder(s) selected by the Majority Participating Holders, in the case of a registration pursuant to Section 2.1, and selected by the underwriter, in the case of a registration pursuant to Section 2.2; (viii) fees and disbursements of independent public accountants, including the expenses of any audit or “cold comfort” letter, and fees and expenses of other persons, including special experts, retained by the Company; (ix) underwriter fees, excluding discounts and commissions, and any other expenses which are customarily borne by the issuer or seller of securities in a public equity offering; and (x) all internal expenses of the Company (including all salaries and expenses of officers and employees performing legal or accounting duties).

“SEC” means the Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

ARTICLE II
REGISTRATION RIGHTS

Section 2.1 Demand Registrations.

(a) Form S-1 Demand. Subject to Section 2.1(e), at any time or from time to time after the date hereof one or more Holders shall have the right to require the Company to file a registration statement under the Securities Act on Form S-1 or any successor form thereto covering such aggregate number of Registrable Securities which represents 15% or greater of the then outstanding Registrable Securities by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof, including pursuant to a shelf registration statement utilizing Rule 415 of the Securities Act (or its successor provision) (a “Shelf Registration”). The Company shall cause a registration statement on Form S-1 (or any successor form) to be filed as expeditiously as possible, and in any event within 60 days after the date such request is given by such Holders (but subject in each case to Section 2.1(e)), and shall use its reasonable best efforts to cause such registration to be declared effective by the SEC as soon as practicable thereafter.

(b) Form S-3 Demand. The Company shall use its commercially reasonable efforts to qualify and remain qualified to register securities under the Securities Act pursuant to a registration statement on Form S-3 or any successor form thereto. At any time when the Company is eligible to use a Form S-3 registration statement, one or more Holders shall have the right, subject to Section 2.1(e)(ii), to require the Company to file a registration statement under the Securities Act on Form S-3 (or any successor form) covering such aggregate number of Registrable Securities which represents 5% or greater of the then outstanding Registrable Securities, by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution thereof, including pursuant to a Shelf Registration. The Company shall cause a registration statement on Form S-3 (or any successor form) to be filed as expeditiously as possible, and in any event within 45 days after the date such request is given by such Holders, and shall use its reasonable best efforts to cause such registration to be declared effective by the SEC as soon as practicable thereafter. The Company shall be obligated to effect an unlimited number of Demand Registrations under this Section 2.1(b).

(c) All requests by any Holder pursuant to Section 2.1(a) or Section 2.1(b) are referred to as “Demand Registration Requests,” the registrations so requested are referred to as “Demand Registrations” and the Holders making such demand for registration are referred to as the “Initiating Holders.” As promptly as practicable, but no later than 10 days after receipt of a Demand Registration Request, the Company shall give written notice (a “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities.

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(d) The Company, subject to Sections 2.3 and 2.6, shall include in a Demand Registration (A) the Registrable Securities of the Initiating Holders and (B) the Registrable Securities of any other Holder of Registrable Securities that shall have made a written request to the Company within the time limits specified below for inclusion in such registration (together with the Initiating Holders, the “Participating Holders”). Any such request from the other Holders must be delivered to the Company within 15 days after the receipt of the Demand Exercise Notice and must specify the maximum number of Registrable Securities intended to be disposed of by such other Holders.

(e) The Demand Registration rights granted to the Holders in this Section 2.1 are subject to the following limitations:

(i) the Company shall not be required to cause a registration pursuant to Section 2.1(a) to be filed within 90 days or to be declared effective within a period of 180 days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act on Form S-1 as to which the Holders could have, pursuant to the terms hereof, registered Registrable Securities;

(ii) if in the opinion of outside counsel to the Company, any registration of Registrable Securities would require disclosure of information not otherwise then required by law to be publicly disclosed and, in the good faith judgment of the board of directors of the Company, such disclosure is reasonably likely to materially adversely affect any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or otherwise have a material adverse effect on the Company (a “Valid Business Reason”), the Company may postpone or withdraw a filing of a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event shall the Company avail itself of such right for more than 90 days, in the aggregate, in any period of 365 consecutive days (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”); and the Company shall give notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, as promptly as practicable after the occurrence thereof;

(iii) notwithstanding any other provision of this Agreement, if the SEC or any SEC guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular registration statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the SEC for the registration of all or a greater portion of Registrable Securities), unless otherwise directed in writing by the holders of Registrable Securities, the number of Registrable Securities to be registered on such registration statement will be reduced pro rata to the amount permitted by the SEC; and

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(iv) the Company shall not be obligated to effect more than two Demand Registrations under Section 2.1(a) for the Holders.

In the event of a cutback under clause (iii) above, the Company shall give the Holders at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. In the event the Company amends the initial registration statement in accordance with the foregoing, the Company will use its best efforts to file with the SEC, as promptly as allowed by the SEC or SEC guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-1 or Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the initial registration statement, as amended.

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (ii) above, the Company shall not register any equity security of the Company during the period of postponement or withdrawal. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1(a) or (b), the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective and shall not have been withdrawn. If the Company shall give any notice of withdrawal or postponement of a registration statement, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event more than 90 days after the date of the postponement or withdrawal), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 2.1.

(f) The Company, subject to Sections 2.3 and 2.6, may elect to include in any registration statement and offering made pursuant to Section 2.1(a) or (b), (i) authorized but unissued shares of Common Stock or shares of Common Stock held by the Company as treasury shares and (ii) any other shares of Common Stock that are requested to be included in such registration pursuant to the exercise of piggyback rights granted by the Company that are not inconsistent with the rights granted in, or otherwise conflict with the terms of, this Agreement (“Additional Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders.

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(g) A Holder may withdraw its Registrable Securities from a Demand Registration at any time. If all such Holders withdraw their respective Registrable Securities from such Demand Registration, the Company shall cease all efforts to secure registration and such registration nonetheless shall be deemed a Demand Registration for purposes of this Section 2.1 unless (i) the withdrawal is made following withdrawal or postponement of such registration by the Company pursuant to a Valid Business Reason as contemplated by Section 2.1(e), (ii) the withdrawal is based on the reasonable determination of the Holders who requested such registration that there has been, since the date of the Demand Registration Request, a material adverse change in the business or prospects of the Company or (iii) the Holders who requested such registration shall have paid or reimbursed the Company for all of the reasonable out-of-pocket fees and expenses incurred by the Company in connection with the withdrawn registration.

(h) A Demand Registration shall not be deemed to have been effected and shall not count as such (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 180 days (or such longer period as may be requested by the Holders in the event of a Shelf Registration) or such shorter period during which all Registrable Securities covered by such Registration Statement have been sold or withdrawn, or, if such Registration Statement relates to an underwritten offering, such longer period as, in the opinion of counsel for the underwriter(s), is required by law for delivery of a prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, (ii) if, after the registration statement with respect thereto has become effective, it becomes subject to any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason, (iii) if it is withdrawn by the Company pursuant to a Valid Business Reason as contemplated by Section 2.1(e) or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than solely by reason of some act or omission of the Participating Holders.

(i) In connection with any Demand Registration for which the Initiating Holders elect to distribute the Registrable Securities covered by their request by means of an underwritten offering, the Majority Participating Holders may designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration; provided, that, in each case, each such underwriter is reasonably satisfactory to the Company.

Section 2.2 Piggyback Registrations.

(a) If, at any time, the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on Form S-4, (ii) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or (iii) a Demand Registration under Section 2.1) on a registration statement on Form S-1 or Form S-3 or an equivalent general registration form then in effect, whether or not for its own account, the Company shall give prompt written notice of its intention to do so to each Holder of record of Registrable Securities. Upon the written request of any such Holder, made within 15 days following the receipt of any such written notice (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company, subject to Sections 2.2(b), 2.3 and 2.6, shall use commercially reasonable efforts to cause all such Registrable Securities to be included in the registration statement with the securities that the Company at the time proposes to register to permit the sale or other disposition by the Holders in accordance with the intended method of distribution thereof of the Registrable Securities to be so registered. No registration of Registrable Securities effected under this Section 2.2(a) shall relieve the Company of its obligations to effect Demand Registrations under Section 2.1.

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(b) If, at any time after giving written notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company will give written notice of such determination to each Holder of record of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, without prejudice, however, to the rights of Holders under Section 2.1 and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities.

(c) Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw. Such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration. Such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

Section 2.3 Priority in Registrations.

(a) If any requested registration made pursuant to Section 2.1 involves an underwritten offering and the lead managing underwriter of such offering (the “Manager”) shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons, including those shares of Common Stock requested by the Company to be included in such registration, exceeds the largest number (the “Section 2.3(a) Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use commercially reasonable efforts to include in such registration:

(i) first, all Registrable Securities requested to be included in such registration by the Holders thereof; provided, however, that, if the number of such Registrable Securities exceeds the Section 2.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 2.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that Registrable Securities be included in such registration, based on the number of Registrable Securities then owned by each such Holder requesting inclusion in relation to the number of Registrable Securities owned by all Holders requesting inclusion;

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(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders requesting that securities be included in such registration pursuant to the exercise of Additional Piggyback Rights (“Piggyback Shares”), based on the aggregate number of Piggyback Shares then owned by each Holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all Holders requesting inclusion, up to the Section 2.3(a) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(a) is less than the Section 2.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 2.3(a) Sale Number.

If, as a result of the proration provisions of this Section 2.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (A) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (B) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

(b) If any registration pursuant to Section 2.2 involves an underwritten offering that was proposed by the Company and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(b) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, all Common Stock that the Company proposes to register for its own account;

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all Holders of Registrable Securities requesting that Registrable Securities be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2 of this Agreement, based on the aggregate number of Registrable Securities then owned by each Holder requesting inclusion in relation to the aggregate number of Registrable Securities owned by all Holders requesting inclusion, up to the Section 2.3(b) Sale Number; and

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(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(b) is less than the Section 2.3(b) Sale Number, the remaining shares to be included in such registration statement shall be allocated on a pro rata basis among all holders requesting that Piggyback Shares be included in such registration statement pursuant to the exercise of Additional Piggyback Rights, based on the aggregate number of Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(b) Sale Number.

(c) If any registration pursuant to Section 2.2 involves an underwritten offering that was proposed by Holders of securities of the Company that have the right to require such registration pursuant to an agreement entered into by the Company in accordance with Section 3.4 (“Additional Demand Rights”) and the Manager shall advise the Company that, in its view, the number of securities requested to be included in such registration exceeds the number (the “Section 2.3(c) Sale Number”) that can be sold in an orderly manner in such registration within a price range acceptable to the Company, the Company shall include in such registration:

(i) first, all securities requested to be included in such registration by the holders of Additional Demand Rights (“Additional Registrable Securities”); provided, however, that, if the number of such Additional Registrable Securities exceeds the Section 2.3(c) Sale Number, the number of such Additional Registrable Securities (not to exceed the Section 2.3(c) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders of Additional Registrable Securities requesting that Additional Registrable Securities be included in such registration, based on the number of Additional Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Additional Registrable Securities owned by all of such holders requesting inclusion;

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, any Common Stock that the Company proposes to register for its own account, up to the Section 2.3(c) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 2.3(c) is less than the Section 2.3(c) Sale Number, the remaining shares to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities or Piggyback Shares be included in such registration pursuant to the exercise of piggyback rights pursuant to Section 2.2 or Additional Piggyback Rights, based on the aggregate number of Registrable Securities and Piggyback Shares then owned by each holder requesting inclusion in relation to the aggregate number of Registrable Securities and Piggyback Shares owned by all holders requesting inclusion, up to the Section 2.3(c) Sale Number.

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Section 2.4 Registration Procedures. Whenever the Company is required by the provisions of this Agreement to use commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company as expeditiously as possible:

(a) shall prepare and file with the SEC the requisite registration statement, which shall comply as to form in all material respects with the requirements of the applicable form and shall include all financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any Issuer Free Writing Prospectus related thereto, the Company will furnish to one counsel for the Holders participating in the planned offering (selected by the Majority Participating Holders, in the case of a registration pursuant to Section 2.1, and selected by the lead managing underwriter, in the case of a registration pursuant to Section 2.2) and the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto, any prospectus or supplement thereto or any Issuer Free Writing Prospectus related thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object);

(b) shall prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) shall furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement, each preliminary prospectus and each Issuer Free Writing Prospectus utilized in connection therewith, all in conformity with the requirements of the Securities Act, and such other documents as such seller and underwriter reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller, and shall consent to the use in accordance with all applicable law of each such registration statement, each amendment thereto, each such prospectus, preliminary prospectus or Issuer Free Writing Prospectus by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus;

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(d) shall use commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, reasonably shall request, and do any and all other acts and things that may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.4(d), it would not be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) shall promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any:

(i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any Issuer Free Writing Prospectus has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

(ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;

(v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto, any document incorporated therein by reference, any Issuer Free Writing Prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and

(vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company, subject to the provisions of Section 2.1(e), promptly shall prepare and file with the SEC, and furnish to each seller and each underwriter, if any, a reasonable number of copies of, a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

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(f) shall comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement (and in any event within 90 days after the end of such 12 month period described hereafter), an earnings statement, which need not be audited, covering the period of at least 12 consecutive months beginning with the first day of the Company’s first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(g) shall use commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be authorized to be listed on a national securities exchange if shares of the particular class of Registrable Securities are at that time, or will be immediately following the offering, listed on such exchange;

(h) shall provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(i) shall enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities that are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

(j) shall use commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter, if any;

(k) shall use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) shall provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(m) shall make reasonably available its employees and personnel for participation in “road shows” and other marketing efforts and otherwise provide reasonable assistance to the underwriters, taking into account the needs of the Company’s businesses and the requirements of the marketing process, in the marketing of Registrable Securities in any underwritten offering;

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(n) shall promptly prior to the filing of any document that is to be incorporated by reference into the registration statement or the prospectus, and prior to the filing of any Issuer Free Writing Prospectus, provide copies of such document to counsel for the selling holders of Registrable Securities and to each managing underwriter, if any, and make the Company’s representatives reasonably available for discussion of such document and make such changes in such document prior to the filing thereof as counsel for such selling holders or underwriters may reasonably request;

(o) shall cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three Business Days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(p) shall take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(q) shall not take any direct or indirect action prohibited by Regulation M under the Exchange Act; provided, however, that to the extent that any prohibition is applicable to the Company, the Company will take such action as is necessary to make any such prohibition inapplicable;

(r) shall cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA; and

(s) shall take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.1 or 2.2 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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To the extent the Company is a well-known seasoned issuer as defined in Rule 405 under the Securities Act (a “WKSI”) at the time any Demand Registration Request is submitted to the Company, and such Demand Registration Request requests that the Company file an automatic shelf registration statement as defined in Rule 405 under the Securities Act (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an Automatic Shelf Registration Statement that covers those Registrable Securities that are requested to be registered. The Company shall use commercially reasonable efforts to remain a WKSI and not become an ineligible issuer (as defined in Rule 405 under the Securities Act) during the period during which such Automatic Shelf Registration Statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company shall pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three years, at the end of the third year the Company shall refile a new Automatic Shelf registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status, the Company determines that it is not a WKSI, the Company shall use commercially reasonable efforts to refile the shelf registration statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

Notwithstanding anything contained herein to the contrary, the Company shall be entitled to exclude from the shelf registration statement such Registrable Securities as the Company and its securities counsel reasonably determine (in consultation with the Majority Participating Holders and their securities counsel) is reasonably necessary for the offering to qualify as a secondary (rather than a primary) offering pursuant to Rule 415 under the Securities Act in response to comments from the staff of the SEC. To the extent any Registrable Securities are so excluded, the Company agrees to register such excluded shares in accordance with Section 2.1 promptly when eligible to do so under applicable federal securities laws, rules, regulations and policies, as the Company and its securities counsel reasonably determine (in consultation with the Majority Participating Holders and their securities counsel).

If the Company files any shelf registration statement for the benefit of the holders of any of its securities other than the Holders, the Company shall include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act, referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders, in order to ensure that the Holders may be added to such shelf registration statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

Each seller of Registrable Securities as to which any registration is being effected shall furnish the Company such information in writing regarding such seller and the distribution of such Registrable Securities as the Company from time to time reasonably may request; provided, that such information is necessary for the Company to consummate such registration and shall be used only in connection with such registration.

Each seller of Registrable Securities agrees that upon receipt of any notice from the Company under Section 2.4(e)(v) (a “Suspension Notice”), such seller will discontinue such seller’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller’s receipt of the copies of the supplemented or amended prospectus. In the event the Company gives a Suspension Notice, the applicable period set forth in Section 2.4(b) shall be extended by the number of days during such period from and including the date of the giving of the Suspension Notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus.

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If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the Holder of any securities of the Company, such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

Section 2.5 Registration Expenses.

(a) The Company shall pay all Registration Expenses (i) with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 2.4(b) and (ii) with respect to any registration effected under Section 2.2.

(b) Notwithstanding the foregoing, (i) the provisions of this Section 2.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made, (ii) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder and (iii) the Company shall, in the case of all registrations under this Article II, be responsible for all of its internal expenses.

Section 2.6 Underwritten Offerings.

(a) If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 2.1 the Company shall enter into a customary underwriting agreement with the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type. Any Holder participating in the offering shall be a party to such underwriting agreement and, at its option, may require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the registration statement. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

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(b) In the case of a registration pursuant to Section 2.2, if the Company shall have determined to enter into an underwriting agreement in connection therewith, any Registrable Securities to be included in such registration shall be subject to such underwriting agreement. Any Holder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

(c) In the case of any registration under Section 2.1 pursuant to an underwritten offering, or, in the case of a registration under Section 2.2, if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided therein and, subject to the provisions of this Section 2.6, completes and executes all reasonable questionnaires, and other documents, including custody agreements and powers of attorney, that must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

Section 2.7 Holdback Agreements.

(a) Each seller of Registrable Securities agrees, to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 2.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company other than as part of such underwritten public offering during the time period reasonably requested by the managing underwriter, not to exceed 180 days.

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(b) The Company agrees that, if it shall previously have received a request for registration pursuant to Section 2.1 or 2.2, and if such previous registration shall not have been withdrawn or abandoned, it shall not sell, transfer or otherwise dispose of any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 180 days shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration rights agreements hereafter entered into with respect to any of its securities.

Section 2.8 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

Section 2.9 Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article II, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees, agents, affiliates, consultants, representatives, general and limited partners, stockholders, successors, assigns (and the directors, officers, employees and stockholders thereof), and each other Person, if any, who controls such Holder within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld, conditioned or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Losses”), insofar as such Losses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any Issuer Free Writing Prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Loss arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

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(b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 2.1 or 2.2 is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, employees, agents, affiliates, consultants, representatives, general and limited partners, stockholders, successors, assigns and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Loss as such expenses are incurred; provided, however, that the aggregate amount that any such Holder shall be required to pay pursuant to this Section 2.9(b) and Sections 2.9(c), (e) and (f) shall in no case be greater than the amount of the net proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

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(c) Any Person entitled to indemnification under this Agreement promptly shall notify the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.9, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability that it may have to any such Person otherwise than under this Article II. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party, (ii) if such indemnified party who is a defendant in any action or proceeding that is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party that are not available to the indemnifying party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. Without the written consent of the indemnified party, which consent shall not be unreasonably withheld, no indemnifying party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, whether or not the indemnified party is an actual or potential party to such action or claim, unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 2.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.9(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.9(d). The amount paid or payable in respect of any Loss shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Loss. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 2.9(d) to the contrary, no indemnifying party other than the Company shall be required pursuant to this Section 2.9(d) to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.9(b) and (c).

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(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(f) The indemnification and contribution required by this Section 2.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

ARTICLE III
GENERAL

Section 3.1 Adjustments Affecting Registrable Securities. The Company shall not effect or permit to occur any combination or subdivision of shares of Common Stock that would adversely affect the ability of any Holder of any Registrable Securities to include such Registrable Securities in any registration contemplated by this Agreement or the marketability of such Registrable Securities in any such registration.

Section 3.2 Rule 144. The Company covenants that (a) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act or, if it is not required to file such reports, upon the request of any Holder it shall make publicly available other information so long as necessary to permit sales of such Registrable Securities in compliance with Rule 144 under the Securities Act and (b) it will take such further action as any Holder of Registrable Securities reasonably may request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

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Section 3.3 Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares constituting Registrable Securities held by any Holder or Holders of Registrable Securities contemplated by this Agreement; provided, that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

Section 3.4 No Inconsistent Agreements. The rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound. Without the prior written consent of Holders of a majority of the then outstanding Registrable Securities, the Company will not enter into any agreement with respect to its securities that is inconsistent with the rights granted in this Agreement or otherwise conflicts with the provisions hereof or provides terms and conditions that are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to the Holders, other than any lock-up agreement with the underwriters in connection with any registered offering effected hereunder, pursuant to which the Company shall agree not to register for sale, and the Company shall agree not to sell or otherwise dispose of, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a specified period following the registered offering. If the Company enters into any other registration rights agreement with respect to any of its securities that contains terms that are more favorable to, or less restrictive on, the other party thereto than the terms and conditions contained in this Agreement are to the Holders, the terms and conditions of this Agreement shall immediately be deemed to have been amended without further action by the Company or any of the Holders of Registrable Securities so that the Holders shall each be entitled to the benefit of any such more favorable or less restrictive terms or conditions.

ARTICLE IV
MISCELLANEOUS

Section 4.1 Amendment and Waiver.

(a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and a majority in interest of the Holders or, in the case of a waiver, by the party or parties against whom the waiver is to be effective, in an instrument specifically designated as an amendment or waiver hereto; provided, however, that waiver by the Holders shall require the consent of a majority in interest of the Holders.

(b) No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

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Section 4.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)         if to any Holder other than the Original Holders, to its last known address appearing on the books of the Company maintained for such purpose, and if to the Original Holders, to:

c/o Future Ads LLC

2010 S Main St #900

Irvine, CA 92614

Attention: General Counsel

Facsimile: (949) 379-2829

E-mail: DShapiro@futureads.com

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
333. S. Grand Ave.
Los Angeles, CA 90071-3197
Attention: J. Keith Biancamano
Facsimile: (213) 229-6775
E-mail: KBiancamano@gibsondunn.com

(ii)         if to the Company, to:

Kitara Holdco Corp.

525 Washington Blvd., Suite 2620

Jersey City, New Jersey 07310

Attention: Bob Regular

Facsimile: 201-839-3345

E-mail: bob@kitaramedia.com

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Attention: David Alan Miller; Jeffrey M. Gallant

Facsimile: (212) 818-8881

E-mail: dmiller@graubard.com; jgallant@graubard.com

or such other address as the Company or the Original Holders shall have specified to the other party in writing in accordance with this Section 4.2.

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Section 4.3 Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 4.4 Entire Agreement. This Agreement and the Exchange Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof and thereof.

Section 4.5 No Third-Party Beneficiaries. Except as provided in Section 2.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

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Section 4.7 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding, whether in law or equity, arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. To the fullest extent permitted by applicable law, each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or any other proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.8 Assignment; Successors. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns. If any Person shall acquire Registrable Securities from any Holder in any manner, whether by operation of law or otherwise, such Person shall promptly notify the Company and such Registrable Securities acquired from such Holder shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement. Any such successor or assign shall agree in writing to acquire and hold the Registrable Securities acquired from such Holder subject to all of the terms hereof. If any Holder shall acquire additional Registrable Securities, such Registrable Securities shall be subject to all of the terms, and entitled to all of the benefits, of this Agreement.

Section 4.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in any appropriate Delaware state or federal court), this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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Section 4.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.11 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.12 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 4.13 Facsimile or .pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes

Section 4.14 Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.

Section 4.15 No Presumption Against Drafting Party. Each of the parties hereto acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

[The remainder of this page is intentionally left blank.]

F-25

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KITARA HOLDCO CORP

By:
Name:
Title:

Family Trust of Jared L. Pobre, U/A DTD 12/13/2004

By:
Name:
Title:

Neptune Capital Trust

By:
Name:
Title:

F-26

Annex G

FORM OF STOCKHOLDERS AGREEMENT

of

KITARA HOLDCO CORP.

Dated as of [DATE]

i

STOCKHOLDERS AGREEMENT

of

KITARA HOLDCO CORP.

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of [______], 2014, by and among Kitara Holdco Corp., a Delaware corporation (the “Company”), and each of the Persons listed on Schedule I hereto (the “Stockholders”).

RECITALS

WHEREAS, the Stockholders have entered into that certain Unit Exchange Agreement, dated as of October 10, 2014 (the “Exchange Agreement”), with the Company, Future Ads LLC, a California limited liability company and Kitara Media Corp., a Delaware corporation;

WHEREAS, following the closing of the transactions contemplated by the Exchange Agreement (the “Exchange Closing”), the Stockholders will collectively own 53% of the fully diluted shares of the Company’s Common Stock as of the Closing Date (as defined in the Exchange Agreement); and

WHEREAS, the Company and each of the Stockholders desire to establish herein certain terms and conditions upon which the Common Stock held by the Stockholders will be held, and providing for certain other matters.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person, (ii) any Person directly or indirectly owning or controlling 10% or more of any class of outstanding equity securities of such Person or (iii) any officer, director, general partner, managing member or trustee of any such Person described in clause (i) or (ii).

“Agreement” has the meaning set forth in the preamble.

“Appointment Period” has the meaning set forth in Section 2.1(a).

G-1

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other Voting Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security that may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in the City of New York.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Change of Control” means (i) the sale of all or substantially all of the assets of the Company to an Unaffiliated Person; (ii) a sale resulting in more than 50% of the Voting Securities being held by an Unaffiliated Person; (iii) a merger, consolidation, recapitalization or reorganization of the Company with or into another Unaffiliated Person.

“Charter” means the Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Common Stock” means the common stock, par value $0.0001 per share, of the Company and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Director” means any member of the Board.

“Equity Securities” means any and all shares of Common Stock or preferred stock of the Company, and any and all securities of the Company convertible into or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, including, without limitation, options, warrants and other rights to acquire such shares.

G-2

“Exchange” shall mean a United States national securities exchange, including NASDAQ and the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Closing Date” means the date of the Exchange Closing.

“Fair Market Value” means, with respect to any non-cash consideration, the fair market value of such non-cash consideration as determined in good faith by the Board.

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Immediate Family” means, with respect to any specified Person, such Person’s spouse, parents, children and siblings, including adoptive relationships and relationships through marriage, or any other relative of such Person that shares such Person’s home.

“NASDAQ” means the NASDAQ Global Market.

“Original Shares” means, when used in reference to any one or more Stockholders or a Permitted Transferee, the shares of Common Stock issued pursuant to the Exchange Agreement or any shares or other securities which such shares of Common Stock may have been converted into or exchanged for in connection with any exchange, reclassification, dividend, distribution, stock split, combination, subdivision, merger, spin-off, recapitalization, reorganization or similar transaction.

“Permitted Transferee” means, with respect to any Stockholder, (i) the owners of a Stockholder’s equity interests receiving Common Stock of the Company in connection with the liquidation of, or a distribution with respect to an equity interest in, such Stockholder, (ii) any general or limited partner, member, stockholder or Affiliate of a Stockholder, or a trust the beneficiaries of which include only such general or limited partner, member, stockholder or Affiliate or the beneficiary of any trust that is a Stockholder or (iii) any member of the Immediate Family of a Stockholder or the beneficiaries of a trust established for estate planning purposes; provided, however, that in any such case such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided further, that in no event shall the Company or any of its Subsidiaries constitute a “Permitted Transferee.”

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

G-3

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Stockholders and the Company.

“Related Party” means, with respect to any specified Person: (i) any Affiliate of such specified Person, or any director, executive officer, general partner or managing member of such Affiliate; (ii) any Person who serves or within the past five years has served as a director, executive officer, partner, member or in a similar capacity of such specified Person; (iii) any Immediate Family member or Affiliate of a Person described in clause (ii); or (iv) any other Person who holds, individually or together with any Affiliate of such other Person and any member(s) of such Person’s Immediate Family, more than 5% of the outstanding equity or ownership interests of such specified Person; provided that, for the avoidance of doubt, any limited partners or members of any Stockholder shall not be Related Parties of such Stockholder solely as a result of such limited partnership or limited liability company structure.

“Representative” means, with respect to a Person, the officers, directors, employees, agents, accountants, lawyers, advisors, bankers and other representatives of such person.

“Required Directors” has the meaning set forth in Section 2.3(a).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stockholders” has the meaning set forth in the preamble.

“Stockholder Appointees” has the meaning set forth in Section 2.1(a).

“Stockholder Designees” has the meaning set forth in Section 2.1(b).

“Stockholder Percentage” means, at any time, the quotient of (a) the aggregate number of shares of Common Stock beneficially owned by the Stockholders and their Permitted Transferees divided by (b) the aggregate number of shares of Common Stock outstanding.

“Subsidiary” means, with respect to any entity, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such first entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity of which such first entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner or managing member.

“Subsidiary Securities” has the meaning set forth in Section 4.18.

G-4

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, voting, receipt of dividends or other distributions, hypothecation or similar disposition of, any Equity Securities beneficially owned by a Person or any interest in any Equity Securities beneficially owned by a Person, including, but not limited to, any swap or any other agreement including a transaction that transfers or separates, in whole or in part, any of the economic consequences of ownership of Equity Securities and/or voting thereof, whether such transaction is to be settled by delivery of Equity Securities, other securities, cash or otherwise. A Transfer shall not be deemed to have occurred solely by reason of a change of control of the ultimate controlling Persons as of the date hereof of any of the Stockholders.

“Transferee” means any Person to whom any Stockholder, or any transferee thereof who acquires Equity Securities in accordance with the terms of this Agreement, Transfers Equity Securities in accordance with the terms hereof.

“Unaffiliated Person” means any Person or Group that is not (i) any of the Stockholders, (ii) a Related Party of any of the Stockholders, or (iii) a Related Party of the Company.

“Voting Securities” means, at any time, shares of any class of Equity Securities of the Company that confer upon the registered holder(s) thereof the right to vote generally in the election of Directors.

Section 1.2 Other Definitional Provisions.

(a) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

ARTICLE II
CORPORATE GOVERNANCE

Section 2.1 Board Representation. Subject to Section 2.6, for so long as this Section 2.1 remains in effect:

(a) Effective as of the Exchange Closing and until the first annual meeting of the Company thereafter (the “Appointment Period”) the Board shall be comprised of up to nine (9) Directors of whom a majority shall be appointees of the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) (such persons, the “Stockholder  Appointees”). Prior to the Exchange Closing, the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall provide written notice to the Company of those persons who will be the Stockholder Appointees.

G-5

(b) Beginning on the date of the first annual meeting of the Company following the Exchange Closing and at each subsequent annual or special meeting thereafter, as applicable, the Directors will be elected in accordance with the Charter and the Bylaws, and the Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall have the right to designate, nominate and recommend no fewer than that number of director nominees (the “Stockholder Designees”) for election to the Board at each annual or special meeting, as applicable, according to the following formula:

(i) if the Stockholder Percentage is greater than or equal to fifty percent (50%), the product (rounded down to the nearest whole number) of fifty percent (50%) multiplied by the number of Directors then authorized by the Company, plus one director; or

(ii) if the Stockholder Percentage is less than fifty percent (50%) but greater than or equal to twenty percent (20%), then the product (rounded up to the nearest whole number) of forty percent (40%) multiplied by the number of Directors then authorized by the Company.

(c) Except as otherwise provided in this Agreement or as required by applicable law, no other stockholder of the Company shall be entitled to appoint a Director to the Board or designate a Person for election to the Board.

(d) Unless the Company has received the consent of the Required Directors to increase or decrease the number of Directors in accordance with Section 2.3, the Company shall take such action as may be required under applicable law to cause the Board to consist of no more than seven (7) Directors.

(e) During the Appointment Period, the Company agrees to take all such action as required under applicable law to cause the Stockholder Appointees to become Directors of the Company; and following the Appointment Period, the Company agrees to nominate, recommend and include the Stockholder Designees in the slate of nominees that is included in the proxy statement (or consent solicitation or similar document) of the Company relating to the election of Directors by the holders of Common Stock and shall provide the highest level of support for the election of such Stockholder Designees as the Company provides to any other individual standing for election as a Director as part of the Company’s slate of Directors.

(f) In the event that a vacancy of the Board is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Stockholder Appointee or Stockholder Designee, the remaining Directors serving as Stockholder Appointees or Stockholder Designees, as applicable, shall have the right to fill the vacancy created thereby, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

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(g) The Stockholders (acting jointly by a majority vote of the Original Shares held by the Stockholders) shall notify the Company in writing of each proposed Stockholder Designee a reasonable time in advance of any action taken or annual or special meeting held for the purpose of electing or appointing such Stockholder Designee, to fill a vacancy and of the mailing of any proxy statement, information statement or registration statement in which any Board nominee or Board member of the Company would be named, together with all information concerning such nominee reasonably requested by the Company, so that the Company can comply with applicable disclosure rules; provided, that, in the absence of such notice, the Stockholders shall be deemed to have designated, nominated or recommended the same Directors as set forth in the most recent notice delivered to the Company pursuant to this Section 2.1.

(h) The Company shall reimburse each Stockholder Appointee and Stockholder Designee for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof in the same manner that it reimburses other Directors and agrees that the Stockholder Appointees and Stockholders Designees (other than executive officer Stockholder Appointees and Stockholder Designees) shall be entitled to the same compensation as other members of the Board (other than executive officer-Directors) as may be approved from time to time.

(i) The Company agrees to cause at least one meeting of the Board to be held each fiscal quarter, and to make provisions such that any member of the Board may attend such meetings by remote means (e.g., by telephone or video conference).

(j) During the period that the Stockholder Appointees or Stockholder Designees are Directors, each such Director shall be entitled to the benefits under any director and officer insurance policy maintained by the Company to the same extent as any similarly situated Director. The Company agrees that in respect of each Stockholder Appointee and Stockholder Designee that is a Director, the Company shall duly authorize and enter into an indemnification agreement with such Director as shall be reasonably acceptable to the Director.

(k) The rights of the Stockholders pursuant to this Section 2.1 are personal to the Stockholders and shall not be exercised by any Transferee other than a Permitted Transferee.

(l) Nothing in this Agreement shall be construed as in any way limiting the number of appointees or nominees the Stockholders may make.

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Section 2.2 Committees. Subject to the requirements of applicable Law and the primary Exchange on which the Company’s Common Stock is then traded, for so long as the Stockholders have the right to appoint or designate Directors pursuant to Section 2.1, the Company shall cause each executive committee, compensation committee, audit committee or other significant committee of the Board (including, without limitation, any committee performing the functions usually reserved for the full Board or the committees described above) (each a “Committee”) to include a number of Stockholder Appointees or Stockholder Designees, as applicable, such that a majority of the members comprising each Committee are Stockholder Appointees or Stockholder Designees, as applicable. In the event that the requirements of applicable Law or the rules of the primary Exchange on which the Company’s Common Stock is then traded prescribe certain qualifications for such service on a standing committee of a board of directors and no Stockholder Appointee or Stockholder Designee, as applicable, meets such qualifications (excluding, for this purpose, the “exceptional and limited circumstances” exception under the Marketplace Rules of NASDAQ), the Stockholders shall be entitled to have at least one Stockholder Appointee or Stockholder Designee, as applicable, be an observer to such Committee who will not be a member, voting or otherwise, of such Committee.  Notwithstanding any such observer status, any Committee may hold executive sessions at which such observer is not permitted to be present and may withhold information from such observer in order to avoid any conflict of interest or in light of corporate governance concerns, or to comply with applicable Laws, and rules of the primary Exchange on which the Company’s securities are then traded, in each case as reasonably determined in good faith by such Committee. The Stockholders agree to cause their Stockholder Appointees or Stockholder Designees, as applicable, to take all actions necessary to effect the provisions of the precedent sentence of this Section 2.2.

Section 2.3 Consent Rights. In addition to any vote or consent of the Board or the stockholders of the Company required by applicable law or the Charter, and notwithstanding anything in this Agreement to the contrary but subject to Section 2.6, the Company shall not take (or, to the extent applicable, permit any Subsidiary to take) any of the following actions, or enter into any arrangement or contract to do any of the following actions, without the consent in writing of at least two Stockholder Appointees or Stockholder Designees, as applicable (the applicable consent being the consent of the “Required Directors”), which shall be necessary for authorizing, effecting or validating such transactions:

(a) any increase or decrease in the size of the Board, committees of the Board, and boards and committees of Subsidiaries of the Company;

(b) any redemption, acquisition or other purchase of any Equity Securities (a “Repurchase”), other than (A) a Repurchase that has been offered pro rata from to all stockholders of the Company or (B) a Repurchase from an employee or director in connection with such employee’s or director’s termination or as provided for in the agreement with such employee or director pursuant to which such Equity Securities were issued;

(c) any payment or declaration of any dividend or other distribution on any Equity Securities, unless such payment, declaration or distribution is pro rata to all stockholders of the Company;

(d) the creation of any non-wholly owned subsidiaries, or the Transfer or any sale or other disposition of a Subsidiary’s securities to any Person other than the Company or a wholly owned Subsidiary of the Company (other than any encumbrance of any securities held in such Subsidiary pursuant to a financing approved by the Board);

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(e) any transaction by the Company or any of its Subsidiaries with or involving any Related Party of the Company or any Related Party of any stockholder of the Company that beneficially owns in excess of 5% of the voting power of the Company, unless (i) the terms of such transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm’s length transaction with a non-Related Party, which shall be deemed conclusively determined if the company shall have received a fairness opinion to such effect from a nationally-recognized investment bank, (ii) such transaction is exclusively between or among the Company and its wholly-owned Subsidiaries, or (iii) in respect of director, trustee, officer or employee compensation (including bonuses) or other benefits (including pursuant to any employment arrangement or any retirement, health, stock option or other benefit plan) or indemnification arrangements, in each, as determined in good faith by the Board or the Company’s senior management;

(f) any amendment, repeal or alteration of the Charter or the Bylaws, whether by or in connection with a merger or consolidation or otherwise;

(g) any (i) acquisition by the Company or any Subsidiary of the securities, equity interests or assets of any Person, or the acquiring by the Company or any Subsidiary by any other manner of any business, properties, assets, or Persons, in one transaction or a series of related transactions or (ii) disposition of assets of the Company or any Subsidiary or the shares or other equity interests of any Subsidiary;

(h) any proposed transaction or series of related transactions involving a Change of Control of the Company; and

(i) any plan of liquidation, dissolution or winding-up of the Company and any voluntary bankruptcy or similar filing by the Company and an of its Subsidiaries.

Section 2.4 Available Financial Information.

(a) The Company shall deliver the following to each Stockholder until such time as such Stockholder and its Affiliates shall cease to beneficially own any Common Stock:

(i) as soon as available after the end of each month and in any event within 30 days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and certified by the principal financial or accounting officer of the Company, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board;

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(ii) an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company no later than 30 days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the chief executive officer or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized by such holders that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such business plan shall be delivered to the Stockholders as promptly as practicable after such changes have been approved by the Board;

(iii) as soon as available after the end of each fiscal year of the Company, and in any event within 90 days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, in each case prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company and a Company prepared comparison to the Company’s business plan for such year as approved by the Board; and

(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within 45 days thereafter, (A) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, in each case prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the business plan then in effect as approved by the Board, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

The reporting obligations set forth in Sections 2.4(a)(iii) and 2.4(a)(iv) shall be deemed automatically satisfied so long as the Company timely files its quarterly and annual reports with the SEC pursuant to the Exchange Act.

(b) Other Information. The Company covenants and agrees to deliver to each Stockholder until such time as such Stockholders shall cease to beneficially own any Common Stock, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Stockholder.

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Section 2.5 Access. Subject to existing legal or contractual privileges and information restrictions, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents, until such time as a Stockholder shall cease to beneficially own any Common Stock, to (a) afford each Stockholder and its Representatives reasonable access, during normal business hours and upon reasonable notice, to the officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to the books and records of the Company and its Subsidiaries and (b) afford such Stockholder the opportunity to discuss the Company’s and its Subsidiaries’ affairs, finances and accounts with the Company’s officers from time to time as each such Stockholder may reasonably request.

Section 2.6 Termination of Rights. Notwithstanding Section 2.1, at such time as the Stockholders, together with their respective Affiliates and Permitted Transferees, shall cease to collectively beneficially own at least twenty percent (20%) of the issued and outstanding Common Stock, the Stockholders and their respective Affiliates shall cease to have (i) the right to appoint or designate any Directors pursuant to Section 2.1 and (ii) any rights pursuant to Sections 2.2, 2.3, 2.4 and 2.5, other than those rights permitted or granted under the Charter, Bylaws or applicable law.

Section 2.7 Waiver of Fiduciary Duties. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any of the Stockholders hereto or their respective Affiliates.

ARTICLE III
TRANSFERS

Section 3.1 Rights and Obligations of Transferees.

(a) No Transferee of any Stockholder, except a Permitted Transferee, shall be entitled to any rights under this Agreement. A Permitted Transferee shall be permitted to exercise all rights of the transferring Stockholder under this Agreement with respect to the Common Stock Transferred.

(b) Prior to the consummation of a Transfer by any Stockholder or any Permitted Transferee to a Permitted Transferee, as a condition thereto, the applicable Permitted Transferee or subsequent Permitted Transferee shall agree in writing in the form attached as Exhibit A hereto to assume all of the obligations in this Agreement applicable to the transferring Stockholder or Permitted Transferee with respect to the Common Stock so Transferred.

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Company and the Stockholders as provided under Section 4.2, the provisions of Article II shall, with respect to each Stockholder, terminate as provided in the applicable Section of Article II or, if not so provided, as provided in Section 2.6. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

Section 4.2 Amendments and Modifications. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval in writing of the Company and Stockholders then holding 80% of the aggregate Original Shares then held by the Stockholders; provided, that no modification or amendment that both adversely and disproportionately affects any Stockholder shall be effective unless it is approved in writing by the Stockholder(s) disproportionately affected; provided further, that any Stockholder may waive in writing the benefit of any provision of this Agreement with respect to itself for any purpose.

Section 4.3 Waivers, Delays and Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. No single or partial exercise of any such right, power, remedy, or any abandonment or discontinuance of steps to enforce such right power or remedy, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

Section 4.4 Successors, Assigns and Transferees. Subject to Section 2.6, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns; provided that (i) the Stockholders may assign their respective rights (but may not delegate their obligations) hereunder only to the extent expressly provided herein and (ii) Permitted Transferees shall have rights and obligations hereunder only if they become signatories hereto pursuant to Section 3.1(b).

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Section 4.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)     if to the Company, to:

525 Washington Blvd., Suite 2620

Jersey City, New Jersey 07310

Attention: Bob Regular

Facsimile: 201-839-3345

E-mail: bob@kitaramedia.com

with a copy (which shall not constitute notice) to:

Graubard Miller

405 Lexington Avenue

New York, New York 10174

Attention: David Alan Miller; Jeffrey M. Gallant

Facsimile: (212) 818-8881

E-mail: dmiller@graubard.com; jgallant@graubard.com

(ii)    if to Family Trust of Jared L. Pobre, U/A DTD 12/13/2004, to:

2010 Main St, Suite 900Irvine, CA 92614

Attention: Jared L. Pobre

Facsimile: 949-732-1381

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 S. Grand Ave.

Los Angeles, CA 90071-3197

Attention: J. Keith Biancamano

Facsimile: (213) 229-6775

E-mail: KBiancamano@gibsondunn.com

and

David Shapiro

2010 Main St. Suite 900

Irvine, CA 92614

Facsimile: 949-379-2829

E-mail: DShapiro@futureads.com

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(iii)   if to Neptune Capital Trust, to:

Brian Mason

P.O. Box 3104

Avarua, Rarotonga, Cook Islands

Attention: Brian Mason

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

333 S. Grand Ave.

Los Angeles, CA 90071-3197

Attention: J. Keith Biancamano

Facsimile: (213) 229-6775

E-mail: KBiancamano@gibsondunn.com

and

David Shapiro

2010 Main St. Suite 900

Irvine, CA 92614

Facsimile: 949-379-2829

E-mail: DShapiro@futureads.com

Section 4.6 Interpretation. When a reference is made in this Agreement to a Section, Article, or Exhibit, such reference shall be to a Section, Article, or Exhibit of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

Section 4. 7 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Exchange Agreement and the Registration Rights Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of action of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

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Section 4.8 No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 4.9 No Other Similar Agreements; Charter and Bylaws. The Company represents and warrants to the Stockholders that, as of the date hereof, it is not a party to any agreement with any of the other stockholders of the Company or any of their respective Affiliates relating to the subject matter hereof (or any subject matter of a similar nature) other than this Agreement, the Exchange Agreement and the Registration Rights Agreement. The Company shall not amend or modify in any way the Charter, Bylaws or other governing document or approval in a manner that would be inconsistent with the provisions of this Agreement, including, without limitation, increasing or decreasing the number of authorized Directors.

Section 4.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

Section 4.11 Submission to Jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware, and appellate courts thereof, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 4.12 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, the courts of the United States of America for the District of Delaware and appellate courts thereof, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

Section 4.13 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.14 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 4.15 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 4.16 Facsimile or Portable Document File Signature. This Agreement may be executed by facsimile or portable document file signature and a facsimile or portable document file signature shall constitute an original for all purposes.

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Section 4.17 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenants, agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner, trustee, beneficiary or equity holder of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future director, officer, agent, partner, member, trustee, beneficiary, or employee of any Stockholder or any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 4.18 Subsidiary Issuances In the event that the Company distributes securities of a Subsidiary (“Subsidiary Securities”), the Company will prior to or concurrently with the issuance, dividend, liquidation, merger, consolidation, recapitalization, reorganization or other transaction in which such Subsidiary Securities will be distributed, cause each applicable Subsidiary to enter into a stockholders agreement with the Stockholders party to this Agreement providing for the same rights, terms and conditions with respect to such Subsidiary Securities as are provided for in this Agreement with respect to the Common Stock.

[The remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KITARA HOLDCO CORP.

By:
Name:
Title:

Family Trust of Jared L. Pobre, U/A DTD 12/13/2004

By:
Name:
Title:

neptune capital trust

By:
Name:
Title:

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Joinder to Stockholders Agreement

Pursuant to the Stockholders Agreement, dated as of _________ (the “Stockholders Agreement”), between Kitara Holdco Corp., a Delaware corporation (the “Company”), and each of the Stockholders of the Company whose name appears on the signature pages listed therein (each, a “Stockholder,” and collectively, the “Stockholders”), [Transferee Name] (the “Transferee”) hereby agrees that upon execution of this Joinder, it shall become a party to the Stockholders Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Stockholders Agreement as though an original party thereto and shall be deemed a Stockholder for all purposes thereof. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder as of _______________,            .

[NAME OF TRANSFEREE]

Name:
Title:

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Annex H

CERTIFICATE OF INCORPORATION

OF

Kitara Holdco Corp.
(a Delaware corporation)

ARTICLE I
NAME

The name of the corporation is Kitara Holdco Corp. (the “Corporation”).

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 615 S. DuPont Hwy., Kent County, Dover, Delaware, 19801. The name of its registered agent at that address is National Corporate Research, Ltd.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 501,000,000, of which 500,000,000 shall be designated as Common Stock, par value $.0001 per share (the “Common Stock”), and 1,000,000 shall be designated as Preferred Stock, par value $.01 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

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(b) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(c) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i) the number of shares constituting such series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares in any such series then outstanding), and the distinctive designation of such series, which may be by distinguishing number, letter or title;

(ii) the dividend rate on the shares of such series, if any; whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series;

(iii) whether the shares of such series shall have voting rights (including multiple, fractional or no votes per share) in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv) whether the shares of such series shall have conversion rights, and, if so, the terms and conditions of such rights, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(v) whether or not the shares of such series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption rates;

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(vi) whether a sinking fund shall be provided for the redemption or purchase of shares of such series, and, if so, the terms and the amount of such sinking fund;

(vii) the restrictions, if any, on the issuance of the same series or of any other class or series;

(viii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series; and

(ix) any other relative rights, powers, preferences and qualifications, limitations or restrictions of such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of such number of directors as shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon.

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(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly

Section 5.3 Powers. Subject to the provisions of the DGCL and to any limitations in this Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

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ARTICLE VI
STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and are delivered to the Corporation by delivery to its registered agent in the State of Delaware. References in this Article VI to written consent shall be deemed to include a telegram, cablegram or other electronic transmission consenting to an action to be taken if such transmission complies with Section 228(d) of the DGCL.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation: (a) may be called at any time by the Board of Directors; and (b) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more stockholders of record that, at the time a request is delivered, hold shares representing at least 20% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting and that comply with such procedures for calling a special meeting of stockholders as may be set forth in the Bylaws of the Corporation and amended from time to time. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII
BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation hereby expressly states that it shall not be bound or governed by, or otherwise subject to, Section 203 of the DGCL.

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ARTICLE IX
EXISTENCE

The Corporation shall have perpetual existence.

ARTICLE X
AMENDMENT

Section 10.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation; provided, however, that except as otherwise provided in this Certificate of Incorporation and in addition to any requirements of law, the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of this Certificate of Incorporation.

Section 10.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation. Except as otherwise provided in this Certificate of Incorporation or the Bylaws of the Corporation, and in addition to any requirements of law, the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of the Bylaws of the Corporation.

ARTICLE XI
LIABILITY OF DIRECTORS

Section 11.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

Section 11.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

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ARTICLE XII
FORUM FOR ADJUDICATION OF DISPUTES

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring: (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

If any provision of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any sentence of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XIII
INCORPORATOR

The name and mailing address of the incorporator are as follows:

Jeffrey M. Gallant

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue

New York, NY 10174-1901

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IN WITNESS WHEREOF, the undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is his act and deed and that the facts stated herein are true.

Dated: October 7, 2014

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Incorporator

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Annex I

BYLAWS

OF

KITARA HOLDCO CORP.
(a Delaware corporation)

ARTICLE I
CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of the Corporation shall be fixed in the Certificate of Incorporation of the Corporation.

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as otherwise required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. The annual meeting of stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting.

(a) Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), a special meeting of the stockholders of the Corporation: (i) may be called at any time by the Board of Directors; and (ii) shall be called by the Chairman of the Board of Directors or the Secretary of the Corporation upon the written request or requests of one or more stockholders of record that, at the time a request is delivered, hold shares representing at least 20% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting (hereinafter, the “requisite percent”) and that comply with the notice procedures set forth in Section 2.2(b) with respect to any matter that is a proper subject for the meeting pursuant to Section 2.2(c). For purposes of calculating the requisite percent under this Section 2.2(a), a stockholder shall be deemed to “own” only those shares of the Corporation having votes entitled to be cast on any issue proposed to be considered at the stockholder-requested special meeting and as to which the stockholder possesses both (A) the full voting rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), special meetings of the stockholders of the Corporation may not be called by any other person or persons.

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(b) A request to the Secretary pursuant to Section 2.2(a) shall be signed by each stockholder and shall contain the information required in a stockholder notice pursuant to Section 2.10.

(c) Business transacted at a stockholder-requested special meeting shall be limited to (i) the business stated in the valid special meeting request(s) received from the requisite percent of stockholders and (ii) any additional business that the Board of Directors determines to include in the Corporation’s notice of meeting. If none of the stockholders who submitted the special meeting request (or their qualified representatives, as defined in Section 2.10(c)(i)) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the special meeting request(s), the Corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled pursuant to this Section 2.2.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, notice of the place, if any, date, and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice. Notice may be given personally, by mail or by electronic transmission in accordance with Section 232 of the General Corporation Law of the State of Delaware (the “DGCL”). If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder’s address as it appears on the records of the Corporation. Notice by electronic transmission shall be deemed given as provided in Section 232 of the DGCL. An affidavit that notice has been given, executed by the Secretary of the Corporation, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be prima facie evidence of the facts stated in the notice in the absence of fraud. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 233 of the DGCL.

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(b) When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.6(a), and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if any, or in his or her absence, by the Chief Executive Officer or, in his or her absence, by another person designated by the Board of Directors. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi)  regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders pursuant to Section 2.7. The chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted.

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Section 2.5 List of Stockholders. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation) or these Bylaws, at any meeting of stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn or recess the meeting from time to time in accordance with Section 2.7, until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment or recess, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment or recess may be transacted.

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Section 2.7 Adjourned or Recessed Meeting. Any annual or special meeting of stockholders, whether or not a quorum is present, may be adjourned or recessed for any reason from time to time by the chairman of the meeting, subject to any rules and regulations adopted by the Board of Directors pursuant to Section 2.4(b), and may be adjourned for any reason from time to time by a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon. At any such adjourned or recessed meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting.

(a) Except as otherwise required by law or the Certificate of Incorporation (including any Preferred Stock Designation), each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Except as otherwise required by law, the Certificate of Incorporation (including any Preferred Stock Designation), these Bylaws or any law, rule or regulation applicable to the Corporation or its securities, at each meeting of stockholders at which a quorum is present, all corporate actions to be taken by vote of the stockholders shall be authorized by the affirmative vote of at least a majority of the voting power of the stock present in person or represented by proxy and entitled to vote on the subject matter, and where a separate vote by class or series or classes or series is required, if a quorum of such class or series or classes or series is present, such act shall be authorized by the affirmative vote of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 2.9 Proxies. Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or executed new proxy bearing a later date.

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Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors (or any committee thereof) or (C) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, the foregoing clause (C) shall be the exclusive means for a stockholder to make nominations or propose other business (other than a proposal included in the Corporation’s proxy statement pursuant to and in compliance with Rule 14a-8 under the Exchange Act) at an annual meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and, in the case of business other than nominations, such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment, recess or postponement of an annual meeting for which notice of the meeting has already been given to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (2) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; provided, however, that, in addition to the information required in the stockholder’s notice pursuant to this Section 2.10(a)(ii)(A), the Corporation may require each such person to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such person to serve as a director of the Corporation, including information relevant to a determination whether such person can be considered an independent director;

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(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made;

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner,

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below), and

(3) a representation that the stockholder intends to appear in person or by proxy at the meeting to make such nomination or propose such business;

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a “control person”):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of the class or series and number of shares of stock of the Corporation beneficially owned by such stockholder or beneficial owner and by any control person as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

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(2) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or control person and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

(3) a description of any agreement, arrangement or understanding (including without limitation any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation, and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting (except as otherwise provided in Section 2.10(a)(iii) below),

(iii) Notwithstanding anything in Section 2.10(a)(ii) above or Section 2.10(b) below to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s notice required by this Section 2.10 shall set forth a representation that the stockholder will notify the Corporation in writing within five business days after the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier), of the information required under clauses (ii)(C)(2) and (ii)(D)(1)-(3) of this Section 2.10(a), and such information when provided to the Corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting.

(iv) This Section 2.10(a) shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(v) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a)(ii) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

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(b) Special Meeting. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors (or any committee thereof) (ii) provided that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who delivers a written notice setting forth the information required by Section 2.10(a) above, or (iii) in the case of a stockholder requested special meeting, by any stockholder of the Corporation pursuant to Section 2.2. In the event the Corporation calls a special meeting of stockholders (other than a stockholder requested special meeting) for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, recess or postponement of a special meeting for which notice of the meeting has already been given to stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding any other provision of these Bylaws, in the case of a stockholder requested special meeting, no stockholder may nominate a person for election to the Board of Directors or propose any other business to be considered at a meeting, except pursuant to the written request(s) delivered pursuant to Section 2.2(a).

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(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law or these Bylaws, and notwithstanding any other provision of these Bylaws, each of the Board of Directors or the chairman of the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10. If any proposed nomination or other business is not in compliance with this Section 2.10, then except as otherwise required by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder does not provide the information required under clauses (a)(ii)(C)(2) and (a)(ii)(D)(1)-(3) of this Section 2.10 to the Corporation within the time frames specified herein, or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of Section 2.2(c) and this Section 2.10, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting by such stockholder stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of clause (a)(ii)(D)(1) of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (B) the right to vote such shares, alone or in concert with others and/or (C) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii) Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

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Section 2.11 Action by Written Consent.

(a) Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, are signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. To be effective, a written consent must be delivered to the Corporation by delivery to its registered agent in the State of Delaware. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.11 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation in accordance with this Section 2.11.

(b) Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation in the manner required by this Section 2.11.

Section 2.12 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one of more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

Section 2.13 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

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ARTICLE III
DIRECTORS

Section 3.1 Powers. Subject to the provisions of the DGCL and to any limitations in the Certificate of Incorporation relating to action required to be approved by the stockholders, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), the Board of Directors shall consist of the exact number to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized (hereinafter referred to as the “Whole Board”). The first Board of Directors shall consist of the person or persons elected by the incorporator or designated in the Certificate of Incorporation.

At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast.

Each director shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

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Section 3.3 Vacancies. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote thereon, even though less than a quorum, or by the sole remaining director, and any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman of the Board of Directors or the Secretary of the Corporation. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the Certificate of Incorporation (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least 66⅔% of the voting power of the stock outstanding and entitled to vote thereon.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the place, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

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Section 3.8 Quorum and Voting. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, a majority of the Whole Board shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the vote of a majority of the directors present at a duly held meeting at which a quorum is present shall be the act of the Board of Directors. The chairman of the meeting or a majority of the directors present may adjourn the meeting to another time and place whether or not a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting, provided that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action, and the writing or writings or electronic transmission or transmissions are filed with the minutes or proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10 Chairman of the Board. The Chairman of the Board shall preside at meetings of stockholders and directors and shall perform such other duties as the Board of Directors may from time to time determine. If the Chairman of the Board is not present at a meeting of the Board of Directors, another director chosen by the Board of Directors shall preside.

Section 3.11 Rules and Regulations. The Board of Directors shall adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.13 Emergency Bylaws. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the DGCL, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee of the Board of Directors cannot readily be convened for action, then the director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board of Directors as they shall deem necessary and appropriate.

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ARTICLE IV
COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper.

ARTICLE V
OFFICERS

Section 5.1 Officers. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors may from time to time determine, each of whom shall be elected by the Board of Directors, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors. Each officer shall be elected by the Board of Directors and shall hold office for such term as may be prescribed by the Board of Directors and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

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Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by the Board of Directors from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors, without prejudice to the rights, if any, of such officer under any contract to which it is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board of Directors, preside at meetings of the stockholders.

Section 5.5 President. The President shall be the chief operating officer of the Corporation, with general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.7 Vice Presidents. Each Vice President, including Executive Vice Presidents, shall have such powers and duties as shall be prescribed by his or her superior officer, the Chief Executive Officer or the President. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

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Section 5.8 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.9 Controller. The Controller shall be the chief accounting officer of the Corporation. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.10 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.11 Additional Matters. The Chief Executive Officer and President of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 5.12 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money, notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

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Section 5.13 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.14 Signature Authority. Unless otherwise specifically determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer or the President; or (ii) by the Chief Financial Officer, any Executive Vice President, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions.

Section 5.15 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent, and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities, standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.16 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI
INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification.

(a) Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute mechanism, inquiry, judicial, administrative or legislative hearing, investigation or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to proceedings to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by (i) such indemnitee, or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors.

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(b) To receive indemnification under this Section 6.1, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall include documentation or information that is necessary to determine the entitlement of the indemnitee to indemnification and that is reasonably available to the indemnitee. Upon receipt by the Secretary of the Corporation of such a written request, the entitlement of the indemnitee to indemnification shall be determined by the following person or persons who shall be empowered to make such determination: (i) the Board of Directors by a majority vote of the directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee, (iv) the stockholders of the Corporation or (v) in the event that a change of control (as defined below) has occurred, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee. The determination of entitlement to indemnification shall be made and, unless a contrary determination is made, such indemnification shall be paid in full by the Corporation not later than 60 days after receipt by the Secretary of the Corporation of a written request for indemnification. For purposes of this Section 6.1(b), a “change of control” will be deemed to have occurred if the individuals who, as of the effective date of these Bylaws, constitute the Board of Directors (the “incumbent board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Corporation, was approved by a vote of at least a majority of the directors then comprising the incumbent board shall be considered as though such individual were a member of the incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

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Section 6.2 Right to Advancement of Expenses.

(a) In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent not prohibited by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding with respect to which indemnification is required under Section 6.1 in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

(b) To receive an advancement of expenses under this Section 6.2, an indemnitee shall submit a written request to the Secretary of the Corporation. Such request shall reasonably evidence the expenses incurred by the indemnitee and shall include or be accompanied by the undertaking required by Section 6.2(a). Each such advancement of expenses shall be made within 20 days after the receipt by the Secretary of the Corporation of a written request for advancement of expenses.

(c) Notwithstanding the foregoing Section 6.2(a), the Corporation shall not make or continue to make advancements of expenses to an indemnitee (except by reason of the fact that the indemnitee is or was a director of the Corporation, in which event this Section 6.2(c) shall not apply) if a determination is reasonably made that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful. Such determination shall be made: (i) by the Board of Directors by a majority vote of directors who are not parties to such proceeding, whether or not such majority constitutes a quorum, (ii) by a committee of such directors designated by a majority vote of such directors, whether or not such majority constitutes a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the indemnitee.

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Section 6.3 Right of Indemnitee to Bring Suit. In the event that a determination is made that the indemnitee is not entitled to indemnification or if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 6.1(b) or if an advancement of expenses is not timely made under Section 6.2(b), the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. In any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws, or otherwise.

Section 6.5 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.6 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by applicable law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation.

Section 6.7 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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Section 6.8 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such proceeding.

Section 6.9 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.10 Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest enforceable extent.

ARTICLE VII
CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary of the Corporation or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

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Section 7.2 Special Designation on Certificates. If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this Section 7.2 or Sections 156, 202(a) or 218(a) of the DGCL or with respect to this Section 7.2 a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences, and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly required by law, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.

Section 7.3 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

Section 7.4 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.5 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

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Section 7.6 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

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(c) Unless otherwise restricted by the Certificate of Incorporation (including any Preferred Stock Designation), in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders express consent to corporate action in writing without a meeting shall, by written notice to the Secretary of the Corporation, request that the Board of Directors fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date upon which such request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 7.6(c)). If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 7.6(c) or otherwise within 10 days after the date upon which such request is received, the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date after the expiration of such 10-day time period following the date on which a signed written consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 2.11. If no record date has been fixed by the Board of Directors pursuant to the first sentence of this Section 7.6(c)), the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.7 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.8 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII
GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

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Section 8.3 Reliance Upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation and applicable law.

ARTICLE IX
AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. Except as otherwise provided in the Certificate of Incorporation or these Bylaws, and in addition to any requirements of law, the affirmative vote of at 66⅔% of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required for the stockholders to adopt, amend or repeal, or adopt any provision inconsistent with, any provision of these Bylaws.

The foregoing Bylaws were adopted by the sole incorporator on October 7, 2014.

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Annex J

Section 262 of the Delaware General Corporation Law

§ 262 Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

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c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

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(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

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(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

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(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

J-5

SHARES OF COMMON STOCK

OF

KITARA HOLDCO CORP.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until [●], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.